- ------------------------------------------------------------------------------


COMPLETE APPRAISAL
OF REAL PROPERTY

THE MALL OF NEW HAMPSHIRE
1500 South Willow Street
Manchester, Hillsborough County, New Hampshire


- ------------------------------------------------------------------------------
IN A SELF-CONTAINED REPORT


As of February 16, 1998





PREPARED FOR:

MORGAN STANLEY MORTGAGE CAPITAL, INC.
1585 Broadway
New York, New York 10036




PREPARED BY:

CUSHMAN & WAKEFIELD, INC.
Valuation Advisory Services
51 West 52nd Street, 9th Floor
New York, New York   10019-6178

                      [CUSHMAN & WAKEFIELD LETTER HEAD]


September 24, 1998

Mr. Marcus Childress
Associate
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, New York  10036

Re:     Restricted Appraisal Report
        The Mall of New Hampshire
        Manchester, Hillsborough County, New Hampshire

Dear Mr. Childress:

        Pursuant to your request, Cushman & Wakefield, Inc. is pleased to provide our updated market value estimate of the leased fee estate in the above referenced property.

        This is a complete appraisal prepared in accordance with the Uniform Standards of Professional Practice (USPAP) reported in a restricted format. Specifically this restricted report is being provided as an update to our previous appraisal prepared as of February 16, 1998 for Morgan Stanley Mortgage Capital, Inc.. This prior complete appraisal which was prepared in a self-contained report format and is incorporated herein by reference. The appraiser assumes that the reader of our current appraisal has complete access to the prior report.

        For this assignment, we are providing two value estimates: 1) the current market value "as is" and 2) the Prospective Market Value "at stabilization" based upon our forecasted absorption of the remaining vacant space to a stabilized level.

        This report has been prepared for Morgan Stanley Mortgage Capital Inc. The report may be relied upon by (I) Morgan Stanley Mortgage Capital Inc. and its successors and assigns in determining whether to make a loan evidenced by a note (the "Property Note") secured by the property; (ii) the report may be relied upon by any purchaser or assignee of the Property Note in determining to purchase the Property Note from Morgan Stanley Mortgage Capital Inc. and its successors and assigns and by any rating agency rating securities secured by, or representing an interest in, the

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -2-               September 24, 1998


Property Note, (iii) the report may be referred to and quoted in and included with materials offering for sale the Property Note or an interest in the Property Note; (iv) the report may be relied upon by persons who acquire the Property Note or an interest in the Property Note, and (v) the report speaks only as of its date.

        The value opinion reported herein is qualified by certain assumptions, limiting conditions, certifications, and definitions.


PURPOSE OF REPORT
        The purpose of this Restricted Appraisal Report is to estimate both the current and prospective Market Value of the leased fee estate in the referenced real property. Market value is defined by the Appraisal Institute in The Dictionary of Real Estate Appraisal, Third Edition (1993) as:

       The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        1.      Buyer and seller are typically motivated;

        2. Both parties are well informed or well advised, and acting in what they consider their best interest;

        3.      A reasonable time is allowed for exposure in the open market;

        4. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

        5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale (USPAP, 1995 Edition).



PROSPECTIVE VALUE ON REACHING STABILIZED OCCUPANCY
        The value of a property as of a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy. At such point, all capital outlays for tenant improvements, leasing commissions, marketing costs, and other carrying charges are assumed to have been absorbed.

        These definitions have been taken into account when arriving at the estimate of market value reported in this appraisal assignment.

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -3-               September 24, 1998


INTENDED USE OF REPORT
        This report is intended for the sole purpose of assisting the Client in determining the subject property's market value in connection with their underwriting for a proposed mortgage financing.


INTEREST APPRAISED
        Leased Fee estate.


DATE OF VALUE AND PROPERTY INSPECTION
        For this assignment, we have not re-inspected the property. The property was originally inspected by Vincent S. Maniscalco, MAI on February 16, 1998. Our current "as is" date of value is September 24, 1998 and prospective date of value "at stabilization" is July 1, 1999. It is noted that this is a slight change from our original prospective stabilized date of value of April 1, 1999 due to our current forecasted absorption schedule.


EXTENT OF THE APPRAISAL PROCESS
In the process of preparing this Complete Appraisal, we:

                Did not re-inspect the property;

                Interviewed representatives of ownership including the on-site manager and personnel within the management company familiar with its operational characteristics;

                Reviewed leasing policy, concessions, tenant build-out allowances, and recently negotiated rental rates, as well as forecasted operating statements and a budget of income and expenses;

                Estimated market rental rates, absorption, and stabilized income and expenses for the subject based upon available market data and current market thinking relative to growth in market rents and market absorption;

                Developed a market value estimate of the center via the Sales Comparison Approach considering current sales trends and indices;

                Prepared a detailed discounted cash flow (DCF) analysis using Pro-Ject +Plus software for the purpose of discounting a forecasted net income stream into a present value of the leased fee estate for the center both "as is" and "at stabilization."

                Prepared a Complete Appraisal of the subject property with the results conveyed in this Restricted Report.

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -4-               September 24, 1998


        This Restricted Appraisal Report sets forth only the appraiser's conclusions. Current supporting documentation is retained in the appraiser's file. The reader is also directed to our prior Self-Contained report which is incorporated herein by reference.


IDENTIFICATION OF PROPERTY
        The subject of this appraisal assignment is The Mall of New Hampshire located at 1500 South Willow Street in the Village of Manchester, Hillsborough County, New Hampshire. The property was originally constructed in 1977 with three anchor stores and 88 in-line shops. In 1996, the mall began an expansion and renovation projection which included the addition of a fourth anchor tenant and approximately 105,000 square feet of mall shop space. The property now contains a total GLA of 789,962+/- square feet, inclusive of 317,784+/- square feet of mall shop space. The property is anchored by Filene's, JC Penney and Sears, which each owning their respective stores and as such are not part of the subject of this appraisal.

        At the time of our original appraisal in February 1998, the fourth anchor, the former Lechmere store was vacant. Although not a part of our appraisal, we are advised that ownership has executed leases with both Best Buy and Kitchen Etc. to take the space. To the extent that our valuation had been conditioned on the re-tenanting of this space by destination retailers, this assumption remains of valid importance. To that end, we expect that the build out of this space will occur within a timely manner at a level consistent with the quality found throughout the mall.

        Since our appraisal dated February 16, 1998 certain other changes have taken place, primarily in the form of tenant changes.

        o Blake's Creamery took over vacant space F100 D'Angelo's took over
        o vacant space suite # F103 Lyndt Chocolate took over vacant space
        o suite # S137 Lechters moved from suite # S149A to larger space
        o suite # W141
        o Lechters old space suite # S149A is now vacant, however, there are negotiations with Get-A-Pet but as of this writing nothing has been
        o signed.
        o Vitamin World has leased vacant space suite # E155 Sarku Japan has
        o taken over a vacant food court space suite # F105
        o Lechmere's space has been divided between two new junior anchors:
          Best Buy and Kitchen Etc.
        o Men's Wearhouse has taken  over vacant space suite # S163
        o McDonald's and Sbarro switched locations.
        o Designs by Levi took over Boston Trading Co. space - suite # W125

        Other changes since our original appraisal include the completion of the food court construction and the opening of JC Penney in a 101,388+/- square foot store. It is noted that we have extended our lease up of the vacant space by three months to July 1, 1999 and reflected a discount rate of 10.25% for both the "as is" and "as stabilized" values owing to the little remaining vacancy. Finally, we have revised our forecast for specialty leasing.

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -5-               September 24, 1998

HIGHEST AND BEST USE
        Retail use as developed.


CONCLUSIONS OF VALUE

        Market Value "As Is" as of September 24, 1998:            $145,600,000
        Prospective Market Value
          "At Stabilization" as of July 1, 1999:                  $151,500,000

        Supporting schedules which are attached include our projected cash flows and yield matrices as well as a present value analysis of the revenue stream. Also attached is a summary of our underlying cash flow assumptions and a current survey of 1998 mall sale transactions.

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -6-               September 24, 1998


SPECIAL ASSUMPTIONS AFFECTING VALUATION
        1. Throughout this analysis we have relied on information provided by ownership which we assume to be accurate. Such information includes but is not limited to construction cost budget and completion schedule, lease abstracts, rent roll, and budgeted operating data. Should any information received be subsequently shown to be erroneous or incorrect, we reserve the right to amend the value conclusion herein. Our analysis assumes that tenant improvements are completed in a timely manner using quality materials particularly as it relates to the former Lechmere store.

        2. We were provided with a phase I environment report prepared by EMG and dated March 11, 1998. According to the report asbestos containing materials (ACMs) were identified in the vinyl floor tiles in the unrenovated tenant suites. The report recommended that a properly designed operations and maintenance (O &M) program be implemented. It is an assumption of this report that an O & M program is implemented and that the cost of remediating the affected areas is covered within a typical tenant improvement allowance.


ASSUMPTIONS AND LIMITING CONDITIONS
        1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property has been undertaken.

        2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor Cushman & Wakefield, Inc. (C&W) shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits, and factual matters.

        3. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -7-               September 24, 1998


               consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

        4. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors in the Property itself can significantly affect property value.

        5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

        6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil, or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
               (c) full compliance with all applicable federal, state, and local zoning and environmental regulations and laws, unless noncompliance is stated, defined, and considered in the Appraisal; and (d) all required licenses, certificates of occupancy, and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

        7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person(s) identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components. Any analysis of proposed structures and/or tenant spaces herein assumes that completion of the proposed improvements will be timely and performed in a workmanlike manner.

        8. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of renal rates, expenses, supply and demand.

        9. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located on or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation,

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -8-               September 24, 1998

               asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraiser(s) are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

        10. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990
               (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.      -5-               September 24, 1998

CERTIFICATION
        We certify that, to the best of our knowledge and belief:

        1. The report was prepared by Richard W. Latella, MAI and Vincent Maniscalco, MAI. A current property inspection was not conducted.

        2. The statements of fact contained in this report are true and correct.

        3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

        4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

        5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment has not been based on a requested minimum valuation, a specific valuation, or the approval of a loan.

        6. No one provided significant professional assistance to the persons signing this report.

        7. Our analyses, opinions, and conclusions have been developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

        8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

        9. As of the date of this report, Richard W. Latella and Vincent S. Maniscalco have completed all of the requirements of the continuing education program of the Appraisal Institute.




            Richard W. Latella, MAI              Vincent S. Maniscaclo, MAI.
            Senior Director                      Director
            Retail Valuation Group               Retail Valuation Group

                                                                        ADDENDA
- -------------------------------------------------------------------------------









                               PRO-JECT CASH FLOW

                                VALUATION MATRIX

                          DISCOUNTED CASH FLOW SUMMARY

                             CASH FLOW ASSUMPTIONS

                             1998 MALL SALES CHART

Mr. Marcus Childress
Morgan Stanley Mortgage Capital, Inc.         -13-          September 24, 1998




                             CASH FLOW ASSUMPTIONS
                             ---------------------

- ----------------------------------------------------------------------------
        SUMMARY OF CRITICAL ASSUMPTIONS FOR DISCOUNTED CASH FLOW
- ----------------------------------------------------------------------------
SUBJECT  PROPERTY                               The Mall Of New Hampshire
LOCATION                                        Manchester, New Hampshire
- ----------------------------------------------------------------------------
SQUARE FOOTAGE RECONCILIATION
- ----------------------------------------------------------------------------
TOTAL GROSS LEASABLE AREA                          789,962+/- SF
         ANCHOR TENANT GLA                         463,838+/- SF
         MALL SHOP GLA                             317,784+/- SF
         KIOSK GLA                                   1,890+/- SF
         FOOD COURT                                  7,870+/- SF
         TOTAL OWNED GLA                           327,544+/- SF
- ----------------------------------------------------------------------------



- ----------------------------------------------------------------------------
MARKET RENT CONCLUSIONS
- ----------------------------------------------------------------------------
MARKET RENT ESTIMATES (1998)
   TENANTS             1,000 SQ/FT                     $70.00/SF
   TENANTS  1,001      2,000 SQ/FT                     $50.00/SF
   TENANTS  2,001      3,500 SQ/FT                     $35.00/SF
   TENANTS  3,501      5,000 SQ/FT                     $30.00/SF
   TENANTS  5,001  -   7,500 SQ/FT                     $27.50/SF
   TENANTS             7,501 SQ/FT                     $25.00/SF
   KIOSK                                              $300.00/SF
   FOOD COURT                                         $135.00/SF
- ----------------------------------------------------------------------------



- ----------------------------------------------------------------------------
GROWTH RATE ASSUMPTIONS (FY 1999 - 2009)
- ----------------------------------------------------------------------------
RETAIL SALES                                             + 3.5%
MARKET RENT                                              + 3.5%
GENERAL EXPENSE                                          + 3.5%
REAL ESTATE TAX                                          + 4.0%
- ----------------------------------------------------------------------------



- ----------------------------------------------------------------------------
VACANCY & TYPICAL LEASE TERMS
- ----------------------------------------------------------------------------
AVERAGE LEASE TERM                                     10 Years
RENEWAL PROBABILITY                                      65.0 %
WEIGHTED AVERAGE DOWNTIME                              2 Months
PERMANENT VACANCY                                          None
CREDIT RISK LOSS                                           5.0%
STABILIZED OCCUPANCY                                     95.0 %
FORECASTED DATE OF STABILIZATION                           7/99
ABSORPTION PERIOD                                     12 Months
- ----------------------------------------------------------------------------

                             CASH FLOW ASSUMPTIONS



- ----------------------------------------------------------------------------
OPERATING EXPENSE DATA
- ----------------------------------------------------------------------------
TENANT IMPROVEMENT ALLOWANCES
   NEW TENANTS                                       $ 15.00/SF
   RENEWAL TENANTS                                  $   5.00/SF
LEASING COMMISSIONS
   NEW TENANTS                                       $  2.50/SF
   RENEWAL TENANTS                                   $  1.50/SF
OTHER OPERATING ITEMS
   MANAGEMENT FEE (OF MIN.& % RENT)                        5.0%
   CAPITAL RESERVES (OF OWNED GLA)                   $  0.20/SF
- ----------------------------------------------------------------------------





- ----------------------------------------------------------------------------
RATES OF RETURN                          "AS IS"              " STABILIZED"
                                        ANALYSIS                 ANALYSIS
- ----------------------------------------------------------------------------
CASH FLOW START DATE                        9/24/98                   7/1/99
GOING-IN CAPITALIZATION RATE           8.00%- 8.50%              8.00%-8.50%
TERMINAL CAPITALIZATION RATE            8.25%-8.75%              8.25%-8.75%
DISCOUNT RATE                         10.00%-10.50%            10.00%-10.50%
REVERSIONARY SALES COSTS                      2.00%                    2.00%
HOLDING PERIOD                             10 Years                 10 Years
- ----------------------------------------------------------------------------

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

PROPERTY NAME:                         The Mall of New Hampshire

PROPERTY TYPE:                         Regional Shopping Center

LOCATION:                              The Mall of New Hampshire is located in
                                       the southeast quadrant of the
                                       intersection of State Route 28 and
                                       Interstate 293 in Manchester,
                                       Hillsborough County, New Hampshire. This area is in southern New Hampshire on the northern periphery of the Boston MSA.

INTEREST APPRAISED:                    Leased fee estate

DATE(S) OF VALUE
     AS IS:                            February 16, 1998
     AS STABILIZED:                    April 1, 1999

DATE OF INSPECTION:                    February 16, 1998

MAP BLOCK PARCEL(S):                   666-A/3
                                       666-A/3-A
                                       666-2-A
                                       666-2
                                       666-A-7
                                       666-A-6

OWNERSHIP:                             MNH Mall, LLC

                                       ===============================================================
SITE AREA:                                     SITE COMPONENTS                    SITE AREA
                                       ===============================================================
                                          Anchor Tenants
                                           Filene's:                                       9.69+/- AC
                                           JC Penney:                                      5.04+/- AC
                                           Sears:                                         10.93+/- AC
                                           Former Lechmere:                                6.00+/- AC
                                       ===============================================================
                                       ANCHOR SITE AREA*                                  31.66+/- AC
                                       ===============================================================
                                       Developer's Parcel:                                38.95+/- AC
                                       ===============================================================
                                       TOTAL SITE AREA:                                   70.61+/- AC
                                       ===============================================================
                                       * Not owned and not part of this appraisal.
                                       ===============================================================

ZONING:                                B-2 Business Designation

HIGHEST AND BEST USE
     As Though Vacant:                 Retail use built to its maximum feasible
                                       FAR.
     As Improved:                      Continued retail use as a regional
                                       shopping center.

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

IMPROVEMENTS
     Description:                      Improvements consist of a single-level,
                                       enclosed regional mall containing a
                                       total GLA of 791,013+/-square feet. The
                                       property is anchored by Filene's, Sears, JC Penney and a vacant former Lechmere.
                                       Each of the anchor stores are under
                                       separate ownership and are not
                                       considered a part of this appraisal.
                                       Therefore owned GLA consists of 327,393
                                       square feet of mall shops, food court
                                       and kiosk space. The property was
                                       constructed in 1977 and renovated and
                                       expanded between 1996 and 1998.

                                       ==========================================================
GROSS LEASABLE BUILDING AREA:               BUILDING COMPONENTS            GROSS LEASABLE AREA
                                       ==========================================================
                                          Anchor Tenants(1)
                                           Filene's:                                165,000+/- SF
                                           Sears:                                   136,464+/- SF
                                           JC Penney :                              101,388+/- SF
                                           Former Lechmere:                          60,768+/- SF
                                       ==========================================================
                                       ANCHOR GLA:                                  463,620+/- SF
                                       ==========================================================
                                       MALL SHOP GLA:                               317,748+/- SF
                                       FOOD COURT GLA:                                7,755+/- SF
                                       KIOSK GLA:                                     1,890+/- SF
                                       ==========================================================
                                       TOTAL OWNED GLA:                             327,393+/- SF
                                       ==========================================================
                                       ==========================================================
                                       TOTAL GLA:                                   791,013+/- SF
                                       ==========================================================
                                       ==========================================================
                                       (1) Each of the anchors owns their respective store and
                                           are thus not included as part of the subject of
                                           this appraisal
                                       ==========================================================

Parking Spaces:                        3,800 spaces or 4.8 spaces per 1,000
                                       square feet of GLA.

SUMMARY OF PROPERTY OPERATIONS
                                       ================================================================
                                        OCCUPANCY(1)
                                          1995                              90.2%
                                          1996                              80.9%
                                          19972                             82.8%
                                       ================================================================
                                                                      TOTAL           PER SF OF GLA
                                       ================================================================
                                         INCOME3
                                          1995                        $10,220,443               $45.82
                                          1996                        $10,431,201               $46.77
                                          1997                        $13,038,846               $41.04
                                       ================================================================
                                        OPERATING EXPENSES
                                          1995                         $3,918,118               $17.57
                                          1996                         $3,217,269               $14.42
                                          1997                         $4,058,554               $12.77
                                       ================================================================
                                       (1) 1995 and 1996 occupancy based on average for years, 1997 based on December figure as total square footage changed
                                           during the year.
                                       (2) The following tenants occupy space as tenants at will while their lease obligations are finalized; Footlocker, GNC,
                                           Finish Line, The Limited and Mothertime.
                                       (3) Per square foot figures based upon 223,053 square feet for 1995 and 1996 and 317,748 square feet for 1997.
                                       ===============================================================

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

====================================================
INCOME APPROACH ASSUMPTIONS
Cash Flow Analysis
====================================================

Current Overall Occupancy:                           92.0%  (Based Upon Mall Shop GLA)
Forecasted Stabilized Occupancy *:                   95.0%  (Based Upon Mall Shop GLA)

                                                     * Exclusive of downtime between leases.

Forecasted Date of Stabilization:                    April 1, 1999

Holding Period:                                      10 Years (1/1/98 - 12/31/07)

Growth Rate Assumptions (1998-2008)
       Sales Growth:                                 3.0%
       Rent Growth:                                  3.0%
       Expense Growth:                               3.0%
       Tax Growth:                                   4.0%

Market Rent Assumptions (per SF)
       Tenants < 1,000 SF                            $70.00
       Tenants 1,001-2,000 SF                        $50.00
       Tenants 2,001-3,500 SF                        $35.00
       Tenants 3,501-5,000 SF                        $30.00
       Tenants 5,001-7,500 SF                        $27.50
       Tenants  > 7,500 SF                           $25.00
       Average Mall Shop Rent                        $34.29

Tenant Alterations
       New Tenants:                                  $15.00/SF
       Renewal Tenants:                              $ 5.00/SF
Leasing Commissions
       New Tenants:                                  $ 2.50/SF
       Renewal Tenants:                              $ 1.50/SF

Tenant Renewal Probability:                          65.0%
Cost of Sale at Reversion:                            2.0%

AS IS INVESTMENT RATES
       Going-In Capitalization Rate:                  8.00% -  8.50%
       Terminal Capitalization Rate:                  8.25% -  8.75%
       Discount Rate:                                10.50% - 11.00%

AS STABILIZED INVESTMENT RATES
       Going-In Capitalization  Rate:                 8.00% -  8.50%
       Terminal Capitalization Rate:                  8.25% -  8.75%
       Discount Rate:                                10.00% - 10.50%

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

====================================================
MARKET VALUE INDICATORS
"As Is" Valuation
====================================================

Cost Approach:                                      N/A
Sales Comparison Approach:                          $141,100,000
Income Capitalization Approach                      $140,500,000

VALUE CONCLUSION:                                   $141,000,000

Resulting Indicators
        Value Per Sq/Ft Owned GLA:                  $430.68 (Per Sq/Ft Owned GLA)
        Value Per Sq/Ft Mall Shop GLA:              $443.75 (Per Sq/Ft Mall Shop GLA)
        Net Operating Income (CY 1998):             $11,020,433
        Implicit Overall Cap Rate:                  7.82%

====================================================
MARKET VALUE INDICATORS
"As Stabilized" Valuation
====================================================

Cost Approach:                                      N/A
Sales Comparison Approach:                          $145,000,000
Income Capitalization Approach                      $145,000,000

VALUE CONCLUSION:

Resulting Indicators
        Value Per Sq/Ft Owned GLA:                  $442.89 (Per Sq/Ft Owned GLA)
        Value Per Sq/Ft Mall Shop GLA:              $456.34 (Per Sq/Ft Mall Shop GLA)
        Net Operating Income (CY 1998):             $12,266,583
        Implicit Overall Cap Rate:                  8.46%

Exposure Time Implicit in
        Market Value Conclusion:                    Not to Exceed 12 Months

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

SPECIAL ASSUMPTIONS AFFECTING VALUATION:

        The following special assumptions have been considered within the assignment at hand. These assumptions are in addition to the assumptions and limiting conditions which follow at the end of the report.

        1. Throughout this analysis we have relied on information provided by ownership, management, and the Client which we assume to be accurate. Such information includes but is not limited to lease abstracts, rent roll and budgeted operating data, and construction cost budgets for proposed improvements. Should any information received be subsequently shown to be erroneous or incorrect, we reserve the right to amend the value conclusion herein.

        2. We have made a visual inspection of the subject property and local environs in the process of this analysis. Our comments are limited to those items which were readily observable and apparent to such an inspection. Comments regarding the structural integrity of improvements are beyond the scope of our engagement and are best made by a professional engineer.

        3. Our cash flow analysis and valuation has recognized that all signed leases and pending leases with a high probability of coming to fruition are signed and implemented according to the terms provided. Such leases are identified within the body of this report.

        4. The forecasts of income, expenses, and absorption of vacant space included herein are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.

        5. The property contains one vacant anchor store (60,768 square feet) which was formerly occupied by Lechmere. In August 1997, Lechmere declared bankruptcy and closed their store in October of the same year. Although management has acquired title to the former Lechmere store, it is not considered part of the subject of this appraisal. Management is presently in negotiations with Best Buy for a portion of the Lechmere store and is pursuing other suitable retailers for the balance. It is an assumption of this report that the former Lechmere store is re-tenanted with one or two destination retailers. Although this will not directly impact the rent generated by the subject mall stores, it will provide the subject with the necessary draw to maintain market share.

        6. We were provided with a phase I environmental report prepared by EMG and dated March 11, 1998. According to the report asbestos containing materials (ACMs) were identified in the vinyl floor tiles in the unrenovated tenant suites. The report recommended that a properly designed operations and maintenance (O & M) program be implemented. It is an assumption of this report that an O & M program is implemented and that the cost of remediating the affected areas is covered within a typical tenant improvement allowance.

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

        7. The subject's food court is presently under construction and will require an additional $1.7 million to complete. As part of the proposed financing these funds will be placed in an escrow account. Per the client's request we have not considered the cost to complete the food court renovation.

        8. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                        [PHOTOGRAPH OF SUBJECT PROPERTY]










                        Exterior view of Filene's store.










                        [PHOTOGRAPH OF SUBJECT PROPERTY]











                       Exterior view of JC Penney store.

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                        [PHOTOGRAPH OF SUBJECT PROPERTY]











                         Exterior view of Sears store.










                        [PHOTOGRAPH OF SUBJECT PROPERTY]










                    Exterior view of former Lechmere store.

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                        [PHOTOGRAPH OF SUBJECT PROPERTY]










                             Exterior view of mall.










                        [PHOTOGRAPH OF SUBJECT PROPERTY]










                     Interior view of typical common court.

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                        [PHOTOGRAPH OF SUBJECT PROPERTY]











                         Typical anchor mall entrance.










                        [PHOTOGRAPH OF SUBJECT PROPERTY]










           Interior view of Common court (Note: tables are temporary
                       during, food court renovations).

                                                              AERIAL PHOTOGRAPH
- -------------------------------------------------------------------------------



















                                 [AERIAL PHOTO]

                                                              TABLE OF CONTENTS
- -------------------------------------------------------------------------------

                                                                           PAGE

INTRODUCTION.................................................................1
     Identification of Property..............................................1
     Property Ownership and Recent History...................................1
     Legal Description.......................................................2
     Purpose and Intended Use of the Appraisal...............................2
     Date of Value and Property Inspection...................................2
     Property Rights Appraised...............................................2
     Extent of the Appraisal Process.........................................2
     Definitions of Value, Interest Appraised, and Other
       Pertinent Terms.......................................................3
     Competency Provision....................................................5

DEMOGRAPHIC & ECONOMIC ANALYSIS..............................................7

NEIGHBORHOOD ANALYSIS.......................................................20

RETAIL MARKET ANALYSIS......................................................22

PROPERTY DESCRIPTION........................................................55
     Improvement Description................................................57

REAL PROPERTY TAXES AND ASSESSMENTS.........................................63

ZONING......................................................................65

HIGHEST AND BEST USE........................................................66
     As Improved............................................................66
     As Vacant..............................................................67

VALUATION PROCESS...........................................................69

SALES COMPARISON APPROACH...................................................70

INCOME CAPITALIZATION APPROACH..............................................89

RECONCILIATION AND FINAL VALUE ESTIMATE....................................123

ASSUMPTIONS AND LIMITING CONDITIONS........................................126

CERTIFICATION OF APPRAISAL.................................................128

ADDENDA....................................................................129

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY

        The subject of this appraisal assignment is The Mall of New Hampshire located at 1500 South Willow Street in the Village of Manchester, Hillsborough County, New Hampshire. The property was originally constructed in 1977 with three anchor stores and 88 in-line shops. In 1996 the mall began an expansion and renovation project which included the addition of a fourth anchor tenant and approximately 105,000 square feet of mall shop space. The property now contains a total GLA of 791,013 square feet, inclusive of 317,748 square feet of mall shop space. The property is anchored by Filene's, JC Penney and Sears, which each owning their respective stores and as such are not part of the subject of this appraisal.

        The property also contains one vacant anchor store (60,768 square feet) which was formerly occupied by Lechmere. In August 1997, Lechmere declared bankruptcy and closed their store in October of the same year. Although management has acquired title to the former Lechmere store, it is not considered part of the subject of this appraisal. Management is presently in negotiations with Best Buy for a portion of the Lechmere store and is pursuing other suitable retailers for the balance of the space. It is an assumption of this report that the former Lechmere store is re-tenanted with one or two destination retailers. Although this will not directly impact the rent generated by the subject mall stores, it will provide the subject with the necessary draw to maintain market share.

        The mall is situated on a 70.61-acre site located in the southeast quadrant of the intersection of State Route 28 and Interstate 293. The property has a street address of 1500 South Willow Street, Manchester, New Hampshire and is identified by the City of Manchester's Tax Assessor's office as Parcel #'s 666-A/3, 666-A/3-1, 666-2-A, 666-2, 666-A-7, and 666-A-6.


PROPERTY OWNERSHIP AND RECENT HISTORY

        The subject property was constructed in 1977 by State Properties of New England. The property has been in continuous ownership by State Properties of New England or its affiliates since this time. In 1996 the mall began an expansion and renovation which will add a fourth anchor tenant and increase the size of the center from 468,000 to 791,013 square feet. Details of this expansion are as follows:

        o Filene's purchased a 9.69+/- acre pad site from State Properties of New England and constructed a new 165,000 square foot store.

        o Filene's sold their existing store (60,000 square feet) to State Properties of New England. This store was incorporated into a 105,000 square foot expansion of the mall shop space.

        o Sears expanded their existing store by 36,000 square feet to 136,464 square feet and performed a complete (interior and exterior) remodel of the store.

        o State Properties of New England performed a complete remodel of the center including upgrading interior mall finishes, a new dryvit exterior, new parking surface with enhanced ingress and egress and a new food court. The food court is presently under construction and is anticipated to be completed by July 1998.

- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

        o JC Penney was added as a fourth anchor store and is scheduled to open for business in May 1998.

        To the best of our knowledge there have been no arms-length transfers of the subject property within the past three years. According to ownership the property is not presently under contract or listed for sale.


LEGAL DESCRIPTION

        A metes and bounds description of the is presented in the ADDENDA of this report.


PURPOSE AND INTENDED USE OF THE APPRAISAL

        The purpose of this appraisal is to estimate the As Is Market Value of the Leased Fee Estate in the subject property as of February 16, 1998, the date of inspection. The function of this appraisal is to provide an independent valuation analysis to assist our client in analyzing the property as collateral for a potential mortgage.


DATE OF VALUE AND PROPERTY INSPECTION

        Our As Is Market Value date is February 16, 1998. On that date, Vincent
S. Maniscalco inspected the property and its surrounding environs. Richard W. Latella, MAI has reviewed and approved this report but has not inspected the property.


PROPERTY RIGHTS APPRAISED

        Leased fee estate.


EXTENT OF THE APPRAISAL PROCESS

        In the process of preparing this appraisal, we:

        o Inspected the subject property, a sampling of interior shops, and its surrounding environs;

        o Interviewed representatives of leasing personnel and the management company;

        o Reviewed leasing policy, concessions, tenant build-out allowances, and recently negotiated rental rates, as well as forecasted operating statements and a budget of income and expenses;

        o Conducted market research of occupancy rates, asking rents, concessions, and operating expenses at competing properties;

        o Conducted market inquiries into recent sales of similar retail centers to ascertain sale prices per square foot, effective gross income multipliers, and capitalization rates;

        o Determined a trade area for the subject and analyzed specific data for the property as prepared by ENDS;

- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

        o Estimated market rental rates, absorption, and stabilized income and expenses for the subject based upon available market data and current market thinking relative to growth in market rents and market absorption;

        o Developed an "as is" market value estimate of the center via the Sales Comparison Approach;

        o Prepared a forecast of income and expenses in connection with preparing an estimate of stabilized net income for direct capitalization purposes;

        o Prepared a detailed discounted cash flow (DCF) analysis using o Pro-Ject +plus software for the purpose of discounting a forecasted net income stream into a present value of the leased fee estate for the center;

        o Reconciled the value indications and concluded a final value estimate for the subject on an "as is" basis

        o For this assignment, a complete appraisal of the subject property was performed with the results conveyed in this self-contained report. A complete appraisal involves an estimate of market value without any departure from the Uniform Standards of Professional Appraisal Practice maintained by the Appraisal Foundation. A self-contained report makes a comprehensive presentation of the data and analyses which serve as the basis of our conclusion of value for the subject property.


DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

        The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

        The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        1.    Buyer and seller are typically motivated;

        2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

        3.    A reasonable time is allowed for exposure in the open market;

        4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

        5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

        EXPOSURE TIME

        Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

        Based on conversations with property owners, brokers and management firms, we have estimated the appropriate exposure time to be no more than 12 months for the subject property. This assumption is further supported by the results of a recent survey of institutional investors by the Korpacz Company which indicated an average anticipated marketing time of 10.6 months for regional malls.

        The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

        LEASED FEE ESTATE

        An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

        MARKET RENT

        The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

        CASH EQUIVALENT

        A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

        MARKET VALUE AS IS ON APPRAISAL DATE

        The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

        These definitions have been taken into account when arriving at the estimate of market value reported in this appraisal assignment.

- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

COMPETENCY PROVISION

        We are aware of the competency provision of the Uniform Standards of Professional Appraisal Practice (USPAP). The authors of this report meet these standards. Vincent S. Maniscalco inspected the property, researched and analyzed pertinent market information, and wrote the appraisal report. Richard
W. Latella, MAI has reviewed and approved this report but has not inspected the property. Vincent S. Maniscalco, and Richard W. Latella, MAI have extensive appraisal experience with retail properties nationally.

        It is our opinion that we are fully competent to perform this appraisal, due to the fact that:

        1. We have full knowledge and experience in the nature of this assignment;

        2. All necessary and appropriate steps have been taken in order to complete the assignment competently; and

        3. We do not lack any knowledge or experience that would prohibit this assignment to be completed in a professional, competent manner, or where a biased or misleading opinion of value would be rendered.

- -------------------------------------------------------------------------------

                            [PHOTO OF REGIONAL MAP]

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

INTRODUCTION

        The short- and long-term value of real estate is influenced by a variety of factors and forces which interact within a given region. Regional analysis serves to identify those forces which affect property value and the role they play within the region. The four primary forces which influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property which, in turn, affect market value.


================================================
A. ENVIRONMENTAL CHARACTERISTICS
================================================

        The primary environmental forces which influence the region include physical location, geography, and infrastructure. These characteristics provide a basis for the region's stability and describe the area's overall locational bearing. Both natural and man-made environmental forces influence real property values and are best understood in relation to the subject property's location.


GENERAL OVERVIEW

        The subject property is located in the City of Manchester, Hillsborough County, New Hampshire. Hillsborough County is located in the south-central portion of the state, along the Massachusetts's state border. The county is comprised of 39 municipalities and totals over 876 square miles. The county is bounded by Rockingham County, New Hampshire to the east, Essex, Middlesex and Worcester Counties, Massachusetts to the south, Chesire County, New Hampshire to the west and Merrimack County, New Hampshire to the north.

        The City of Manchester is located on the eastern boundary of the County and serves as the region's economic hub. In fact, Manchester is the largest city in the state of New Hampshire, representing nearly 10% of the state's population. The City of Nashua located along the Massachusetts border in Hillsborough County, is the State's second largest city with over 7% of the population. The balance of the county is primarily residential or rural in nature. The topography of Hillsborough County is quite diverse, ranging from mountainous areas, to rolling hills, to generally level landscapes.


TRANSPORTATION

        The Greater Manchester Region is generally well served by an integrated transportation network. The central portion of the region contains a majority of the area's transportation links, supported by surrounding interstates, highways, and local routes.

        HIGHWAYS & INTERSTATES

        The Manchester Region is well serviced by north-south arterial linkages. Interstate 93 is the main thoroughfare in the area providing convenient access to the City of Boston, approximately 1 hours drive to the south. Approximately 16 miles north of Manchester I-93 intersects with I-89 providing convenient access to the Northern New England region. I-293 is a by-pass route which circumvents the City of Manchester along its western periphery. The FE

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

Everett Turnpike is also a major/north south artery linking Manchester with the northwestern suburbs of Boston. State Route 3 also provides convenient north/south transportation through the Greater Manchester Region. East/West access through the region is less convenient, comprised mainly of State Route 101 and a variety of local and state maintained routes.

        AIR TRANSPORTATION

        New Hampshire and the Manchester Region demonstrated their commitment to economic development and international trade with the construction of a new 158,000 square foot terminal at the Manchester Airport (Completed in 1994). Situated near I-93, I-293 and Routes 101 and 3, the expanded airport is conveniently located to serve northern New England. Easy access, competitive airfare and expanded flight schedules make the airport an attractive alternative to Boston's Logan Airport. In 1997, the airport served more than
1.0 million passengers, posting a double-digit increase over passenger levels in the previous year. Manchester offers business and leisure air travelers direct and nonstop jet service to leading U.S. cities. Manchester Airport is now the third largest cargo airport in New England, behind Logan and Bradley International Airport in Connecticut. A recently opened full time U.S. Customs office makes the airport ideal for shipping or receiving international freight and handling international cargo. New ramp and sorting/distribution facilities by Federal Express, United Parcel Service (UPS) and Airborne Express have positioned Manchester Airport as northern New England's air cargo leader. Manchester Airport is also an active Foreign Trade Zone site.

        INFRASTRUCTURE IMPROVEMENTS

        Route 101, the east/west corridor linking Manchester to the Seacoast Region, is being widened to four lanes. Slated for completion in 2003, the improvement creates broader commercial opportunities by providing better access to I-95. In addition, The Greater Manchester Chamber of Commerce is actively promoting the development of a connecting road between the F.E. Everett Turnpike and 1-93 south of the airport. The connector would provide more convenient access to Manchester Airport and open up hundreds of acres of valuable industrial land in Manchester and Londonderry.

        OTHER TRANSPORTATION MODES

        The Manchester Region is less than an hour's drive to Portsmouth, home of the Port of New Hampshire, one of the closest U.S. ice free ports to Europe. The deep-water port recently completed the addition of a 300-foot pier and barge container facility and plans to add another 700-foot pier to supplement the 600-foot pier that is already in place. Portsmouth is also the location of the International Trade Resource Center, a one stop location for state, federal and private programs servicing New Hampshire companies competing in international markets. In addition to services offered by the Manchester Airport and Port of Portsmouth, the Manchester Region is served by major air and motor freight companies. Manchester is also located on the main line of the Boston and Maine Railroad, providing rail connections to Boston and Montreal. Regularly scheduled bus service is available from Manchester to Boston and other New England cities through Vermont Transit Lines and Concord Trailways. Registered taxicabs and limousine services also serve Greater Manchester communities.

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

================================================
B. GOVERNMENTAL CHARACTERISTICS
================================================

        Governmental influences on the region impact property values via political and legal actions at all levels. The legal climate at a particular time or in a particular place may overshadow the natural market forces of supply and demand. Government provides many necessary facilities and services that affect land use patterns, including public utilities, refuse collection, transportation networks, zoning codes, and fiscal policies.


GOVERNMENT STRUCTURE

        New Hampshire's state legislature is the largest in the nation (only the Indian and British parliaments are larger than the New Hampshire state legislature), consisting of a 400-member House of Representatives and a 24-member Senate. Its official name is the General Court of New Hampshire. Legislators meet annually, earning a salary of $200 per two-year term (the lowest legislative salary in the nation).

        New Hampshire's executive branch consists of a governor and a five-member executive council; both are elected to office every two years. The state is divided into five councilor districts with each district electing its own councilor. New Hampshire has no lieutenant governor.

        Local government consists of a county delegation in each of New Hampshire's 10 counties. County government is secondary in importance, however, to city and town government. New Hampshire law permits three types of town government: town meeting/board of selectmen; town council/town manager; or elected first selectman/board of selectmen/town meeting. The town meeting is a means of government, not just a meeting: Town officials are elected, issues are discussed and voted on.

        Municipal governments differ from town governments in that a city's legislative power is vested in its council. A typical city government has a mayor and council and is subdivided into wards. New Hampshire has 13 cities and 221 towns.


TAX STRUCTURE

        The State of New Hampshire does not levy a personal income tax, sales tax inventory or machinery tax. The State does levy a Business Profit Tax which is set at 7%. Local property taxes support schools, libraries, water, sewer, and fire services, and town highways.


BOND RATING

        Moody's Bond Record places the State of New Hampshire, Hillsborough County and the City of Manchester's bond rating as "Aa2" relative to investment qualities. "Aa" bonds are judged to be of high quality by all standards but include elements that may present long-term risks which appear somewhat higher than "Aaa". "Aaa" bonds are judged to be the best quality and carry the smallest degree of investment risk. "Baa" bonds are medium grade obligations which are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

characteristically unreliable over any great length of time. Moody's applies numerical modifiers 1, 2 & 3 in each generic rating classification from Aa to Caa. The 1 modifier indicates that the security ranks in the higher end of its generic rating category, the 2 modifier indicates a mid-range ranking and the 3 modifier indicates that the issue ranks in the lower end of its generic ranking category.


================================================
C. SOCIAL FORCES
================================================

        Real estate values can be influenced to a large degree by social issues impacting the region, including population trends, income levels, the profile of workers in the area, and other quality of life issues. The demographic composition of the population reveals the potential, basic demand for real estate services.


POPULATION

        The population and its geographic distribution are basic determinants of the need for real estate. Aggregate population growth is distributed among regions in response to changing economic opportunities, while the demand for real estate is created by a population's demand for the goods and services to be produced or distributed within the region. Thus, population and demographic trends can influence the demand for services provided by property, thereby affecting property value.

        A strong local economy, high quality of life, and a low cost of living, couple with the urban sprawl generated by the City of Boston resulted in strong population growth in Hillsborough County during the 1980s. According to information complied by the US Census Bureau, the population of the County increased by nearly 60,000 persons during the 1980s or 2.0% per annum. In comparison the Boston MSA and United States increased in population during this same time period by 0.6% and 0.9% per annum, respectively. During the 1990s, State of New Hampshire experienced a comparable increase in population of 1.9% per year. It should be noted that the increase in population in Hillsborough County represented over 30% of the total increase in the State.

         Equifax National Decision Systems (ENDS) is a national demographic firm specializing in population and demographic forecasts. ENDS projects continued population growth through the 1990s with a 1997 estimate of 357,546 or 0.9 percent annual increase over the 1990 census figure. This rate of growth is less than experienced during the 1980s but exceeds the level projected for the Boston MSA or the State of New Hampshire. Through 2002 ENDS is projecting further increases in the population base of 1.2 percent per annum to 379,649. A complete demographic profile of Hillsborough County as compared with the Boston MSA, State of New Hampshire and the United States is exhibited in the chart on the following page.

- -------------------------------------------------------------------------------

===================================================================================================================================
                                                      THE MALL OF NEW HAMPSHIRE
                                             REGIONAL ECONOMIC & DEMOGRAPHIC FACT SHEET
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       COMPOUND ANNUAL GROWTH RATE
                                                                              1997            2002      1980-     1990-      1997-
                                                1980           1990         (EST.)         (PROJ.)       1990      1997       2002
===================================================================================================================================
POPULATION
  Hillsborough County, NH                    276,608        336,073        357,546         379,649       2.0%      0.9%     1.2%
  Boston, MA PMSA                          5,336,187      5,685,998      5,823,109       5,993,041       0.6%      0.3%     0.6%
  State of New Hampshire                     920,610      1,109,252      1,166,989       1,216,575       1.9%      0.7%     0.8%
  United States                          226,545,856    248,709,872    266,798,176     278,178,912       0.9%      1.0%     0.8%
===================================================================================================================================
HOUSEHOLDS
  Hillsborough County, NH                     95,820        124,567        138,781         151,086       2.7%      1.6%     1.7%
  Boston, MA PMSA                          1,880,101      2,111,440      2,247,240       2,330,769       1.2%      0.9%     0.7%
  State of New Hampshire                     323,493        411,186        453,557         482,873       2.4%      1.4%     1.3%
  United States                           80,389,688     91,947,408    101,561,672     107,323,152       1.4%      1.4%     1.1%
===================================================================================================================================
AVERAGE  HOUSEHOLD INCOME
  Hillsborough County, NH                 $   21,147     $   46,478     $   64,527      $   81,630       8.2%      4.8%     4.8%
  Boston, MA PMSA                         $   21,128     $   46,892     $   65,329      $   87,177       8.3%      4.9%     5.9%
  State of New Hampshire                  $   19,543     $   42,502     $   57,735      $   72,646       8.1%      4.5%     4.7%
  United States                           $   20,307     $   38,453     $   55,449      $   71,106       6.6%      5.4%     5.1%
===================================================================================================================================
PER CAPITA INCOME
  Hillsborough County, NH                 $    7,390     $   17,404     $   25,453      $   32,981       8.9%      5.6%     5.3%
  Boston, MA PMSA                         $    7,548     $   17,644     $   25,862      $   35,055       8.9%      5.6%     6.3%
  State of New Hampshire                  $    6,966     $   15,959     $   23,002      $   29,476       8.6%      5.4%     5.1%
  United States                           $    7,298     $   14,420     $   21,464      $   27,980       7.0%      5.8%     5.4%
===================================================================================================================================
AGGREGATE INCOME (MILLIONS)
  Hillsborough County, NH                 $    2,044     $    5,849     $    9,101      $   12,521      11.1%      6.5%     6.6%
  Boston, MA PMSA                         $   40,278     $  100,324     $  150,597      $  210,086       9.6%      6.0%     6.9%
  State of New Hampshire                  $    6,413     $   17,703     $   26,843      $   35,860      10.7%      6.1%     6.0%
  United States                           $1,653,332     $3,586,396     $5,726,556      $7,783,446       8.1%      6.9%     6.3%
===================================================================================================================================
NON-AGRICULTURAL EMPLOYMENT (000'S)(1)
  Hillsborough County, NH                     157.70         205.37         213.38          228.54       2.7%      0.5%     1.0%
  Boston, MA PMSA                           2,924.25       3,428.19       3,485.50        3,635.75       1.6%      0.2%     0.6%
  State of New Hampshire                      471.94         627.94         683.18          754.97       2.9%      1.2%     1.4%
  United States                           109,023.51     134,393.52     146,073.98      158,852.15       2.1%      1.2%     1.2%
===================================================================================================================================
Source: Equifax National Decision Systems, Woods & Poole Economics, Inc.
(1) Employment projection is as of 2005
===================================================================================================================================

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

        The population of Hillsborough County is maturing. The median age of the population in Hillsborough County for 1997 was estimated at 34.46 years, while the average age was 35.20. Approximately 25.73 percent of the population is between the ages of 35 and 49 years.


HOUSEHOLDS

        Household formation is an important component of demographic analysis which helps to identify changing patterns or shifts within the population. A household consists of all people occupying a single housing unit, thus providing significant sociological information about the region. Household formation also has a significant influence on demand for real estate. Households, combined with effective purchasing power, provide the basic demand for housing units and household needs, thereby transforming needs into effective demand for real estate improvements.

        Like the nation as a whole, household formation has occurred at a rate in excess of population growth within the subject region. According to our Equifax National Decision Systems Survey, there was an estimated 138,781 households in Hillsborough County as of 1997. This reflects an increase of approximately 2.7 percent per year from the 1980 household base of 124,567. As is common with the rest of the country the overall size of the households have been decreasing. In 1970, for example, the average household size was 3.17 persons while in 1980, this figure decreased to 2.89 persons, (down 8.83 percent).

        According to Equifax National Decision Systems, Hillsborough County gained 14,214 households between 1990 and 1997. Through 2002, Equifax National Decision Systems projects a 1.7 percent per year increase in the county to 151,086 units.

INCOME

        Income levels, either on a per capita, per family, or per household basis, indicate the economic level of residents within the region and form an important component of economic analysis. Average income has a direct impact on the ability of residents to satisfy material desires for goods and services, directly affecting the demand and price levels of real estate.

        The county's residents are slightly more affluent than those of the state or nation but consistent with that of the MSA as a whole. This was due in part to the number of residences which commute to higher paying jobs in the City of Boston as well as the number of high paying jobs in the technical fields.

        According to ENDS, average household income within Hillsborough County is currently $64,527. Median household income in the county is $50,975, while per capita income is $25,453. The largest distribution of income is in the $35,000 to $74,999 range, with approximately 45.21 percent of the households earning annual incomes within these figures. It should also be noted that approximately 30.35 percent of the population earn less than $35,000, while only 12.23 percent earn in excess of $100,000.

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

EFFECTIVE BUYING INCOME

        While income levels in the county are generally affluent, the lower cost of living in the area further increases the disposable income to residents. Sales & Marketing Management places median household effective buying income at $42,769 for Hillsborough County as of 1996, above both the state and national median household EBI figures of $40,286 and $33,482, respectively.


================================================
D. ECONOMIC TRENDS
================================================

        Economic forces are significant to real property value. The fundamental relationships between current and anticipated supply and demand and the economic ability of the population to satisfy its wants, needs, and demands through purchasing power are tantamount to such an analysis. Some of the specific market characteristics considered in economic analysis include employment trends, the economic base of the region, expansion and new development, and the overall economic health of the region.

EMPLOYMENT CHARACTERISTICS

        The City of Manchester was developed around the textile industry and in particular the Amoskeag Manufacturing Company. In 1831 a group of Boston-based investors acquired the water rights to the Merrimack River in Manchester and purchased vast tracts of land along both sides of the river. Amoskeag Manufacturing then developed a major complex of mills which produced cotton and woolen textiles as well as steam-powered fire engines, railroad engines and other products. In the early twentieth century, the Armoskeag Manufacturing Company was the largest textile producer in the world. At its peak, it had 30 mills in operation with 8 million square feet of floor space and employed over 17,000 workers. The mill thrived until the 1920s, when competition from southern mills, obsolete technology and the national depression took their toll. In 1936, following several years of decline, Amoskeag went bankrupt and the mills were closed. Over the next sixty years the City of Manchester reestablished its economy through diversification.

        Today, the Manchester Region boost a strong, diversified, local economy. Area enterprises employ more than 93,000 people and job growth continues to be steady. Greater Manchester is now the major financial, business services, insurance, communications, and health care center north of Boston. It is also home to an eclectic blend of high tech companies and manufacturers, ranging from small start-up software companies to such Internationally recognized giants as General Electric, Freudenberg-NOK, Osram-Sylvania, and Velcro USA.

        The foundation for Manchester's current economic diversity was laid in the 1980s when southern New Hampshire captured attention as one of the fastest growing areas in the nation. The national economic recession from l988-1991 dramatically slowed the region's growth, but the Manchester area led the way when the economy began to rebound. By 1995, Manchester had replaced all the jobs that is lost during the recession and per capita income posted the fourth fastest growth rate in the country.

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

        The economic recovery and continued growth in Greater Manchester has been fueled by expansions of existing businesses such as Velcro USA and Jac Pac Foods, as well as start-up enterprises and relocations of existing business such as Fidelity Investments.

        Many new and existing businesses have experienced tremendous growth by expanding into global markets. Services offered at Manchester's newly expanded regional airport and at the nearby Port of Portsmouth make the area ideal for companies exporting to Canada or abroad. In 1996, New Hampshire exports to 150 countries worldwide totaled more than $1.6 billion, an all time high for the state. Exports are projected to reach new highs in 1997.

        The presence of three major telecommunications companies in the Manchester area and 200 authorized long-distance carriers has made the region increasingly attractive to companies, such as Fidelity lnvestments, that rely on state of-the art telecommunications capabilities. Competition within the industry ensures that businesses within the Manchester Region receive cost-efficient, top-quality services.

        Health care has also become a growth market in the Manchester area, with more than 8,600 people employed by health care providers, insurers or affiliated businesses The recent consolidation of Manchester's Elliot and Catholic Medical Center hospitals under the umbrella of Optima Health, Inc. has made that enterprise the largest service sector employer in Greater Manchester. The Lahey-Hitchcock Clinic has just completed a new facility in Manchester, and HMOs and insurers such as Oxford Health Systems and Blue Cross and Blue Shield of New Hampshire have all recently relocated all or part of their operations to the Manchester Region.

        The region's recent business growth is partially a reflection of the appealing lifestyle that southern New Hampshire offers to entrepreneurs, corporate officers and employees who wish to live and work in an environment they enjoy. But it is also testimony to the unique blend of attributes that make the Manchester area and southern New Hampshire ideal for business and industry.


LABOR FORCE

        The population in Hillsborough County provides employers with a well trained labor force. As illustrated by the following table, over 53 percent of the population in the county has attended some level of college with 18.08 percent attaining a bachelor's degree and 8.03 percent attaining a graduate degree. In comparison 50.46 percent of the state and 45.23 percent of the United State's population has attended some level of college.

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

===============================================================================
                                EDUCATION LEVEL
                             POPULATION 25 YEARS +
===============================================================================
                                   HILLSBOROUGH       NEW          UNITED
                                      COUNTY        HAMPSHIRE      STATES
===============================================================================
Elementary (0-8)                       7.13%         6.68%         10.39%
Some High School (9-11)               10.68%         11.17%        14.38%
High School Graduate (12)             28.59%         31.69%        29.99%
Some College (13-15)                  18.86%         18.03%        18.74%
Associates Degree                      8.37%         8.06%          6.16%
Bachelors Degree                      18.08%         16.43%        13.11%
Graduate Degree                        8.03%         7.94%          7.22%
===============================================================================
Source: Equifax National Decision Systems

        Furthermore, a recent study by the American Electronics Association revealed that New Hampshire had the highest concentration of high tech workers per thousand population in the nation. Most of these high tech workers live and work in the southern part of the state.

        The concentration of colleges and universities in the Manchester area ensures the continued availability of educated, highly skilled employees. Colleges in Hillsborough County include Daniel Webster in Nashua, Hawthorne in Antrim, Rivier in Nashua, Hesser, Notre Dame, New Hampshire College, University of New Hampshire at Manchester, Saint Anselm in Manchester and Magdalen in Bedford. In addition, southern New Hampshire has ready access to one of the greatest concentrations of academic institutions in the world in nearby Boston.


STATE AND LOCAL RESOURCES

        The state government takes an active role in encouraging business growth through financing and information programs. The New Hampshire Department of Resources and Economic Development and its divisions of Economic Development, Business and Industrial Development, International Commerce and Travel and Tourism work closely with the private sector and municipal entities to support prospective and existing New Hampshire businesses.

        The Greater Manchester Chamber of Commerce (Regional Economic Development Initiative) also spearheads a collaborative effort with area towns to implement an economic development program for the region. This cooperative program is funded organized and managed exclusively by the private sector to work in concert with local governments to create and expand jobs in the region. Many of the communities surrounding Manchester also have independent economic development programs, aggressively promoting their towns to companies seeking to relocate or expand. In many cases, towns have streamlined their permit process and redeveloped zoning ordinances. Towns with especially active economic development initiatives are: Bedford, Derry, Goffstown, Hooksett, Londonderry and Merrimack. Derry, Londonderry and Merrimack chambers of commerce also assist in development and sustainment of their local business communities.

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

        The City of Manchester provides assistance to businesses interested in locating or expanding in the area through the Manchester Economic Development Office (MEDO). The Greater Manchester Chamber of Commerce works in concert with MEDO and other state, city, education and non-profit organizations to build the best environment possible for doing business in the Manchester area. Recognizing the importance of international trade to the state and local economy, the Chamber joined forces with the state's International Trade Resource Center to create New Hampshire Protocol Alliance, an organization that connects New Hampshire companies with business executives around the world.

        The private sector and the City of Manchester also joined forces to create the Intown Management Corporation in the fall of 1995. The corporation is charged with spearheading the redevelopment of Manchester's central business district, including the famous Amoskeag Millyard. Some of its recent initiatives include the redevelopment of Manchester's main thoroughfare, a facade improvement program, and the creation of a downtown ice skating rink and concert series. Intown Manchester fostered the creation of For Manchester, a volunteer effort to assist in the revitalization of the city.


UNEMPLOYMENT RATES

        Unemployment rates in Manchester have historically been below state and national figures. As of November 1997, the unadjusted unemployment rate for Manchester was 2.6 percent, 120 points below year-end 1996 levels, and 40 points below the state unemployment rate of 3.0 percent. Mirroring national trends, unemployment peaked between 1991-1993, followed by a declining trend through 1996.

===============================================================================
                          Historic Unemployment Rates
===============================================================================
                     Hillsborough               New                United
     Year               County               Hampshire             States
===============================================================================
    11/97                2.6%                   3.0%                4.6%
- -------------------------------------------------------------------------------
     1996                3.7%                   4.2%                5.4%
- -------------------------------------------------------------------------------
     1995                4.0%                   4.0%                5.6%
- -------------------------------------------------------------------------------
     1994                4.6%                   4.6%                6.1%
- -------------------------------------------------------------------------------
     1993                6.2%                   6.6%                6.9%
- -------------------------------------------------------------------------------
     1992                7.5%                   7.5%                7.5%
- -------------------------------------------------------------------------------
     1991                7.3%                   7.2%                6.8%
- -------------------------------------------------------------------------------
     1990                5.8%                   5.6%                5.6%
===============================================================================
        Source: Employment & Earnings; Bureau of Labor Statistics
===============================================================================

EMPLOYMENT GROWTH PROJECTIONS

        Woods & Poole Economics projects moderate-good non-farm employment growth for Hillsborough County over the next seven years, with an annual rate of increase forecasted at 1.0 percent per year. This level of growth is less than the average for the state or nation as a whole which are expected to increase by 1.4 and 1.2 percent per annum respectively. The Boston MSA, however, is forecast to increase at a more moderate rate of 0.6 percent per annum.

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

RETAIL SALES

        Another measure of the economic health of a region is retail sales patterns. Consumers drive the economy by creating demand for goods and services and, in turn, generate the need for housing, office space, retail centers, and warehouse/distribution facilities. It is estimated that consumer spending accounts for two-thirds of all economic activity in the United Sates today. As such, retail sales patterns have become an important indicator of the economic health of a region.

        During the 1980s retail sales in Hillsborough County increased by 4.0 percent per annum. In comparison the state of New Hampshire experienced growth in retail sales of 4.2 percent and the United States as a whole experienced a
1.6 percent increase. Since 1990, total retail sales has been more modest, a trend experienced in all sectors. Woods & Poole is forecasting slower annual sales growth of 1.3 percent per year through 2005 which is slightly less than both state or national averages.

=======================================================================================
                                 RETAIL SALES TRENDS
                                      IN 1992 $
                                       ($000'S)
=======================================================================================
                               HILLSBOROUGH            NEW               UNITED(1)
YEAR                              COUNTY            HAMPSHIRE             STATES
=======================================================================================
1980                             $2,494.07          $8,046.72           $1,636.43
1990                             $3,709.49         $12,181.83           $1,926.19
1997                             $3,849.23         $12,691.77           $2,160.63
2005 Projection                  $4,254.82         $14,347.78           $2,413.63
=======================================================================================
CAGR(2) 1980 - 1990                4.0%               4.2%                 1.6%
CAGR 1997 - 2005                   1.3%               1.5%                 1.4%
=======================================================================================
(1) US figures presented in billions
(2) Compound Annual Growth Rate
Source: Woods & Poole Economics
=======================================================================================

===========================================
E. SUMMARY
===========================================

        Manchester and Hillsborough County developed as an industrial community centered around the textile mills along the Merimack River. Since the closing of the mills in the late 1930s, the areas economy has diversified and now produces a wide array of products and services. The area has a significant employment base in its own right but has also become a bedroom community for Boston commuters.

        Fueled by the lower cost of living, ample employment opportunities and its proximity to Boston, Hillsborough County experienced rapid population and household growth during the 1980s. This growth has continued through the first part of the 1990s and is projected to continue through the remaindered of the decade, albeit at a more moderate pace. Income levels in the area are strong outpacing both state and national levels.

- -------------------------------------------------------------------------------

                                                DEMOGRAPHIC & ECONOMIC ANALYSIS
- -------------------------------------------------------------------------------

        As we foresee continued economic growth, it is our opinion that the future for the Manchester Region is positive. The short term outlook is for continued stability and slow growth while the long term prospects for the area is promising as its economic base continues to diversify and expand. Manchester should be able to sustain and continue growth in the future while remaining desirable to the major industries and maintaining a strong labor force.






















- -------------------------------------------------------------------------------

                         [GRAPHIC OF NEIGHBORHOOD MAP]

                                                          NEIGHBORHOOD ANALYSIS
- -------------------------------------------------------------------------------

OVERVIEW

        A neighborhood is defined as a grouping of complimentary land uses affected by similar operations of the social, economic, governmental, and environmental forces that influence property value. As a regional center, the subject serves a much larger market than its immediate neighborhood. Essentially, the subject can be defined as one of the principal retail destination centers for southern New Hampshire. It has good regional accessibility by virtue of its location along Route 28 and Interstate 293. Nonetheless, a discussion of the local environs is an important element in a total analysis of the subject property.


GENERAL

        The subject neighborhood is located along a commercial section of South Willow Street (Route 28) within the City of Manchester, Hillsborough County, New Hampshire. The Town of Manchester is generally bounded by the Town of Hooksett to the north, the Towns of Goffstown and Bedford to the west, The town of Londonderry to the south, and the Town of Auburn to the east. The subject's neighborhood is approximately 3 miles south of the Manchester CBD and is characterized by retail commercial uses.


ACCESS/LINKAGE

        The subject property is located in the southeast quadrant of the intersection of Route 28 and Interstate 293. Route 28 also known as South Willow Street is a heavily traveled commercial thoroughfare which provides access from the Manchester CBD to the southern communities of Londonderry and Goff's Falls. Interstate 293 is a beltway which splits-off from Interstate 93 approximately 2 miles east of the subject and circumvents the City of Manchester along its western periphery. Interstate 93 is the main north/south artery in the State of New Hampshire providing access from the City of Boston to its terminus at Interstate 91 in the City of Saint Johnsbury. Together these arteries provide convenient access from the surrounding communities in southern New Hampshire as well as the northern suburbs of Boston.

        Access to the subject property from I-293 is rather direct and is provided by Route 28. In the area of the subject property, Route 28 was recently widened to ten lanes including three turning lanes for the subject property.

        East/West access to the subject property is less convenient as it primarily relies upon local arteries. The major east/west artery in the area is State Route 101, located approximately 2 miles north of the subject.


LAND USE PATTERNS

        The development of the subject property characterized the neighborhood as a retail corridor and was the impetus for a variety of ancillary developments. Directly opposite the subject property is the Kmart Plaza, a 140,000 square foot center anchored by Kmart, Toys R Us, and Filene's Basement. The property was constructed in 1975 and presents a somewhat tired appearance. Just south of the subject there are several newer freestanding retailers including Home Quarters, Lay-Z-Boy, Barnes & Noble and Sears' Homelife. Further south, as one approaches the Manchester Airport, the area becomes less densely developed and more office/industrial in nature.

- -------------------------------------------------------------------------------

                                                          NEIGHBORHOOD ANALYSIS
- -------------------------------------------------------------------------------

        Immediately north of Interstate 293 the area continues to be characterized by dense development featuring nationally recognized retailers such as Circuit City, Pier One, Sports Authority, Petco, TJ Maxx, Service Merchandise, Bradlees, Office Max and Home Depot. Further north the area continues to be developed with retail uses, however, uses in this area are generally less intensive such as small strip centers which cater primarily to local merchants.


DEVELOPMENT TRENDS

        The subject's neighborhood has been densely developed with retail uses for numerous years, but witnessed a resurgence in the early 1990s when many big box users relocated to the area. Due to the densely developed nature of the area, many of these retailers were forced to either redevelopment existing under-utilized properties or accept secondary sites with less frontage. The expansion and renovation of the subject property is the most recent retail development in the area. Recently, development has focused more on the hotel segment of the market with the construction of a new Marriott Courtyard and Best Western as well as the conversion of an existing Days Inn into a Sheraton Four Points. Given the built-up nature of the subject's neighborhood we do not anticipate any significant new development. The area south of the subject is less densely developed but is less convenient to I-293. Given the current utilizations in this area we anticipate continued development of office and industrial product and other ancillary uses to the Manchester Airport.


SUMMARY

        The subject property benefits from its location at an easily accessible intersection in the Town of Manchester. From its proximity to residential developments, to its accessibility from all parts of the region, the subject is clearly capable of capturing a substantial amount of GAFO expenditure potential. The subject property was the catalyst for a vast array of redevelopment along the Route 28 in proximity to its interchange with I-293. The presence of such notable retailers as Kmart, Home Depot, Circuit City, Sports Authority and Bradlees helps to establish the subject's neighborhood as one of the principal retail destinations in the greater Manchester area.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

TRADE AREA OVERVIEW

        A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the major tenants, as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

The subject can best be described as a regional shopping center.

        THE REGIONAL CENTER1 PROVIDES FOR GENERAL MERCHANDISE, APPAREL, FURNITURE, AND HOME FURNISHINGS IN DEPTH AND VARIETY, AS WELL AS A RANGE OF SERVICES AND RECREATIONAL FACILITIES. IT IS BUILT AROUND ONE OR TWO FULL-LINE DEPARTMENT STORES OF GENERALLY NOT LESS THAN 100,000 SQUARE FEET. IN THEORY, ITS TYPICAL SIZE FOR DEFINITIVE PURPOSES IS 450,000 SQUARE FEET OF GROSS LEASABLE AREA; IN PRACTICE, IT MAY RANGE FROM 300,000 TO 1,000,000 SQUARE FEET. THE REGIONAL CENTER IS THE SECOND LARGEST TYPE OF SHOPPING CENTER. AS SUCH, IT PROVIDES SERVICES TYPICAL OF A BUSINESS DISTRICT YET NOT AS EXTENSIVE AS THOSE OF THE SUPER-REGIONAL CENTER.

        In order to define and analyze the market potential for The Mall of New Hampshire, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject. The subject's potential trade area partially overlaps with other retail facilities found throughout certain defined or established nodes of retail development in Hillsborough County and its environs. We note that its overall capture rate of area retail expenditure potential is influenced to some extent by such area malls as Pheasant Lane Mall, The Mall at Rockingham Park and Steeplegate Mall. There are numerous other area shopping centers that are found throughout the general area, however, it is felt that these three most directly impact the subject and combine to define the limits of its total trade area.

        As described in our "Neighborhood Analysis", there are also various nodes of retail concentration throughout the area including that which is found along Route 28 near the mall. These consist primarily of strip centers as well as certain free-standing destination retailers, supermarkets and specialty stores in the market. While some cross-shopping does occur, these stores act more as a draw to the area, creating an image for the area as a prime destination shopping location and generating more retail traffic than would exist in their absence. Nonetheless, we do recognize and mention these centers to the extent that they provide a complete understanding of the area's retail structure.

- -------------
(1) Urban Land Institute: Dollars and Cents of Shopping Centers - 1997.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade area analysis are as follows: Equifax National Decision Systems
(ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars and Cents of Shopping Centers (1997), CACI, The Sourcebook of County Demographics, and The Census of Retail Trade - 1992. The subject's Total Trade Area, profiled by Equifax National Decision Systems, has been defined based upon our analysis of the subject's market and competing centers. We have also relied upon a Shopper Survey provided by management which was completed in 1996.


SCOPE OF TRADE AREA
        Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55.0 and 65.0 percent of a regional center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20.0 to 25.0 percent of a center's sales will be generated from within the secondary area. For centers which have above average regional accessibility, this percentage can sometimes be greater. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10.0 and 15.0 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

        Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores which anchor the subject is presented in order to fully acquaint the reader with its overall market position therein.


RETAIL STRUCTURE

        With respect to regional mall competition, the subject appears to be relatively well positioned. In order to examine the subject property in its proper context, we must first examine the nature of the area infrastructure as well as the competition. The Mall of New Hampshire was built in 1977 at the intersection of State Route 28 and Interstate 293 on the eastern boundary of Hillsborough County.

        State Route 28 is primarily a local route which provides access from the Manchester CBD to the southern communities of Londonderry and Goff's Falls. It is a heavily traveled thoroughfare which provides convenient access to the subject property from the local community.

        I-293 is a bypass route which circumvents the City of Manchester along its western periphery. Approximately 2 miles east of the subject I-293 intersects with I-93, the major north/south artery in the area. Approximately 1 mile west of the subject, I-293 intersects with

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

FE Everett Turnpike, another major north/south artery. East/west access is primarily provided by State Route 101, located approximately 2 miles north of the subject and local arterials. Together these roadways provide the subject property with convenient access throughout southern New Hampshire and northern Massachusetts.

        From a competitive standpoint, the subject is most proximate to Pheasant Lane Mall or The Mall at Rockingham Park, each located approximately 20 miles to the south. Steeplegate Mall is approximately 25 miles north of the subject.


COMPETITION

        Including The Mall of New Hampshire, there are four regional malls in the southern New Hampshire market. The malls include Pheasant Lane, The Mall at Rockingham Park and Steeplegate Mall. All of the malls offer a traditional mix of nationally recognized tenants and compete on a mid-level price point. As such all three malls are considered direct competitors to the subject in terms of marketing strategy. Each of the centers is 20 to 25 miles in distance from the subject and as such are considered secondary competitors in terms of location, as they will generate the majority of their sales from outside of the subject's primary trade area. Nevertheless these centers establish the boundaries of the Mall of New Hampshire's primary and secondary trade areas. The following table along with accompanying map on the FOLLOWING PAGE, identifies the extent of regional competition for the subject. As shown, including the subject, there are four regional malls totaling 3.2 million square feet of space.

===================================================================================================================
                  COMPETITIVE INVENTORY OF REGIONAL MALL SPACE
===================================================================================================================
                                                                          APPROXIMATE
                                       YEAR                                DISTANCE
            MALL/RETAIL PROPERTY      BUILT/           OWNER/                FROM          ANCHORS/        SIZE
                                      RENOV            MANAGER              SUBJECT       MALL SHOPS      (SQ FT)
===================================================================================================================
  S     THE MALL OF NEW HAMPSHIRE     1977/           MNH, LLC/               n/a       Filene's          165,000
        Manchester, NH                 1998       Wells Park Group                      Sears             136,464
                                                                                        JC Penney         101,388
                                                                                        Vacant             60,768
                                                                                        Mall Shops        327,393
                                                                                                          -------
                                                                                        Total             791,013
- -------------------------------------------------------------------------------------------------------------------
  1     PHEASANT LANE                 1986/      SR Weiner & Assoc.        20 miles     Filene's          150,000
        Nashua, NH                    1996       & Wells Park Group/       southwest    JC Penney         105,000
                                                 SR Weiner & Assoc.                     Macy's            120,000
                                                                                        Sears             165,000
                                                                                        Vacant            115,000
                                                                                        Mall Shops        305,000
                                                                                                          -------
                                                                                        Total             960,000
- -------------------------------------------------------------------------------------------------------------------
  2     MALL AT ROVKINGHAM PARK       1991       New England Deve./        20 miles     Filene's          139,476
        Salem, NH                                 Wells Park Group         southeast    JC Penney         121,106
                                                                                        Macy's            153,388
                                                                                        Sears             200,627
                                                                                        Mall Shops        382,889
                                                                                                          -------
                                                                                        Total             997,486
- -------------------------------------------------------------------------------------------------------------------
  3     STEEPLEGATE                   1990      General Growth Prop./      25 miles     JC Penney          61,880
        Concord, NH                             General Growth Prop.         north      Sears             106,731
                                                                                        Steinbach          51,684
                                                                                        Vacant             55,180
                                                                                        Mall Shops        162,655
                                                                                                          -------
                                                                                        Total             438,130
===================================================================================================================

- -------------------------------------------------------------------------------

                         [GRAPHIC OF COMPETITIVE MAP]

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

SUBJECT RETAIL CENTER

Name:                                 The Mall of New Hampshire

Location:                             1500 South Willow Street
                                      Manchester, New Hampshire

Owner:                                MNH, LLC
                                      (New England Development)

Year Opened:                          1977

Last Renovation/Expansion:            1998

Anchor Tenants:
    Filene's                          165,000 SF
    Sears                             136,464 SF
    JC Penney                         101,388 SF
    Vacant (Former Lechmere)           60,768 SF
Total Anchor                          463,620 SF

Mall Shop GLA:                        327,393 SF

Total GLA:                            791,013 SF

Mall Shop Ratio:                      41.39%

Number of Mall Shops:                 120+/-

Occupancy:                            92%

Retail Sales:                         $350/SF

Land Area:                            71 acres

Parking Ratio:                        4.8 spaces per 1,000 square feet

Comments:
The Mall of New Hampshire is a single-level, enclosed center which was constructed in 1977 with three anchor tenants and 88 mall shops. In 1996 the center began a renovation and expansion program which added a fourth anchor tenant (JC Penney) and 105,000 square feet of additional mall shop space. In addition the interior common areas and exterior of the center was complete renovated. The property is located at the intersection of I-293 and Route 28 and has good regional accessibility. Despite the on-going renovation of the center, mall shop sales were strong and are expected to increase now that the renovations are nearing completion. The property features a broad mix of national tenants.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETING RETAIL CENTER 1

Name:                                                  Pheasant Lane Mall

Location:                                              Daniel Webster Highway
                                                       Nashua, New Hampshire

Distance from Subject:                                 20 miles southwest

Owner:                                                 SR Weiner & Associates
                                                       Wells Park Group

Marking Strategy:                                      Traditional

Year Opened:                                           1986

Last Renovation/Expansion:                             1996

Anchor Tenants:
    Filene's                                           150,000 SF
    JC Penney                                          105,000 SF
    Macy's                                             120,000 SF
    Sears                                              165,000 SF
    Vacant                                             115,000 SF
                                                       -------
Total Anchor GLA:                                      655,000 SF

Mall Shop GLA:                                         305,000 SF

Total GLA:                                             960,000 SF

Mall Shop Ratio:                                       31.7%

Number of Mall Shops:                                  150+/-

Occupancy:                                             95%

Retail Sales:                                          $375

Land Area:                                             96 acres

Parking Ratio:                                         5.7 spaces per 1,000 SF

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETING RETAIL CENTER 1 (CONT.)

Comments:
Pheasant Lane Mall consists of a two-story enclosed shopping center which was constructed in 1986 by a joint venture between SR Weiner & Associates and New England Development. The property is located along Daniel Webster Highway, the primary regional retail corridor in Greater Nashua. Regional access is rated average from State Route 3 which is north-south oriented. Traffic congestion is an increasing problem for this mall with shoppers complaining about Route 3 construction delays and traffic back-ups along Split Brook Road. Retail development continues around the mall, worsening traffic congestion. The mall has a broad tenant mix appealing to popular, moderate to better quality shoppers. In 1996 the center underwent a minor cosmetic renovation which replaced the common area brick pavers with ceramic tile and upgrading the pushcarts. Lechmere's was a former anchor tenant at the property but closed their store after filing for bankruptcy.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETING RETAIL CENTER 2

Name:                                             Mall at Rockingham Park

Location:                                         99 Rockingham Park Boulevard
                                                  Salem, New Hampshire

Distance from Subject:                            20 miles southeast

Owner:                                            New England Development

Marking Strategy:                                 Traditional

Year Opened:                                      1991

Last Renovation/Expansion:                        N/A

Anchor Tenants:
    Filene's                                      139,476 SF
    JC Penney                                     121,106 SF
    Macy's                                        153,388 SF
    Sears                                         200,627 SF
                                                  -------
Total Anchor GLA:                                 614,597 SF

Mall Shop GLA:                                    382,889 SF

Total GLA:                                        997,486 SF

Mall Shop Ratio:                                  38.4%

Number of Mall Shops:                             140+/-

Occupancy:                                        98%

Retail Sales:                                     $350

Land Area:                                        85 acres

Parking Ratio:                                    4.54 spaces per 1,000 SF

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETING RETAIL CENTER 2 (CONT.)

Comments:
The Mall at Rockingham Park consists of a two-level "V-shaped" center which was constructed in 1991 by New England Development. The property is located off of exit 1 of I-93 in Salem New Hampshire. The property is considered to have good overall regional access although east-west access is limited in New Hampshire in general. The Mall at Rockingham Park is well positioned to capture customers from a market area which extends into northern Massachusetts, especially given the lack of sales tax in New Hampshire versus 5 percent in Massachusetts. Since its construction this property has reduced the subject's market capture to the south. The recent renovation and expansion of the subject should enable it to regain some of this lost market share.

Sales performance at the property have consistently trended upward over the past six years breaking the $300 mark for the first time in 1996. The renovation and expansion of the subject will undoubtedly impact sales at this property, however it will continue to benefit from its proximity to Massachusetts. Its noted that the Filene's store at this property is presently undergoing an expansion in order to more effectively compete with the new store at the subject.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETING RETAIL CENTER 3

Name:                                                Steeplegate Mall

Location:                                            270 Loudon Road
                                                     Concord, New Hampshire

Distance from Subject:                               25 miles north

Owner:                                               General Growth Properties

Marking Strategy:                                    Traditional

Year Opened:                                         1990

Last Renovation/Expansion:                           N/A

Anchor Tenants:
    JC Penney                                         61,880 SF
    Sears                                            106,731 SF
    Steinbach                                         51,684 SF
    Vacant                                            55,180 SF
                                                     -------
Total Anchor GLA:                                    275,475 SF

Mall Shop GLA:                                       162,655 SF

Total GLA:                                           438,130 SF

Mall Shop Ratio:                                     37.1%

Number of Mall Shops:                                80+/-

Occupancy:                                           83%

Retail Sales:                                        $260

Land Area:                                           49 acres

Parking Ratio:                                       5.09 spaces per 1,000 SF

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETING RETAIL CENTER 3 (CONT.)

Comments:
Steeplegate Mall is a single-level enclosed center which was constructed in 1990 by General Growth Properties. The property opened as a four anchor center, however, Sage Allen closed in 1992 and has not been replaced. The property has had difficulties in leasing and is presently 83% leased. The property is located at the intersection of Route 106 & Route 9 in Concord, NH approximately 25 miles north of the subject. Access to the property is via I-393, an east/west spur of I-93. The property does not have any visibility from this roadway. Two of the anchor tenant stores (Steinbach and Sage Allen) as well as the overall size of the property appear undersized to effectively compete on a regional basis. Nevertheless, the property does have a broad array of national retailers and is convenient to residents of the greater Concord area. As such this property limits the subject's market capture to the north. The subject's expansion should enable it to effectively regain some of the market share which was lost to this property.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        On the preceding pages we have provided details of each of the competing regional centers which impacts the subject property. To recapitulate this information, the following matrix illustrates how each of property competes with the subject in terms of price point and location.

                                       =============================
                                               LOCATION
                   P                   =============================
                   R                   PRIMARY         SECONDARY
                   I ===============================================
                   C        PRIMARY                  Pheasant Lane
                   E                              Mall at Rockingham
                                                   Steeplegate Mall
                   P ===============================================
                   O
                   I        SECONDARY
                   N ===============================================
                   T


        As illustrated by the above graphic we believe all three of the subject's primary competitors share a similar price point strategy but are located a sufficient distance from the subject to be excluded from its primary trade area.


NEW/PROPOSED DEVELOPMENT

        To the best of our knowledge, there are no proposed properties in the subject region which would compete directly with the subject.


COMPETITION SUMMARY

        The subject property is the dominant center in an trade area which extends approximately 15 - 20 miles. The subject property faces direct competition from two regional center to the south. Each of these centers is located along major north/south arteries and have similar anchor and mall shop tenancies. As such these properties effectively limit the subject's market capture from this direction. To the north the subject property faces competition from Steeplegate Mall. This center was constructed in 1990 but is significantly smaller than the subject. The property has one anchor tenant store which has been vacant for more than five years and two anchor tenants which are considered undersized. In addition the overall size of the property at under 500,000 square feet is considered too small to effectively compete on a regional basis. Therefore this property is considered to compete with the subject only for customers in the northern Hillsborough County market who would be attracted by its convenient location. The subject property also competes with the surrounding community centers and big box development. However these centers also establish the subject's neighborhood as a retail shopping destination helping to increase the drawing power.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

GLA PER CAPITA

        The data presented summarizes the extent of existing retail development inside the subject's potential trade area. According to the International Council of Shopping Centers, average mall GLA per capita for the United States and State of New Hampshire is about 5.58+/- and 4.83+/- square feet, respectively, for shopping centers "Over 400,000" square feet (based on 1996 Population Estimates). The competitive survey revealed three centers of 400,000 square feet or more in Hillsborough county; The Mall of New Hampshire, Pheasant Lane Mall and Steeplegate Mall. The Mall at Rockingham Park is located in the neighboring County of Rockingham. Combined these three centers have a total GLA of 2.189 million square feet. Compared with the Hillsborough County's 1997 population estimate of 357,546, a per capita figure of 6.1+/- square feet is suggested, a figure which is above these published benchmarks. It is noted, however, that all three malls are located on the County's borders and undoubtedly draw from trade areas which extend beyond the county limits.


ANCHOR STORE PROFILES
        The subject property is anchored by three anchor tenants which are relatively familiar to the residents within this region of New Hampshire. The following discussion presents a brief overview of anchor store parent company operations, along with credit rating for each organization, where possible.

        MAY DEPARTMENT STORES COMPANY

        May Department Stores Company is one of the leading department store operators in the United States with 365 department stores in 8 department store divisions and presence in 30 states and Washington D.C. The company operates under the names of Lord & Taylor, Foley's, Robinsons-May, Filene's, Hecht's/Strawbridge's, Kaufmann's, Famous-Barr and Meier & Frank.

        For 1996, The May Company achieved its 22nd consecutive year of record sales and earnings per share. Sales reportedly increased nearly 11.1 percent, with comp-store sales increasing by 4.3 percent, one of the best performances among major department store companies in 1996. Total sales reached $11.5 billion as May opened 28 department stores, 13 of which were acquired, bringing the company to a year-end total of 365 stores. The 28 stores reportedly added 5.5 million square feet of selling space. The 13 acquired stores were former Strawbridge's units in the Greater Philadelphia area, bringing the company's total Strawbridge's operation to 21 stores (all operated under the Hecht's division). In addition, the company remodeled 22 stores in 1996 totaling 1.8 million square feet.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

==================================================================================================================
                                                     THE MAY COMPANY
==================================================================================================================
Year Ended                                     1993                 1994                1995                1996
==================================================================================================================
Net Sales (000)                          $9,010,000           $9,748,000         $10,484,000         $11,650,000
- ------------------------------------------------------------------------------------------------------------------
No. Stores at Yr.-End                           301                  314                 346                 365
- ------------------------------------------------------------------------------------------------------------------
Sales/Store (000)                           $29,977              $31,080             $30,367             $31,918
- ------------------------------------------------------------------------------------------------------------------
Building Area Sq/Ft (000)                    49,380               51,977              57,640              62,116
- ------------------------------------------------------------------------------------------------------------------
Comp.Sales/Selling Sq/Ft                       $191                 $200                $201                $201
- ------------------------------------------------------------------------------------------------------------------
Sales Growth                                   6.7%                 8.2%                7.7%               10.9%
- ------------------------------------------------------------------------------------------------------------------
Comp.Store Sales Growth                        5.2%                 5.4%                2.5%                4.3%
==================================================================================================================

Also in 1996, the company spun-off the 4,500+/-unit Payless ShoeSource chain to shareholders. On May 6, 1996, approximately 40 million shares of common stock of Payless ShoeSource, Inc. were distributed, allowing May to focus solely on its department store business. For 1997, May plans to open 13 new stores, adding some 2.0 million square feet of selling space to their operations. Over the five year period 1997-2001, May plans to add 100 new stores totaling 15.0 million square feet.

Provided below is a summary of net retail sales, sales per square foot, building area square footage, and number of stores for the eight department store operating companies.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

================================================================================================================================
                                            MAY DEPARTMENT STORES COMPANY
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                     Building Area
                               Net Retail                   Sales Per               Square Footage
                           Sales in Millions               Square Foot               in Thousands             Number of Stores
                      ----------------------------------------------------------------------------------------------------------
                          1996           1995          1996          1995         1996           1995         1996        1995
================================================================================================================================
Lord & Taylor           $ 1,718        $ 1,574          $241         $233         7,473          7,131          59          57
- --------------------------------------------------------------------------------------------------------------------------------
Foley's                   1,801          1,693           180          180        10,603          9,896          55          51
- --------------------------------------------------------------------------------------------------------------------------------
Robinsons-May             1,751          1,562           185          170         9,808          9,568          54          53
- --------------------------------------------------------------------------------------------------------------------------------
Hecht's                   2,159          1,650           193          207        12,787         10,455          71          62
- --------------------------------------------------------------------------------------------------------------------------------
Kaufmann's                1,447          1,394           191          201         7,968          7,747          47          46
- --------------------------------------------------------------------------------------------------------------------------------
Filene's                  1,364          1,261           232          236         6,255          5,884          40          39
- --------------------------------------------------------------------------------------------------------------------------------
Famous-Barr               1,022            983           201          201         5,454          5,189          31          30
- --------------------------------------------------------------------------------------------------------------------------------
Meier & Frank               388            367           225          213         1,768          1,770           8           8
- --------------------------------------------------------------------------------------------------------------------------------
Total Dept. Stores      $11,650        $10,484          $201         $201        62,116         57,640         365         346
================================================================================================================================
Net retail sales represent sales of stores open at the end of 1996.
Sales per square foot is calculated on total revenues and average gross retail square footage. Building area represents gross retail square footage of stores open at the end of the period presented.
================================================================================================================================

        Composite sales per square foot by reporting year were as follows:

                     =======================================
                            TOTAL SALES PER SQUARE FOOT
                     ---------------------------------------
                           Year                   Sales
                     ---------------------------------------
                           1990                    $172
                     ---------------------------------------
                           1993                    $191
                     ---------------------------------------
                           1994                    $200
                     ---------------------------------------
                           1995                    $201
                     ---------------------------------------
                           1996                    $201
                     ---------------------------------------
                       CAGR 1990-96                2.6%
                     =======================================

        From the above we see that total department store sales per square foot were flat between 1995 and 1996 at $201 per square foot. Comparable or same store growth was, however, reported to be 4.3 percent, as compared to 2.5 percent (1995) and 5.4 percent (1994). Overall, the most productive chain is now Lord & Taylor at $241 per square foot. The greatest change was seen in The Robinson-May division (up 8.8 percent) to $185 per square foot.

        Standard & Poor's currently ranks the company "A+"; Moody's ranking is "A2", while Value Line is "B++".

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        JC PENNEY

        JCPenney is the fourth largest retailer in the United States (after Wal-Mart, Kmart, and Sears), operates 1,228 JCPenney department stores throughout all 50 states and Puerto Rico. Additionally, with the acquisition of The Eckerd Corporation, JCPenney now operates a total of 2,699 drug stores. The $22.1 billion company has changed its historical image as a discount dime store and has targeted upper-middle-class consumers by adding brand-name soft goods and dropping hard goods from the in-store product mix. Today the company's product mix centers on apparel, shoes, jewelry, and home furnishings. In 1996, retail sales rose 10.2 percent to $22.653 billion, due mainly to increased drug store sales resulting from the expansion of the drugstore operations. Total revenues were up 10.4 percent to $23.6 billion. The chart below highlights the last five years of company operations.

==============================================================================================
                                    JCPENNEY COMPANY, INC.
                                  FIVE YEAR OPERATING HISTORY
                                 (MILLIONS EXCEPT STORE COUNT)
- ----------------------------------------------------------------------------------------------
                                    1992        1993        1994         1995         1996
- ----------------------------------------------------------------------------------------------
Retail Sales                       $18,009     $18,983     $20,380      $20,562      $22,653
- ----------------------------------------------------------------------------------------------
Total Revenue                       18,515      19,578      21,082       21,419       23,649
- ----------------------------------------------------------------------------------------------
Comp-Store Sales Growth               9.7%        5.3%        6.8%        -1.4%         3.4%
- ----------------------------------------------------------------------------------------------
Department Stores (No.)              1,266       1,246       1,233        1,238        1,228
- ----------------------------------------------------------------------------------------------
Gross Selling Space                  114.4       113.9       113.0        114.3        117.2
- ----------------------------------------------------------------------------------------------
Sales                              $15,698     $16,846     $18,048      $17,930      $18,694
- ----------------------------------------------------------------------------------------------
Sales per Gross Square Foot           $137        $146        $159         $156         $159
- ----------------------------------------------------------------------------------------------
Catalog Stores                       2,048       1,904       1,895        1,899        1,902
- ----------------------------------------------------------------------------------------------
Sales                               $3,166      $3,514      $3,817       $3,738       $3,772
- ----------------------------------------------------------------------------------------------
Drug Stores                            548         506         526          645        2,699
- ----------------------------------------------------------------------------------------------
Gross Selling Space Sales           $1,383      $1,413      $1,540       $1,851       $3,147
- ----------------------------------------------------------------------------------------------
Sales per Gross Square Foot           $211        $235        $243         $253         $261
- ----------------------------------------------------------------------------------------------
JCPenney Insurance                    $376        $461        $564         $693         $832
==============================================================================================

        The company currently has approximately 117.2 million square feet of store space. The company will continue to expand its private brand lines. It's Home Store concept currently includes 17 locations. The company is planning to open or relocate an additional 200 to 300 drugstores for each of the next three years. In addition, the catalog operation continues to do well. Drugstore sales are expected to reach $10 billion in 1997, with the acquisition of the Eckerd chain. The company saw a 1.9 percent increase in sales per square foot to $159 for the department stores and a 3.4% increase in comparable store sales. The company is planning a $1.0 billion capital expenditure program over the next three years to help bolster store performance. Value Line reports that the company's financial strength warrants a "B++" rating. Standard & Poor's has rated the company at "A". Moody's rates JCPenney at "A2".

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        SEARS

        Sears, the world's third largest retailer continues to profit from its remarkable turnaround, cited as one of the most dramatic in business history. Sears has returned full circle to its retailing roots in 1995 by focusing on certain core operations. The restructuring that the company completed in 1995 was implemented in 1993 involving the closure of approximately 113 unprofitable department stores and the elimination of 50,000 jobs. Sears has also abandoned its once formidable catalog operation closing it in May 1993. Also in 1993, the company sold 20 percent of Dean Witter/Discover Card to the public raising $900 million, selling the rest to shareholders. It also offered about 20 percent of Allstate, raising $2.4 billion in the nations largest IPO in 1992. In 1995, it spun off the balance of its 80.3 percent stake. During 1994, the company transferred ownership of Sears Tower and related mortgages to a trust. At the end of 1995, Sears divested itself of Homart, its real estate development subsidiary.

        The company's current operational structure had the following key components at year end 1996.

        o     813 full line department stores which are principally mall based.

        o 149 Sears Home Life furniture stores, 42 of which are located in department stores.

        o 164 off-the-mall Sears Hardware stores in convenient neighborhood locations. During 1996 the company opened 71 new Sears Hardware stores.

        o 469 Sears Dealer stores that are primarily independently owned and located in smaller rural markets.

        o Sears Tire Group comprised of 770 Sears Auto Centers primarily located at the mall based department stores, 127 Tire America stores and 161 NTW stores.

        o The Parts Group which is comprised of 339 Western Auto stores, 288 Parts America stores and 864 independently owned and operated stores in smaller, rural markets.

        Consolidated revenues increased 9.3 percent in 1996 to $38,236 million, up $3.241 billion. Comparable domestic store sales were up 5.8 percent for the year. Domestic revenues rose $3.22 billion or 10.2 percent primarily due to strong sales increases in Full-Line, Home and Auto stores. Full-Line store revenues grew 7.7 percent, up from a 6.3 percent increase in 1995. A summary of domestic operations which account for approximately 90 percent of the company's total revenue can be summarized as follows:

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

=========================================================================================
                                 SEARS DOMESTIC OPERATIONS
                          (MILLIONS EXCEPT FOR NUMBER OF STORES)
- -----------------------------------------------------------------------------------------
                                                1993       1994      1995        1996
- -----------------------------------------------------------------------------------------
Department Store Revenues                     $17,344    $18,910    $20,104     $21,657
- -----------------------------------------------------------------------------------------
Off-the-Mall Store Revenues                     4,210      4,866      5,361       6,266
- -----------------------------------------------------------------------------------------
Total Retail Store Revenues                    21,554     23,776     25,465      27,923
- -----------------------------------------------------------------------------------------
Service and Other Revenues                      2,252      2,508      2,708       2,819
- -----------------------------------------------------------------------------------------
Domestic Merchandising Revenues                23,806     26,284     28,173      30,742
- -----------------------------------------------------------------------------------------
Number of Department Store Revenues               799        800        806         821
- -----------------------------------------------------------------------------------------
Number of Off-the-Mall Stores                   1,018      1,898      2,264       2,550
- -----------------------------------------------------------------------------------------
Total Retail Stores                             1,817      2,698      3,070       3,371
- -----------------------------------------------------------------------------------------
Gross Retail Area                               125.3      131.5      137.3       146.2
- -----------------------------------------------------------------------------------------
Retail Selling Area                              68.7       75.4       81.4        89.8
- -----------------------------------------------------------------------------------------
Retail Store Revenue/Selling Square Foot         $321       $317       $323        $321
- -----------------------------------------------------------------------------------------
Comparable Store Sales Increase                  8.9%       8.3%       4.7%        5.8%
- -----------------------------------------------------------------------------------------
Gross Margin                                      N/A      26.3%      25.8%       26.4%
=========================================================================================

        Revenue per selling square foot, a key productivity measure was $321 per square foot for domestic stores in 1996 down from $323 per square foot at the end of 1995. The company will continue to aggressively expand and remodel existing productive stores. The company is approximately 60 percent through a five year, $4 billion capital expenditure program. Sears plans capital expenditures of $1.5 billion in 1997 to include remodeling and expansion of 85 existing and opening 15 to 25 new full-line stores, 40 to 50 hardware stores, 5 to 10 furniture stores and 145 to 175 automotive stores. In 1996, 27 full-line stores were opened and 10 closed. The company also expects to accelerate its opening of off-the-mall formats. Sears expects to have more than 400 hardware stores by 2000. Their 1996 acquisition of the 65 unit Orchard Supply is an example of their aggressive strategy. Analysts are forecasting a 6.0 percent growth in revenues and 4.0 to
        5.0 percent same store sales increases in 1997. Moody's rates the company's financial strength an "A2", while Standard & Poor's ranks it "A-".


ANCHOR TENANT ALIGNMENT

        The anchor tenant alignment of the subject property also helps to further define the potential boundaries of the subject's trade area. The subject property is anchored by Filene's, Macy's and Sears. JC Penney is presently under construction and is anticipated to open in Spring 1998. The subject's anchor tenants described above can be found at the following competing centers:

===============================================================================
                                ANCHOR ALIGNMENT
- -------------------------------------------------------------------------------
                                   Filene's        Sears         JC Penney
- -------------------------------------------------------------------------------
Pheasant Lane                         x              x               x
- -------------------------------------------------------------------------------
Mall at Rockingham Park               x              x               x
- -------------------------------------------------------------------------------
Steeplegate Mall                                     x               x
===============================================================================

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        The duplication in anchor tenancy throughout the competition is seen as limiting the subject's potential trade area as it is unlikely that customers will travel passed one stores location to frequent a similar store at the subject property. Both the Pheasant Lane Mall and the Mall at Rockingham Park have all of the same anchors as the subject plus Macy's. Steeple Gate Mall has booth Sears and JC Penney but lacks Filene's. It is also noted that Pheasant Lane, Steeplegate and the subject have vacant anchor tenant stores. The vacancies at the subject property and Pheasant Lane were caused by the bankruptcy of Lechmere's and both properties are actively pursuing replacement tenants. Management is close to a deal with Best Buy for the subject property. The vacant anchor at Steeplgate was formerly a Sage Allen store but has remained vacant for over five years. Given the size of the vacant store (55,000 square feet) it is unlikely that a full-line department store could be attracted the property. The anchor tenants at the subject property will also compete with a freestanding Macy's store located approximately 2 miles form the subject at the intersection of Route 3 and I-293.


TRADE AREA DEFINITION

        In defining boundaries for the subject's trade area, several factors have been considered. First, the property's location with respect to transportation provides the basis for regional access to the area. Second, regional competition and geographic boundaries help to define the potential size of the trade area as a measure of distance from the property. Third, the merchandising mix and anchor alignment provide the basic draw of customers that are likely to patronize the property.

        The Mall of New Hampshire is located in the City of Manchester in southern New Hampshire. The property has good regional access by virtue of its location at the intersection of Route 28 and I-293. The subject is surrounded by a variety of community and big box retailers which is further enhances the area as a retail shopping destination. The subject property faces significant competition in the south from both Pheasant Lane and The Mall at Rockingham Park as well as more limited competition from Steeplgate Mall to the north. To the east and west competition is relatively limited and as a result the trade area will be effected more by distance and traveling time.

        To summarize, the foundation of our analysis in the delineation of the subject's trade area may be summarized as follows:

        1. Highway accessibility, including area traffic patterns, geographical constraints, and nodes of residential development;

        2. The position and nature of the area's retail structure, including the location of destination retail centers which compete with the subject and the strength and composition of the retail infill; and

        3. The size, anchor tenancy, and merchandising composition of the subject property's tenants.

        Ownership has provided us with a Shopper Study for The Mall of New Hampshire prepared in 1996. We have reviewed the report and we are in concurrence with its findings relative to our independent analysis of the competitive retail structure. Provided on the

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

following page is a summary of the zip codes segregated between primary and secondary components for the subject.

                     ======================================
                           ZIP CODE         Location
                            03031           Amherst
                            03032           Auburn
                            03034           Canada
                            03036           Chester
                            03037           Deerfield
                            03038           Derry
                            03044           Fremont
                            03045           Goffstown
                            03053           Londonderry
                            03054           Merrimack
                            03057           Mont. Vernon
                            03070           New Boston
                            03077           Raymond
                            03101           Manchester
                            03102           Manchester
                            03103           Manchester
                            03104           Manchester
                            03106           Hooksett
                            03109           Manchester
                            03110           Bedford
                            03229           Contoocock
                            03234           Epsom
                            03275           Suncook
                            03281           Weare
                            03290           Nottingham
                            03301           Concord
                            03303           Boscawen
                            03304           Bow
                            03873           Sandown

                     Primary Trade Area presented in
                     BOLD & ITALIC
                     ======================================

        According to management approximately 53% of the center sales are generated within the primary trade area with an additional 20% generated by the secondary trade area. Overall the trade area accounts for 73% of the sales at the property with the remainder of the sale generated from outlying areas and transients such as tourist and business travelers.

        To add perspective to this analysis of the primary and secondary trade area data, we have segregated our survey to include data with a comparison to the Hillsborough County, State of New Hampshire and United States. This information is shown on the FACING PAGE.


POPULATION

        Once the market has been established, the focus of our analysis centers on the statistical data of the trade area, including population. Equifax National Decision Systems (ENDS) provides historical, current and forecasted population estimates for the trade area. Patterns of development density and migration are reflected in the current levels of population estimates. A detailed profile of the trade area is included in the ADDENDA of this report.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        Between 1990 and 1997, ENDS reports that the population within the Primary Trade Area increased by 10,784 residents to 169,861, reflecting an 6.78 percent increase. Within the secondary trade area population has increased 8.84 percent to a 1997 level of 204,083.

        We see that the population within the primary trade area has historical experienced similar trends to that of Hillsborough County and is projected to continue to do so. Population growth in the secondary trade area has surpassed that of the county and is significantly stronger than that of the State of New Hampshire or the nation as a whole. Provided on the Following Page is a graphic representation of the current population distribution. Note that the subject property is located within one of the more densely populated areas. On the Second Following Page, the graphic depicts the forecasted increase in population. As illustrated the majority of the primary trade area is projected to experience population growth in excess of 5 percent. In exception to this the Manchester CBD which is projected to have a relatively stable population base. Within the secondary trade area population growth is more sporadic. The towns of Weare, Milford, Londonderry, Derry, Sandown and Raymond are projected to increase in population by over 10 percent, while the towns of Contocook, Lyndeborough, Mont. Vernon, Nottingham, Epson and Pittsfield are expected to decline in population. Overall the subject property appears to be well positioned to benefit from the trade areas increase population base.

- -------------------------------------------------------------------------------

                     [POPULATION DENSITY GRAPHIC - MAP #1]

                     [POPULATION GROWTH GRAPHIC - MAP #2]

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

HOUSEHOLDS

        A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

        National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

        o The population is living longer on average. This results in an increase of single and two person households.

        o The divorce rate increased dramatically during the 1980s, again resulting in an increase in single person households.

        o Many individuals have postponed marriage, also resulting in more single person households.


        According to ENDS, the primary trade area added 7,217 households between 1990 and 1997, an increase of 12.38 percent to 169,861 units. A similar trend was experienced in the secondary trade area which increased 14.90 percent between 1990 and 1997 to 76,934 households. Consistent with the national trend, the trade area is experiencing household growth at a rate in excess of population changes. Overall, the total trade area was estimated to contain 144,104 households in 1997. Through 2002, the number of households in the total trade area is expected to increase by 9.04 percent to 157,138.

        A greater number of smaller households with fewer children generally indicates more disposable income. In 1980, there were 2.87 persons per household and by 1997, it is estimated to have decreased to 2.60 in the total trade area.


TRADE AREA INCOME

        A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential.

        Trade area income figures for the subject support the profile of a market with income levels generally consistent throughout the various trade area components. According to ENDS, average household income within the primary trade area in 1997 is approximately $62,091.

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        A comparison of the trade area's relative ranking is shown on the following chart.

            ========================================================
                        AVERAGE HOUSEHOLD INCOME COMPARISON
            ========================================================
                   Area                                      1997
            ========================================================
            Primary Trade Area                             $62,091
            --------------------------------------------------------
            Secondary Trade Area                           $62,427
            --------------------------------------------------------
            Total Trade Area                               $62,271
            --------------------------------------------------------
            Hillsborough County                            $64,527
            --------------------------------------------------------
            State of New Hampshire                         $55,735
            --------------------------------------------------------
            United States                                  $55,449
            --------------------------------------------------------
            Source:  Equifax National Decision Systems
            ========================================================

        The distribution of income within the primary trade area, relative to the United States, can be summarized as follows:

     ======================================================================
                               % of Households
     ======================================================================
                 Category             Primary Market     United States
     ======================================================================
     Greater Than $150,000                4.22%              4.5%
     ----------------------------------------------------------------------
     $100,000  -  $149,999                6.96%              5.4%
     ----------------------------------------------------------------------
     $ 75,000  -  $ 99,999               11.04%              7.6%
     ----------------------------------------------------------------------
     $ 50,000  -  $ 74,999               25.07%             19.1%
     ----------------------------------------------------------------------
     $ 35,000  -  $ 49,999               18.95%             16.6%
     ----------------------------------------------------------------------
     $ 25,000  -  $ 34,999               10.47%             13.3%
     ----------------------------------------------------------------------
     Less Than    $ 25,000               23.29%             33.5%
     ----------------------------------------------------------------------
     Source: Equifax National Decision Systems
     ======================================================================

        Provided on the FOLLOWING PAGE is a graphic presentation of the average household income distribution throughout the trade area. As can be seen, much of the subject's primary trade area can be described as a solid middle income market. Lower income areas are located in the Manchester CBD as well as the northern peripheral of the secondary trade area, while higher income areas are located to the west in the towns of Bedford and Amherst.


EFFECTIVE BUYING INCOME

        Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area
(MSA), as well as on a county basis as reported in Sales and Marketing Management's Survey of Buying Power.

- -------------------------------------------------------------------------------

                      [AVERAGE HOUSEHOLD INCOME GRAPHIC]

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        Effective Buying Income in Hillsborough County was discussed in the regional analysis section of this report. As presented the median household EBI in the county was reported to be $42,769 as of year end 1996. This level is above both state and national averages, which is attributable to the higher income household located in the Manchester area and the southern portion of the county. In aggregate EBI within the county was reported at $6.456 million.


RETAIL SALES

        Perhaps an even more important measure of area income is the amount spent on retail expenditures. Retail sales and growth as tracked by Woods & Poole Economics, Inc. were presented in the Regional Analysis section of this report. According to Woods & Poole retail sales in Hillsborough County increased by 4.0 percent per annum from 1980 to 1990. Since 1990, total retail sales has been more modest at 0.53 percent per year. Woods & Poole is forecasting stronger annual sales growth of 1.3 percent per year through 2005.


SUBJECT SALES

        Although sales trends within the subject's region lend important insight into such an analysis, it is the subject's sales productivity that is, perhaps, most significant. Sales--and sales growth--are the driving impetus for rental rates and rent growth at retail properties and have significant bearing on the occupancy costs tenants are willing to pay. We were not provided with comparable tenant sales information for the property.

        We have reviewed actual sales reports for the tenants in continuous occupancy from 1995 through 1997. The survey included 51 tenants totaling 133,258 square feet. In 1995 gross sales from these tenants total $44.7 million or $338 per square foot. In 1996 sales increased to $45.7 million or $343 per square foot and further increased to $47.4 million or $358 per square foot in 1997.

============================================================================
       YEAR        Tenant Sales (000)        Per SF        % Change
- ----------------------------------------------------------------------------
       1995             $44.720               $338            N/A
- ----------------------------------------------------------------------------
       1996             $45.692               $343          +2.17%
- ----------------------------------------------------------------------------
       1997             $47.381               $358          +3.70%
============================================================================

        Despite the on-going construction at the subject property, comparable store sales have consistently increased over the past three years. The completion of the center coupled with the addition of a fourth anchor tenant should result in further increases in sales volume. We have chosen to take a somewhat conservative posture and have based 1998 sales on a 3.5% increase over 1997 levels. Although this is consistent with the historical increases achieved by the subject it is considered a conservative assumption when considering the addition of a fourth anchor tenant and the recent renovation.

        INDUSTRY AVERAGE SALES (MALL SHOPS)

        The Urban Land Institute's Dollars and Cents of Shopping Centers (1997) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.87

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

==================================================================================
                                MALL SHOP SALES
                        REGIONAL/SUPER-REGIONAL CENTERS
- ----------------------------------------------------------------------------------
        AREA          AVERAGE        MEDIAN       LOWER DECILE      UPPER DECILE
==================================================================================
United States         $180.78/       $170.17/        $125.36/         $286.59/
                      $203.87        $196.36         $148.62          $284.47
- ----------------------------------------------------------------------------------
East                  $201.11/       $182.81/        $117.31/         $325.52/
                      $190.46        $188.37         $146.25          $286.15
- ----------------------------------------------------------------------------------
West                  $222.20/       $197.91/        $157.50/         $349.28/
                      $205.69        $195.37         $151.60          $274.11
- ----------------------------------------------------------------------------------
South                 $174.53/       $179.50/        $122.81/         $239.01/
                      $209.63        $208.45         $141.62          $271.08
- ----------------------------------------------------------------------------------
Midwest               $163.05/       $153.88/        $123.70/         $237.74/
                      $203.20        $196.15         $153.90          $289.85
==================================================================================
Source: Urban Land Institute Dollars and Cents of Shopping Centers (1997)
==================================================================================

        For regional malls in the east, average sales are shown to be $182 per square foot, with upper and lower deciles of $325 and $117 per square foot, respectively.

        The subject's 1997 mall shop sales performance of $358 per square foot can be compared to its peers as shown below:

            ==========================================================
                                   Average      Subject    Variance
            ----------------------------------------------------------
            United States           $180          $358       199%
            ----------------------------------------------------------
            East                    $182          $358       197%
            ==========================================================

        ANCHOR STORE SALES

        The anchor tenants own their respective stores and are not obligated to report tenant sales figures. The mall manager has had informal discussions with the store managers for each of the anchors. Based on these discussions sales of approximately $30 million were estimated for both Sears and Filene's or approximately $220 and $182 per square foot respectively. It is important to note that the mall was under construction during 1997 which may have deterred some customers. Based upon the completion of the center and the addition of a fourth anchor tenant we would expect an increase in sales performance for the anchor tenants in the future.

        INDUSTRY AVERAGE SALES (DEPARTMENT STORES)

        A comparison of the subject's potential department store performance can also be made to its regional and national peers. The Urban Land Institute also tracks sales of owned and non-owned department stores by selected affiliation and region. The data from ULI shows that the mean sales level for department stores in super-regional malls varies from $132.65 to $179.60 per square foot with an overall average of $156.35 per square foot. Stores in the top 10.0 percent of their peers average (unweighted) approximately $243.63, while the top 2.0

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

percent average approximately $391.40 per square foot. This information, based on 1996, is summarized in the following chart.

===============================================================================
                          DEPARTMENT STORE SALES DATA
- -------------------------------------------------------------------------------
                                         AVERAGE       TOP 10%       TOP 2%
        CATEGORY/REGION                 SALES PSF     SALES PSF    SALES PSF
===============================================================================
Super-Regional U.S.
Owned Dept. Stores                       $153.67       $233.49      $347.00
National Chain                           $149.59       $230.80      $336.00
Non-Owned Dept. Stores                   $163.98       $256.83      $447.57
National Chain                           $163.71       $253.39      $435.01
Eastern Region                           $132.65         ---          ---
Western Region                           $146.26         ---          ---
Midwestern Region                        $161.33         ---          ---
Southern Region                          $179.60         ---          ---
===============================================================================
MEAN - ALL SUPER-REGIONAL CENTERS        $156.35       $243.63      $391.40
===============================================================================
Regional Malls U.S.
Owned Dept. Stores                       $148.15       $256.90      $334.68
National Chain                           $149.73       $256.73      $339.74
Non-Owned Dept. Stores                   $181.40       $258.62      $328.07
National Chain                           $174.44       $244.58      $324.28
Eastern Region                           $140.01         ---          ---
Western Region                           $181.20         ---          ---
Midwestern Region                        $149.32         ---          ---
Southern Region                          $141.18         ---          ---
===============================================================================
MEAN - ALL REGIONAL CENTERS              $158.18       $254.21      $331.69
===============================================================================
Source: Urban Land Institute Dollars & Cents of Shopping Centers (1997)
===============================================================================

        Data for department stores in regional malls shows that the mean ranges from $140.01 to $181.40 per square foot with an overall average of $158.18 per square foot. The unweighted average for the top 10.0 percent and 2.0 percent is approximately $254.21 and $331.69 per square foot, respectively. Sales at department stores in the east reflect a mean of about $156 per square foot at super-regional malls and $158 per square foot at regional malls.

        With 1997 sales averaging approximately $199 per square foot (department stores only), the subject stores are at the upper end of industry norms for department stores within regional malls.


TRADE AREA EXPENDITURE POTENTIAL

        On the basis of detailed population, income, and spending pattern analysis, estimates of household expenditures for shoppers goods merchandise have been developed for the trade area. Shoppers goods, or department store type merchandise (DSTM), comprise the overwhelming bulk of goods and products carried in regional malls and department stores. Specifically, shoppers goods expenditure potentials represent the dollar amounts available for the merchandise that is primarily sold in the following store types:

        o     General merchandise stores including department and other stores;

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

        o     Apparel and accessory stores;
        o     Furniture and home furnishing stores, and
        o     Other miscellaneous shoppers goods stores.

        These categories are also commonly referred to as GAFO goods.

        DSTM or GAFO expenditure potential measures the ability of the market to purchase department store type goods. This expenditure potential is typically based upon current average household or per capita income levels in the market, and the estimated share of that income that has historically been spent on department store type merchandise.

        Retail sales potential of a trade area is determined after estimating the percent of total aggregate income spent on GAFO goods. The Department of Commerce tabulates the total GAFO sales by city, county and state every five years. The last tabulation was completed in 1997, however, at this writing the results were not in final print. As such, the 1992 data is often cited. Taking these figures for the pertinent area and dividing them against total aggregate income yields the percentage of total aggregate income spent on GAFO goods within an area. For the United States the average is approximately 14.0 percent. For various states, the overall percentage of income devoted to shopping goods purchases (expenditures) ranges from roughly 11.0 to 15.0 percent. Nationally, it is estimated that 80 to 85 percent of specialty and in-line tenant regional shopping center sales are of shoppers goods.


MARKET SHARE ANALYSIS

        To estimate the subject's primary and total trade area market share, the amount previously calculated for center sales is divided by the trade area GAFO potential. The GAFO potential has been estimated to be 14.0 percent of the total trade area's aggregate income. Sales have been projected utilizing ownership's 1997 estimated year end and anchor tenant projections. Total center sales are typically reduced by non-GAFO center sales (i.e. restaurant, convenience and service establishments) which range from 10.0 to 20 percent industry-wide. This number has been derived from conversations we had with market research personnel at some of the nation's largest retail development companies. Also, as was previously mentioned, it is estimated that between 15.0 and 25.0 percent of trade area sales are due to secondary areas and tertiary inflow. This too is deducted from total sales to determine "Total GAFO Sales" from the Primary Trade Area.

        These market share calculations can be seen on the chart on the FOLLOWING PAGE. The model presumes that 47.0 percent of the mall's sales will be inflow from outside of the primary market, consisting of the secondary trade area plus tourist expenditures and customers from other regions.

        Based upon these assumptions, the current market share of the Primary and Total Trade Area GAFO potential is calculated to be about 27.98 percent and
12.85 percent, respectively, based on projected 1997 population and household statistics provided by ENDS. This illustrates the dominance of the subject property within its primary trade area as well as the effect of the competing centers on the property's secondary trade area.

- -------------------------------------------------------------------------------

==================================================================================================================================
MARKET SHARE ANALYSIS - PRIMARY TRADE AREA GAFO SALES
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.
==================================================================================================================================
                                                                               FORCASTED
- ---------------------------------------------
SUBJECT SALES VOLUME                                      AREA (*)                1997                           SALES/SF
- ---------------------------------------------             ----                    ----                           --------
    SUBJECT PROPERTY SALES
        Anchor Stores
             Filene's                                  165,000 SF               $30,000,000                         $181.82
             Sears                                     136,464 SF               $30,000,000                         $219.84
             JC Penney                                 101,388 SF               $20,176,212(1)                      $199.00
             Vacant                                     60,768 SF               $12,092,832(1)                      $199.00
        Mall Shop Tenants:                             327,393 SF              $117,206,694                         $358.00
        ------------------                             ------- --              ------------                         -------
    TOTAL CENTER SALES:                                791,013                 $209,475,738                         $264.82
                                                                                                               Includes All
                                                                                                                  Sales/GLA
                                                                     --------------------------      --------------------------
                                                                               PRIMARY                           TOTAL
                                                                              TRADE AREA                      TRADE AREA
- ---------------------------------------------
SUBJECT GAFO SALES
- ---------------------------------------------

    Total Subject Sales:                                                       $209,475,738                    $209,475,738
        Less: Non-GAFO Sales (%) at:                                  10%       $11,720,669(2)        10%    $11,720,669.40
        ----------------------------                                            -----------                  --------------
    Total Subject GAFO Sales:                                                  $221,196,407                    $221,196,407
        Less: Sales Inflow (%) at:                                    47%    ($103,962,311)           27%     ($59,723,030)
        --------------------------                                           --------------                   -------------
    TOTAL GAFO SALES AT SUBJECT:                                               $117,234,096                    $161,473,377

- ---------------------------------------------
TRADE AREA GAFO ANALYSIS
- ---------------------------------------------

     TRADE AREA GAFO POTENTIAL
        Number of Households (Primary Trade Area):                                   48,192(3)                      144,105
        Average Household Income (Primary Trade Area):                              $62,091(3)                      $62,271
        ----------------------------------------------                             --------                         -------
    Primary Trade Area Aggregate Income:                                     $2,992,289,472                  $8,973,562,455

    GAFO POTENTIAL (%) AT:                          14.0%                      $418,920,526                  $1,256,298,744
    ======================                          =====                      ============                 ===============

- ---------------------------------------------
MARKET SHARE CALCULATION
- ---------------------------------------------

    Total Subject GAFO Sales:                                                  $117,234,096                    $161,473,377
    Primary Trade Area GAFO Potential:                                         $418,920,526                  $1,256,298,744

    MARKET SHARE OF PRIMARY TRADE AREA GAFO POTENTIAL:                               27.98%                          12.85%
    ==================================================                               ======                          ======
                                                                     --------------------------      --------------------------

- ---------------------------------------------
(1) Sales figures based on mall average
(2) Non-GAFO sales based on mall shop sales
(3) Household and Income numbers based upon Equifax National Decision Systems estimates.

Note:   This analysis is based upon Current Dollars.
==================================================================================================================================

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

CONCLUSION

        We have analyzed the retail trade history and profile of the Manchester region in order to make reasonable assumptions as to the forecasted performance of the subject's trade area. A regional area and locational overview has been presented which has highlighted important points about the study area, as well as demographic and economic data specific to the trade area. We have also included a brief discussion of the competitive retail centers in the market area. The trade area profile discussed encompasses a zip code based analysis which was a product of a 1996 shopper survey. Marketing information relating to these sectors has been presented and analyzed in order to determine patterns of change and growth. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area.

        The following bullet points summarize some of our key conclusions with regard to the subject's trade area and market potential:

        o The neighborhood has good vehicular access. The subject enjoys a visible location, centered in the principal commercial hub for this quadrant of the MSA.

        o The existing trade area structure is largely characterized by traditional neighborhood centers, as well as community centers anchored by grocery or discount stores. The property also faces competition from three strong regional centers, however, these properties are relatively removed from the property ( in excess of 20 miles).

        o The recent renovation and expansion of the center will help to maintain the subject as the dominant center in its trade area as well as recapture some loss market share in its secondary and tertiary trade areas.

        o The subject will benefit from a relatively stable and affluent local population. Average household income within the primary trade area is currently estimated at $62,091.

        o The center will be well positioned in an area that is forecasted for continued population and household growth.


        Our analysis concludes that the proposed merchandising mix of the center, the location along two major arterials, and the popularity and uniqueness of the major tenants, all combine to establish The Mall of New Hampshire as a viable retail center in its trade area. We believe that, with competent management, focused marketing, and a responsive maintenance program, the subject should capture and maintain a strong position in its marketplace.


MARKETABILITY AND MARKETING PERIOD

        In this subsection, we consider the potential market appeal, marketability, and demand for a center like the subject in light of the current real estate investment market. As discussed in this report, the subject involves an enclosed single-level retail mall anchored by four

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

department stores (one is currently vacant) for a combined GLA of approximately 791,013 million square feet.

        We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a "reasonable" price, have sold within 12 months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

        The subject is characterized as a good-quality, regional mall which will represents a strong barrier to future competitive development. It contains the area's typical anchor alignment and sales are consistent with chain averages. The subject's primary trade area has a current population of approximately 170,000 people and is projected to experience typical household growth into the foreseeable future. We believe that if the subject were offered for sale, it would represent an good investment opportunity for a center with some upside through the potential to reposition it. Based on the above, it is our estimate that a market sale of the subject property should be realized within 12 to 18 months exposure on the market.

- -------------------------------------------------------------------------------

                                     [MAP]

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

Site Description
Location:                              The subject site is located at the
                                       southeast quadrant of Route 28 and
                                       Interstate 293 in the City of
                                       Manchester, Hillsborough County, New
                                       Hampshire.

Shape: Irregular rectangular (reference is made to the FACING PAGE).

Land Area:                             59.47 acres

                                       =========================================
SITE AREA:                               Site Components            Site Area
                                       =========================================
                                       Anchor Tenants
                                           Filene's:                9.69+/- Acre
                                           JC Penney:               5.04+/- Acre
                                           Sears:                  10.93+/- Acre
                                           Former Lechmere:         6.00+/- Acre
                                       =========================================
                                       Anchor Site Area(1):        31.66+/- Acre
                                       =========================================
                                       Developer's Parcel:         38.95+/- Acre
                                       =========================================
                                       Total Site Area:            70.61+/- Acre
                                       =========================================
                                       (1) Not owned and not part of this
                                           appraisal
                                       =========================================

Frontage:                              The subject property has extensive
                                       frontage along the east side of South
                                       Willow Street and Huse Road. The
                                       property also has extensive frontage
                                       along Interstate 293, however, it can
                                       not be access directly from this
                                       thoroughfare.

Topography:                            The subject site is rolling in nature
                                       but has been graded to provide
                                       relatively level parking areas. The site is below street grade with South Willow
                                       Street but slopes upward in a
                                       southeasterly direction. The site is
                                       above grade with Interstate 293 and as
                                       such has good visibility from this
                                       thoroughfare.

Ingress/Egress:                        Access to the property is provided by
                                       two curb cuts located along the east
                                       side of South Willow Street. Both of
                                       these entrances are serviced by signal
                                       lights.

- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

Access: Regional accessibility to the subject is considered excellent by virtue of its location along Interstate 293. I-293 connects with I-93 approximately 2 miles east of the property providing convenient access throughout the greater Manchester area.

Street Improvements:                   Route 28 is a major artery with adequate
                                       lighting and curbing. In general Route
                                       28 is a four-lane bi-directional
                                       roadway. In the area of the subject it
                                       is a divided thoroughfare and has been
                                       expanded to ten lanes (four southbound
                                       and six northbound) to accommodate
                                       increased traffic demand.

Soil Conditions:                       We did not receive nor review a soil
                                       report. However, we assume that the
                                       soil's load-bearing capacity is
                                       sufficient to support the existing
                                       structures. We did not observe any
                                       evidence to the contrary during our
                                       physical inspection of the property.
                                       Drainage appears adequate.

Utilities:                             All municipal utilities are available to
                                       the site, including water, sewer,
                                       electric, and telephone.

Land Use Restrictions:                 We were not provided with a current
                                       title report for the subject property.
                                       We do not know of any easements,
                                       encroachments, or restrictions that
                                       would adversely affect the site's use.
                                       However, we recommend a current title
                                       search to determine whether any adverse
                                       conditions exist.

Flood Hazard:                          The subject site lies within Zone C,
                                       areas of minimal flooding (FIRM
                                       Community Panel Number 330169 0020B,
                                       effective February 18, 1981).

Wetlands:                              We were not given a Wetlands survey. If
                                       a subsequent engineering survey reveals
                                       the presence of regulated Wetlands
                                       areas, we reserve the right to amend
                                       this valuation.

- -------------------------------------------------------------------------------

                                     [MAP]

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

Hazardous Substances:                  No environmental study has been
                                       provided. It is assumed that the
                                       property is not adversely affected by
                                       any hazardous substances.

                                       Please refer to the complete list of
                                       Assumptions and Limiting Conditions
                                       provided at the end of this report.

Comments:                              Overall, the site size, topography, and
                                       configuration appear functionally
                                       adequate and conducive for a retail
                                       utilization in an suburban setting. The
                                       site is serviced by all public utilities and curb appeal of the site is good.



IMPROVEMENT DESCRIPTION

        The Mall of New Hampshire consist of a 791,013+/-square foot, regional mall currently anchored by Filene's, JC Penney, and Sears, which each own their respective stores and as such are not part of the subject of this appraisal. The property also contains one vacant anchor store (60,768 square feet) which was formerly occupied by Lechmere. The property was originally constructed in 1977 with three anchor stores and 88 in-line shops. In 1996 the mall began an expansion and renovation project which included the addition of a fourth anchor tenant and approximately 105,000 square feet of mall shop space. The property now contains a total GLA of 791,013 square feet, inclusive of 317,748 square feet of mall shop space. The reader is referred to the leasing plan presented FACING THIS PAGE.

        We were not provided with building plans or specifications for the subject mall. The physical description which follows is based on our inspection on February 16, 1998 and discussions with the General Manager.


GENERAL DATA
     Year Built:                       1977

     Year Renovated/Expanded:          1996-1998

                                       The JC Penney store and the food court
                                       are still under construction with
                                       anticipated openings of May 1998 and
                                       June 1998 respectively.

- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

                                       ===================================================
   Gross Leasable Building Area:          Building Components          Gross Leasable Area
                                       ===================================================
                                        Anchor Tenants
                                             Filene's:                       165,000+/- SF
                                             Sears:                          136,464+/- SF
                                             JC Penney:                      101,388+/- SF
                                             Former Lechmere:                 60,768+/- SF
                                       ===================================================
                                        ANCHOR GLA1:                         463,620+/- SF
                                       ===================================================
                                        Mall Shop GLA:                       317,748+/- SF
                                        Food Court GLA:                        7,755+/- SF
                                        Kiosk GLA:                             1,890+/- SF
                                       ===================================================
                                        TOTAL OWNED GLA:                     327,393+/- SF
                                       ===================================================
                                        TOTAL  GLA:                          791,013+/- SF
                                       ===================================================
                                        (1) Each of the anchors owns their respective
                                            store and thus are not included as part of
                                            the subject of this appraisal
                                       ===================================================

                                       The gross leasable building areas were
                                       taken from the rent roll and lease
                                       abstract reports. No independent survey
                                       of the subject improve-ments was
                                       conducted.

     Gross Building Area (Owned):      Not available


CONSTRUCTION DETAIL
Foundations:                           Reinforced concrete spread footings

Framing:                               Steel-frame, fireproofed in certain
                                       areas.

Building Height:                       The majority of the center is one-story
                                       in height. In exception to this is the
                                       JC Penney and Filene's store which are
                                       two-stories.

Floor System:                          Poured concrete slab on grade

Exterior Walls:                        Dryvit panels over masonry block and
                                       face brick.

Roof Structure/Roof:                   The property has a flat roof consisting
                                       of corrugated steel decking over bar
                                       joists. The cover on the original center is a multi-ply built-up over rigid insulation. The cover on the expansion is a EDPM roofing system over rigid insulation.

- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

Mechanical Detail

Heating and Air Conditioning:          Heating and cooling of the common area
                                       is achieved by 30 roof-top, gas-fired,
                                       package units, thirteen of which were
                                       either replaced or added during the
                                       recent expansion. Department stores and
                                       in-line tenants have individual units
                                       for their demised premises.

Plumbing:                              A complete sanitary sewer system and
                                       domestic water service serves all
                                       required fixtures of each tenant and is
                                       tapped into municipal water and sewer
                                       distribution lines. Tenants are provided with plumbing taps and valves off the main and are generally responsible for installation of their own plumbing fixtures. All roof areas are drained to rain water conductors which are connected to the site storm water system. Supply and waste lines are assum this consists of copper water lines and cast iron and PVC pipe for waste removal. Sanitary drainage is collected and connected to the site drainage system.

Electric:                              Service to all tenants is through a
                                       common distribution system. Energy is
                                       metered for in-space use directly by the local supplier to department stores, and in-line stores. These tenants pay for their own electric usage directly. All electric work is assumed to be in accordance with National Electric Code.

Life Safety/Security:                  All areas of the property are provided
                                       with fire protection sprinkler systems.
                                       Tenant areas of the mall are installed
                                       with sprinkler leads directly on the
                                       branch mains. Drops to the finished
                                       ceilings and required supplemental leads are the tenants' responsibility.

- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

INTERIOR DETAIL

Layout: The Mall of New Hampshire was originally constructed as a three anchor "T-shaped" center. The addition of a fourth anchor and the expansion of the center has converted the property into a
                                       "racetrack" design with anchor tenants
                                       at each corner of the property. The food court is presently being renovated and expanded along the northeast court of the center, mid-way between center court and the former Lechmere store.

                                       Mall concourses are relatively wide
                                       ranging from approximately 30 to 45
                                       feet. This width provides adequate site
                                       lines and space for center court kiosks.

                                       Store frontage typically vary from 20 to 85 feet with 25 to 35 being most typical. Store depths of 125 to 150 feet are evidence with most stores exhibiting typical frontage to depth ratios.

Floor Coverings:                       Generally marble and ceramic flooring in
                                       the common areas. Tenant spaces are
                                       primarily a mix of carpet, hardwood and
                                       vinyl tile.

Ceilings:                              Mix of painted sheetrock and 2' x 2'
                                       acoustical tile in lay-in grids.

Wall Finish:                           Primarily textured and painted
                                       sheetrock.

Lighting:                              Combination of suspended quartz lighting
                                       fixtures and indirect florescent
                                       lighting fixtures.

Demising Walls:                        Generally steel frame.

Store Fronts:                          Combination of flush and pop-out store
                                       fronts.

Tenant Rest Rooms:                     Generally, each tenant space has a rest
                                       room facility. Rest rooms are handicap
                                       equipped.

Public Toilets:                        Public rest rooms are located in the
                                       Lechmere court and the central bank of
                                       tenant suites and are also found in the
                                       anchor department stores.

Tenant Areas:                          Tenant suites are improved in accordance
                                       with individual tenant specifications.

- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

Asbestos:                              We are not aware of any asbestos
                                       containing materials (ACMs) in the mall
                                       building improvements.

Americans With Disabilities Act:       The Americans With Disabilities Act
                                       (ADA) became effective January 26, 1992.
                                       Notwithstanding any discussion of
                                       possible readily achievable barrier
                                       removal construction items in this
                                       report, we have not made a specific
                                       compliance survey and analysis of this
                                       property to determine whether or not it
                                       is in conformity with the various
                                       detailed requirements of the ADA.

                                       The reader is referred to the complete
                                       list of Assumptions and Limiting
                                       Conditions provided at the end of this
                                       report.

Site Improvements:
     Parking: There are a total of 3,800 parking spaces designated in the parking lots. This indicates a parking ratio of 4.8 spaces per 1,000 square feet which is within industry standards.

     Landscaping:                      Minimal

     Other: Other site improvements consist of concrete and asphalt paving, curbing, yard lighting, retaining walls, all underground and overhead utilities and mall signage. Storm water drainage systems are connected to the site drainage system.

Comments:                              Overall the subject improvements were
                                       observed to be in good condition. Our
                                       observations indicate both good quality
                                       materials and workmanship in view of the center's overall age. Analysis of the structural integrity of the buildings is beyond our expertise and best made by a professional engineer. Our analysis of the improvements concludes that their layout and design are, for the most part, functional and conducive to their current retail utilization.

- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------

                                       According to Marshall Valuation Service, the typical life expectancy for regional mall improvements such as the subject is 50 to 55 years. The subject was constructed in 1977 and expanded and renovated in 1996-1998. Based upon the extensive renovations, we estimate the effective age of the subject improvements at 3 to 5 years. Therefore, the remaining economic life is estimated at between 50 and 52 years.

                                       Our review of the local environs reveals that there are no external influences which negatively impact the value of the subject property.

Personal Property Included
     in Value Estimate:                None.

- -------------------------------------------------------------------------------

                                            REAL PROPERTY TAXES AND ASSESSMENTS
- -------------------------------------------------------------------------------

OVERVIEW

        The subject property is currently assessed by the City of Manchester. Tax billings for the City are based upon a fiscal year commencing April 1st and are billed in two equal installments due on July 1st and December 1st . The following chart presents a summary of the subject's current assessment information:

=============================================================================
                            1997 PROPERTY ASSESSMENT
- -----------------------------------------------------------------------------
   Account               Land               Building              Total
     No.              Assessment           Assessment           Assessment
=============================================================================
  666-A/3             $ 1,325,600         $19,148,700           $20,474,300
- -----------------------------------------------------------------------------
  666-A/3-A           $ 9,206,700                  --           $ 9,206,700
- -----------------------------------------------------------------------------
  666-2-A             $    79,000         $    30,200           $   109,200
- -----------------------------------------------------------------------------
  666-2               $   826,100         $   159,000           $   985,100
- -----------------------------------------------------------------------------
  666-A/7             $     4,600                  --           $     4,600
- -----------------------------------------------------------------------------
  666-A/6             $    46,200                  --           $    46,200
- -----------------------------------------------------------------------------
  TOTAL:              $11,488,200         $19,337,900           $30,826,100
=============================================================================

        The above assessment is represents 100% of market value as of April 1, 1991. The assessment implies a current market value of $27,279,734 based upon the City's equalization rate of 113%. It is important to note that this assessment is based upon the status of the property as of April 1, 1997 at which time the expansion was vacant and in shell condition. Discussions with the City assessor indicated that the property will be reassessed for the 1998 tax year based upon its status as of April 1, 1998. The assessor also indicated that the equalization rate for 1998 is anticipated to be 109%. Therefore based upon the value concluded in this report we have projected an assessment for the subject property of $138,000,000 as calculated below:

                       $138,000,000 / 1.09 = $126,605,504

        Application of the current mill rate of $31.16 per $1,000 of assessed value results in a projected tax liability of $3,950,000 (rounded) or approximately $12.07 per square foot of owned GLA. The equalization rate is based primarily on residential properties in the municipality and may have little bearing on the relationship between the subject's value and assessment. This is demonstrated by the 1997 tax assessment. Although the property was not completed, the April 1997 assessment which implies a market value of $27.3 million appears unrealistically low. In estimating future tax liability for the subject, management has retained the services of Gouldston and Storrs. According to Gouldston and Storrs a stabilized assessment of $62,606,700 is projected for the subject resulting in a 1998 tax liability of $1,940,000. Given the past assessment of the property this level of taxes appears reasonable. It should be noted that taxes are fully passed through to the tenants.

- -------------------------------------------------------------------------------

                                            REAL PROPERTY TAXES AND ASSESSMENTS
- -------------------------------------------------------------------------------

HISTORICAL AND PROJECTED TAX INCREASES

        Historical mill rates for the Orange tax jurisdiction from 1984 to the present are exhibited below:

              ==================================================
                          Historical Mill Rates
              --------------------------------------------------
                        Tax                     Mill
                       Year                     Rate
              ==================================================
                       1994                    $28.66
                       1995                    $29.63
                       1996                    $30.84
                       1997                    $30.84
                       1998                    $31.16
              ==================================================
                       CAGR
                     1994-1997                  2.11%
              ==================================================

        As illustrated, over this period, the mill rate increased at an annual compound rate of 2.11%. The rate of increase has varied from year to year depending on budgetary needs and the amount of new construction added to the grand list. Over the past several years, municipalities have been forced to cut back on spending which has enabled increases in real estate taxes to remain at a minimum. Improving economic conditions will trigger increased development but municipal spending is also anticipated to increase. Thus it can be assumed that the annual tax liability on the property level will continue to increase at an inflationary rate. In fact our discussions with the assessor's office indicated that a 4% increase in the mill rate was anticipated for tax year 1998. In our analysis we have projected an annual 4.0% increase in taxes.

- -------------------------------------------------------------------------------

                                                                         ZONING
- -------------------------------------------------------------------------------

        The subject property is zoned B-2, Business District by the City of Manchester. This is a relatively broad commercial district which permits a wide range of commercial utilizations. Residential uses are not permitted within this district. Bulk area requirements are as follows:

================================================================================
                             BULK AREA REQUIREMENTS
================================================================================
Minimum Lot Area:                      None
- --------------------------------------------------------------------------------
Minimum Lot Width:                     None
- --------------------------------------------------------------------------------
Minimum Yard Requirements
    Minimum Front Yard Setback:        None

    Minimum Side Yard Setback:         None unless the property abuts a
                                       residential district, then the side yard requirement of the residential district will apply.

    Minimum Rear Yard Setback:         15' unless the property abuts a
                                       residential district, then the side yard
                                       requirement of the residential district
                                       will apply.
- --------------------------------------------------------------------------------
Maximum Building Height:               45 feet or 4-stories
- --------------------------------------------------------------------------------
Maximum Floor Area Ratio (FAR):        1.0
- --------------------------------------------------------------------------------
Minimum Off-Street Parking:            1 space per 200 square feet of ground
                                       floor area and 1 space per 400 square
                                       feet of upper floor area.
================================================================================

        We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use. The determination of compliance is beyond the scope of a real estate appraisal. However, since the existing improvements have been approved by the municipality, it is assumed that they are legally permissible uses.

        We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

- -------------------------------------------------------------------------------

                                                           HIGHEST AND BEST USE
- -------------------------------------------------------------------------------

        According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use is defined as:

        The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.

        We evaluated the site's highest and best use as currently improved and as if vacant. In both cases the highest and best use must meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive. However, because the site is already improved with improvements that generate an important economic return, the focus of our highest and best use analysis is on the site as improved.

AS IMPROVED

        PHYSICAL FACTORS

        The first constraint imposed on the possible use of the site is dictated by the physical aspects of the parcel itself. As noted in our Property Description section of the report, the mall site is of sufficient size to accommodate the existing improvements. It has been graded, paved and has all necessary utilities available. Furthermore, the soil and topography do not physically limit its use. The site has good visibility and excellent accessibility by virtue of the extensive infrastructure system serving it. Its physical location proximate to a good highway system as well as an interstate interchange strongly supports its regional accessibility and concurrently, its use as a destination center. The existing improvements display a single-level, regional mall whose design and layout is considered to be quite conducive to a retail utilization. The property was recently renovated and is considered to be in excellent overall condition.

        Finally, compatibility with existing neighboring uses is also an important consideration. In the case of the subject, the mall has acted as a catalyst for growth that has transformed the area into the retail hub of the greater Manchester area. With all of this in mind, we are of the opinion the current use of the site is physically possible.

LEGAL FACTORS

        Legal restrictions, as they apply to the subject property, are private restrictions and the public restrictions of zoning. As noted, there are no private restrictions which are known to adversely affect the utilization of the site, and the property complies with all of the zoning requirements under the B-2 classification as established by the City of Manchester. Furthermore, we are not aware of any environmental controls which may impact the property. Finally, it is recognized that the property has received all permits and has been in operation as a retail use for a number of years. As such, the existing leases which are in place dictate a retail use for the property. Thus, retail utilization of the property is a permissible use.

- -------------------------------------------------------------------------------

                                                           HIGHEST AND BEST USE
- -------------------------------------------------------------------------------

FINANCIAL FEASIBILITY/MAXIMUM PRODUCTIVITY

        After analyzing the physically possible and legally permissible aspects of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

        As discussed in the various "Locational" and "Retail Market" sections of this report, The Mall of New Hampshire is considered to be the principal shopping destination for a primary trade area of over 160,000 residents. In the Income Approach to the valuation of the subject property, we have provided a detailed analysis of the subject's anticipated revenue producing ability as a shopping center. These projections have relied upon certain market based assumptions that, in our opinion, closely mirror the subject's position in the marketplace. Accordingly, we find that the property, under the concept of continued use, will produce a sufficient income stream to an investor. A conversion to an alternative use would not be economically justifiable and, as a result, fail the test of financial feasibility and maximum productivity. In our opinion, no other use of the site would provide as great a return. Therefore, we have concluded that the highest and best use of the site as improved is its continued retail use with future expansion potential.


AS VACANT

        PHYSICAL FACTORS

        The mall parcel is large enough to accommodate a variety of uses including office, retail, hotel and residential. The subject's highway and interstate access greatly enhances its appeal for a use that relies upon the ability of patrons to be afforded quick and easy access. This is particularly true for a destination retail property which, by necessity, must attract consumers from points beyond its immediate neighborhood. As articulated, Route 28 is a principal commercial strip that is characterized by other shopping centers and freestanding retail buildings. The neighborhood and its immediate environs are also primarily developed with retail/commercial uses. Accordingly, we would find that a retail use of the site would be the most compatible with the environs. Overall, we view the site as being free of any physical limiting conditions that may restrict its development and as such, a large scale commercial project would be a potential use for the site as vacant.

        LEGAL FACTORS

        The second test concerns permitted uses. Legal restrictions, as they apply to the subject are private restrictions of deed and the public restrictions of zoning. There do not appear to be any private restrictions which impact the site. The current zoning district impacting the site permits a retail use as of right. Based on the site's size and layout, with consideration given to parking constraints, a retail building of approximately 300,000 to 400,000 square feet of mall shop space would be a permitted use as of right. Due to the site's location and proximity to other commercial uses, we believe that a retail use would be a legally conforming and compatible use for the site.

- -------------------------------------------------------------------------------

                                                           HIGHEST AND BEST USE
- -------------------------------------------------------------------------------

        FINANCIAL FEASIBILITY/MAXIMUM PRODUCTIVITY

        After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. As indicated in the various locational and "Retail Market Analysis" sections of this report, the Manchester region is characterized by macro economic conditions that, while having suffered from the recession of the early 1990s, is showing signs of recovery. The retail market has also not been as negatively affected by the over-building and concessions which have plagued other commercial markets such as office and hotels. In addition, we see no significant changes in the local demographics which might threaten the economic viability of the subject site.

        The last test of highest and best use is that of maximum productivity. While this implies a quantitative analysis, it is often most qualitative and sensitive to community, social, political, and governmental standards. In this case, the site is located in an area that has developed into the retail hub for a densely populated suburban area. Existing neighborhood uses further compliment the site and act as a collective destination which aids in attracting shoppers. The subject's size and location along Route 28 as well as its proximity to I-293 with a trade area that includes significant purchasing power, lead us to the conclusion that the Highest and Best use for the subject property, as if vacant, would be for a new regional shopping center.

        A developer, mindful of the prospective lot coverage yet savvy as to the market's potential for absorbing new product, would consider the site's feasible potential. Parking is an overriding constraint that dictates the ultimate size of a potential development. Accordingly, we believe that the subject's development potential, as vacant, would be represented by a shopping center of approximately 300,000 to 400,000 square feet of mall shop space. This premise assumes that parking would be provided to a level sufficient for the total project.

- -------------------------------------------------------------------------------

                                                              VALUATION PROCESS
- -------------------------------------------------------------------------------

        Appraisers typically use three approaches in valuing real property: The Cost Approach, the Sales Comparison Approach, and the Income Capitalization Approach. The type and age of the property and the quantity and quality of data effect the applicability in a specific appraisal situation.


COST APPROACH

        The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Historically, investors have not emphasized cost analysis in purchasing investment grade properties such as community strips or power centers. The estimation of obsolescence for functional and economic conditions, as well as depreciation on improvements, makes this approach difficult at best. Furthermore, the Cost Approach fails to fully consider the value of anchor store commitments to regional malls and the difficulty of site assemblage for such properties. As such, the Cost Approach will not be employed in this analysis due to the fact that the marketplace does not rigidly trade leased shopping centers on a cost/value basis.


SALES COMPARISON APPROACH

        The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties which have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the subject. This approach has a direct application to the subject property. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Capitalization Approach.


INCOME CAPITALIZATION APPROACH

        By definition, the subject property is considered an income/investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities are particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Capitalization Approach has been emphasized as our primary methodology for this valuation.


RECONCILIATION

        This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

METHODOLOGY

        The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

        By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, location, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

        1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

        2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or location factors;

        3. Identify sales which include favorable financing and calculate the cash equivalent price; and

        4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

        5. Make appropriate adjustments between the comparable properties and the property appraised; and

        6. Interpret the adjusted sales data and draw a logical value conclusion.

        The most widely-used, market-oriented units of comparison for properties such as the subject are the sale price per square foot of gross leasable area (GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Capitalization Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

MARKET OVERVIEW

        The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REITs). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

        Over the past 18+/- months, we have seen real estate investment return to favor as an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also reentering the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity. However, overbuilding in the retail industry has resulted in the highest GLA per capita ever (19 square feet per person). As a consequence, institutional investors are more selective than ever with their underwriting criteria. Many investors are even shunning further retail investment at this time, content that their portfolios have a sufficient weighting in this segment.

        The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the overwhelming consensus that Class A property would trade in the 7.0 to 8.5 percent capitalization rate range, with rates below 7.5 percent likely limited to the top 15 to 20 malls with sales at least $400 per square foot. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 9.5 to 14.0 percent range. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry.

        To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important "hot buttons" concerning investors:

        1. OCCUPANCY COSTS - This "health ratio" measure is of fundamental concern today. The typical range for total occupancy cost-to-sales ratios falls between 10.0 and 15.0 percent. With operating expenses growing faster than sales in many malls, this issue has become even more important. As a general rule of thumb, malls with sales under $250 per square foot generally support ratios of 10.0 to 12.0 percent; $250 to $300 per square foot support 12.0 to 13.5 percent; and over $300 per square foot support 13.5 to 15.0 percent.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

              Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon for some higher margin tenants. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

        2. MARKET DOMINANCE - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry for new competition. Some respondents feel this is more important than the size of the trade area itself.

        3. STRONG ANCHOR ALIGNMENT - Having at least three department stores (four are ideal), two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

        4. ENTERTAINMENT - Entertainment has become a critical element at larger centers as it is designed to increase customer traffic and extend customer staying time. This loosely defined term covers a myriad of concepts available ranging from mini-amusement parks, to multiplex theater and restaurant themes, to interactive virtual reality applications. The capacity of regional/ super-regional centers to provide a balanced entertainment experience well serve to distinguish these properties from less distinctive formats such as power and smaller outlet centers.

        5. DENSE MARKETPLACE - Several of the institutional investors favor markets of 300,000 to 500,000 people or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/-but that if there is no population growth forecaster in the market, a 50+/-basis point adjustment to the cap rate at the minimum is warranted.

        6. INCOME LEVELS - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations. Real growth with spreads of 200 to 300 basis points over inflation are ideal.

        7. GOOD ACCESS - Interstate access with good visibility and a location within or proximate to the growth path of the community.

        8. TENANT MIX - A complimentary tenant mix is important. Mall shop ratios of 35+/-percent of total GLA are considered average with
              75.0 to 80.0 percent allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        9. PHYSICAL CONDITION - Malls that have good sight lines, an updated interior appearance and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

        10. ENVIRONMENTAL ISSUES - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

        11. OPERATING COVENANTS - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.


        In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.


REGIONAL MALL PROPERTY SALES

        Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

        During the 1980s a number of acquisitions, hostile take-overs and restructurings occurred in the department store industry which changed the playing field forever. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into the early 1990s with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994, Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Most of the stores have since been acquired by the May Department Stores Company, effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company. Consolidation during the mid to latter part of the decade has continued, albeit at a slower pace.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        One important trend, however, shows that department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies. The trend of continued consolidation and vulnerability of the regional chains continues into 1997.

        With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

        However, more recent data suggests that investors are becoming more troubled by the creditworthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

        Cushman & Wakefield has extensively tracked regional mall transaction activity since 1991. We have summarized the most recent (1995 to the present) transactions on the FOLLOWING PAGES. Historical sales (1991 - 1994) are presented in the addenda of this report. These sales are inclusive of good quality Class A or B+/-properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the most recent mall sales (1997) presented in this analysis show a wide variety of prices on a per unit basis, ranging from $21 per square foot up to $594 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $36 to $770 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from
7.34 percent to rates in excess of 12.77 percent.

        One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area.

- -------------------------------------------------------------------------------

REGIONAL MALL SALES
1995 TRANSACTION CHART
Cushman & Wakefield, Inc.

=====================================================================================================================
    SALE                             SALE        YEAR            SALE         TOTAL       SOLD      SHOP      SHOP
    NO.        PROPERTY/LOCATION     DATE        BUILT          PRICE          GLA        GLA       GLA       RATIO
=====================================================================================================================
95-1        QUEENS CENTER          Dec-95   1973/          $108,000,000      625,659   157,516   157,516   25.2%
            Elmhurst, NY                    90/95
- ---------------------------------------------------------------------------------------------------------------------
95-2        NATICK MALL            Dec-95   1994           $265,000,000    1,160,733   646,733   436,733   37.6%
            Natick, MA                      (redevel.)
- ---------------------------------------------------------------------------------------------------------------------
95-3        RIDGEDALE CENTER       Dec-95   1974/          $ 114,500,00    1,040,285   334,937   334,937   32.2%
            Minnetonka, MN                  82/93
- ---------------------------------------------------------------------------------------------------------------------
95-4        SOUTHLAND MALL         Dec-95   1970/          $ 82,500,000      902,000   318,606   318,606   35.3%
            Tylor, MI                       88/92
- ---------------------------------------------------------------------------------------------------------------------
95-5        SMITH HAVEN MALL       Dec-95   1969/          $221,000,000    1,351,913   813,786   505,626   37.4%
            Lake Grove, NY                  86
- ---------------------------------------------------------------------------------------------------------------------
95-6        CAPITOLA MALL          Dec-95   1977/          $ 52,500,000      577,396   577,396   197,396   34.2%
   (1)      Capitola, CA                    88
- ---------------------------------------------------------------------------------------------------------------------
95-7        EASTVIEW MALL          Oct-95   1971/          $126,850,000    1,309,488   534,458   534,458   40.8%
   (2)      Victor, NY                      95
- ---------------------------------------------------------------------------------------------------------------------
95-8        CENTRE AT SALISBURY    Aug-95   1990           478,000,000       884,825   744,825   278,915   31.5%
            Salisbury, MD
- ---------------------------------------------------------------------------------------------------------------------
95-9        COLONIAL PARK MALL     Jul-95   1960/          $ 46,500,000      736,177   380,944   242,766   33.0%
            Harrisburg, PA                  90
- ---------------------------------------------------------------------------------------------------------------------
95-10       PIEDMONT MALL          Jul-95   1983/          $ 39,000,000      534,135   409,135   188,409   35.2%
            Danville, VA                    84
- ---------------------------------------------------------------------------------------------------------------------
95-11       RIVER OAKS CENTER      Jul-95   1978/          $ 26,200,000      574,657   493,791   219,099   38.1%
            Decatur, AL                     89
- ---------------------------------------------------------------------------------------------------------------------
95-12       COLUMBIA MALL          Jul-95   1988           $ 27,650,000      351,364   351,364   128,024   36.4%
            Bloomsberg, PA
- ---------------------------------------------------------------------------------------------------------------------
95-13       HOT SPRINGS MALL       Jun-95   1982           $ 22,775,000      389,914   318,033   156,000   40.0%
            Hot Springs, AR
- ---------------------------------------------------------------------------------------------------------------------
95-14       WESTGATE MALL          may-95   1960/          $ 43,000,000      649,185   448,268   253,993   39.1%
            San Jose, CA                    89
- ---------------------------------------------------------------------------------------------------------------------
95-15       SILVER CITY GALLERIA   Apr-95   1992           $159,106,000    1,005,595   749,595   349,107   34.7%
            East Taunton MA
- ---------------------------------------------------------------------------------------------------------------------
95-16       WESTGATE MALL          Apr95    1975           $ 25,300,000      768,000   449,974   272,630   35.5%
            Spartanburg, SC
- ---------------------------------------------------------------------------------------------------------------------
95-17       HANOVER MALL           Jan-95   1971/          $ 38,000,000      649,130   649,130   298,531   46.0%
            Hanover, MA                     93
- ---------------------------------------------------------------------------------------------------------------------
95-18       GREENBRIER MALL        Jan-95   1981           $ 84,700,000      774,201   594,201   318,595   41.2%
            Chesapeake, VA
- ---------------------------------------------------------------------------------------------------------------------
95-19       GALLERIA AT TYLER      Jan-95   1970/          $123,750,000    1,044,536   431,640   411,640   39.4%
   (3)      Riverside, CA                   91
=====================================================================================================================
            Survey Low:                                    $ 22,775,000      351,364   157,516   128,024   25.2%
            Survey High:                                   $265,000,000    1,351,913   813,786   534,458   46.0%
- ---------------------------------------------------------------------------------------------------------------------
            SURVEY MEAN:                                   $ 88,649,000      806,800   494,965   294,875   36.5%
=====================================================================================================================

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


=================================================================================================================================
                                                             CAPITALIZATION RATES               UNIT RATE COMPARISION
                                                             ---------------------             ------------------------
    SALE       OCCU-      SHOP                                GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.        PANCY    SALES/SF        NOI         NOI/SF       OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
=================================================================================================================================
95-1        99.0%      $686       $10,487,000      $ 66.58      9.71%       --          --       $686        $686         1.00
- ---------------------------------------------------------------------------------------------------------------------------------
95-2        99.0%      $416       $21,311,000      $ 32.95      8.04%     8.00%      10.75%      $410        $607         1.46
- ---------------------------------------------------------------------------------------------------------------------------------
95-3        97.0%      $339       $ 8,936,100      $ 26.68      7.80%       --       11.00%      $342        $342         1.10
- ---------------------------------------------------------------------------------------------------------------------------------
95-4        93.0%      $261       $ 7,143,200      $ 22.42      8.66%       --       11.75%      $259        $259         0.99
- ---------------------------------------------------------------------------------------------------------------------------------
95-5        93.0%      $425       $17,127,500      $ 21.05      7.75%     8.25%      11.10%      $272        $437         1.03
- ---------------------------------------------------------------------------------------------------------------------------------
95-6        92.0%      $262       $ 4,987,500      $  8.64      9.50%       --          --       $ 91        $266         1.02
   (1)
- ---------------------------------------------------------------------------------------------------------------------------------
95-7        88.0%      $290       $ 9,200,000      $ 17.21      7.25%       --       12.00%      $237        $237         0.82
   (2)
- ---------------------------------------------------------------------------------------------------------------------------------
95-8        89.0%      $257       $ 7,020,000      $  9.43      9.00%       --          --       $105        $280         1.09
- ---------------------------------------------------------------------------------------------------------------------------------
95-9        96.0%      $275       $ 4,417,500      $ 11.60      9.50%       --          --       $122        $192         0.70
- ---------------------------------------------------------------------------------------------------------------------------------
95-10         --       $250       $ 3,600,000      $  8.80      9.23%       --          --       $ 95        $207         0.83
- ---------------------------------------------------------------------------------------------------------------------------------
95-11         --       $200       $ 2,908,200      $  5.89     11.10%       --          --       $ 53        $120         0.60
- ---------------------------------------------------------------------------------------------------------------------------------
95-12       96.0%      $165       $ 2,958,500      $  8.42     10.70%       --          --       $ 79        $216         1.31
- ---------------------------------------------------------------------------------------------------------------------------------
95-13       83.0%      $240       $ 2,277,500      $  7.16     10.00%       --          --       $ 72        $146         0.61
- ---------------------------------------------------------------------------------------------------------------------------------
95-14       77.9%      $191       $ 4,096,457      $  9.14      9.53%       --          --       $ 96        $169         0.89
- ---------------------------------------------------------------------------------------------------------------------------------
95-15       96.0%      $290       $13,219,000      $ 17.63      8.31%     8.00%      11.00%      $212        $456         1.57
- ---------------------------------------------------------------------------------------------------------------------------------
95-16       85.0%      $240       $ 2,403,500      $  5.34      9.50%       --          --       $ 56        $ 93          0.39
- ---------------------------------------------------------------------------------------------------------------------------------
95-17       90.0%      $204       $ 3,811,400      $  5.87     10.03%       --          --       $ 59        $127         0.62
- ---------------------------------------------------------------------------------------------------------------------------------
95-18       96.0%      $250       $ 6,600,000      $ 11.11      7.79%     8.00%      11.50%      $143        $266         1.06
- ---------------------------------------------------------------------------------------------------------------------------------
95-19       86.0%      $244       $9,600,000       $ 22.24      7.76%     8.00%      10.50%      $287        $301         1.23
   (3)
=================================================================================================================================
            77.9%      $165       $ 2,277,500      $  5.34      7.25%     8.00%      10.50%      $ 52        493          0.39
            99.0%      $686       $21,311,000      $ 66.58     11.10%     8.25%      12.00%      $686        $686         1.57
- ---------------------------------------------------------------------------------------------------------------------------------
            91.5%      $289       $ 7,479,177      $ 16.74      9.13%     8.05%      11.20%      $193        $284         0.96
=================================================================================================================================

- -------
(1)   Cash equivalent price.
(2)   Includes 62,770 square foot strip center.
(3)   Net of allocation for excess land. Sale includes cinema.

REGIONAL MALL SALES
1996 TRANSACTION CHART
Cushman & Wakefield, Inc.

================================================================================================
    SALE                                SALE     YEAR           GRANTOR/               SALE
    NO.         PROPERTY/LOCATION       DATE    BUILT           GRANTEE               PRICE
================================================================================================
96-1        OLD ORCHARD SHOPPING      Dec-96   1956/   Zell Merrill Lynch RE     $266,000,000
            CENTER                             95      Opport./
            Skokie, Illinois                           Urban Shopping
                                                       Centers, Inc.
- ------------------------------------------------------------------------------------------------
96-2        PLAZA & COURT AT KING     Dec-96   1962/   King of Prussia           $451,000,000
            OF PRUSSIA                         96      Associates/
            Montogomery, PA                            Lend Lease
- ------------------------------------------------------------------------------------------------
96-3        WESTSHORE MALL            Dec-96   1988    Trizec Hahn Centers/      $30,159,000
            Holland Township, IL                       Wilmorite/Ivanhoe
                                                       Property Mgt.
- ------------------------------------------------------------------------------------------------
96-4        FORT HENRY MALL           Dec-96   1976/   Trizec Han Centers/       $22,817,000
            Kingsport, TN                      89      Wilmorite/Ivanhoe
                                                       Property Mgt.
- ------------------------------------------------------------------------------------------------
96-5        CITICORP PACKAGE          Dec-96   1964/   Citicorp Real Estate      $125,100,000
            1)Buenaventura mall                95      The Macerich Company
               Ventura, California             1970
            2) Fresno Fashion Fair             1966/
               Fresno, California              93
            3) Huntington Center
               Mall
               Huntington,
               California
- ------------------------------------------------------------------------------------------------
96-6        FORBES/COHEN PACKAGE      Dec-96   1972    Forbes/Cohen              $134,000,000
            1) Westwood Mall                   1983    Properties/
               Jackson, michigan               1969/   General Growth
            2) Lakeview Square                 88      Properties
               Battle Creek,
               Michigan
            3) Lansing Mall
               Lansing, Michigan
- ------------------------------------------------------------------------------------------------
96-7        RIMROCK MALL              Dec-96   1975    Trizec Hahn Centers/      $43,900,000
            Billings, MT                               The Macerich Company
- ------------------------------------------------------------------------------------------------
96-8        VINTAGE FAIRE MALL        Dec-96   1977/   Trizec Hahn Centers/      $74,300,000
            Modesto, CA                        97      The Macerich Company
- ------------------------------------------------------------------------------------------------
96-9        LA CUMBRE PLAZA           Dec-96   1967/   Trizec Hahn Centers/      $22,225,000
   (1)      Santa Barbara,                     89      Taubman Realty Group,
            California                                 LP
- ------------------------------------------------------------------------------------------------
96-10       VALLEY FAIR MALL          Dec-96   1970/   Safco/                    $35,000,000
            West Valley City, Utah             86      Excel Realty Trust, Inc.
- ------------------------------------------------------------------------------------------------
96-11       QUALL SPRINGS MALL        Nov-96   1981    Equitable Life            $47,345,700
   (2)      Oklahoma City,                             Assurance Society/
            Oklahoma                                   General Growth
                                                       Properties, Inc.
- ------------------------------------------------------------------------------------------------
96-12       ST. CLAIR SQUARE          Nov-96   1974/   Prudential Property       $86,400,000
   (2)      Fairview Heights, IL               93      Companies/
                                                       CBL & Associates
- ------------------------------------------------------------------------------------------------
96-13       SOUTH PARK MALL           Nov-96   1970    BAC, Inc. (Belk           $153,000,000
            Charlotte, North                           Brothers Prop.)/
            Carolina                                   HRE Charlotte, Inc.
- ------------------------------------------------------------------------------------------------
96-14       SOONER MALL               Nov-96   1976/   Equitable Life            $26,775,000
            Norman, Oklahoma                   89      Assurance Society/
                                                       General Growth
                                                       Properties, Inc.
- ------------------------------------------------------------------------------------------------
96-15       PARK MALL                 Oct-96   1974    Kivel Realty              $49,950,000
            Tucson, Arizona                            Investments/
                                                       General Growth
                                                       Properties, Inc.
- ------------------------------------------------------------------------------------------------
96-16       VALLEY VIEW CENTER        Oct-96   1973/   LaSalle Street Fund/      $85,500,000
            Dallas, TX                         83/96   The Macerich Company
- ------------------------------------------------------------------------------------------------
96-17       THE MALL AT JOHNSON       Oct-96   1971/   Johnson City Mall         $42,750,000
            CITY                               1981    Assoc./
            Johnson City, Tennessee                    Glimcher Realty Trust
- ------------------------------------------------------------------------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



=============================================================================================================================
                                                                                                        CAPITALIZATION RATES
                                                                                                       ----------------------
                                         MALL        MALL
    SALE       TOTAL        SOLD         SHOP        SHOP       OCCU-        SHOP                                   GOING-IN
    NO.         GLA         GLA          GLA         RATIO      PANCY      SALES/SF          NOI          NOI/SF       OAR
=============================================================================================================================
96-1        1,800,000   955,752     550,000       30.6%      88.0%           $ 350    $21,546,000       $ 22.54     8.10%
- -----------------------------------------------------------------------------------------------------------------------------
96-2        2,606,789   1,187,061   1,024,418     39.3%      99.0%           $ 318    $34,952,000       $ 29.44     7.75%
- -----------------------------------------------------------------------------------------------------------------------------
96-3        476,140     393,140     143,034       30.0%      97.0%           $ 225    $ 3,250,445       $  8.27    10.78%
- -----------------------------------------------------------------------------------------------------------------------------
96-4        516,317     516,317     191,997       37.2%      85.0%           $ 238    $ 2,764,898       $  5.36    12.20%
- -----------------------------------------------------------------------------------------------------------------------------
96-5        2,641,616   964,348     829,938       31.4%        --            $ 260    $     13.62        10.50%       --
- -----------------------------------------------------------------------------------------------------------------------------
96-6        1,841,236   1,036,827   699,514       38.0%      85.0%           $ 233    $14,070,000       $ 13.57    10.50%
- -----------------------------------------------------------------------------------------------------------------------------
96-7        583,112     406,140     267,840       45.9%        --            $ 231     44,346,100       $ 10.70     9.90%
- -----------------------------------------------------------------------------------------------------------------------------
96-8        1,052,701   611,352     352,352       33.5%        --            $ 263    $ 6,761,300       $ 11.06     9.10%
- -----------------------------------------------------------------------------------------------------------------------------
96-9        476,360     176,360     176,360       37.0%      90.0%           $ 387    $ 2,667,000       $ 15.12    12.00%
   (1)
- -----------------------------------------------------------------------------------------------------------------------------
96-10       608,000     608,000     265,298       43.6%      85.0%           $ 250    $ 4,000,000       $  6.58    11.43%
- -----------------------------------------------------------------------------------------------------------------------------
96-11       1,016,909   329,056     329,056       32.4%      77.1%           $ 215    $ 4,882,760       $ 14.84    10.31%
   (2)
- -----------------------------------------------------------------------------------------------------------------------------
96-12       1,044,781   307,791     307,791       29.5%      93.7%           $ 330    $ 7,733,000       $ 25.12     8.95%
   (2)
- -----------------------------------------------------------------------------------------------------------------------------
96-13       1,142,345   353,003     353,003       30.9%      98.0%           $ 400    $10,710,000       $ 30.34     7.00%
- -----------------------------------------------------------------------------------------------------------------------------
96-14       503,891     367,482     198,939       39.5%      80.0%           $ 225    $ 2,948,969       $  8.02    11.01%
- -----------------------------------------------------------------------------------------------------------------------------
96-15       909,000     489,000     390,687       43.0%      85.0%           $ 225    $ 4,995,000       $ 10.21    10.00%
- -----------------------------------------------------------------------------------------------------------------------------
96-16       1,567,000   729,481     496,481       31.7%        --            $ 228    $ 7,994,250       $ 10.96     9.35%
- -----------------------------------------------------------------------------------------------------------------------------
96-17       557,715     557,715     223,110       40.0%      81.0%           $ 236    $ 4,338,750       $  7.78    10.15%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

=====================================================================
                        UNIT RATE COMPARISION
                       -----------------------
    SALE     TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.         OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
=====================================================================
96-1           --         --       $278        $484         1.38
- ---------------------------------------------------------------------
96-2           --      11.00%      $380        $440         1.38
- ---------------------------------------------------------------------
96-3           --         --       $ 77        $211         0.94
- ---------------------------------------------------------------------
96-4           --         --       $ 44        $119         0.50
- ---------------------------------------------------------------------
96-5           --                  $130        $151         0.58
- ---------------------------------------------------------------------
96-6           --         --       $129        $192         0.82
- ---------------------------------------------------------------------
96-7           --         --       $108        $164         0.71
- ---------------------------------------------------------------------
96-8           --         --       $122        $211         0.80
- ---------------------------------------------------------------------
96-9           --         --       $126        $126         0.33
 (1)
- ---------------------------------------------------------------------
96-10          --         --       $ 58        $132         0.53
- ---------------------------------------------------------------------
96-11          --         --       $144        $144         0.67
 (2)
- ---------------------------------------------------------------------
96-12          --         --       $281        $281         0.85
 (2)
- ---------------------------------------------------------------------
96-13          --         --       $433        $433         1.08
- ---------------------------------------------------------------------
96-14       11.00%        --       $ 73        $135         0.60
- ---------------------------------------------------------------------
96-15                     --       $102        $128         0.57
- ---------------------------------------------------------------------
96-16          --         --       $117        $172         0.76
- ---------------------------------------------------------------------
96-17       10.00%     11.50%      $ 77        $192         0.81
- ---------------------------------------------------------------------

                                                                            1996


                              REGIONAL MALL SALES
                             1996 TRANSACTION CHART
                           CUSHMAN & WAKEFIELD, INC.




  SALE                                    SALE     YEAR
   NO.          PROPERTY/LOCATION         DATE    BUILT             GRANTOR/GRANTEE
======== ============================== ======== ======= ====================================
96- 18   BRIARCLIFFE MALL               Jul-96   1986/    Briarcliffe Mall Ltd. Partnership/
         Myrtle Beach, South Carolina              94         Colonial Properties Trust
96- 19   FAIRLANE TOWN CENTER           Jul-96    1976      Pacific Telesis Pension Trust/
         Dearborn, Michigan                                         Taubman Realty
96- 20   PASEO NUEVO CENTER             Jun-96    1990            JMB Realty Corp./
         Santa Barbara, California                                  Taubman Realty
96- 21   FASHION SHOW MALL              Jun-96   1981/        Howard Hughes Corporation/
         Las Vegas, Nevada                         93               Rouse Company
96- 22   CHARLOTTESVILLE FASHION SQ.    May-96    1980          Leonard Farber, Inc./
         Charlottesville, Virginia                            Shopping Center Associates
96- 23   GRAND TETON MALL               Apr-96   1984/                Equitable/
         Idaho Falls, Idaho                        90             J.P. Realty, Inc.
96- 24   DANBURY FAIR MALL              Mar-96   1986/      Danbury Fair Mall Associates/
         Danbury, Connecticut                      91    Fair Properties Inc. (Private REIT)
96- 25   CHARLESTOWNE MALL              Mar-96   1991/           Charwil Associates/
         St. Charles, Illinois                   93/95   Fox Properties (Private REIT)
96- 26   FASHION SQUARE SHERMAN         Mar-96   1962/       Prudential Assurance Comp./
         OAKS                                      90               City Freeholds
         Sherman Oaks, California
96- 27   REGENCY SQUARE MALL            Feb-96   1967/      N. American Property Unit Tr./
         Jacksonville, Florida                     93                  MEPC PLC
96- 28   VALLEY PLAZA CENTER            Feb-96   1967/      N. American Property Unit Tr./
         Bakersfield, California                   90                  MEPC PLC
96- 29   CLEARVIEW MALL                 Feb-96    1981       Metropolitan Life Insurance/
         Butler, Pennsylvania                                 Clearview Mall Associates
         Survey Low:
         Survey High:
         SURVEY MEAN:
         ------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                      MALL        MALL                  MALL
  SALE                      TOTAL        SOLD         SHOP        SHOP       OCCU-      SHOP
   NO.     SALE PRICE        GLA          GLA          GLA        RATIO      PANCY    SALES/SF       NOI        NOI/SF
======== ============== ============ ============ ============ ========== ========== ========== ============= ==========
96- 18    $ 42,200,000     488,426      460,426      235,544       48.2%      95.0%     $225     $ 4,384,580   $  9.52
96- 19    $ 91,500,000   1,519,000      629,000      629,000       41.4%      90.0%     $275     $ 7,091,250   $ 11.27
96- 20    $ 37,000,000     434,837      136,841      136,841       31.5%      90.0%     $380     $ 4,070,000   $ 29.74
96- 21    $164,400,000     840,000      308,000      308,000       36.7%      93.0%     $455     $12,330,000   $ 40.03
96- 22    $ 37,250,000     574,953      410,300      193,800       33.7%      95.0%     $275     $ 3,445,600   $  8.40
96- 23    $ 34,375,000     521,048      521,048      198,958       38.2%      95.7%     $234     $ 3,550,000   $  6.81
96- 24    $254,000,000   1,270,146      499,868      499,868       39.4%      90.0%     $400     $17,780,000   $ 35.57
96- 25    $126,344,000     824,900      744,900      315,297       38.2%      85.0%     $220     $ 9,500,000   $ 12.75
96- 26    $125,000,000     837,147      365,000      365,000       43.6%      90.0%     $300     $10,625,000   $ 29.11
96- 27    $119,200,000   1,341,631      530,000      530,000       39.5%      96.0%     $260     $ 9,178,400   $ 17.32
96- 28    $ 91,000,000   1,073,587      381,000      381,000       35.5%      98.0%     $250     $ 6,643,000   $ 17.44
96- 29    $ 27,000,000     500,454      359,896      198,684       39.7%      94.0%     $206     $ 2,881,100   $  8.01
          $ 22,225,000     434,837      136,841      136,841       29.5%      77.1%     $206     $ 2,667,000   $  5.36
          $ 451,000,00   2,641,616    1,187,061    1,024,418       48.2%      99.0%     $455     $34,952,000   $ 40.03
          $ 98,120,369   1,019,657      528,797      372,131       37.2%      90.2%     $279     $ 8,364,652   $ 16.19
          ------------   ---------    ---------    ---------       ----       ----      ----     -----------   -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


          CAPITALIZATION RATES                UNIT RATE COMPARISON
         ----------------------             ------------------------
  SALE     GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
   NO.       OAR         OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
======== =========== ========== =========== =========== ============ =========
96- 18       10.39%     10.50%      14.00%      $ 92        $179         0.80
96- 19        7.75%        --          --       $145        $145         0.53
96- 20       11.00%        --          --       $270        $270         0.71
96- 21        7.50%        --          --       $534        $534         1.17
96- 22        9.25%        --          --       $ 91        $192         0.70
96- 23       10.33%        --          --       $ 66        $173         0.74
96- 24        7.00%        --       12.00%      $508        $508         1.27
96- 25        7.52%        --       12.00%      $170        $401         1.82
96- 26        8.50%        --       10.60%      $342        $342         1.14
96- 27        7.70%        --          --       $225        $225         0.87
96- 28        7.30%        --          --       $239        $239         0.96
96- 29       10.67%        --          --       $ 75        $136         0.66
              7.00%     10.00%      10.60%      $ 44        $119         0.33
             12.12%     11.00%      14.00%      $534        $534         1.82
              9.44%     10.50%      11.85%      $187        $243         0.85
             -----      -----       -----       ----        ----         ----

- ------
(1) Reflects sale of leasehold estate with 32 years remaining on ground lease.
(2)   Adjusted reflect 100% interest.
(3)   Actual sales price of $44.5 million adjusted to reflect free rent.

                                                                            1997


                              REGIONAL MALL SALES
                             1997 TRANSACTION CHART
                           CUSHMAN & WAKEFIELD, INC.




   SALE                                       SALE      YEAR
    NO.            PROPERTY/LOCATION          DATE     BUILT              GRANTOR/GRANTEE
========== ================================ ======== ========= ====================================
97- 1      THE FALLS SHOPPING CENTER        Dec-97    1980/         Heitman Retail Properties/
           Miami, Florida                               96             Taubman Realty Group
97- 2      NORTHWEST PLAZA S.C.             Dec-97    1965/              Paramount Group/
           St. Ann, Missouri                            89            Westfield America, Inc.
97- 3      THE CITADEL                      Dec-97   1972/95         Tri State Joint Venture/
           Colorado Springs, Colorado                                  The Macerich Company
97- 4      SALEM MALL                       Dec-97    1980/             The Rouse Company/
 (1)       Salem, Oregon                                87                JP Realty Inc.
97- 5      FASHION MALL                     Dec-97    1973/      Ameresco for Shell Pension Fund/
 (1)       Indianapolis, Indiana                        93             Simon DeBartolo Group
97- 6      UNIVERSITY MALL                  Dec-97   1974/96        University Square Partners/
           Tampa, Florida                                              Glimcher Realty Trust
97- 7      MOORESTOWN MALL                  Dec-97    1963/                  Heitman/
           Moorestown, New Jersey                       94               The Rouse Company
97- 8      NORTHWEST MALL                   Dec-97     1968             The Rouse Company/
 (4)       Houston, Texas                                                  San Mall LLC
97- 9      ALMEDA MALL                      Dec-97     1968             The Rouse Company/
 (4)       Houston, Texas                                                  San Mall LLC
97- 10     EASTPOINT MALL                   Dec97     1956/             Eastpoint Mall LP/
           Baltimore, Maryland                          91             Shopco Advisory Corp.
97- 11     CALPERE PORTFOLIO                Dec-97                     Calpers/ERE Yarmouth/
           1) Metrocenter Mall                         1978               Coyote Holdings
           Jackson, Mississippi
           2) Lehigh Mall                             1973/
           Columbus, Mississippi                      91/94
           3) Greenville Mall                         1972/
           Greenville, Mississippi                      86
97- 12     SHELL PENSION PORTFOLIO          Nov-97                 Shell Pension Fund Entities/
           1) Glynn Place Mall                         n/a           Colonial Properties Trust
           Burnswick, Georgia
           2) Valdosta Mall                            n/a
           Valdosta, Georgia
           3) Lakeshore Mall                           n/a
           Gainesville, Georgia
97- 13     AETNA PORTFOLIO                  Nov-97                            Aetna/
           1) Mall of Abilene                          1979         Enterprise Asset Management
           Abilene, Texas
           2) Sunset Mall                              1979
           San Angelo, Texas
97- 14     VALLEY MALL                      Nov-97    1974/       Equitable Prime Property Fund/
           Hagerstown, Maryland                         95          Crown American Realty Trust
97- 15     SHOPPING CTR. ASSOC. PORTFOLIO   Nov-97      --      Shop. Ctr. Assoc.-JMB Group Trust/
           1) Fox Valley Mall                                         Urban Shopping Centers
           Aurora, Illinois
           2) Hawthorn Center
           Vernon Hills, Illinois
97- 16     VALLEY HILLS MALL                Oct-97    1978/              Valley Hills LP/
- ------                                      ------
           Hickory, North Carolina                      96           General Growth Properties
           --------------------------------          -------   ------------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                          MALL        MALL                  MALL
   SALE                        TOTAL         SOLD         SHOP        SHOP       OCCU-      SHOP
    NO.       SALE PRICE        GLA           GLA          GLA        RATIO      PANCY    SALES/SF        NOI         NOI/SF
========== =============== ============= ============ ============ ========== ========== ========== ============== ===========
97- 1       $156,000,000       825,000      370,000      310,000       37.6%      98.0%     $500     $12,090,000     $ 32.68
97- 2       $111,000,000     1,403,811      836,500      403,811       28.8%      84.0%     $275     $11,000,000     $ 13.15
97- 3       $108,000,000     1,094,000      346,000      396,000       36.2%      90.0%     $300     $ 8,700,000     $ 25.14
97- 4       $ 32,500,000       646,500      212,500      212,500       32.9%      97.0%     $270     $ 3,168,750     $ 14.91
 (1)
97- 5       $122,000,000       682,912      682,912      349,222       51.1%      90.0%     $360     $10,300,000     $ 15.08
 (1)
97- 6       $121,000,000     1,302,752      650,491      412,009       31.6%      81.0%     $260     $11,495,000     $ 17.67
97- 7       $ 78,500,000       970,863      764,863      258,000       26.6%      75.0%     $260     $ 5,416,500     $  7.08
97- 8       $ 19,725,000       800,250      292,075      276,475       34.5%      78.0%     $200     $ 2,400,000     $  8.22
 (4)
97- 9       $ 19,325,000       806,454      305,979      245,266       30.4%      77.0%     $182     $ 2,400,000     $  7.84
 (4)
97- 10      $ 81,000,000       862,313      693,344      241,146       28.0%      88.0%     $312     $ 8,006,400     $ 11.55
97- 11      $ 54,000,000     1,897,185    1,024,507      569,138       30.0%      77.0%     $238     $ 6,560,000     $  6.40
97- 12      $ 97,000,000     1,428,401    1,129,120      530,744       37.2%      85.0%     $229     $ 9,409,000     $  8.33
97- 13      $ 43,800,000     1,248,573      742,688      442,285       35.4%      85.0%     $106     $ 4,599,000     $  6.19
97- 14      $ 31,700,000       664,831      541,431      277,083       41.7%      75.0%     $265     $ 3,170,000     $  5.85
97- 15      $265,000,000     2,736,175    1,134,469    1,054,594       38.5%      87.0%     $293     $22,000,000     $ 19.39
97- 16      $ 34,600,000       618,152      205,856      205,856       33.3%      89.0%     $301     $ 3,287,000     $ 15.97
- ------      ------------     ----------   ---------    ---------       ----       ----      ----     -----------     -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


           CAPITALIZATION RATES               UNIT RATE COMPARISON
           --------------------             ------------------------
   SALE     GOING-IN  TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.       OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
========== ========= ========== =========== =========== ============ =========
97- 1         7.75%        --          --       $422        $503         1.01
97- 2         9.91%        --          --       $133        $275         1.00
97- 3         8.06%        --          --       $312        $273         0.91
97- 4         9.75%        --          --       $153        $153         0.57
 (1)
97- 5         8.44%        --          --       $179        $349         0.97
 (1)
97- 6         9.50%        --          --       $186        $294         1.13
97- 7         6.90%        --          --       $103        $304         1.17
97- 8        12.17%        --          --       $ 68        $ 71         0.36
 (4)
97- 9        12.42%        --          --       $ 63        $ 79         0.43
 (4)
97- 10        9.88%     10.00%      12.25%      $117        $336         1.08
97- 11       12.15%        --          --       $ 53        $ 95         0.40
97- 12        9.70%        --          --       $ 86        $183         0.80
97- 13       10.50%        --          --       $ 59        $ 99         0.93
97- 14       10.00%        --          --       $ 59        $114         0.43
97- 15        8.30%      8.50%      11.25%      $234        $251         0.86
97- 16        9.50%        --          --       $168        $168         0.56
- ------       -----      -----       -----       ----        ----         ----

REGIONAL MALL SALES                                                       1997
1997 TRANSACTION CHART
Cushman & Wakefield, Inc.




   SALE                                      SALE     YEAR                 GRANTOR/
    NO.           PROPERTY/LOCATION          DATE    BUILT                 GRANTEE
- ---------- ------------------------------- -------- ------- -------------------------------------
97-17      COLONIAL PARK MALL               Oct-97  1960/           Catalina Partners LP/
           Harrisburg, Pennsylvania                   87            Glimcher Realty Trust

97-18      CROSSROADS OF SAN ANTONIO        Oct-97  1961/         Crossroads Mall 1996 LP/
           San Antonio, Texas                         87               Red Oak Realty

97-19      THE OAKS MALL                    Sep-97  1978/           Prudential Insurance/
           Gainesville, Florida                     84/95         General Growth Properties

97-20      WESTROADS MALL                   Sep-97  1968/           Prudential Insurance/
           Omaha, Nebraska                            95        General Growth/Ivanhoe, Inc.

97-21      REGENCY SQUARE                   Sep-97  1975/           Prudential Insurance/
           Richmond, Virginia                         87            Taubman Realty Group

97-22      SPRINGDALE MALL                  Sep-97  1960/                  Cigna/
           Mobile, Alabama                            88       CBL Associates Properties, Inc.

97-23      STONEWOOD CENTER MALL            Aug-97  1958/            Hughes Investments/
  (1)      Downey, California                         90            The MaceRich Company

97-24      SAN FRANCISCO CENTER             Aug-97   1988      U.S. Power San Francisco, Inc./
  (1)      San Francisco, California                               Urban Shopping Centers

97-25      DADELAND MALL                    Aug-97  1962/         Equitable Life Assurance/
  (2)      Miami, Florida                             91            Simon DeBartolo Group

97-26      VISALIA MALL                     Jul-97  1963/         Cigna Investments, Inc./
           Visalia, California                        95               JP Realty Inc.

97-27      WEST TOWN MALL                   Jul-97  1972/         Jaguar/RREEF USA Fund II/
  (2)      Knoxville, Tennessee                       96            Simon DeBartolo Group

97-28      MAZZA GALLERIE                   Jun-97   1977      5300 Wisconsin JV (Prudential)/
           Chevy Chase, Maryland                            City Center Retail Trust (McCaffery)

97-29      DAKOTA SQUARE                    Jun-97  1980/    Equitable Life Prime Property Fund/
  (3)      Minot, North Dakota                        88          Concordia LLC (O'Connor)

97-30      TRI-COUNTY MALL                  Jun-97  1960-    Equitable Life Prime Property Fund/
  (3)      Springfield, Cincinnati, Ohio              90          Concordia LLC (O'Connor)

97-31      SOUTHDALE CENTER                 Jun-97  1956/    Equitable Life Prime Property Fund/
  (3)      Edina, Minnesota                           91          Concordia LLC (O'Connor)

97-32      TOWN EAST MALL                   Jun-97  1971/          Atlantic Freeholds II/
  (2)      Dallas, Texas                              86       General Growth Properties, Inc.

97-33      EDEN PRAIRIE CENTER              Jun-97  1976/             GGP/Homart, Inc./
  (2)      Eden Prairie, Minnesota                    89       General Growth Properties, Inc.

97-34      SILVER LAKE MALL                 Jun-97   1989          Silver Lake Mall Ltd./
           Coeur D'Alene, Idaho                                        JP Realty Inc.

97-35      SOUTHLAKE MALL                   Jun-97  1976/         Southlake Retail Venture/
           Morrow, Georgia                            95          General Growth Properties

97-36      WHEATON PLAZA                    May-97  1960/             Gudelsky Family/
           Wheaton, Maryland                          92              Westfield America





                                                                                                                      CAPITALIZA
                                                                                                                         TION
                                                                                                                         RATES
                                                    MALL      MALL                  MALL                              -----------
   SALE                       TOTAL       SOLD      SHOP      SHOP       OCCU-      SHOP                                GOING-IN
    NO.      SALE PRICE        GLA        GLA       GLA        GLA       PANCY    SALES/SF       NOI         NOI/SF       OAR
- ---------- -------------- ------------ --------- --------- ---------- ---------- ---------- ------------- ----------- -----------
97-17       $ 48,000,000     754,178   386,732    223,735      29.7%      94.0%     $278     $ 4,800,000    $ 12.41       10.00%


97-18       $ 15,000,000     711,231   711,231    176,109      24.8%      83.0%     $137     $ 1,500,000    $  2.11       10.00%


97-19       $116,000,000     909,120   771,392    351,199      38.6%      96.0%     $303     $ 9,520,720    $ 12.34        8.21%


97-20       $ 90,000,000   1,079,246   562,146    382,836      35.5%      94.9%     $297     $ 7,798,307    $ 13.87        8.66%


97-21       $123,900,000     825,891   463,002    239,179      29.0%      99.0%     $426     $ 9,671,240    $ 20.89        7.81%


97-22       $ 26,050,000     926,386   478,386    190,074      20.5%      96.0%     $220     $ 2,900,000    $  6.06       11.13%


97-23       $ 92,000,000     927,000   927,000    356,253      38.4%      86.0%     $259     $ 8,700,000    $  9.39        9.46%
  (1)

97-24       $120,730,000     499,930   499,930    187,930      37.6%      96.0%     $523     $ 8,947,952    $ 17.90        7.41%
  (1)

97-25       $268,000,000   1,433,552   451,130    346,067      24.3%      92.0%     $649     $19,672,000    $ 43.61        7.34%
  (2)

97-26       $ 38,000,000     439,500   439,500    174,000      39.6%      95.0%     $235     $ 3,800,000    $  8.65       10.00%


97-27       $140,792,000   1,336,598   764,066    381,707      28.6%      90.0%     $350     $13,427,160    $ 17.57        9.54%
  (2)

97-28       $ 28,000,000     274,034   274,034    121,081      44.2%        --        --              --         --          --


97-29       $ 51,500,000     693,606   566,722    327,088      47.2%        --      $216     $ 4,583,500    $  8.09        8.90%
  (3)

97-30       $141,300,000   1,340,803   836,062    439,891      32.8%        --      $307     $12,010,500    $ 14.37        8.50%
  (3)

97-31       $118,000,000   1,240,888   467,104    467,104      37.6%      95.0%     $354     $ 9,558,000    $ 20.46        8.10%
  (3)

97-32       $113,000,000   1,236,619   425,574    425,574      34.4%      93.0%     $305     $10,000,000    $ 23.50        8.85%
  (2)

97-33       $ 19,900,000     864,443   325,843    325,843      37.7%      60.0%     $225     $ 1,800,000    $  5.52        9.05%
  (2)

97-34       $ 27,000,000     331,543   331,543     97,165      29.3%      98.0%     $225     $ 2,700,000    $  8.14       10.00%


97-35       $ 67,000,000   1,023,847   284,847    284,847      27.8%      88.0%     $280     $ 6,500,000    $ 22.82        9.70%


97-36       $ 51,000,000   1,006,301   827,213    353,020      35.1%        --      $332     $ 5,049,000    $  6.10        9.90%



           CAPITALIZA
            TION RATES              UNIT RATE COMPARISON
           -----------
   SALE     TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ---------- ---------- ----------- ----------- ------------ ---------
97-17            --          --       $124        $215        0.77


97-18            --          --       $ 21        $ 85        0.62


97-19          8.75%      11.75%      $150        $330        1.09


97-20          9.25%      12.30%      $180        $235        0.79


97-21          8.25%      12.80%      $268        $518        1.22


97-22            --          --       $ 54        $137        0.62


97-23            --          --       $ 99        $258        1.00
  (1)

97-24          7.40%         --       $241        $642        1.23
  (1)

97-25            --          --       $594        $770        1.19
  (2)

97-26            --          --       $ 86        $218        0.93


97-27          8.50%      11.00%      $184        $369        1.05
  (2)

97-28            --          --       $102        $231          --


97-29          9.50%      12.00%      $ 91        $157        0.73
  (3)

97-30          9.00%      11.90%      $169        $321        1.05
  (3)

97-31          8.50%      11.90%      $253        $253        0.71
  (3)

97-32            --          --       $266        $266        0.87
  (2)

97-33            --          --       $ 61        $ 61        0.27
  (2)

97-34            --          --       $ 81        $278        1.24


97-35            --          --       $235        $235        0.84


97-36            --          --       $ 62        $144        0.44

REGIONAL MALL SALES                                                       1997
1997 TRANSACTION CHART
Cushman & Wakefield, Inc.




   SALE                                    SALE     YEAR                GRANTOR/
    NO.          PROPERTY/LOCATION         DATE    BUILT                GRANTEE
- ---------- ----------------------------- -------- ------- -----------------------------------
97-37      BROOKWOOD VILLAGE MALL         May-97  1973/       Berkshire Realty Company/
           Birmingham, Alabama                      91        Colonial Properties Trust

97-38      TOWNE MALL                     May-97  1985/       Hellman Retail Properties/
           Elizabethtown, Kentucky                  90              Towne Mall LLC

97-39      SECURITY SQUARE                May-97  1972/      Security Square Associates/
           Baltimore, Maryland                      86        Mountain Development Corp.

97-40      CENTURY PLAZA                  May-97  1975/         Century Plaza Company/
           Birmingham, Alabama                      95        General Growth Properties

97-41      SOMERSET MALL                  May-97   1981                  N/A
           Somerset, Kentucky                                            N/A

97-42      MONTEHIEDRA TOWN CENTER        Apr-97  1993/     Big Beaver Rio & Kmart Corp./
           Rio Piedras, Puerto Rico                 94     Vornado Montehiedra Acquisition

97-43      MANHATTAN MALL                 Apr-97   1989           SZS 33 Associates/
           New York, New York                                       Andrew Penson

97-44      DAYTON MALL                    Mar-97  1969/         Heitman/JMB Advisory/
           Dayton, Ohio                           84/94         Glimcher Realty Trust

97-45      SOUTH TOWNE CENTER             Mar-97  1986/      Zell Merrill Lynch RE Opp./
           Sandy, Utah                              97           The Macerich Company

97-46      MARKETPLACE SHOPPING CENTER    Mar-97  1976/           Champaign Venture/
           Champaign, Illinois                     1988       General Growth Properties

97-47      TYSONS CORNER CENTER           Feb-97  1968/   State of Alaska Pension Fund/
  (2)      Fairfax, VA                              96        Lsd Fee & Part. Leasehold

97-48      PUEBLO MALL                    Feb-97   1976           The Hahn Company/
           Pueblo, Colorado                                   Equities Development Corp.

97-49      SHADY BROOK MALL               Jan-97  1980/   Equitable Life Assurance Society/
           Columbia, Tennessee                      96           GE Investment Corp.

           Survey Low:
           Survey High:
           SURVEY MEAN:




                                                                                                                      CAPITALIZ
                                                                                                                        ATION
                                                                                                                        RATES
                                                        MALL       MALL                MALL                           ---------
   SALE                       TOTAL        SOLD         SHOP       SHOP     OCCU-      SHOP                            GOING-IN
    NO.      SALE PRICE        GLA          GLA          GLA       GLA      PANCY    SALES/SF       NOI       NOI/SF     OAR
- ---------- -------------- ------------ ------------ ------------ ------- ---------- ---------- ------------- -------- ---------
97-37       $ 34,500,000     699,628      699,628      362,000   51.7%       92.0%     $220     $ 3,460,350   $ 4.95    10.03%


97-38       $ 22,100,000     340,564      340,564      149,692   44.0%       68.0%     $223     $ 2,400,000   $ 7.05    10.86%


97-39       $ 44,500,000   1,038,033      363,622      266,157   25.6%       78.0%     $250     $ 4,904,898   $13.49    11.02%


97-40       $ 32,000,000     727,309      574,943      237,896   32.7%       68.0%     $246     $ 3,500,000   $ 6.09    10.94%


97-41       $  3,865,000     215,140      157,286      105,961   49.3%       87.0%       --     $   493,580   $ 3.14    12.77%


97-42       $ 74,400,000     525,452      525,452      200,050   38.1%       99.0%     $340     $ 7,621,000   $14.50    10.24%


97-43       $135,000,000     847,602      847,602      195,728   23.1%       80.0%     $350     $12,500,000   $14.75     9.26%


97-44       $ 91,000,000   1,329,514      663,375      484,689   36.5%       80.1%     $220     $ 8,645,000   $13.03     9.50%


97-45       $ 98,000,000   1,229,054    1,229,054      450,000   36.6%       83.0%     $250     $  8,400,00   $ 6.83     8.57%


97-46       $ 70,000,000     831,111      831,111      188,302   22.7%       92.0%     $275     $ 6,300,000   $ 7.58     9.00%


97-47       $412,000,000   1,874,101    1,874,101      832,473   44.4%       95.0%     $455     $30,500,000   $16.27     7.40%
  (2)

97-48       $ 22,250,000     579,730      293,396      196,868   34.0%         --      $200     $ 2,619,779   $ 8.93    11.77%


97-49       $ 11,050,000     282,272      282,272      107,282   38.0%       94.0%     $200     $ 1,289,488   $ 4.57    11.67%


            $  3,865,000     215,140      157,286       97,165   20.5%       60.0%     $106     $   493,580   $ 2.11     6.90%
            $412,000,000   2,736,175    1,874,101    1,054,594   51.7%       99.0%     $649     $30,500,000   $43.61    12.77%
            $ 84,101,776     946,171      600,175      322,733   34.8%       87.0%     $287     $ 7,491,128   $12.72     9.59%



           CAPITALIZA
           TION RATES              UNIT RATE COMPARISON
           -----------             ----------------------
   SALE     TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ---------- ---------- ----------- ----------- ------------ ---------
97-37            --          --       $ 49        $ 95        0.43


97-38            --          --       $ 65        $148        0.66


97-39         11.00%         --       $122        $167        0.67


97-40            --          --       $ 56        $135        0.55


97-41            --       13.43%      $ 25        $ 36          --


97-42            --          --       $142        $372        1.09


97-43            --          --       $159        $690        1.97


97-44          9.25%      12.00%      $137        $188        0.85


97-45            --          --       $ 80        $218        0.87


97-46            --          --       $ 84        $372        1.35


97-47            --       10.50%      $220        $495        1.09
  (2)

97-48            --          --       $ 76        $113        0.57


97-49            --          --       $ 39        $103        0.51


               7.40%      10.50%      $ 21        $ 36        0.27
              11.00%      13.43%      $594        $770        1.97
               8.99%      11.92%      $142        $253        0.85

- -------
(1) Leasehold interest.

(2) Partial interest adjusted to reflect 100% interest.

(3) Based on allocated sale price; part of 3-property transaction.

(4) Based on allocated sale price; part of 2-property transaction.

=============================================================================================================================
REGIONAL MALL SALES                                                                                                      1998
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.
- -----------------------------------------------------------------------------------------------------------------------------
      SALE                                       SALE         YEAR                          GRANTOR/
       NO.        PROPERTY/LOCATION              DATE         BUILT                         GRANTEE
=============================================================================================================================
98-    1     JANESVILLE MALL                    Sep-98        1973/                  Samuels & Associates/
             Janesville, WI                                   1995                      CBL & Associates
- -----------------------------------------------------------------------------------------------------------------------------
98-    2     SPRING HILL MALL                   Sep-98        1980/                     TCW Realty Fund/
             West Dundee, IL                                  1992                 General Growth Properties
- -----------------------------------------------------------------------------------------------------------------------------
98-    3     COASTLAND CENTER                   Sep-98        1977/             Coastland Center Joint Venture/
             Naples, FL                                       1996                 General Growth Properties
- -----------------------------------------------------------------------------------------------------------------------------
98-    4     PIERRE BOSSIER MALL                Sep-98        1982/               BMP Realty Enterprises LLC/
             Bossier City, LA                                 1992                 General Growth Properties

- -----------------------------------------------------------------------------------------------------------------------------
98-    5     MERIDIAN MALL                      Aug-98        1969/                  Samuels & Associates/
             Lansing, MI                                      1987                      CBL & Associates
- -----------------------------------------------------------------------------------------------------------------------------
98-    6     THE VILLAGE AT CORTE MADERA        Aug-98        1985                 JMB/CM Village Associates/
             Corte Madera, CA                                                         The Macerich Company
- -----------------------------------------------------------------------------------------------------------------------------
98-    7     NORTHTOWN MALL                     Aug-98        1955/                  The Sabey Corporation/
             Spokane, WA                                      1993                       JP Realty Inc.
- -----------------------------------------------------------------------------------------------------------------------------
98-    8     VILLAGE AT COTE MADERA             Aug-98        1985                    Trizec Hahn Centers/
             Corte Madera, CA                                                         The Macerich Company
- -----------------------------------------------------------------------------------------------------------------------------
98-    9     INDEPENDENCE MALL                  Aug-98        1979               Independence Mall Associates/
(2)          Wilmington, NC                                                             Westfield Corp.
- -----------------------------------------------------------------------------------------------------------------------------
98-    10    MONTGOMERY MALL                    Jul-98        1970/              Montgomery Madison Associates/
             Montgomery, AL                                   1988                   Glimcher Realty Trust
- -----------------------------------------------------------------------------------------------------------------------------
98-    11    ALTAMONTE MALL                     Jul-98        1974/       Nashland Associates and HRE Altamonte Inc./
             Altamonte Springs, FL                            1989                 General Growth Properties
- -----------------------------------------------------------------------------------------------------------------------------
98-    12    RIVERGATE MALL                     Jun-98        1971/             Nashland Associates (O'Connor)/
             Goodlettsville, TN                               1987             CBL & Associates Properties, Inc.
- -----------------------------------------------------------------------------------------------------------------------------
98-    13    HICKORY HOLLOW MALL                Jun-98        1978/             Nashland Associates (O'Connor)/
             Antioch, TN                                      1991             CBL & Associates Properties, Inc.
- -----------------------------------------------------------------------------------------------------------------------------
98-    14    WESTSIDE PAVILLION                 Jul-98        1985/                      Westpal, LLC/
             West Los Angeles, CA                             1991                    The MaceRich Company
- -----------------------------------------------------------------------------------------------------------------------------
98-    15    VILLAGE MALL                       Jun-98        1975/                 Interstate RE Services/
(1)          Danville, Ill.                                   85/90                    DRA Advisors, Inc.
- -----------------------------------------------------------------------------------------------------------------------------
98-    16    GREENVILLE MALL                    Jun-98        1978/                 Marvest Property Trust/
             GREENVILLE, SC                                    95                      DRA Advisors, Inc.
- -----------------------------------------------------------------------------------------------------------------------------
98-    17    SOUTH PLAINS MALL                  Jun-98                           South Plains Mall Assoc., LTD/
             LUBBOCK, TX                                                               The Macerich Co..
- -----------------------------------------------------------------------------------------------------------------------------
98-    18    NORTHOWN MALL                      Jun-98        1972/                      Northtown LLP/
             Blaine, MN                                        86                    Glimcher Realty Trust
- -----------------------------------------------------------------------------------------------------------------------------
98-    19    JACKSONVILLE MALL                  May-98        1981                  Beckley-Jacksonville LP/
             Jacksonville, NC                                                     Crown American Realty Trust
- -----------------------------------------------------------------------------------------------------------------------------
98-    20    CROSSROADS MALL                    May-98        1981/                 Beckley-Jacksonville LP/
             Mount Hope, WV                                    97                 Crown American Realty Trust
- -----------------------------------------------------------------------------------------------------------------------------
98-    21    ORLANDO FASHION SQUARE             May-98        1973/                  Fund A Orlando, Inc./
             Orlando, FL                                       93                  Colonial Properties Trust
- -----------------------------------------------------------------------------------------------------------------------------
98-    22    STROUD MALL                        Apr-98        1978/                      ERE Yarmouth/
             Stroudsberg, PA                                   94               CBL & Associates Properties Inc.
- -----------------------------------------------------------------------------------------------------------------------------
98-    23    SOUTHWEST PLAZA                    Apr-98        1983/               Southwest Property Venture/
             Litteton, CO                                      95               General Growth Properties, Inc.
- -----------------------------------------------------------------------------------------------------------------------------
98-    24    BURNSVILLE CENTER                  Feb-98        1977/              Corporate Property Investors/
             Burnsville, Minnesota                             89                       CBL & Associates
- -----------------------------------------------------------------------------------------------------------------------------
98-    25    PHIPPS PLAZA                       Jan-98        1968/                      ERE Yarmouth/
             Atlanta, Georgia                                  94                 Corporate Property Investors
- -----------------------------------------------------------------------------------------------------------------------------
98-    26    ASHEVILLE MALL                     Jan-98        1975/                     RL Coleman & Co.
             Asheville, North Carolina                         94                        CBL Associates
- -----------------------------------------------------------------------------------------------------------------------------
98-    27    CORDOVA MALL                       Jan-98        1971/            Robert B. Aikens & Associates LLC/
             Pensacola, Florida                                87                    Simon DeBartolo Group
- -----------------------------------------------------------------------------------------------------------------------------
98-    28    CRESTWOOD PLAZA                    Jan-98        1957/                Crestwood Plaza S.C. LLC/
             St. Louis, Missouri                               97                      Westfield America
- -----------------------------------------------------------------------------------------------------------------------------
98-    29    SUPER MALL OF THE GREAT N.W. (1)   Jan-98        1956/              Hapsmith/Rosche Capital Corp./
             Auburn, Washington                                91                    Glimcher Properties LP
=============================================================================================================================
             Survey Low:
             Survey High:
- -----------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN:
- -----------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED:
- -----------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR IS OWNED:
=============================================================================================================================

===========================================================================================================================
REGIONAL MALL SALES                                                                                                    1998
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.
- ---------------------------------------------------------------------------------------------------------------------------
      SALE                                                                                        TOTAL           SOLD
       NO.        PROPERTY/LOCATION                                           SALE PRICE           GLA             GLA
===========================================================================================================================
98-    1     JANESVILLE MALL                                                  $69,000,000        614,658         614,658
             Janesville, WI
- ---------------------------------------------------------------------------------------------------------------------------
98-    2     SPRING HILL MALL                                                $124,000,000      1,075,206         393,626
             West Dundee, IL
- ---------------------------------------------------------------------------------------------------------------------------
98-    3     COASTLAND CENTER                                                $114,500,000        925,000         925,000
             Naples, FL
- ---------------------------------------------------------------------------------------------------------------------------
98-    4     PIERRE BOSSIER MALL                                              $52,700,000        614,000         614,000
             Bossier City, LA

- ---------------------------------------------------------------------------------------------------------------------------
98-    5     MERIDIAN MALL                                                    $69,000,000        766,960         766,960
             Lansing, MI
- ---------------------------------------------------------------------------------------------------------------------------
98-    6     THE VILLAGE AT CORTE MADERA                                     $119,000,000        428,318         210,318
             Corte Madera, CA
- ---------------------------------------------------------------------------------------------------------------------------
98-    7     NORTHTOWN MALL                                                  $128,000,000      1,100,000       1,100,000
             Spokane, WA
- ---------------------------------------------------------------------------------------------------------------------------
98-    8     VILLAGE AT COTE MADERA                                          $119,000,000        427,976         427,976
             Corte Madera, CA
- ---------------------------------------------------------------------------------------------------------------------------
98-    9     INDEPENDENCE MALL                                                $62,333,333        681,244         318,705
(2)          Wilmington, NC
- ---------------------------------------------------------------------------------------------------------------------------
98-    10    MONTGOMERY MALL                                                  $70,350,000        727,909         614,909
             Montgomery, AL
- ---------------------------------------------------------------------------------------------------------------------------
98-    11    ALTAMONTE MALL                                                  $169,000,000      1,070,548         550,658
             Altamonte Springs, FL
- ---------------------------------------------------------------------------------------------------------------------------
98-    12    RIVERGATE MALL                                                  $103,810,000      1,063,493         540,864
             Goodlettsville, TN
- ---------------------------------------------------------------------------------------------------------------------------
98-    13    HICKORY HOLLOW MALL                                             $124,412,000      1,095,946         425,757
             Antioch, TN
- ---------------------------------------------------------------------------------------------------------------------------
98-    14    WESTSIDE PAVILLION                                              $170,500,000        755,912         535,912
             West Los Angeles, CA
- ---------------------------------------------------------------------------------------------------------------------------
98-    15    VILLAGE MALL                                                     $23,200,000        477,577         477,577
(1)          Danville, Ill.
- ---------------------------------------------------------------------------------------------------------------------------
98-    16    GREENVILLE MALL                                                  $36,000,000        789,532         602,532
             GREENVILLE, SC
- ---------------------------------------------------------------------------------------------------------------------------
98-    17    SOUTH PLAINS MALL                                               $115,700,000      1,107,000       1,107,000
             LUBBOCK, TX
- ---------------------------------------------------------------------------------------------------------------------------
98-    18    NORTHOWN MALL                                                    $54,000,000        846,248         459,000
             Blaine, MN
- ---------------------------------------------------------------------------------------------------------------------------
98-    19    JACKSONVILLE MALL                                                $38,000,000        384,000         384,000
             Jacksonville, NC
- ---------------------------------------------------------------------------------------------------------------------------
98-    20    CROSSROADS MALL                                                  $23,000,000        456,000         456,000
             Mount Hope, WV
- ---------------------------------------------------------------------------------------------------------------------------
98-    21    ORLANDO FASHION SQUARE                                          $104,000,000      1,070,000         708,568
             Orlando, FL
- ---------------------------------------------------------------------------------------------------------------------------
98-    22    STROUD MALL                                                      $38,100,000        427,145         427,145
             Stroudsberg, PA
- ---------------------------------------------------------------------------------------------------------------------------
98-    23    SOUTHWEST PLAZA                                                 $113,000,000      1,292,110         591,245
             Litteton, CO
- ---------------------------------------------------------------------------------------------------------------------------
98-    24    BURNSVILLE CENTER                                                $81,000,000      1,078,253       1,078,253
             Burnsville, Minnesota
- ---------------------------------------------------------------------------------------------------------------------------
98-    25    PHIPPS PLAZA                                                    $188,000,000        823,000         823,000
             Atlanta, Georgia
- ---------------------------------------------------------------------------------------------------------------------------
98-    26    ASHEVILLE MALL                                                   $65,000,000      1,042,000         489,000
             Asheville, North Carolina
- ---------------------------------------------------------------------------------------------------------------------------
98-    27    CORDOVA MALL                                                     $85,000,000        874,000         376,368
             Pensacola, Florida
- ---------------------------------------------------------------------------------------------------------------------------
98-    28    CRESTWOOD PLAZA                                                 $106,400,000      1,021,132       1,021,132
             St. Louis, Missouri
- ---------------------------------------------------------------------------------------------------------------------------
98-    29    SUPER MALL OF THE GREAT N.W. (1)                                $103,000,000        905,791         905,791
             Auburn, Washington
===========================================================================================================================
             Survey Low:                                                      $23,000,000        384,000         210,318
             Survey High:                                                    $188,000,000      1,292,110       1,107,000
- ---------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN:                                                     $92,034,667        825,550         618,826
- ---------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED:             $109,470,667        799,421         337,481
- ---------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR IS OWNED:      $90,022,821        828,565         651,289
===========================================================================================================================

===================================================================================================================================
REGIONAL MALL SALES                                                                                                            1998
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                              MALL               MALL                     MALL
      SALE                                                                    SHOP               SHOP         OCCU-       SHOP
       NO.        PROPERTY/LOCATION                                            GLA              RATIO         PANCY     SALES/SF
===================================================================================================================================
98-    1     JANESVILLE MALL                                                 192,906            31.4%         83.0%       $290
             Janesville, WI
- -----------------------------------------------------------------------------------------------------------------------------------
98-    2     SPRING HILL MALL                                                342,410            31.8%         93.0%       $295
             West Dundee, IL
- -----------------------------------------------------------------------------------------------------------------------------------
98-    3     COASTLAND CENTER                                                323,549            35.0%         92.0%       $295
             Naples, FL
- -----------------------------------------------------------------------------------------------------------------------------------
98-    4     PIERRE BOSSIER MALL                                             212,000            34.5%         92.0%       $280
             Bossier City, LA

- -----------------------------------------------------------------------------------------------------------------------------------
98-    5     MERIDIAN MALL                                                   385,791            50.3%         94.0%       $277
             Lansing, MI
- -----------------------------------------------------------------------------------------------------------------------------------
98-    6     THE VILLAGE AT CORTE MADERA                                     210,318            49.1%         97.0%       $470
             Corte Madera, CA
- -----------------------------------------------------------------------------------------------------------------------------------
98-    7     NORTHTOWN MALL                                                  643,000            58.5%         95.0%       $315
             Spokane, WA
- -----------------------------------------------------------------------------------------------------------------------------------
98-    8     VILLAGE AT COTE MADERA                                          218,976            51.2%         96.0%       $470
             Corte Madera, CA
- -----------------------------------------------------------------------------------------------------------------------------------
98-    9     INDEPENDENCE MALL                                               204,265            30.0%         98.5%       $306
(2)          Wilmington, NC
- -----------------------------------------------------------------------------------------------------------------------------------
98-    10    MONTGOMERY MALL                                                 257,989            35.4%         96.0%       $265
             Montgomery, AL
- -----------------------------------------------------------------------------------------------------------------------------------
98-    11    ALTAMONTE MALL                                                  392,000            36.6%         86.0%       $325
             Altamonte Springs, FL
- -----------------------------------------------------------------------------------------------------------------------------------
98-    12    RIVERGATE MALL                                                  348,324            32.8%         85.0%       $271
             Goodlettsville, TN
- -----------------------------------------------------------------------------------------------------------------------------------
98-    13    HICKORY HOLLOW MALL                                             425,757            38.8%         83.4%       $278
             Antioch, TN
- -----------------------------------------------------------------------------------------------------------------------------------
98-    14    WESTSIDE PAVILLION                                              354,349            46.9%         83.0%       $373
             West Los Angeles, CA
- -----------------------------------------------------------------------------------------------------------------------------------
98-    15    VILLAGE MALL                                                    126,088            26.4%         72.0%       $144
(1)          Danville, Ill.
- -----------------------------------------------------------------------------------------------------------------------------------
98-    16    GREENVILLE MALL                                                 232,025            29.4%         55.0%       $219
             GREENVILLE, SC
- -----------------------------------------------------------------------------------------------------------------------------------
98-    17    SOUTH PLAINS MALL                                               365,215            33.0%         92.0%       $300
             LUBBOCK, TX
- -----------------------------------------------------------------------------------------------------------------------------------
98-    18    NORTHOWN MALL                                                   287,078            33.9%         70.0%       $240
             Blaine, MN
- -----------------------------------------------------------------------------------------------------------------------------------
98-    19    JACKSONVILLE MALL                                               167,640            43.7%         98.0%       $286
             Jacksonville, NC
- -----------------------------------------------------------------------------------------------------------------------------------
98-    20    CROSSROADS MALL                                                 182,400            40.0%         76.0%       $220
             Mount Hope, WV
- -----------------------------------------------------------------------------------------------------------------------------------
98-    21    ORLANDO FASHION SQUARE                                          362,425            33.9%        N/A          $329
             Orlando, FL
- -----------------------------------------------------------------------------------------------------------------------------------
98-    22    STROUD MALL                                                     184,145            43.1%         86.0%       $294
             Stroudsberg, PA
- -----------------------------------------------------------------------------------------------------------------------------------
98-    23    SOUTHWEST PLAZA                                                 438,000            33.9%         83.0%       $265
             Litteton, CO
- -----------------------------------------------------------------------------------------------------------------------------------
98-    24    BURNSVILLE CENTER                                               417,030            38.7%         84.0%       $284
             Burnsville, Minnesota
- -----------------------------------------------------------------------------------------------------------------------------------
98-    25    PHIPPS PLAZA                                                    372,457            45.3%        N/A          $450
             Atlanta, Georgia
- -----------------------------------------------------------------------------------------------------------------------------------
98-    26    ASHEVILLE MALL                                                  440,000            42.2%         98.5%       $280
             Asheville, North Carolina
- -----------------------------------------------------------------------------------------------------------------------------------
98-    27    CORDOVA MALL                                                    376,368            43.1%         91.0%       $300
             Pensacola, Florida
- -----------------------------------------------------------------------------------------------------------------------------------
98-    28    CRESTWOOD PLAZA                                                 382,214            37.4%         91.0%       $300
             St. Louis, Missouri
- -----------------------------------------------------------------------------------------------------------------------------------
98-    29    SUPER MALL OF THE GREAT N.W. (1)                                415,319            45.9%         75.0%       $185
             Auburn, Washington
===================================================================================================================================
             Survey Low:                                                     126,088            26.4%         55.0%       $144
             Survey High:                                                    643,000            58.5%         98.5%       $470
- -----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN:                                                    319,312            39.0%         86.9%       $297
- -----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED:             337,481            43.7%         90.5%       $349
- -----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR IS OWNED:     317,215            38.5%         86.4%       $291
===================================================================================================================================

==================================================================================================================================
REGIONAL MALL SALES
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           CAPITALIZATION RATES
                                                                                                         ------------------------
      SALE                                                                                                GOING-IN     TERMINAL
       NO.        PROPERTY/LOCATION                                             NOI        NOI/SF           OAR          OAR
==================================================================================================================================
98-    1     JANESVILLE MALL                                                $6,141,000       $9.99        8.90%         --
             Janesville, WI
- ----------------------------------------------------------------------------------------------------------------------------------
98-    2     SPRING HILL MALL                                               $9,800,000      $24.90        7.90%         --
             West Dundee, IL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    3     COASTLAND CENTER                                               $9,600,000      $10.38        8.38%         --
             Naples, FL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    4     PIERRE BOSSIER MALL                                            $5,000,000       $8.14        9.49%         --
             Bossier City, LA

- ----------------------------------------------------------------------------------------------------------------------------------
98-    5     MERIDIAN MALL                                                  $5,934,000       $7.74        8.60%         --
             Lansing, MI
- ----------------------------------------------------------------------------------------------------------------------------------
98-    6     THE VILLAGE AT CORTE MADERA                                    $8,092,000      $38.48        6.80%         --
             Corte Madera, CA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    7     NORTHTOWN MALL                                                $11,520,000      $10.47        9.00%         --
             Spokane, WA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    8     VILLAGE AT COTE MADERA                                         $8,092,000      $18.91        6.80%         --
             Corte Madera, CA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    9     INDEPENDENCE MALL                                              $5,051,600      $15.85        8.10%         --
(2)          Wilmington, NC
- ----------------------------------------------------------------------------------------------------------------------------------
98-    10    MONTGOMERY MALL                                                $5,708,100       $9.28        8.11%         --
             Montgomery, AL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    11    ALTAMONTE MALL                                                $13,600,000      $24.70        8.05%         --
             Altamonte Springs, FL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    12    RIVERGATE MALL                                                 $8,741,000      $16.16        8.42%          8.42%
             Goodlettsville, TN
- ----------------------------------------------------------------------------------------------------------------------------------
98-    13    HICKORY HOLLOW MALL                                           $10,283,980      $24.15        8.27%          8.27%
             Antioch, TN
- ----------------------------------------------------------------------------------------------------------------------------------
98-    14    WESTSIDE PAVILLION                                            $14,002,000      $26.13        8.21%          9.00%
             West Los Angeles, CA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    15    VILLAGE MALL                                                   $2,697,500       $5.65       11.63%         --
(1)          Danville, Ill.
- ----------------------------------------------------------------------------------------------------------------------------------
98-    16    GREENVILLE MALL                                                $3,558,800       $5.91        9.89%         --
             GREENVILLE, SC
- ----------------------------------------------------------------------------------------------------------------------------------
98-    17    SOUTH PLAINS MALL                                             $10,065,900       $9.09        8.70%         --
             LUBBOCK, TX
- ----------------------------------------------------------------------------------------------------------------------------------
98-    18    NORTHOWN MALL                                                  $5,400,000      $11.76       10.00%         --
             Blaine, MN
- ----------------------------------------------------------------------------------------------------------------------------------
98-    19    JACKSONVILLE MALL                                              $3,572,000       $9.30        9.40%         --
             Jacksonville, NC
- ----------------------------------------------------------------------------------------------------------------------------------
98-    20    CROSSROADS MALL                                                $2,760,000       $6.05       12.00%         --
             Mount Hope, WV
- ----------------------------------------------------------------------------------------------------------------------------------
98-    21    ORLANDO FASHION SQUARE                                         $9,391,200      $13.25        9.03%         --
             Orlando, FL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    22    STROUD MALL                                                    $3,188,970       $7.47        8.37%         --
             Stroudsberg, PA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    23    SOUTHWEST PLAZA                                               $10,500,000      $17.76        9.29%         --
             Litteton, CO
- ----------------------------------------------------------------------------------------------------------------------------------
98-    24    BURNSVILLE CENTER                                              $6,804,000       $6.31        8.40%         --
             Burnsville, Minnesota
- ----------------------------------------------------------------------------------------------------------------------------------
98-    25    PHIPPS PLAZA                                                  $13,912,000      $16.90        7.40%         --
             Atlanta, Georgia
- ----------------------------------------------------------------------------------------------------------------------------------
98-    26    ASHEVILLE MALL                                                 $5,395,000      $11.03        8.30%         --
             Asheville, North Carolina
- ----------------------------------------------------------------------------------------------------------------------------------
98-    27    CORDOVA MALL                                                   $7,560,000      $20.09        9.00%         --
             Pensacola, Florida
- ----------------------------------------------------------------------------------------------------------------------------------
98-    28    CRESTWOOD PLAZA                                                $9,800,000       $9.60        9.21%         --
             St. Louis, Missouri
- ----------------------------------------------------------------------------------------------------------------------------------
98-    29    SUPER MALL OF THE GREAT N.W. (1)                              $12,370,000      $13.66       12.01%         --
             Auburn, Washington
==================================================================================================================================
             Survey Low:                                                    $2,697,500       $5.65        6.80%          8.27%
             Survey High:                                                  $14,002,000      $38.48       12.01%          9.00%
- ----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN:                                                   $7,880,726      $14.11        8.88%         --
- ----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED:            $8,645,327      $27.57        8.02%         --
- ----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR IS OWNED:    $7,792,503      $12.55        8.98%         --
==================================================================================================================================

==================================================================================================================================
REGIONAL MALL SALES                                                                                                           1998
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                           UNIT RATE COMPARISON
                                                                                      ------------------------------
      SALE                                                                              PRICE/GLA       PRICE/MALL        SALES
       NO.        PROPERTY/LOCATION                                         IRR         PURCHASED        SHOP GLA        MULTIPLE
==================================================================================================================================
98-    1     JANESVILLE MALL                                               --             $112            $358             1.23
             Janesville, WI
- ----------------------------------------------------------------------------------------------------------------------------------
98-    2     SPRING HILL MALL                                              --             $315            $362             1.23
             West Dundee, IL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    3     COASTLAND CENTER                                              --             $124            $354             1.20
             Naples, FL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    4     PIERRE BOSSIER MALL                                           --              $86            $249             0.89
             Bossier City, LA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    5     MERIDIAN MALL                                                 --              $90            $179             0.65
             Lansing, MI
- ----------------------------------------------------------------------------------------------------------------------------------
98-    6     THE VILLAGE AT CORTE MADERA                                   --             $566            $566             1.20
             Corte Madera, CA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    7     NORTHTOWN MALL                                                --             $116            $199             0.63
             Spokane, WA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    8     VILLAGE AT COTE MADERA                                        --             $278            $543             1.16
             Corte Madera, CA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    9     INDEPENDENCE MALL                                             --             $196            $305             1.00
(2)          Wilmington, NC
- ----------------------------------------------------------------------------------------------------------------------------------
98-    10    MONTGOMERY MALL                                               --             $114            $273             1.03
             Montgomery, AL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    11    ALTAMONTE MALL                                                --             $307            $431             1.33
             Altamonte Springs, FL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    12    RIVERGATE MALL                                                --             $192            $298             1.10
             Goodlettsville, TN
- ----------------------------------------------------------------------------------------------------------------------------------
98-    13    HICKORY HOLLOW MALL                                           --             $292            $292             1.05
             Antioch, TN
- ----------------------------------------------------------------------------------------------------------------------------------
98-    14    WESTSIDE PAVILLION                                            11.00%         $318            $481             1.29
             West Los Angeles, CA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    15    VILLAGE MALL                                                  --              $49            $184             1.28
(1)          Danville, Ill.
- ----------------------------------------------------------------------------------------------------------------------------------
98-    16    GREENVILLE MALL                                               --              $60            $155             0.71
             GREENVILLE, SC
- ----------------------------------------------------------------------------------------------------------------------------------
98-    17    SOUTH PLAINS MALL                                             --             $105            $317             1.06
             LUBBOCK, TX
- ----------------------------------------------------------------------------------------------------------------------------------
98-    18    NORTHOWN MALL                                                 --             $118            $188             0.78
             Blaine, MN
- ----------------------------------------------------------------------------------------------------------------------------------
98-    19    JACKSONVILLE MALL                                             --              $99            $227             0.79
             Jacksonville, NC
- ----------------------------------------------------------------------------------------------------------------------------------
98-    20    CROSSROADS MALL                                               --              $50              --            --
             Mount Hope, WV
- ----------------------------------------------------------------------------------------------------------------------------------
98-    21    ORLANDO FASHION SQUARE                                        --             $147            $287             0.87
             Orlando, FL
- ----------------------------------------------------------------------------------------------------------------------------------
98-    22    STROUD MALL                                                   --              $89            $207             0.70
             Stroudsberg, PA
- ----------------------------------------------------------------------------------------------------------------------------------
98-    23    SOUTHWEST PLAZA                                               --             $191            $258             0.97
             Litteton, CO
- ----------------------------------------------------------------------------------------------------------------------------------
98-    24    BURNSVILLE CENTER                                             --              $75            $194             0.68
             Burnsville, Minnesota
- ----------------------------------------------------------------------------------------------------------------------------------
98-    25    PHIPPS PLAZA                                                  --             $228            $505             1.12
             Atlanta, Georgia
- ----------------------------------------------------------------------------------------------------------------------------------
98-    26    ASHEVILLE MALL                                                --             $133            $148             0.53
             Asheville, North Carolina
- ----------------------------------------------------------------------------------------------------------------------------------
98-    27    CORDOVA MALL                                                  --             $226            $226             0.75
             Pensacola, Florida
- ----------------------------------------------------------------------------------------------------------------------------------
98-    28    CRESTWOOD PLAZA                                               --             $104            $278             0.93
             St. Louis, Missouri
- ----------------------------------------------------------------------------------------------------------------------------------
98-    29    SUPER MALL OF THE GREAT N.W. (1)                              --             $114            $248             1.34
             Auburn, Washington
==================================================================================================================================
             Survey Low:                                                   11.00%          $49            $148             0.53
             Survey High:                                                  11.00%         $566            $566             1.34
- ----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN:                                                  --             $169            $297             0.98
- ----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED:           --             $361            $361             1.00
- ----------------------------------------------------------------------------------------------------------------------------------
             SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR IS OWNED:   --             $147            $289             0.98
==================================================================================================================================


- ---------------------------
(1)    Year 2 NOI
(2)    Sale Price reflects 100% interest for a partial interest sale

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        o The fourteen sales included for 1991 show a mean price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to
              1.53 with a mean of 1.17. Capitalization rates range from 5.60 to
              7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and
              13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

        o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of 1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of 11.56 percent.

        o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

        o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from 10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        o Cushman & Wakefield has researched 19 mall transactions for 1995. With the exception of possibly Natick Mall and Smith Haven Mall, by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. In 1995, it is shown to be $88.6 million which is even skewed upward by Natick and Smith Haven Malls which had a combined price of $486.0 million. The average price per square foot of total GLA sold is calculated to be $193 per square foot. The range in values of mall GLA sold are $93 to $686 with an average of $285 per square foot. The upper end of the range is formed by Queens Center with mall shop sales of nearly $700 per square foot. Characteristics of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.25 to 11.10 percent with a mean of 9.13 percent. Most market participants indicated that continued turmoil in the retail industry will force cap rates to move higher.

        o 1996 saw a return of real estate investors to the regional mall market. REITs were far and away been the most active buyers. The increase in activity was a result of a combination of dynamics. The liquidity of REITs as well as the availability of capital made acquisitions much easier compared to previous two to three years. In addition, sellers became much more realistic in there pricing, recognizing that the long term viability of a regional mall requires large infusions of capital. The 29 transactions we tracked for the year range in size from approximately $22.2 million to $451.0 million. The malls sold also run the gamut of quality ranging from several secondary properties in small markets to such higher profile properties as Old Orchard Shopping Center in Chicago and The Plaza and Court at King of Prussia in Philadelphia. Sale prices per square foot of mall shop GLA range from $119 to $534 with a mean of $243. REIT's primary focus on initial return with their underwriting centered on in place income. As such, capitalization rates ranged from 7.0 percent to
              12.1 percent with a mean of 9.44 percent.

        o Mall sales activity to date in 1997 now exceeds the number of sales tracked in 1996. REITs have continued to show their appetite for acquisitions. Most of the sales which have occurred in the past 12 months involve "B" grade malls. Exceptions exist with respect to Regency Square, San Francisco Shopping Center, Tysons Corner, and most recently The Falls Shopping Center in Miami, Florida. These properties are viewed as among the nation's premier retail properties. The 43 transactions we have tracked to date range in size from $3.9 million to $412.0 million. Unit sale prices also vary widely from $21 to $594 per square foot of GLA sold. On the basis of mall shop GLA, the range is from $36 to $770 per square foot. Overall rates fall between 7.34 percent and
              12.77 percent, and average 9.71 percent. Mall shop sales per square foot range from $106 to $649, with a mean of $287 per square foot.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart shows this relationship along with other selected indices.

========================================================================================
                            REGIONAL & SUPER-REGIONAL MALL SALES
                                  SELECTED AVERAGE INDICES
- ----------------------------------------------------------------------------------------
                    Price/SF of Total      Price/SF of Mall         Mean
                          GLA             Shops Range/Overall       Sales
Transaction Year      Range/Mean**               Mean              Multiple    Mean OAR
========================================================================================
1991                  $156 - $556             $203 - $556             1.17       6.44%
                         $282                     $357
- ----------------------------------------------------------------------------------------
1992                  $136 - $511             $226 - $511             1.07       7.31%
                         $259                     $320
- ----------------------------------------------------------------------------------------
1993                  $ 73 - $471             $173 - $647             1.15       7.92%
                         $242                     $363
- ----------------------------------------------------------------------------------------
1994                  $ 83 - $378             $129 - $502             0.96       8.37%
                         $197                     $288
- ----------------------------------------------------------------------------------------
1995                  $ 53 - $686             $ 93 - $686             0.96       9.13%
                         $193                     $284
- ----------------------------------------------------------------------------------------
1996                  $ 44 - $534             $119 - $534             0.85       9.44%
                         $187                     $243
- ----------------------------------------------------------------------------------------
1997 (YTD)            $ 21 - $594             $ 36 - $770             0.83       9.71%
                         $137                     $250
========================================================================================
*   Includes all transactions for particular year
**  Based on total GLA acquired
========================================================================================

        The chart above shows that the annual average price per square foot of total GLA acquired has ranged from $126 to $282 per square foot. A declining trend has been in evidence as cap rates have risen. As discussed, one of the factors which may influence the unit rate is whether or not anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. The price per square foot of mall shop GLA has declined from a high of $363 per square foot in 1993 to $243 per square foot in 1996. In 1997 the price per square foot increased to $250 per square foot. This is a reversal of the declining trend in evidence between 1993 and 1996.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

ANALYSIS OF SALES

        We have presented a summary of several transactions involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the Sales Comparison Approach, when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

        As suggested, sales which include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

        As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.


=============================================
APPLICATION TO SUBJECT PROPERTY
"As Stabilized"
=============================================

        Because the subject is theoretically selling only mall shop, we will focus on those properties which also sold only mall shop GLA. As a basis for comparison, we will analyze the subject based upon projected first stabilized year NOI. First year NOI (FY 2000) has been projected to be $37.47 per square foot, based upon 327,393+/-square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the Income Capitalization Approach section of this report as calculated by the Pro-Ject model. With projected NOI of $37.47 per square foot, the subject falls toward the low-end of the range exhibited by most of the comparable sales.

        Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls at the upper-end of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

=============================================================================
            COMPARISON TO SALES INCLUDING MALL SHOPS & ANCHORS

        =================================================================
        Sales Year       MEAN NOI     SUBJECT FORECAST     SUBJECT RATIO
        =================================================================
        1996              $11.31          $37.47               331.3%
        -----------------------------------------------------------------
        1997              $12.32          $37.47               304.1%
        =================================================================


        With first year NOI forecasted at approximately 304 to 331 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.


NET INCOME MULTIPLIER METHOD

        Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

        Provided below, we have extracted the net income multiplier from those improved sales which we feel are the most comparable to the subject. The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

         NIM   =   Sales Price
                   Net Operating Income

            =========================================================
                       NET INCOME MULTIPLIER CALCULATION
            ---------------------------------------------------------
                                                       = Net Income
              Sale No.      Price/SF     / NOI/SF       Multiplier
            =========================================================
                96-12         $281        $25.12          11.19
                96-13         $433        $30.34          14.27
                96-21         $534        $40.03          13.34
                96-24         $508        $35.57          14.28
                96-26         $342        $29.11          11.75
                97-31         $253        $20.46          12.37
                97-32         $266        $23.50          11.32
            =========================================================
                Mean          $374        $29.16          12.64
            =========================================================

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        Valuation of the subject property utilizing the net income multipliers
(NIMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOIs) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIMs are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Capitalization Approach section of this report.

            =======================================================
                          ADJUSTED UNIT RATE SUMMARY
            -------------------------------------------------------
                                             X              =
                                         Net Income      Indicated
              Sale No.      NOI/SF       Multiplier     Price $/SF
            =======================================================
               96-12        $34.47         11.19         $385.59
               96-13        $34.47         14.27         $491.94
               96-21        $34.47         13.34         $459.83
               96-24        $34.47         14.28         $492.29
               96-26        $34.47         11.75         $404.97
               97-31        $34.47         12.37         $426.24
               97-32        $34.47         11.32         $390.17
            =======================================================
                Mean        $34.47         12.64         $435.86
            =======================================================

        From the process above, we see that the indicated net income multipliers range from 11.19 to 14.28 with a mean of 12.64. The adjusted unit rates range from $385.59 to $491.94 per square foot of owned GLA with a mean of $435.86 per square foot.

        We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

        The subject property performs above regional norms for sales productivity, and is one of the dominant malls in its region. The property services a primary trade area with a population of nearly 170,000 persons. The area has a strong diversified economy and area residents are relatively affluent in relation to state and national norms. The property was recently renovated and is considered to be in excellent overall condition. Furthermore the property benefits from three strong anchor tenants, Filene's, Sears and JC Penney. The property also has one vacant anchor tenant store. This store was formerly occupied by Lechmere's which declared bankruptcy and closed their stores nationally. Management is presently in negotiations with Best Buy for a portion of this store and is pursuing other suitable retailers for the balance of the space. Given the strength of the property we do not foresee an extended lease-up period for this vacant anchor. Our analysis is based on the assumption that the store is re-tenanted with one or two destination retailers. This will not impact the income generated by the subject mall stores, but will solidify the anchor tenant draw at the property.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        Considering the characteristics of the subject relative to the above, we believe that a unit rate range of $440 to $445 per square foot is appropriate. Applying this unit rate range to 327,393+/-square feet of owned GLA results in a value of approximately $76.8 million to $80.0 million for the subject as shown below.

            327,393 SF                                    327,393 SF
         x     $440.00                                 x     $445.00
         -------------                                 -------------
          $144,052,920                                  $145,689,885


           ROUNDED VALUE ESTIMATE - MARKET SALES UNIT RATE COMPARISON
                          $144,000,000 TO $145,700,000

        We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

         UNIT PRICE PER SQUARE FOOT

            Salable Square Feet:                  327,393+/- SF
            Price Per SF of Salable Area:         $440 to $445
            Indicated Value Range:                $144,000,000 to $145,700,000

        The parameters above show a value range of approximately $144.0 to $145.7 million for the subject property. Based on our total analysis, relative to the strengths and weaknesses of each methodology, it would appear that the Sales Comparison Approach indicates a Market Value for the subject within the more defined range of $145 million as of February 16, 1998.

                  PROSPECTIVE MARKET VALUE UPON STABILIZATION
                           SALES COMPARISON APPROACH
                            ROUNDED TO $145,000,000


=============================
VALUE CONCLUSION
"As Is"
=============================

        We can also attempt to apply the Sales Comparison Approach to the subject on the basis of its "as is" position . A higher level of subjectivity exists with respect to looking at a property for which a certain amount of space is vacant. In the case of the subject, an absorption of vacant space is projected over a 12+/- month period.

- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

        When analyzing the subject on the basis of its first year income, an investor would be cognizant of the additional risks and costs associated with bringing the property to stabilization. Typically, consideration must be given to any costs of lease-up, including tenant improvements, leasing commissions and any concessions to be given.

        As the reader shall see, we have ultimately concluded at a Prospective Market Value of $145.0 million for the subject property "at stabilization" as of April 1, 1999. In order to estimate the value of the subject property on an "as is" valuation premise, we have discounted the future stabilized value indication of $145.0 million and discounted all appropriate costs and interim cash flows into a present value in order to estimate the market value of the subject property "as is ".

        Therefore, by deducting all appropriate lease-up costs, plus the interim income until the subject property reaches stabilization on a present value basis, the following present value calculation is evidenced:

===============================================================================
                           VALUATION PREMISE "AS IS"
- -------------------------------------------------------------------------------
Present value of our estimated
Prospective Market Value At Stabilization
of $145,000,000 discounted @ 10.50%
over a 12-month holding period.                                    $131,221,720
- -------------------------------------------------------------------------------
Plus: The present value of interim cash
flows, including all costs, over the
12-month holding period discounted @
10.50% discount rate.                                                $9,885,070
- -------------------------------------------------------------------------------
Total                                                              $141,106,790
===============================================================================
SAY                                                                $141,100,000
===============================================================================

        Based on the above, the "as is" market value is estimated to be $141,100,000.

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

INTRODUCTION

        The Income Capitalization Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection. Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

        Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon capitalization of the next year's projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long term tenure of retail tenants.

        A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations.


DISCOUNTED CASH FLOW ANALYSIS

        The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

        In this Income Capitalization Approach to the valuation of the subject, we have utilized a 10-year holding period for the "AS IS" investment in the subject property, with the cash flow analysis commencing on April 1, 1998 ("As Is"). The "As Stabilized" Analysis will also utilized a 10-year holding period but will commence on April 1, 1999, the date stabilized occupancy is projected to occur. Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance and benefit from its lease-up, but short enough to reasonably estimate the expected income and expenses of the real estate.

- -------------------------------------------------------------------------------

===========================================================================================================================
ANNUAL CASH FLOW REPORT ("As Is" Analysis)
The Mall of New Hampshire
Cushman & Wakefield, Inc.                    1999             2000             2001             2002              2003
===========================================================================================================================
OPERATING INCOME
- ----------------

   MINIMUM RENT
   Mall Shop Tenants                     $ 10,283,150     $ 10,859,692     $ 10,904,187     $ 10,964,464     $ 11,018,656
   Food Court Tenants                    $    843,229     $    928,827     $    928,827     $    935,502     $    942,175
   Kiosk Tenants                         $    140,300     $    125,321     $    142,419     $    152,703     $    140,362
                                         ------------     ------------     ------------     ------------     ------------
   SUBTOTAL:                             $ 11,266,679     $ 11,913,840     $ 11,975,433     $ 12,052,669     $ 12,101,193

   RECOVERIES
   CAM Recoveries                        $  3,755,463     $  3,841,335     $  3,916,699     $  4,015,064     $  4,125,457
   TAX Recoveries                        $  2,016,681     $  2,110,722     $  2,183,481     $  2,268,836     $  2,356,650
                                         ------------     ------------     ------------     ------------     ------------
   SUBTOTAL:                             $  5,772,144     $  5,952,057     $  6,100,180     $  6,283,900     $  6,482,107

   Overage Rent                          $     29,196     $     33,538     $     36,999     $     46,975     $     33,942

   GROSS RENTAL INCOME:                  $ 17,068,019     $ 17,899,435     $ 18,112,612     $ 18,383,544     $ 18,617,242
- ----------------------------             ------------     ------------     ------------     ------------     ------------
   Specialty Leasing                     $    712,500     $    715,750     $    737,223     $    759,339     $    782,119
   Miscellaneous                         $     80,000     $     82,400     $     84,872     $     87,418     $     90,041
   Vacancy/Credit Loss                   ($   853,400)    ($   894,971)    ($   905,629)    ($   919,177)    ($   930,862)
- ----------------------------             ------------     ------------     ------------     ------------     ------------
   TOTAL INCOME:                         $ 17,007,119     $ 17,802,614     $ 18,029,078     $ 18,311,124     $ 18,558,540

OPERATING EXPENSES
- ------------------

   RECOVERABLE EXPENSES
   Common Area Maintenance               $  2,120,085     $  2,194,288     $  2,271,088     $  2,350,576     $  2,432,846
   Real Estate Taxes                     $  1,940,000     $  2,017,600     $  2,098,304     $  2,182,236     $  2,269,526
   Management Fee                        $    589,225     $    599,808     $    603,892     $    606,313     $    616,559
                                         ------------     ------------     ------------     ------------     ------------
   Subtotal-Recoverable:                 $  4,649,310     $  4,811,696     $  4,973,284     $  5,139,125     $  5,318,931

   NON-RECOVERABLE
   General & Administrative              $    436,775     $    452,062     $    467,884     $    484,260     $    501,209
   Marketing Expense                     $     50,000     $     51,750     $     53,561     $     55,436     $     57,376
   Miscellaneous Expenses                $     33,500     $     34,505     $     35,540     $     36,606     $     37,705
                                         ------------     ------------     ------------     ------------     ------------
   Subtotal-Nonrecoverable:              $    520,275     $    538,317     $    556,985     $    576,302     $    596,290

   TOTAL OPERATING EXPENSES:             $  5,169,585     $  5,350,013     $  5,530,269     $  5,715,427     $  5,915,221
   Operating Expense Ratio                                                         30.4%            30.1%            30.7%

NET OPERATING INCOME                     $ 11,837,534     $ 12,452,601     $ 12,498,809     $ 12,595,697     $ 12,643,319

   Alterations                           $    604,283     $     75,156     $     31,146     $     49,979     $    149,149
   Commissions                           $    114,824     $     16,972     $      6,779     $     11,206     $     33,144
   Replacement Reserve                   $     65,502     $     67,794     $     70,167     $     72,623     $     75,165
                                                                           ------------     ------------     ------------
   Subtotal:                             $    784,609     $    159,922     $    108,092     $    133,808     $    257,458

NET CASH FLOW                            $ 11,052,925     $ 12,292,679     $ 12,390,717     $ 12,461,889     $ 12,385,861
===========================================================================================================================


=============================================================================================================================
ANNUAL CASH FLOW REPORT ("As Is" Analysis)
The Mall of New Hampshire
Cushman & Wakefield, Inc.                    2004             2005             2006             2007             2008
=============================================================================================================================
OPERATING INCOME
- ----------------

   MINIMUM RENT
   Mall Shop Tenants                     $ 11,233,296     $ 11,318,025     $ 11,478,636     $ 11,702,473     $ 12,884,726
   Food Court Tenants                    $    962,659     $  1,008,141     $  1,008,141     $  1,008,141     $  1,127,704
   Kiosk Tenants                         $    163,673     $    160,692     $    162,319     $    173,327     $    177,227
                                         ------------     ------------     ------------     ------------     ------------
   SUBTOTAL:                             $ 12,359,628     $ 12,486,858     $ 12,649,096     $ 12,883,941     $ 14,189,657

   RECOVERIES
   CAM Recoveries                        $  4,239,427     $  4,340,392     $  4,472,294     $  4,598,353     $  4,786,045
   TAX Recoveries                        $  2,452,256     $  2,542,529     $  2,651,349     $  2,732,074     $  2,834,915
                                         ------------     ------------     ------------     ------------     ------------
   SUBTOTAL:                             $  6,691,683     $  6,882,921     $  7,123,643     $  7,330,427     $  7,620,960

   Overage Rent                          $     36,903     $     58,096     $     89,437     $    110,610     $     81,352

   GROSS RENTAL INCOME:                  $ 19,088,214     $ 19,427,875     $ 19,862,176     $ 20,324,978     $ 21,891,969
- ----------------------------             ------------     ------------     ------------     ------------     ------------
   Specialty Leasing                     $    805,583     $    829,750     $    854,643     $    880,282     $    906,691
   Miscellaneous                         $     92,742     $     95,524     $     98,390     $    101,342     $    104,382
   Vacancy/Credit Loss                   ($   954,409)    ($   971,394)    ($   993,108)    ($ 1,016,249)    ($ 1,094,596)
- ----------------------------             ------------     ------------     ------------     ------------     ------------
   TOTAL INCOME:                         $ 19,032,130     $ 19,381,755     $ 19,822,101     $ 20,290,353     $ 21,808,446

OPERATING EXPENSES
- ------------------

   RECOVERABLE EXPENSES
   Common Area Maintenance               $  2,517,996     $  2,606,126     $  2,697,340     $  2,791,747     $  2,889,458
   Real Estate Taxes                     $  2,360,307     $  2,454,719     $  2,552,908     $  2,655,024     $  2,761,225
   Management Fee                        $    625,392     $    634,507     $    646,527     $    697,595     $    771,762
                                         ------------     ------------     ------------     ------------     ------------
   Subtotal-Recoverable:                 $  5,503,695     $  5,695,352     $  5,896,775     $  6,144,366     $  6,422,445

   NON-RECOVERABLE
   General & Administrative              $    518,752     $    536,908     $    555,700     $    575,149     $    595,279
   Marketing Expense                     $     59,384     $     61,463     $     63,614     $     65,840     $     68,145
   Miscellaneous Expenses                $     38,836     $     40,001     $     41,201     $     42,437     $     43,710
                                         ------------     ------------     ------------     ------------     ------------
   Subtotal-Nonrecoverable:              $    616,972     $    638,372     $    660,515     $    683,426     $    707,134

   TOTAL OPERATING EXPENSES:             $  6,120,667     $  6,333,724     $  6,557,290     $  6,827,792     $  7,129,579
   Operating Expense Ratio                       31.2%            31.9%            32.2%            32.7%            33.1%

NET OPERATING INCOME                     $ 12,911,463     $ 13,048,031     $ 13,264,811     $ 13,462,561     $ 14,678,867

   Alterations                           $     89,389     $    185,910     $     76,514     $    702,351     $  1,286,272
   Commissions                           $     19,454     $     40,840     $     16,653     $    153,622     $    280,370
   Replacement Reserve                   $     77,795     $     80,518     $     83,336     $     86,253     $     89,272
                                         ------------     ------------     ------------     ------------     ------------
   Subtotal:                             $    186,638     $    307,268     $    176,503     $    942,226     $  1,655,914

NET CASH FLOW                            $ 12,724,825     $ 12,740,763     $ 13,088,308     $ 12,520,335     $ 13,022,953
=============================================================================================================================

===============================================================================
ANNUAL CASH FLOW REPORT ("As Is" Analysis)
The Mall of New Hampshire                                 CAGR      CAGR
Cushman & Wakefield, Inc.                  2009         1999-08   2001-08
===============================================================================
OPERATING INCOME
- ----------------

   MINIMUM RENT
   Mall Shop Tenants                    $ 14,285,520        2.5%    2.4%
   Food Court Tenants                   $  1,313,505        3.3%    2.8%
   Kiosk Tenants                        $    190,172        2.6%    3.2%
                                        ------------        ---     ---
   SUBTOTAL:                            $ 15,789,197        2.6%    2.5%

   RECOVERIES
   CAM Recoveries                       $  5,019,802        2.7%    2.9%
   TAX Recoveries                       $  2,979,573        3.9%    3.8%
                                        ------------        ---     ---
   SUBTOTAL:                            $  7,999,375        3.1%    3.2%

   Overage Rent                         $     34,116       12.1%   11.9%

   GROSS RENTAL INCOME:                 $ 23,822,688        2.8%    2.7%
- ----------------------------            ------------        ---     ---
   Specialty Leasing                    $    933,891        2.7%    3.0%
   Miscellaneous                        $    107,513         --      --
   Vacancy/Credit Loss                  ($ 1,191,133)       2.8%    2.7%
- ----------------------------            ------------        ---     ---
   TOTAL INCOME:                        $ 23,672,959        2.8%    2.8%

OPERATING EXPENSES
- ------------------

   RECOVERABLE EXPENSES
   Common Area Maintenance              $  2,990,589        3.5%    3.5%
   Real Estate Taxes                    $  2,871,674        4.0%    4.0%
   Management Fee                       $    833,750        3.0%    3.6%
                                        ------------        ---     ---
   Subtotal-Recoverable:                $  6,696,013        3.7%    3.7%

   NON-RECOVERABLE
   General & Administrative             $    616,114        3.5%    3.5%
   Marketing Expense                    $     70,530        3.5%    3.5%
   Miscellaneous Expenses               $     45,021        3.0%    3.0%
                                        ------------        ---     ---
   Subtotal-Nonrecoverable:             $    731,665        3.5%    3.5%

   TOTAL OPERATING EXPENSES:            $  7,427,678        3.6%    3.7%
   Operating Expense Ratio                      33.7%      32.7%   31.4%

NET OPERATING INCOME                    $ 16,245,281        2.4%    2.3%

   Alterations
   Commissions
   Replacement Reserve
   Subtotal:

NET CASH FLOW                                               1.8%    0.7%
===============================================================================

=============================================================================================================================
INCOME & EXPENSE GROWTH CHART
The Mall of New Hampshire
Cushman & Wakefield, Inc.              1999           2000            2001           2002            2003           2004
=============================================================================================================================
Minimum Rent:                       $11,266,679    $11,913,840     $11,975,433    $12,052,669     $12,101,193    $12,359,628
Effective Gross Income:             $17,007,119    $17,802,614     $18,029,078    $18,311,124     $18,558,540    $19,032,130
Operating Expenses:                    $520,275       $538,317        $556,985       $576,302        $596,290       $616,972
Net Operating Income:               $11,837,534    $12,452,601     $12,498,809    $12,595,697     $12,643,319    $12,911,463


===================================================================================================================================
INCOME & EXPENSE GROWTH CHART
The Mall of New Hampshire                                                                                           CAGR     CAGR
Cushman & Wakefield, Inc.              2005            2006           2007            2008           2009         1999-08  2001-08
===================================================================================================================================
Minimum Rent:                       $12,486,858     $12,649,096    $12,883,941     $14,189,657    $15,789,197       2.6%     2.5%
Effective Gross Income:             $19,381,755     $19,822,101    $20,290,353     $21,808,446    $23,672,959       2.8%     2.8%
Operating Expenses:                    $638,372        $660,515       $683,426        $707,134       $731,665       3.5%     3.5%
Net Operating Income:               $13,048,031     $13,264,811    $13,462,561     $14,678,867    $16,245,281       2.4%     2.3%


                            INCOME & EXPENSE GROWTH

          [THE NARRATIVE AND/OR TABULAR INFORMATION ABOVE IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                          THE PURPOSE OF EDGAR FILING.]

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

        By forecasting the anticipated income stream and discounting future value at reversion into a current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject.

        An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT PLUS+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand. On the FACING PAGE is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period ("AS IS"). The reader will note that the pro forma is presented on a fiscal basis commencing in April of each year. A separate pro forma for the "As Stabilized" analysis is presented in the addenda of this report.

        A general outline summary of the major steps involved may be listed as follows:

        1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases; probable renewals at market rentals; and expected vacancy experience;

        2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

        3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

        4. Derivation of the most probable net operating income and pre-tax cash flow (net income less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

        5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

- -------------------------------------------------------------------------------

====================================================================================================================================
RECENT LEASING ACTIVITY - MALL SHOP TENANTS BY SIZE
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.
====================================================================================================================================
                                                       LEASE                   INITIAL    INITIAL       FINAL      FINAL   % CHANGE
          TENANT CATEGORY                   LEASE       TERM      AREA         ANNUAL      RENT/        ANNUAL     RENT/    IN RENT
          (BY SIZE/AREA)                    COMM.      (YRS)     (SQ/FT)        RENT       SQ/FT         RENT      SQ/FT   OVER TERM
====================================================================================================================================
1. TENANTS < 1,000 SQ/FT
   Cinnabon                                  8/97       10.5        821        $60,000     $73.08       $70,000    $85.26     16.7%
   Golden Nails                             12/97        5.2        750        $45,000     $60.00       $45,000    $60.00      0.0%
   Mothertime                               11/97        9.3      1,000        $39,990     $39.99       $45,000    $45.00     12.5%
   Select Comfort                            8/97        9.5        800        $45,000     $56.25       $45,000    $56.25      0.0%
   Suglass Hut Sport                         5/97       10.8        735        $54,993     $74.82       $54,993    $74.82      0.0%
   Watch Worl                               11/97       10.3        699        $40,000     $57.22       $45,000    $64.38     12.5%
   Whitehall Co.                             2/97       11.0        675        $70,000    $103.70       $70,000   $103.70      0.0%
   --------------                            ----       ----        ---        -------    -------       -------   -------      ----
   SUBTOTAL:                         7                   9.5      5,480       $354,983     $64.78      $374,993    $68.43      5.6%
- ------------------------------------------------------------------------------------------------------------------------------------
2. TENANTS 1,001-2,000 SQ/FT
   Aerosoles                                 4/97        9.8      1,494        $52,290     $35.00       $67,230    $45.00     28.6%
   Afterthoughts                             5/98        9.8      1,305        $60,000     $45.98       $60,000    $45.98      0.0%
   Aldo                                      7/97       10.6      1,575        $55,000     $34.92       $60,000    $38.10      9.1%
   Athlete's Foot                            2/97       10.0      1,536        $60,000     $39.06       $60,000    $39.06      0.0%
   Blazing T's                               8/97        6.5      1,245        $50,000     $40.16       $60,000    $48.19     20.0%
   Candy Express                             8/97        7.5      1,057        $60,000     $56.76       $60,000    $56.76      0.0%
   Easy Spirit                               5/97       10.8      1,411        $42,330     $30.00       $45,152    $32.00      6.7%
   Electronic's Boutique                     5/97        9.8      1,150        $50,000     $43.48       $55,000    $47.83     10.0%
   Five-Seven-Nine                          11/97       10.3      1,545        $43,260     $28.00       $46,350    $30.00      7.1%
   G & G Rave                                4/97       10.8      1,993        $59,790     $30.00       $67,742    $33.99     13.3%
   Gadzooks                                  4/98        9.8      1,779        $64,764     $36.40       $71,960    $40.45     11.1%
   Garden Botanika                           5/97       10.8      1,629        $61,902     $38.00       $68,418    $42.00     10.5%
   Great Expectations                        5/97        6.8      1,150        $64,998     $56.52       $64,998    $56.52      0.0%
   Hot Topic                                 5/97       10.8      1,250        $56,250     $45.00       $58,125    $46.50      3.3%
   The Icing                                 5/97        9.7      1,373        $53,000     $38.60       $53,000    $38.60      0.0%
   News Shop                                 2/98       10.0      1,150        $70,000     $60.87       $75,000    $65.22      7.1%
   Nine West                                11/97       10.3      1,313        $39,390     $30.00       $42,000    $31.99      6.6%
   Noah's                                    8/97        9.5      1,477        $62,034     $42.00       $66,465    $45.00      7.1%
   Perfumania                                4/98        9.8      1,200        $45,000     $37.50       $55,000    $45.83     22.2%
   Spencer Gifts                             1/98       10.1      1,977        $79,080     $40.00       $79,080    $40.00      0.0%
   Track N Trail                             6/97        9.7      1,870        $65,450     $35.00       $65,450    $35.00      0.0%
   Trade Secret                              8/97       10.4      1,245        $50,000     $40.16       $65,451    $52.57     30.9%
   Tri Travel                                9/97       10.4      1,198        $32,490     $27.12       $37,497    $31.30     15.4%
   Yankee Candle                             3/97        9.9      1,600        $55,000     $34.38       $75,000    $46.88     36.4%
   Zales                                     2/98        8.0      1,080       $149,990    $138.88      $149,990   $138.88      0.0%
   -----                                     ----                 -----       --------    -------      --------   -------      ---
   SUBTOTAL:                        25                   9.7     35,602     $1,482,018     $41.63    $1,608,908    $45.19      8.6%
- ------------------------------------------------------------------------------------------------------------------------------------
3. TENANTS 1,400-2,399 SQ/FT
   Citizen's Bank                            8/97       10.5      2,171        $99,996     $46.06       $99,996    $46.06      0.0%
   Drivin' Style                             3/98        8.8      2,329        $70,010     $30.06       $74,505    $31.99      6.4%
   Footlocker                                2/98       10.0      2,692       $100,000     $37.15      $100,000    $37.15      0.0%
   GNC Live Well                             2/98       10.0      2,760       $120,150     $43.53      $120,150    $43.53      0.0%
   Hammet's Leraning World                   4/97        7.8      2,696        $72,792     $27.00       $78,157    $28.99      7.4%
   Innovation Luggage                        9/97        9.4      2,972        $80,244     $27.00       $95,074    $31.99     18.5%
   Kids Footlocker                           5/98        9.8      2,050        $61,500     $30.00       $71,750    $35.00     16.7%
   Lechters                                  3/98        9.9      2,950        $79,650     $27.00       $94,400    $32.00     18.5%
   Pacific Sunwear                           6/97       10.7      3,000        $90,000     $30.00       $90,000    $30.00      0.0%
   Parade of Shoes                           5/98        9.8      3,117        $90,393     $29.00       $90,393    $29.00      0.0%
   Radio Shack                               7/97        9.6      2,230        $69,977     $31.38       $69,977    $31.38      0.0%
   Space Center                              6/98        8.7      2,361       $140,000     $59.30      $140,000    $59.30      0.0%
   Things Remembered                         4/97        9.8      2,250        $78,750     $35.00       $90,000    $40.00     14.3%
   World of Science                          6/97       10.7      2,562        $76,860     $30.00       $89,670    $35.00     16.7%
   ----------------                          ----       ----      -----        -------     ------       -------    ------     ----
   SUBTOTAL:                        14                   9.7     36,140     $1,230,322     $34.04    $1,304,072    $36.08      6.0%
- ------------------------------------------------------------------------------------------------------------------------------------
4. TENANTS 3,501-5,000 SQ/FT
   Bertucci's                               11/97       15.3      4,800       $120,000     $25.00      $144,000    $30.00     20.0%
   Britches                                  5/97        9.8      4,501       $112,480     $24.99      $125,983    $27.99     12.0%
   Contempo Casuals                          5/98        9.8      4,103       $102,575     $25.00      $102,575    $25.00      0.0%
   Cookin                                    2/98        5.0      3,837       $149,988     $39.09      $115,110    $30.00    -23.3%
   Eye World                                 1/97        6.1      4,480       $184,979     $41.29      $184,979    $41.29      0.0%
   Hallmark                                  5/97       10.8      3,780       $129,780     $34.33      $148,320    $39.24     14.3%
   Learning Smith                            5/98       10.8      3,627       $119,691     $33.00      $119,691    $33.00      0.0%
   Lenscrafters                              8/97        9.5      3,709       $111,270     $30.00      $111,270    $30.00      0.0%
   Paul Harris                               4/98        9.8      5,000       $140,000     $28.00      $150,000    $30.00      7.1%
   Ruby Tuesday                             11/97       12.3      4,992       $124,401     $24.92      $134,385    $26.92      8.0%
   ------------                             -----       ----      -----       --------     ------      --------    ------      ---
   SUBTOTAL:                        10                   9.9     42,829     $1,295,164     $30.24    $1,336,313    $31.20      3.2%
- ------------------------------------------------------------------------------------------------------------------------------------
5. TENANTS 5,000-7,500 SQ/FT
   Eddie Bauer                               5/97       10.8      6,722       $161,328     $24.00      $161,328    $24.00      0.0%
   Eastern Mount. Sports                     4/97        9.8      6,945       $208,350     $30.00      $208,350    $30.00      0.0%
   Gap/Gap Kids                             10/97       12.3      9,913       $327,129     $33.00      $336,943    $33.99      3.0%
   Limited Express                          10/97       10.3      6,172       $185,160     $30.00      $185,160    $30.00      0.0%
   Record Town                               5/97       10.8      6,926       $212,975     $30.75      $212,975    $30.75      0.0%
   -----------                               ----       ----      -----      ---------    -------     ---------   -------      ----
   SUBTOTAL:                         5                  10.8     36,678     $1,094,942     $29.85    $1,104,756    $30.12      0.9%
- ------------------------------------------------------------------------------------------------------------------------------------



6. TENANTS 7,500 SQ/FT +
   Finish Line                               9/97       10.4      9,581       $172,458     $18.00      $172,458    $18.00      0.0%
   Northern Experience                       5/98        9.8      8,000       $200,000     $25.00      $200,000    $25.00      0.0%
   Olympia Sports Ctr.                      11/97       10.3     15,000       $225,000     $15.00      $225,000    $15.00      0.0%
   -------------------                      -----       ----     ------      ---------    -------     ---------   -------      ----
   SUBTOTAL:                         3                  10.1     32,581       $597,458     $18.34      $597,458    $18.34      0.0%
====================================================================================================================================
SURVEY TOTAL:                       64                   8.5    189,310     $6,054,887     $31.98    $6,326,500    $33.42      4.5%
====================================================================================================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

=============================
DISCOUNTED CASH FLOW
=============================


POTENTIAL GROSS REVENUES

        The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues. Minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing-on of certain expenses to tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property.


MINIMUM RENTAL INCOME

        Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in-place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have incorporated all executed leases in our analysis. These transactions represent a reasonable and prudent assumption from an investor's standpoint.

        The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity, and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

        Minimum rents forecasted at the subject property are essentially derived from various tenant categories, namely specialty tenant revenues consisting of all in-line shops, outparcel leases, and anchor/major tenant revenues. In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule. As such, our analysis of recently negotiated leases for tenants at the subject provides important insight into perceived market rent levels for the property. Inasmuch as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the center.

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

MALL SHOPS

        Our analysis of market rent levels for in-line mall shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship. The following chart presents an analysis of in-line shop rents based upon leases in-place for 1998:

========================================================================================
LEASES IN-PLACE - 1998 MALL SHOP TENANTS
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.
- ----------------------------------------------------------------------------------------
       SUITE SIZE               Applicable      Pro-Rata       Initial        Rent Per
        Category                   Sq/Ft         Share       Market Rent     Square Ft.
========================================================================================
   Under     1,000  SF           8,292   SF       2.85%        $601,545        $72.55
   1,001  -  2,000  SF          49,542   SF      17.00%      $2,302,099        $46.47
   2,001  -  3,500  SF          48,765   SF      16.73%      $1,684,366        $34.54
   3,501  -  5,000  SF          66,215   SF      22.72%      $2,053,483        $31.01
   5,001  -  7,500  SF          69,229   SF      23.76%      $1,964,767        $28.38
    Over     7,500  SF          49,360   SF      16.94%      $1,173,170        $23.77
========================================================================================
   Mall Shop Average Rent:     291,403   SF     100.00%      $9,779,430        $33.56
========================================================================================
Note: Tenants in place for a partial year have been annualized

        From the chart, we would expect to see a general pattern of an inverse relationship between suite size and rent. That is, as the suite size increases, the average unit base rent achieved declines. As can be seen, lease rates generally have an inverse relationship with suite size and show an overall average rent of about $33.56 per square foot.


RECENT LEASING ACTIVITY

        To better understand in-line rent levels at the property, we have broken down the analysis into recent leasing activity to calculate current rental rates. The chart on the FACING PAGE presents an overview of recent in-line shop leasing for the subject property based upon actual, executed leases and several leases which are out-for-signature.

        As shown, 64 leases have been surveyed, reflecting an overall average rent of $33.42 per square foot. The highest rent is attained from Group 1 (Tenants < 1,000 SF) with an average of $68.43 per square foot. The averages generally decline by size category to $18.34 for Group 6 (Tenants > 7,500 SF).

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        o SHOPS < 1,000 SQ/FT - There have been seven recent leases in this size category over the past year. Initial lease rates ranged from $39.99 to $103.70 per square foot with an overall average of $64.78 per square foot. This average is lower than the "leases in-place" analysis. Of the seven leases four remained flat over the term, while the remaining three had steps of 12.5 to 16.7 percent over the term.

        o SHOPS 1,001-2,000 SQ/FT - This category of leases has been the most active over the past year with 25 new deals. Initial lease rates range from $27.12 to $138.88 per square foot. Further analysis reveals that most leases were accomplished in the $30.00 to $40.00 per square foot range. The inclusion of the Zales Jewelry lease at $138.88 per square foot skews the overall average upward slightly. Omitting this tenant from the analysis reduces the average to $38.58 per square foot. Overall the recent leases are slightly below the "leases in place analysis". Escalation's in base rent are more frequent in this size category and are more aggressive, increases the base rental in some cases by over 30%.

        o SHOPS 2,001-3,500 SQ/FT - Fourteen leases were included in this size category. Initial base rents range from $27.00 to $59.30 per square foot with an overall average of $34.04 per square foot. This average is generally consistent with our "lease in plan analysis". Lease terms approximate 10 years and approximately 50% of the leases included escalation over the term.

        o SHOPS 3,501-5,000 SQ/FT - Category 4 shows ten transactions with an average rental rate of $30.24 per square foot which is consistent with the results of our leases in-place analysis. Lease terms of ten years are common with escalations prevalent in 60 percent of the transaction. It is noted that one of the leases (Cookin) actually has a reduction in rental over the lease term, a result of the restructuring of the tenant's originally lease.

        o SHOPS 5,001-7,500 SQ/FT - This size grouping suggests an average rental rate of $29.85 per square foot. With the exception of the Eddie Bauer lease, the rates in this category show little variance.

        o SHOPS > 7,500 SQ/FT - There were three recent leases in this size category. Lease rates range substantially from $15.00 to $25.00 per square foot with an overall average of $18.34 per square foot.


        These transactions implicitly support the assumption that, typically, there is an inverse correlation between unit rates and the amount of space being leased. We recognize that, in practice, there are unit rate gradations with tenant categories based on such attributes as location within the center/building, unit frontage and depth, tenant type and credit worthiness, concessions/tenant allowances, etc. However, as the tenant mix and configuration may not be fixed over time, it is more appropriate to estimate what the average base rent levels paid at the property would be for the different tenant categories.

        The subject property recently underwent a complete renovation and expansion. As part of this redevelopment the majority of the mall shop leases were restructured. This accounts for

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

the substantial leasing activity which has occurred over the past twelve months (189,310 square feet). We would note that from a comparison of leases in-place with the most recent leasing activity, it is clear that the most recent leases indicate a slight downward trend in rental achievements. This is probably a reflection of the fact that the most desirable spaces in the center were leased first and thus the recent leases reflect less desirable space in terms of location or configuration. It is important to note that there was not a wide discrepancy in rental achievements and that our final rental conclusions represent an average for all space in a particular category.


LEASE TERM AND STEPS

        As can be seen from the recent leasing data, lease terms generally range from 5-10 years, with overall rent steps generally ranging from 0.0-30.0 percent over the term. The average lease term is calculated to be 8.5 years, with an average overall rent increase of 4.5 percent over the term.


MARKET COMPARISONS - OCCUPANCY COST RATIOS

        In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the 7.0 to 10.0 percent range in the initial year of the lease, with 7.5 percent to 8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

        The typical range for total occupancy cost-to-sales ratios falls between 11.0 and 15.0 percent. As a general rule, where sales exceed $275 to $300 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. Obviously, this comparison will vary from tenant to tenant and property to property.

        In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

        In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the FOLLOWING PAGE. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

- -------------------------------------------------------------------------------
                                     -94-

===================================================================================
OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc
- -----------------------------------------------------------------------------------
                                                       BUDGET      YEAR       NO.
 NO.               AREA LOCATION               STATE    YEAR      BULIT     STORIES
- -----------------------------------------------------------------------------------
 **   ULI-Super-Regional Malls                US      1996         --      --
 **   ULI-Regional Malls                      US      1996         --      --
 **   ICSC-AllEnclosed Malls                  US      1995         --      --
 **   ICSC-Malls (greater than) 1,000,000sf   US      1995         --      --
  1   San Jose MSA                            CA      1997        1986     2
  2   San Francisco MSA                       CA      1997      1954/88    2
  3   San Franciso MSA                        CA      1997        1988     8
  4   Ontario MSA                             CA      1997        1996     1
  5   Sancramento County MSA                  CA      1996     1957/81/9   2
  6   Riverside County MSA                    CA      1995      1970/91    1
  7   Fairfield County MSA                    CT      1995      1986/91    2
  8   Daytona Beach MSA                       FL      1996     1974/90/9   1
  9   Miami MSA                               FL      1995        1982     1
 10   Gainsville MSA                          GA      1997      1964/879   1
 11   Bloomingdale MSa                        IL      1995     1981/88/9   2
 12   Indianapolis MSA                        IN      1995      1968/87    1
 13   North/Central Kansas                    KS      1995      1987/90    1
 14   Alexandria                              LA      1996      1973/86    1
 15   Monroe MSA                              LA      1996        1985     1
 16   Boston MSA                              MA      1997        1989     3
 17   Boston MSA                              MA      1997      1989/92    1
 18   Bristol County MSA                      MA      1996      1992/93    2
 19   Boston MSA                              MA      1996     1966/93/9   2
 20   Worcester County MSA                    MA      1996      1971/87    1
 21   Baltimore MSA                           MD      1997     1959/82/9   4
 22   Baltimore MSA                           MD      1997      1956/91    1
 23   Westminster MSA                         MD      1997      1987/94    1
 24   Washington-Caltimore                    MD      1996      1979/93    2
 25   Genesee County MSA                      MI      1995      1980/93    1
 26   Minneapolis MSA                         MN      1995      1962/94    1
 27   St Louis MSA                            MO      1996      1974/94    2
 28   Las Vegas MSA                           NV      1997      1992/97    1
 29   Rochester MSA                           NY      1997     1971/86/9   1
 30   Orange County MSA                       NY      1997        1980     1
 31   ChmungCounty MSA                        NY      1997     1967/81/9   2
 32   Syracuse MSA                            NY      1997      1988/94    1
 33   Syracuse MSA                            BY      1997      1954/97    1
 34   Whitr Plains MSA                        NY      1996      1980/93    4
 35   Queens County MSA                       BY      1996     1973/90/0   4
 36   Buffalo MSA                             NY      1996      1985/89    1
 37   Dayton MSA                              OH      1997      1969/94    2
 38   Cincinnati MSA                          OH      1996     1956/88/9   2
 39   Bucks County MSA                        PA      1995      1968/75    1
 40   Johnson City                            TN      1996     1971/91/9   2
 41   Nashville MSA                           TN      1995        1990     2
 42   Amarillo                                TX      1995      1982/86    1
 43   Burlington MSA                          VT      1995     1979/89/9   1
 44   Washington D.C. MSA                     VA      1996     1968/86/9   2
 45   Prince William Cty. MSA                 VA      1997     1972/88/9   1
 46   Norfolk-Chesapeake MSA                  VA      1997     1981/88/9   2
 47   Seattle MSA                             WA      1995      1979/95    1
      Survey Low:
      Survey High:
      Survey
===================================================================================

==================================================================================================
           TOTAL        SHOP       AVG.       REC-        AVG.       RENT-      TOTAL
 NO.        GLA         GLA        RENT      OVERIES      SALES      SALES      COST     LOCATION
- --------------------------------------------------------------------------------------------------
 **   1,037,007      351,721   $ 16.54     $  9.31    $   203.87   8.1%      12.7%         --
 **     519,721      243,928   $ 10.44     $  4.89    $   180.78   5.8%       8.5%         --
 **     582,893      261,553   $ 12.05     $  5.82    $   176.16   6.8%      10.1%         --
 **   1,206,874      407,060   $ 20.01     $ 12.57    $   271.64   7.4%      12.0%         --
  1   1,139,384      394,496   $ 38.95     $ 20.15    $   593.00   6.6%      10.0%      Suburban
  2     854,164      266,413   $ 33.75     $ 22.52    $   407.00   8.3%      13.8%      Urban
  3     499,930      183,430   $ 53.60     $ 32.45    $   540.00   9.9%      15.9%      Urban
  4   1,536,223      508,942   $ 23.00     $ 13.10    $   280.00   8.2%      12.9%      Suburban
  5   1,066,161      410,168   $ 34.40     $ 18.25    $   400.00   8.6%      13.2%      Suburban
  6   1,044,536      411,640   $ 22.59     $ 17.00    $   250.00   9.0%      15.8%      Suburban
  7   1,270,146      499,888   $ 32.00     $ 17.20    $   425.00   7.5%      11.6%      Suburban
  8   1,064,922      246,379   $ 25.42     $ 12.12    $   300.00   8.5%      12.5%      Suburban
  9   1,120,827      290,385   $ 29.36     $ 16.55    $   355.00   8.3%      12.9%      Subrban
 10     518,422      191,919   $ 16.50     $  8.06    $   239.00   6.9%      10.3%      Suburban
 11   1,292,186      427,609   $ 21.84     $ 10.37    $   250.00   8.7%      12.9%      Suburban
 12   1,239,059      260,359   $ 22.43     $  9.00    $   235.00   9.5%      13.4%      Suburban
 13     400,307      185,324   $ 14.97     $ 10.31    $   212.00   7.1%      11.9%      Suburban
 14     873,833      292,560   $ 16.00     $ 12.67    $   216.00   7.4%      13.3%      Suburban
 15     920,779      338,875   $ 19.62     $  9.77    $   271.00   7.2%      10.8%      Suburban
 16     650,804      329,573   $ 38.88     $ 22.80    $   403.00   9.6%      15.3%      Urban
 17     770,575      276,681   $ 19.30     $ 13.19    $   253.00   7.6%      12.8%      Suburban
 18     998,436      341,949   $ 21.80     $ 12.16    $   257.00   8.5%      13.2%      Suburban
 19   1,155,068      431,068   $ 41.79     $ 13.08    $   426.00   9.8%      12.9%      Suburban
 20     445,875      182,372   $ 22.36     $ 14.93    $   288.00   7.8%      12.9%      Suburban
 21     952,021      532,892   $ 32.65     $ 14.08    $   379.00   8.6%      12.3%      Suburban
 22     862,313      241,146   $ 19.00     $ 14.51    $   255.00   7.5%      13.1%      Suburban
 23     525,702      194,271   $ 16.30     $ 14.67    $   238.00   6.8%      13.0%      Suburban
 24     661,534      245,112   $ 19.22     $ 19.77    $   257.00   7.5%      15.2%      Suburban
 25     451,036      230,625   $ 16.00     $  9.01    $   219.00   7.3%      11.4%      Suburban
 26     982,228      201,561   $ 21.00     $ 22.51    $   262.00   8.0%      16.6%      Suburban
 27     442,321      181,608   $ 30.00     $ 13.93    $   365.00   8.2%      12.0%      Suburban
 28     475,940      475,940   $ 90.00     $ 27.47    $ 1,250.00   7.2%       9.4%      Urban
 29   1,122,021      427,019   $ 24.00     $ 11.55    $   280.00   8.6%      12.7%      Suburban
 30     465,984      153,331   $ 18.00     $ 14.64    $   264.00   6.8%      12.4%      Suburban
 31     910,623      306,188   $ 15.25     $  9.20    $   220.00   6.9%      11.1%      Suburban
 32     789,032      302,979   $ 17.50     $ 13.25    $   210.00   8.3%      14.6%      Suburban
 33   1,006,645      403,672   $ 17.00     $ 11.97    $   200.00   8.5%      14.5%      Suburban
 34     882,728      326,813   $ 32.65     $ 25.84    $   344.00   9.5%      17.0%      Urban
 35     625,659      149,971   $ 54.00     $ 46.37    $   670.00   8.1%      15.0%      Urban
 36     753,105      285,771   $ 19.67     $ 14.83    $   250.00   7.9%      13.8%      Suburban
 37   1,329,514      446,381   $ 26.20     $ 10.81    $   286.00   9.2%      12.9%      Suburban
 38   1,117,491      381,943   $ 35.74     $ 13.67    $   400.00   8.9%      12.4%      Suburban
 39     248,309      305,212   $ 19.35     $ 10.00    $   239.00   8.1%      12.3%      Suburban
 40     557,715      223,110   $ 17.50     $  8.71    $   207.00   8.5%      12.7%      Suburban
 41     716,462      373,662   $ 15.25     $ 13.30    $   180.00   8.5%      15.9%      Suburban
 42     998,508      316,190   $ 18.00     $  7.53    $   200.00   9.0%      12.8%      Duburban
 43     490,424      185,398   $ 23.00     $  9.51    $   294.00   7.8%      11.1%      Suburban
 44   1,446,222      784,575   $ 25.00     $ 12.63    $   320.00   7.8%      11.8%      Suburban
 45     716,800      302,900   $ 21.50     $ 14.57    $   240.00   9.0%      15.0%      Suburban
 46     770,209      306,890   $ 20.70     $ 12.30    $   272.00   7.6%      12.1%      Suburban
 47   1,012,754      311,019   $ 27.35     $  7.86    $   325.00   8.4%      10.8%      Suburban
        348,309      149,971   $ 10.44     $  4.89    $   176.16   5.8%       8.5%
      1,536,223      784,575   $ 90.00     $ 46.37    $ 1,250.00   9.9%      17.0%
        853,185      320,205   $ 25.48     $ 14.56    $   314.87   8.1%      12.9%
==================================================================================================

========================================================================================
AVERAGE MARKET RENT - MALL SHOPS THE MALL OF NEW HAMPSHIRE Cushman &
Wakefield, Inc.
- ----------------------------------------------------------------------------------------
         SUITE SIZE             APPLICABLE     PRO-RATA        INITIAL       WEIGHTED
          CATEGORY                SQ/FT         SHARE        MARKET RENT      AVERAGE
========================================================================================
      Under     1,000  SF       12,642  SF         3.98%        $70.00          $2.79
      1,001  -  2,000  SF       49,542  SF        15.59%        $50.00          $7.80
      2,001  -  3,500  SF       60,146  SF        18.93%        $35.00          $6.63
      3,501  -  5,000  SF       70,805  SF        22.28%        $30.00          $6.69
      5,001  -  7,500  SF       75,253  SF        23.68%        $27.50          $6.51
       Over     7,500  SF       49,360  SF        15.53%        $25.00          $3.88
========================================================================================
     MALL SHOP AVERAGE RENT:   317,748  SF       100.00%                       $34.29
========================================================================================

=============================================================
            OTHER COMPONENTS                    SQ/FT
=============================================================
    Food Court Tenants                        7,755  SF
    Kiosk Tenants                             1,890  SF
    Non-Owned Anchor Tenants                463,620  SF
=============================================================
    PROPERTY TOTAL                          791,013  SF
=============================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

==============================================================================
                    IN-LINE RENT COMPARISONS AND CONCLUSIONS
- ------------------------------------------------------------------------------
                            Leases
      Size Category        In-Place         Recent Leasing      C&W Conclusion
- ------------------------------------------------------------------------------
<          1,000 SF        $72.55/SF           $64.78/SF           $70.00/SF
- ------------------------------------------------------------------------------
1,001  -   2,000 SF        $46.47/SF           $41.63/SF           $50.00/SF
- ------------------------------------------------------------------------------
2,001  -   3,500 SF        $34.54/SF           $34.04/SF           $35.00/SF
- ------------------------------------------------------------------------------
3,501  -   5,000 SF        $31.01/SF           $30.24/SF           $30.00/SF
- ------------------------------------------------------------------------------
5,001  -   7,500 SF        $28.38/SF           $29.85/SF           $27.50/SF
- ------------------------------------------------------------------------------
>          7,500 SF        $23.77/SF           $18.34/SF           $25.00/SF
- ------------------------------------------------------------------------------
Average                    $33.56/SF           $31.98/SF           $34.29/SF
==============================================================================

        As discussed, the average rental rate for all in-place leases as of this writing is approximately $33.56 per square foot. By comparison, recent lease transactions show an overall average rental rate of $31.98 per foot. Looking at a pure rent-to-sales ratio, it would appear that the subject could support an average rent between $32.00 and $34.00.

        After considering all of the above, we have developed a weighted average rental rate of approximately $34.29 per square foot based upon a relative weighting of tenant space by size. The average rent is a weighted average rent for all in-line mall tenants only. This average market rent has been allocated to space as shown on the FACING PAGE.

        It is emphasized that the ascribed rent categories provide a rough approximation of market rent levels for a particular suite. This methodology is given more credence when projecting rent levels for vacant space where a potential tenant is unknown and their sales performance is difficult to forecast. Also guiding our analysis is the tenant's location in the mall (i.e. side court vs. center court), its merchandise category and sales history.


OCCUPANCY COST - TEST OF REASONABLENESS

        Our weighted average rent can next be tested against total occupancy costs in the mall based upon the standard recoveries for new mall tenants. A total built-up occupancy cost can be derived by taking the weighted average rent and adding projected occupancy costs for tenants in the mall. This total can then be tested against the average sales for mall tenants. Our total occupancy cost analysis can be found on the following chart.

- -------------------------------------------------------------------------------

==================================================================================================================================
LEASES IN-PLACE - FOOD COURT
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.
==================================================================================================================================
                                             LEASE                   INITIAL     INITIAL        FINAL       FINAL       % CHANGE
    TENANT CATEGORY              LEASE        TERM       AREA        ANNUAL       RENT/        ANNUAL       RENT/       IN RENT
    (BY SIZE/AREA)               COMM.       (YRS)      (SQ/FT)       RENT        SQ/FT         RENT        SQ/FT      OVER TERM
==================================================================================================================================
    Au Bon Pain                  2/94         10.0         825       $75,999      $92.12       $79,992      $96.96        5.3%
    Auntie Anne's                8/93          5.5         418       $48,618     $116.31       $51,050     $122.13        5.0%
    Dairy Treats                 8/98          9.5         540       $49,999      $92.59       $49,999      $92.59        0.0%
    Master Wok                   6/98         10.7         750      $120,000     $160.00      $120,000     $160.00        0.0%
    McDonald's                   6/98          9.7         750       $90,000     $120.00       $90,000     $120.00        0.0%
    Mrs. Field's Cookies         2/93          6.0         600       $69,996     $116.66       $69,996     $116.66        0.0%
    Sbaro                        7/98         10.6         896      $174,998     $195.31      $174,998     $195.31        0.0%
                                 ----         ----         ---      --------     -------      --------     -------        ---
    SUBTOTAL:               7                  8.8       4,779      $629,610     $131.75      $636,035     $133.09        1.0%
==================================================================================================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        ===============================================================
                    Total Occupancy Cost Analysis - CY 1998
        ---------------------------------------------------------------
               Tenant Cost                      Estimated Expenses/SF
        ===============================================================
        Economic Base Rent
            Weighted Average Rent                              $ 34.29
        ---------------------------------------------------------------
        Occupancy Costs *
            Common Area Maintenance              (1)(1)        $ 12.13
        ---------------------------------------------------------------
                 Real Estate Taxes               (2)(2)         $ 6.71
        ---------------------------------------------------------------
        Total Tenant Costs                                     $ 53.13
        ---------------------------------------------------------------
        Projected Average Sales (1998)                        $ 370.53
        ===============================================================
        Rent to Sales Ratio                                      9.25%
        ---------------------------------------------------------------
        Cost of Occupancy Ratio                                 14.34%
        ===============================================================
        (1)  CAM reimbursement is based on leased mall area (LMA).
             The calculation is based upon our the standard lease clause which provides for CAM to be passed through with a 15.0% administrative fee, less anchor contributions.
             The standard denominator is based on leased or occupied area. A complete discussion of the standard recovery formula is presented later in this report.
        (2) Tax pass-through is based upon leased mall area (LMA) which is the standard recovery basis for taxes, less anchor contributions.
        ===============================================================

        Total costs, on average, are shown to be nearly 14.34 percent of projected average FY 1999 retail sales which we feel is reasonable for a center of the subject's caliber with relatively strong average sales.

        We would note that energy costs have been excluded from this occupancy cost analysis. Since energy usage varies from tenant to tenant, this cost is usually not considered in such an analysis. However, where energy is separately metered by ownership and billed to tenants with a mark-up or profit, we are inclined to recognize the profit portion as an added cost since it is over an above what the tenant would typically expect to pay.

        In other instances, energy is purchased by ownership at wholesale prices and sold to tenants at the retail rate. Otherwise, tenant energy costs are usually considered as another cost of doing business. At the subject property, we are advised that energy is billed directly by the utility company. As such, we have excluded it from our analysis.

        We have also compared the projected occupancy cost with that historically achieved by the subject. We have calculated historical occupancy cost for the center in aggregate from the owner's 1997 profit and loss statement and have compared this figure with the comparable store sales achieved in the same year. These calculation are presented in the following table:

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

            ========================================================
                                                           YE 1997
                                            YE 1997          PSF
            --------------------------------------------------------
            Minimum Rent                 $  7,939,747       $35.60
            Percentage Rent              $          0
                                         ------------
            Total Rent                   $  7,939,747       $35.60
            Common Area Maintenance      $  2,982,738       $13.37
            Real Estate Taxes            $    815,400       $ 3.66
                                                            ------
            Total Occupancy Costs         $11,737,885       $52.62


            1997 Comparable Store Sales                       $358

            Rent to Sales Ratio                              9.94%
            Cost of Occupancy Ratio                         14.70%

            Note: Based on 223,053 feet of occupied mall store
                  space (December 1997)
            ========================================================

        As presented, our projections are generally consistent with the historical experience of the property. A tenant by tenant occupancy cost analysis is also provided in the addenda of this report.


FOOD COURT TENANTS

        For this analysis, we have ascribed an individual unit market rate to food court tenants. A new food court is under construction at the subject property. Upon completion the food court will contain 7,755 square feet within 11 units, indicating an average size of 705 square feet per unit which is consistent with national averages. Food court rent commitments are summarized on the FACING PAGE. It is noted that leases are generally written for five to ten-year terms with most leases remaining flat over the term. of the lease.

        As can be seen, 7 leases are currently in-place at the subject. The leases range from $48,618 to $174,998 per year, and average about $90,000 per unit. On a per square foot basis, rents in the food court range from $92.12 (Au Bon Pain) to $195.31 (Sabaro). The overall average rent within the food court is calculated to be $131.75 per square foot.

        In addition to actual leasing at the subject, we have looked at a sampling of recent leasing activity in other mall food courts. The average rent attainment levels for food courts in various malls for which we have documented information is presented in the addenda of this report. The chart shows that the surveyed food courts range in size from 5,502 to 10,337 square feet. The average attained rent is $78.96 per square foot. When matched against average food court sales, base rent-to-sales ratios range from 8.4 to 17.5 percent, with a mean of 12.9 percent.

- -------------------------------------------------------------------------------
                                     -99-

=========================================================================================================================
COMPARABLE FOOD COURT RENTS (AND SALES PRODUCTIVITY)*
CUSHMAN & WAKEFIELD, INC.
- -------------------------------------------------------------------------------------------------------------------------
                                                                                                     TOTAL       TOTAL
                                             MALL        FOOD        AVG.      AVG.   RENT/SALES   OCCUPANCY   OCCUPANCY
                 PROPERTY                  SHOP GLA   COURT GLA   BASE RENT   SALES      RATIO       COST**    COST RATIO
=========================================================================================================================
The Score - 1995                             N/A         8,591    $  39.77    $472        8.4%     $  65.75       13.9%
All US Enclosed Malls
- -------------------------------------------------------------------------------------------------------------------------
The Score - 1995                             N/A        10,337    $  59.42    $599       10.3%     $  91.86       15.3%
Malls  (greater than)  1,000,000 Sq. Ft.
- -------------------------------------------------------------------------------------------------------------------------
Natick Mall                                436,700       7,299    $ 136.39    $779       17.5%     $ 176.00       22.7%
Natick, MA
- -------------------------------------------------------------------------------------------------------------------------
Galleria at Crystal Run                    360,735       8,085    $ 109.13    $667       16.4%     $ 147.00       22.0%
Middletown, NY
- -------------------------------------------------------------------------------------------------------------------------
Smith Haven Mall                           505,200       6,047    $  85.67    $815       10.5%     $ 157.50       19.3%
Lake Grove, NY
- -------------------------------------------------------------------------------------------------------------------------
Carousel Center                            652,700      10,154    $ 134.34    $800       16.8%     $ 187.00       23.4%
Syracuse, NY
- -------------------------------------------------------------------------------------------------------------------------
Alderwood Mall                             311,000       8,252    $  73.24    $600       12.2%     $  88.00       14.6%
Lynnwood, WA
- -------------------------------------------------------------------------------------------------------------------------
Towson Town Center                         532,892       8,941    $ 105.00    $810       13.0%     $ 152.00       18.2%
Towson, Maryland
- -------------------------------------------------------------------------------------------------------------------------
Silver City Galleria                       349,107       9,412    $ 106.44    $616       17.3%     $ 139.00       22.5%
Taunton, MA
- -------------------------------------------------------------------------------------------------------------------------
Galleria at White Plains                   326,800       9,693    $  67.19    $773        8.9%     $ 136.00       17.6%
White Plains, NY
- -------------------------------------------------------------------------------------------------------------------------
Wilton Mall                                256,700       7,303    $  46.33    $515        9.0%     $  75.00       14.5%
Saratoga, NY
- -------------------------------------------------------------------------------------------------------------------------
Manassas Mall                              260,360       6,231    $  46.97    $489        9.6%     $  79.11       16.2%
Manassas, VA
- -------------------------------------------------------------------------------------------------------------------------
University Mall                            185,400       5,502    $  60.10    $489       12.3%     $  69.50       14.0%
South Burlington, VT
- -------------------------------------------------------------------------------------------------------------------------
Mall at Fairfield Commons                  327,200       9,080    $  90.09    $661       13.6%     $ 100.50       15.2%
Beavercreek, OH
- -------------------------------------------------------------------------------------------------------------------------
Brandon Town Center                        359,600       7,337    $  65.56    $500       13.1%     $  95.25       19.1%
Brandon, FL
- -------------------------------------------------------------------------------------------------------------------------
Boulevard Mall                             260,749       8,945    $  60.84    $496       12.3%     $  94.04       18.1%
Amherst, NY
=========================================================================================================================
HI:                                        652,700      10,337    $ 136.39    $815       17.5%     $ 187.00       23.4%
LOW:                                       185,400       5,502    $  39.77    $472        8.4%     $  65.75       13.9%

MEAN:                                      366,082       8,201    $  80.41    $630       12.6%     $ 115.84       17.9%
=========================================================================================================================
 * All values are reported per square foot unless otherwise noted.
** Inclusive of all operating expenses including food court charges.
=========================================================================================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        Occupancy costs tend to be much higher for food court tenants compared to the other in-line shops. In addition to paying all mall charges, food court tenants are usually assessed an additional charge for operation and maintenance of the common seating area which typically contains 400 to 600 seats. These costs typically include housekeeping, supplies, and other expenses associated with operation of the food court. Industry-wide, these expenses average about $15.89 per square foot. For centers over 1,000,000 square feet, the average is $17.85 per square foot. A number of reimbursement structures are common, including a pro-rata pass-through of the expense; a flat amount per square foot; a multiple of tenant sales; or some combination of each. Probably the most common charge is based upon a rate equal to 3.0 percent of a tenant's sales. As can be seen, total occupancy costs in our survey range from 13.9 to
23.4 percent and average 18.2 percent.

        With an average achieved rent of $131.75 per square foot, the subject falls at the upper end of the range for the comparables presented. Since the food court at the subject property is being redesigned, historical sales volumes are not relevant. Based upon a rent-to-sales ratio of 16 percent tenant sales of $823 per square foot would be required to support the contract rents. This level of sales is at the upper end of those properties survey but appears reasonable given the recent renovation of the property and its overall sales performance.


KIOSK TENANTS

        We have also ascribed a separate rental rate for kiosk tenants at the subject property. As of this writing, the lease plan provides for 3 permanent kiosks at the property, totaling about 470 square feet, an average of 157 square feet per unit. The leases range from approximately $42,000 (Plumb Gold) to $52,500 (Instant Jewelry Repair) per year, with an overall average of about $46,800 per unit per year ($297.88 per square foot). Based upon our experience with other malls and our analysis of the kiosks in-place, we have utilized an average market rent of approximately $300.00 per square foot for kiosks at the subject property.


CONCESSIONS

        Developers and owners have a number of methods to induce tenants to locate at their properties. Included among these concession packages are free rent, tenant build-out costs, and cash allowances. Concessions are typically dependent upon local market practice and/or the strength of the particular property or mall owner/developer.

        FREE RENT

        Management reports that free rent has been a relative non-issue with new retail tenants at the subject. It has generally been limited to one or two months while a tenant completes build-out within their suite. A review of the most recent leasing confirms this observation. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, or older centers that are losing tenants to new malls in their trade area. Accordingly, we do not believe that it will be necessary to offer free rent to tenants at the subject. It is noted that, while we have not ascribed any free rent for new tenants, we have made allowances for tenant workletter which acts as a form of inducement to convince tenants to locate at the subject.

- -------------------------------------------------------------------------------

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

 TENANT IMPROVEMENTS

    A review of the sixteen most recent deals (totaling 44,347 square feet) indicated that a tenant improvement allowance was included in five of the transactions. The remaining eleven deals were accomplished with the tenant paying for all improvements. An allowance ranged from $50,000 (Gadzooks) to $306,592 (Finish Line). Overall the allowance equaled $20.75 per square foot of leased area. Discussions with management indicated that this allowance was above a stabilized level due to the recent expansion of the center and shell condition of many first generation spaces. Based upon our experience with other malls, a TI allowance of approximately $8.00 to $20.00 per square foot can be fairly typical. Generally, allowances vary lease by lease, depending upon build-out requirements and rental rates achieved. For this analysis, we have made an allowance of $15.00 per square foot (1998) for future turnover space where a tenant is projected to leave their space. It is our experience that the majority of renewal deals are accomplished on an as is basis with the tenant responsible for the cost of any retrofitting the space. Therefore we would be inclined to include a relatively nominal renewal allowance of $1.00 to $2.00 per square foot. Typical underwriting guidelines for securitized mortgages require a renewal allowance of $5.00 per square foot, which in our opinion is rather conservative. In compliance with the guidelines we have included a $5.00 per square foot renewal allowance but have considered its effect on value in our yield rate selection. Based upon our 65/35 percent renewal probability for tenants, the weighted average allowance is $8.50 per square foot.

ABSORPTION/LEASE-UP

   For this analysis, we have identified approximately 26.234 (plus or minus) square feet of currently vacant mall shop space, equivalent to 8.01 percent of mall shop area. In forecasting the scheduled absorption of vacant space, we have considered that the nature of prospective activity remains good. To this end, management has been working actively with a number of strong national and regional tenants.

   On balance, we believe that it is reasonable to forecast a 12 month absorption period for the subject. Our schedule reflects that the mall should absorb the vacant space through April 1999. The absorption of 26,234 (plus or minus) square feet over a 12-month period is equal to roughly 6,556 (plus or minus) square feet per quarter or 2,186 (plus or minus) square feet per month.

   Based on these lease-up assumptions, the following chart tracks occupancy at the subject property through fiscal 2000.

   ANNUAL AVERAGE
     OCCUPANCY
- -------------------
 YEAR    OCCUPANCY
- ------  -----------
 1999      93.09%
 2000      99.75%
- ------  -----------

- ------------------------------------------------------------------------------
                                     -101-

==============================================================================================================================
                                                                   ---------------------------------------------------------
    LEASE-UP/ABSORPTION PROJECTIONS                                    Applicable GLA
    THE MALL OF NEW HAMPSHIRE                                          Shops, Food, Kiosks:                       327,393
                                                                   ---------------------------------------------------------
    Cushman & Wakefield, Inc.
==============================================================================================================================
        SUITE                                               DEMISED          PROJECTED         RENT PER           PROJECTED
         NO.                  DESCRIPTION                    AREA           ANNUAL RENT          SQ/FT           LEASE DATE
==============================================================================================================================
         S137        Vacant In-Line                          1,000             $70,000           $70.00            Apr-99
         S139        Vacant In-Line                            600             $42,000           $70.00            Apr-99
         E151        Vacant In-Line                          2,431             $85,085           $35.00            Apr-99
         E155        Vacant In-Line                            832             $58,240           $70.00            Apr-99
         S162        Vacant In-Line                          6,024            $165,660           $27.50            Jul-98
         E129        Vacant In-Line                            532             $37,240           $70.00            Oct-98
         E126        Vacant In-Line                            664             $46,480           $70.00            Apr-99
         W127        Vacant In-Line                          4,590            $137,700           $30.00            Oct-98
         W124        Vacant In-Line                          3,125            $109,375           $35.00            Jan-99
         S163        Vacant In-Line                          3,460            $121,100           $35.00            Jan-99
         F100        Vacant Food Court                         468             $63,180          $135.00            Oct-98
         F103        Vacant Food Court                         928            $125,280          $135.00            Oct-98
         F105        Vacant Food Court                         855            $115,425          $135.00            Apr-99
         F115        Vacant Food Court                         725             $97,875          $135.00            Apr-99
==============================================================================================================================
                     SURVEY TOTAL:                          26,234          $1,274,640           $48.59
                     Vacancy Rate:                           8.01%
==============================================================================================================================

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

RENT GROWTH RATES

   Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows that projections generally range between 3.0 and 4.0 percent for retail centers. Cushman & Wakefield's Summary 1997 survey of pension funds, REITs, bank and insurance companies, and institutional advisors reveals that current income forecasts are utilizing average annual growth rates between 2.0 and 5.0 percent for Class A Regional Mall properties. The low and high means are shown to be 3.0 and 3.4 percent, respectively. For Class B Regional Malls, income growth projections show a low and high mean of 2.8 percent. The Fourth Quarter 1997 Korpacz Survey cites an average growth rate of 2.97 percent for Regional Malls.

   The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the center's synergy and appeal. Based upon our total analysis, we have forecasted market rent to grow by 3.5% per annum throughout the projection.

RELEASING ASSUMPTION

   Typical underwriting guidelines dedicate a 65:35 rollover:turnover probability. This retention rate is below that typically associated with a well performing regional center. Given the subject's recent renovation and strong sales performance we would be inclined to include a tenant retention rate of 75 percent. Nevertheless, we have included this assumption based upon the underwriting guidelines but have considered its effect on value in our determination of an appropriate yield rate.

   Our global market assumptions for tenants may be summarized as shown on the following chart.

                                    RENEWAL ASSUMPTIONS
- ------------------------------------------------------------------------------------------
                      LEASE                        FREE        TENANT           LEASE
    TENANT TYPE       TERM        RENT STEPS       RENT      ALTERATIONS     COMMISSIONS
=================  ========== =================  ======== ===============  ===============
In-Line Shops      10 yrs        One 4.5% Step      No           Yes             Yes
- -----------------  ---------- -----------------  -------- ---------------  ---------------
Food Court         10 yrs        One 4.5% Step      No           Yes             Yes
- -----------------  ---------- -----------------  -------- ---------------  ---------------
Kiosks             3 yrs             Flat           No           Yes             Yes
=================  ========== =================  ======== ===============  ===============

OVERAGE RENT

   In addition to minimum base rent, many tenants at the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Because of the dynamics of the economy and marketplace, it is difficult to predict with accuracy what sales will be on an individual tenant level. As such, we have utilized actual tenant sales for year-end 1997 and grown sales by our sales growth assumption. For new tenants, we have assumed that no overage rent will be achieved.

- ------------------------------------------------------------------------------
                                     -102-

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

SALES GROWTH RATES

        In the Regional Analysis section of this report we cite that retail sales in the Hillsborough County region have been increasing at a compound annual rate of 40 percent per annum during the 1980s, according to Woods & Poole(2). During the 1990s sales growth has been more modest but is anticipated to increase at 6.49 percent per annum through 2005. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0.0 percent initially, to a high of 5.0 percent in their computational parameters. Most typically, growth of 3.0-4.0 percent are seen in these surveys. After considering our analysis, we have forecasted the following sales growth rates:

                 ============================================
                         SALES GROWTH RATE FORECAST
                 --------------------------------------------
                      PERIOD                    GROWTH RATE *
                 ============================================
                  1998                               + 3.5%
                 --------------------------------------------
                  Thereafter                         + 3.5%
                 ============================================
                 * Growth rate over previous year's rent.
                   In Pro-Ject+, a 3.5% increase in 1998
                   impacts the following year's growth.
                 ============================================

EXPENSE REIMBURSEMENTS

        By lease agreement, tenants at the subject are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes and common area maintenance (including insurance). Miscellaneous income is essentially derived from specialty leasing for temporary tenants, Christmas kiosks, sprinkler charges and other miscellaneous charges.

        COMMON AREA MAINTENANCE

        Under the standard lease, specialty tenants are required to reimburse ownership for their pro-rata share of common area costs. A 15.0 percent fee is added to common area costs to cover administrative expenses. The standard CAM recovery is calculated on the basis of a tenant's pro-rata share determined on leased mall area, net of anchor tenants. Most pro-rata share calculations have a "floor" of 80.0-95.0 percent. Provided below is a summary of the standard clause that exists for specialty tenants at the mall.

       ===================================================================
                 COMMON AREA MAINTENANCE RECOVERY CALCULATION
       ===================================================================
       CAM Expense:   Actual hard cost for year including interest and
                      depreciation but excluding management
       -------------------------------------------------------------------
       Add:           15.0% Administrative Fee
       -------------------------------------------------------------------
       Add:           Management Fee
       -------------------------------------------------------------------
       Less:          Contributions from anchor and major tenants
       -------------------------------------------------------------------
       Equals:        Net pro-ratable CAM billable to mall tenants on the
                      basis of leased mall area (LMA).
       ===================================================================

- --------------
(2) Woods & Poole figure is based on real growth adjusted for inflation.

- -------------------------------------------------------------------------------

=============================================================================================================================

INCOME & EXPENSE ANALYSIS
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.

=============================================================================================================================
                                                        Per Sq/Ft                    Per Sq/Ft                    Per Sq/Ft
                                             ACTUAL       of GLA          ACTUAL       of GLA                       of GLA
                                              1995         1995            1996         1996           1997          1997
=============================================================================================================================
- ---------------------------------
OPERATING INCOME
- ---------------------------------

    MINIMUM RENT
    Base Rent:                           $  7,071,210   $   32.14     $  7,093,125   $   32.24     $  7,939,747   $   24.25
    Percentage Rent:                     $   (10,110)   $  (0.05)     $     22,509   $    0.10     $          -   $       -
    Specialty Leasing:                   $    661,642   $    3.01     $    730,701   $    3.32     $    863,647   $    2.64
                                         ------------------------     ------------------------     ------------------------
    SUBTOTAL:                            $  7,722,742   $   35.10     $  7,846,335   $   35.67     $  8,803,394   $   26.89

    RECOVERY INCOME
    CAM Income:                          $  1,704,465   $    7.75     $  1,592,828   $    7.24     $  2,982,738   $    9.11
    Tax Income:                          $    637,658   $    2.90     $    701,399   $    3.19     $    815,409   $    2.49
    Utility Income:                      $          -   $       -     $     42,712   $    0.19     $     54,670   $    0.17
                                         ------------------------     ------------------------     ------------------------
    SUBTOTAL:                            $  2,342,123   $   10.65     $  2,336,939   $   10.62     $  3,852,817   $   11.77

    OTHER INCOME
    Miscellaneous Income:                $    144,173   $    0.66     $    186,570   $    0.85     $    282,171   $    0.86
                                         ------------------------     ------------------------     ------------------------
    SUBTOTAL:                            $    144,173   $    0.66     $    186,570   $    0.85     $    282,171   $    0.86

    POTENTIAL GROSS INCOME               $ 10,209,038   $   46.40     $ 10,369,844   $   47.14     $ 12,938,382   $   39.52
    Less Vacancy
                                         ------------------------     ------------------------     ------------------------
    EFFECTIVE GROSS INCOME               $ 10,209,038   $   46.40     $ 10,369,844   $   47.14     $ 12,938,382   $   39.52


- ---------------------------------
OPERATING EXPENSES
- ---------------------------------

    CAM - MAINTENANCE
       Payroll                           $    268,293   $    1.22     $    295,864   $    1.34     $    308,505   $    0.94
       Cleaning Services                 $          -   $       -     $          -   $       -     $    250,053   $    0.76
       Contract Services                 $    246,592   $    1.12     $    275,089   $    1.25     $    134,181   $    0.41
       Materials & Supplies              $     27,923   $    0.13     $     24,789   $    0.11     $     48,460   $    0.15
       Repairs & Maintenance             $     31,286   $    0.14     $     19,468   $    0.09     $     34,413   $    0.11
       Equipment Rental                  $        754   $    0.00     $        483   $    0.00     $     90,013   $    0.27
       Utilities                         $    248,093   $    1.13     $    225,158   $    1.02     $    354,865   $    1.08
       Office Expense                    $     27,641   $    0.13     $     30,388   $    0.14     $     50,032   $    0.15
       Roof Repairs                      $        860   $    0.00     $      4,329   $    0.02     $      1,697   $    0.01
       Parking Lot Repairs               $      7,479   $    0.03     $          -   $       -     $          -   $       -
       Parking Lot Rental                $          -   $       -     $          -   $       -     $     10,395   $    0.03
       Road Repair                       $      1,970   $    0.01     $        900   $    0.00     $          -   $       -
       Other Expenses                    $          -   $       -     $          -   $       -     $      4,319   $    0.01
                                         ------------------------     ------------------------     ------------------------
    Sub-total Maintenance                $    860,891   $    3.91     $    876,468   $    3.98     $  1,286,933   $    3.93

    CAM - LANDSCAPING
       Contract Services                 $     32,720   $    0.15     $     21,165   $    0.10     $     31,389   $    0.10
       Materials & Supplies              $     17,936   $    0.08     $      9,105   $    0.04     $     11,599   $    0.04
       Repairs & Maintenance             $      1,162   $    0.01     $        105   $    0.00     $          -   $       -
                                         ------------------------     ------------------------     ------------------------
    Sub-total Landscaping                $     51,818   $    0.24     $     30,375   $    0.14     $     42,988   $    0.13

    CAM - SECURITY EXPENSE
       Payroll                           $     41,059   $    0.19     $     49,586   $    0.23     $     64,020   $    0.20
       Contract Services                 $    231,798   $    1.05     $    234,766   $    1.07     $    307,581   $    0.94
       Materials & Supplies              $      6,457   $    0.03     $      6,854   $    0.03     $     11,394   $    0.03
       Repairs & Maintenance             $      1,992   $    0.01     $      4,075   $    0.02     $      4,681   $    0.01
       Equipment Rental                  $      5,410   $    0.02     $      9,149   $    0.04     $      9,754   $    0.03
       Telephone                         $        416   $    0.00     $        279   $    0.00     $          -   $       -
                                         ------------------------     ------------------------     ------------------------
    Sub-total Security                   $    287,132   $    1.31     $    304,709   $    1.39     $    397,430   $    1.21

    CAM - UNCONTROLLABLE
       Snow Removal                      $    188,921   $    0.86     $    281,098   $    1.28     $    347,889   $    1.06
       Insurance                         $     58,284   $    0.26     $     30,722   $    0.14     $     52,619   $    0.16
       Miscellaneous                     $    121,956   $    0.55     $     40,652   $    0.18     $          -   $       -
                                         ------------------------     ------------------------     ------------------------
    Sub-total Uncontrollable             $    247,205   $    1.12     $    311,820   $    1.42     $    400,508   $    1.22

    TOTAL CAM                            $  1,447,046   $    6.58     $  1,523,372   $    6.92     $  2,127,859   $    6.50
    ---------

    MANAGEMENT FEE                       $    279,726   $    1.27     $    284,020   $    1.29     $    326,428   $    1.00
    --------------

    REAL ESTATE TAXES                    $    693,531   $    3.15     $    780,089   $    3.55     $    976,737   $    2.98
    -----------------



    GENERAL & ADMINISTRATIVE
       Utilities:                        $          -   $       -     $          9   $    0.00     $        937   $    0.00
       Office Expense                    $      5,694   $    0.03     $      6,158   $    0.03     $      4,540   $    0.01
       Specialty Leasing                 $    163,276   $    0.74     $    178,065   $    0.81     $    224,458   $    0.69
       Accounting & Auditing             $    113,281   $    0.51     $    126,692   $    0.58     $    105,534   $    0.32
       Professional Fees - Legal         $     63,105   $    0.29     $     67,117   $    0.31     $    132,578   $    0.40
       Professional Fees  - Other        $     31,549   $    0.14     $     48,390   $    0.22     $     22,307   $    0.07
       Insurance                         $          -   $       -     $         85   $    0.00     $          -   $       -
       Bad Debt                          $     17,671   $    0.08     $     76,015   $    0.35     $      (690)
       State Profits Tax                 $     65,531   $    0.30     $     29,906   $    0.14     $     62,112   $    0.19
       Contributions                     $          -   $       -     $          -   $       -     $      2,500   $    0.01
                                         ------------------------     ------------------------     ------------------------
    Sub-total G & A                      $    460,107   $    2.09     $    532,437   $    2.42     $    554,276   $    1.69

       Sales & Promotion                 $     50,741   $    0.23     $     45,536   $    0.21     $     50,004   $    0.15
       Miscellaneous                     $    865,011   $    3.93     $     11,163   $    0.05     $     23,250   $    0.07


    TOTAL - NONRECOVERABLE:              $  1,375,859   $    6.25     $    589,136   $    2.68     $    627,530   $    1.92

    TOTAL OPERATING EXPENSES             $  3,796,162   $   17.26     $  3,176,617   $   14.44     $  4,058,554   $   12.40
    Operating Expense Ratio                    --           37.2%           --           30.6%           --           31.4%

- ---------------------------------
NET OPERATING INCOME                     $  6,412,876   $   29.15     $  7,193,227   $   32.70     $  8,879,828   $   27.12
- ---------------------------------
=============================================================================================================================

==============================================================================================
                                                 ---------------------------------------------
INCOME & EXPENSE ANALYSIS                        GROSS LEASABLE AREA (1995-1996):     220,000
THE MALL OF NEW HAMPSHIRE                        GROSS LEASABLE AREA (1997-FY99):     327,393
Cushman & Wakefield, Inc.                        (MALL SHOPS, KIOSKS, OUTPAD)
                                                 ---------------------------------------------
==============================================================================================
                                                         Per Sq/Ft          C&W      Per Sq/Ft
                                             BUDGET        of GLA         FORECAST    of GLA
                                              1998          1998           FY1999     FY1999
==============================================================================================
- ---------------------------------
OPERATING INCOME
- ---------------------------------

    MINIMUM RENT
    Base Rent:                           $ 10,746,903   $   32.83     $ 10,690,699   $  32.65
    Percentage Rent:                     $     17,643   $    0.05     $     28,114   $   0.09
    Specialty Leasing:                   $    458,311   $    1.40     $    450,000   $   1.37
                                         ------------------------     -----------------------
    SUBTOTAL:                            $ 11,222,857   $   34.28     $ 11,168,813   $  34.11

    RECOVERY INCOME
    CAM Income:                          $  3,949,475   $   12.06     $  3,739,622   $  11.42
    Tax Income:                          $  2,100,396   $    6.42     $  1,987,742   $   6.07
    Utility Income:                      $     60,035   $    0.18     $     60,000   $   0.18
                                         ------------------------     -----------------------
    SUBTOTAL:                            $  6,109,906   $   18.66     $  5,787,364   $  17.68

    OTHER INCOME
    Miscellaneous Income:                $     19,525   $    0.06     $     20,000   $   0.06
                                         ------------------------     -----------------------
    SUBTOTAL:                            $     19,525   $    0.06     $     20,000   $   0.06

    POTENTIAL GROSS INCOME               $ 17,352,288   $   53.00     $ 16,976,177   $  51.85
    Less Vacancy                                                      $    822,307   $   2.51
                                         ------------------------     -----------------------
    EFFECTIVE GROSS INCOME               $ 17,352,288   $   53.00     $ 16,153,870   $  49.34

- ---------------------------------
OPERATING EXPENSES
- ---------------------------------

    CAM - MAINTENANCE
       Payroll                           $    287,633   $    0.88
       Cleaning Services                 $    297,417   $    0.91
       Contract Services                 $    144,388   $    0.44
       Materials & Supplies              $     42,535   $    0.13
       Repairs & Maintenance             $     23,946   $    0.07
       Equipment Rental                  $     74,236   $    0.23
       Utilities                         $    408,464   $    1.25
       Office Expense                    $     44,171   $    0.13
       Roof Repairs                      $     17,314   $    0.05
       Parking Lot Repairs               $     13,000   $    0.04
       Parking Lot Rental                $     16,475   $    0.05
       Road Repair                       $      1,000   $    0.00
       Other Expenses                    $          -   $       -
                                         ------------------------
    Sub-total Maintenance                $  1,370,579   $    4.19

    CAM - LANDSCAPING
       Contract Services                 $     42,400   $    0.13
       Materials & Supplies              $     13,140   $    0.04
       Repairs & Maintenance             $          -   $       -
                                         ------------------------
    Sub-total Landscaping                $     55,540   $    0.17



    CAM - SECURITY EXPENSE
       Payroll                           $    120,051   $    0.37
       Contract Services                 $    282,649   $    0.86
       Materials & Supplies              $      6,210   $    0.02
       Repairs & Maintenance             $      3,185   $    0.01
       Equipment Rental                  $      8,735   $    0.03
       Telephone                         $          -   $       -
                                         ------------------------
    Sub-total Security                   $    420,830   $    1.29

    CAM - UNCONTROLLABLE
       Snow Removal                      $    200,000   $    0.61
       Insurance                         $     73,140   $    0.22
       Miscellaneous                     $          -   $       -
                                         ------------------------
    Sub-total Uncontrollable             $    273,140   $    0.83

    TOTAL CAM                            $  2,120,089   $    6.48     $  2,120,085   $   6.48
    ---------

    MANAGEMENT FEE                       $    404,628   $    1.24     $    553,077   $   1.69
    --------------

    REAL ESTATE TAXES                    $  1,940,808   $    5.93     $  1,940,000   $   5.93
    -----------------

    GENERAL & ADMINISTRATIVE
       Utilities:                        $          -   $       -
       Office Expense                    $      1,600   $    0.00
       Specialty Leasing                 $    159,651   $    0.49
       Accounting & Auditing             $     95,704   $    0.29
       Professional Fees - Legal         $    106,500   $    0.33
       Professional Fees  - Other        $     45,000   $    0.14
       Insurance                         $          -   $       -
       Bad Debt                          $    210,710
       State Profits Tax                 $     20,820   $    0.06
       Contributions                     $      7,500   $    0.02
                                         ------------------------     -----------------------
    Sub-total G & A                      $    647,485   $    1.98     $    436,775   $   1.33

       Sales & Promotion                 $     33,600   $    0.10     $     50,000   $   0.15
       Miscellaneous                     $          -   $       -     $     33,500   $   0.10


    TOTAL - NONRECOVERABLE:              $    681,085   $    2.08     $    520,275   $   1.59

    TOTAL OPERATING EXPENSES             $  5,146,610   $   15.72     $  5,133,437   $  15.68
    Operating Expense Ratio                    --           29.7%           --          31.8%

- ---------------------------------
NET OPERATING INCOME                     $ 12,205,678   $   37.28     $ 11,020,433   $  33.66
- ---------------------------------
==============================================================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        REAL ESTATE TAXES

        Tenants are also required pay real estate tax recoveries based upon a pro-rata share of the expense. The pass-through is generally based upon pro-rata share of leased mall area, net of anchor and major tenant contributions. As with CAM recoveries, we have assumed that new leases written at the property use gross leasable area for tax pass-throughs as opposed to leased area. This too helps to reduce tenant occupancy costs.


MISCELLANEOUS INCOME

        Along with reimbursement items, the subject also generates other miscellaneous income. Miscellaneous income is essentially derived from specialty leasing for temporary tenants, Christmas kiosks, pushcarts, and other charges.


ALLOWANCE FOR VACANCY AND CREDIT LOSS

        The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100.0 percent occupied with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. For this analysis, we have considered vacancy and credit loss under two categories: 1) unforeseen collection loss and vacancy; and 2) the downtime experienced between tenants as leases rollover.

        1. With this in mind, we have first reflected a 5.0 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss at the subject. This vacancy and credit loss provision is applied to all specialty tenants equally, but excludes anchor tenants.

        2. We have also forecasted that there is a 65.0 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months (two months weighted average) would be incurred to account for the time and/or costs associated with bringing space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.


        We have calculated the effect of our vacancy and credit loss assumptions on specialty in-line shops as shown on the following chart. On average, the total allowance for vacancy and credit loss over the 10-year "As Is" cash flow projection period averages 7.04 percent of gross revenues, which we feel is a reasonable long term projection.

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

===============================================================================
             TOTAL RENT LOSS FORECAST - "AS IS" CASH FLOW ANALYSIS
- -------------------------------------------------------------------------------
     Year        Physical Vacancy       Global Vacancy        Total Vacancy *
===============================================================================
     1999              6.91%                 5.00%                15.48%
- -------------------------------------------------------------------------------
     2000              0.25%                 5.00%                 8.58%
- -------------------------------------------------------------------------------
     2001              0.46%                 5.00%                 7.05%
- -------------------------------------------------------------------------------
     2002              0.27%                 5.00%                 6.15%
- -------------------------------------------------------------------------------
     2003              0.98%                 5.00%                 5.70%
- -------------------------------------------------------------------------------
     2004              0.90%                 5.00%                 4.98%
- -------------------------------------------------------------------------------
     2005              0.36%                 5.00%                 5.32%
- -------------------------------------------------------------------------------
     2006              3.18%                 5.00%                 7.38%
- -------------------------------------------------------------------------------
     2007              5.77%                 5.00%                 7.03%
- -------------------------------------------------------------------------------
     2008              1.28%                 5.00%                 6.40%
- -------------------------------------------------------------------------------
     Avg.              2.04%                 5.00%                 7.04%
===============================================================================
* Includes phased global vacancy provision for unseen vacancy and credit loss as well as weighted downtime provision of lease turnover.
===============================================================================

OPERATING EXPENSES

        Total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include common area maintenance, management and real estate taxes. The non-reimbursable expenses associated with the subject property include certain general and administrative expenses, as well as miscellaneous expenses, including non-recoverable maintenance. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, and leasing commissions.

        The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating history and budget projection provided by ownership for 1998. This information is provided on the FACING PAGE. We have compared this information to published data which are available, as well as comparable expense information at competing area centers. Finally, this information has been tempered by our experience with other regional shopping centers.

EXPENSE GROWTH RATES

        Expense growth rates are generally forecasted to be more consistent with inflationary trends than with competitive market forces. The Summer 1997 Cushman & Wakefield survey of Class A Regional Malls found the low and high mean from each respondent to be 3.3 and 3.6 percent, respectively. The rates ranged from 3.0 to 4.0 percent. For Class B centers, the low and high means were 3.5 percent. The Fourth Quarter 1997 Korpacz survey reports that the range in expense growth rates for national mall properties runs from 3.0 percent to
4.0 percent with an average of 3.65 percent, down 18 basis points from one year ago. For this analysis, unless otherwise stated, expenses are forecasted to grow by 3.5 percent per annum over the remainder of the holding period.

- -------------------------------------------------------------------------------

================================================================================================================================
OPERATING EXPENSE STATISTICS
Cushman & Wakefield, Inc.
- --------------------------------------------------------------------------------------------------------------------------------
                                       ULI             ULI            ULI             ULI         ULI         ULI         ULI
                                       ---             ---            ---             ---         ---         ---         ---
                            Super-Regional  Super-Regional Super-Regional  Super-Regional    Regional    Regional    Regional
                                  Centers/        Centers/       Centers/        Centers/    Centers/    Centers/    Centers/
                                      U.S.            U.S.           EAST            EAST        U.S.        U.S.        EAST
                                   AVERAGE          MEDIAN        AVERAGE          MEDIAN     AVERAGE      MEDIAN     AVERAGE
================================================================================================================================
- --------------------------
PROPERTY PROFILE
- --------------------------

    Total GLA:                     999,544       1,009,585        935,436         937,742     582,893     579,154     644,794
    Total Owned GLA:               563,689         535,272        531,481         483,976     461,822     435,855     512,183
    Shop Sales/sf*:                $203.09         $198.93        $220.64         $183.81     $176.16     $163.54     $204.96
    Anchor Sales/sf:               $149.38         $138.66        $152.35         $136.98     $156.30     $152.29     $174.78

- --------------------------
OPERATING INCOME
- --------------------------

    Minimum Rent:                   $16.30          $16.79         $17.14          $18.17      $12.05      $11.33      $13.62
    Overage Rent:                    $1.14           $1.04          $1.40           $1.25       $0.86       $0.76       $0.92
    CAM Charges:                     $4.68           $4.60          $5.01           $4.70       $3.34       $3.23       $4.33
    Property Taxes:                  $1.72           $1.54          $1.79           $1.52       $1.13       $1.08       $1.62
    Insurance:                       $0.11           $0.06          $0.13           $0.14       $0.09       $0.08       $0.13
    Utilities:                       $1.74           $1.84          $2.38           $2.43       $1.55       $1.18       $1.35
    Other:                           $1.15           $0.62          $1.24           $0.53       $0.42       $0.37       $0.28
    ------                          ------          ------         ------          ------      ------      ------      ------
    TOTAL INCOME:                   $27.32          $27.32         $29.08          $28.59      $19.86      $18.98      $23.25

- --------------------------
OPERATING EXPENSES
- --------------------------

    Total Maintenance**:             $4.50           $4.45          $4.85           $4.67       $3.43       $3.16       $4.11
    Real Estate Taxes:               $1.86           $1.55          $2.04           $1.51       $1.27       $1.16       $1.75
    Insurance:                       $0.32           $0.28          $0.40           $0.29       $0.26       $0.23       $0.30
    Advertising:                     $0.60           $0.44          $0.83           $0.61       $0.56       $0.48       $0.64
    Administrative***:               $0.87           $0.74          $0.82           $0.71       $0.93       $0.82       $0.96
    Management Fee:                  $0.63           $0.59          $0.61           $0.55       $0.46       $0.39       $0.53
    ---------------                 ------          ------         ------          ------      ------      ------      ------
    TOTAL EXPENSES:                  $9.25           $8.87          $9.84           $8.47       $7.35       $6.63       $8.89

    OER:                             33.9%           32.5%          33.8%           29.6%       37.0%       34.9%       38.2%

- --------------------------
NET OPERATING INCOME                $17.63          $17.12         $18.72          $17.01      $12.02      $10.85      $14.33
- --------------------------

- --------------------------
*   Average sales include all mall shop tenants.
**  CAM expenses include repairs & maintenance, utilities, and security.
*** Management fees & bad debt allowances have been deducted from administrative costs. Management has been shown separately.

Source: Urban Land Institute "Dollars & Cents" (1995); International Council of Shopping Centers "The Score" (1996).
(Because the data are means/medians, detailed amounts do not add to totals).
================================================================================================================================

====================================================================================================================================
OPERATING EXPENSE STATISTICS                                                                         REGIONAL & SUPER-REGIONAL MALLS
Cushman & Wakefield, Inc.                                                                                                       East
- ------------------------------------------------------------------------------------------------------------------------------------
                                   ULI            ICSC           ICSC           ICSC            ICSC           ICSC        ICSC
                                   ---            ----           ----           ----            ----           ----        ----
                              Regional  Enclosed Malls Enclosed Malls Enclosed Malls  Enclosed Malls Enclosed Malls  Enclosed Malls
                              Centers/            U.S.           U.S.           U.S.            U.S.           EAST        EAST
                                  EAST           TOTAL       500,000-       800,000-            OVER         MEDIAN      MEDIAN
                                MEDIAN          SURVEY      799,999SF      999,999SF     1,000,000SF     <800,000SF  >800,000SF
====================================================================================================================================
- --------------------------
PROPERTY PROFILE
- --------------------------

    Total GLA:                 676,000         744,050        617,499        900,813       1,148,133        324,816     988,503
    Total Owned GLA:           448,114         441,394        460,399        515,392         575,309        280,740     635,789
    Shop Sales/sf*:            $183.05         $222.04        $201.55        $259.74         $255.55        $161.96     $251.73
    Anchor Sales/sf:           $176.70         $159.39        $145.82        $184.98         $171.34        $160.49     $174.86

- --------------------------
OPERATING INCOME
- --------------------------

    Minimum Rent:               $11.99          $17.60         $15.38         $19.85          $21.60         $16.32      $22.97
    Overage Rent:                $1.00              --             --             --              --             --          --
    CAM Charges:                 $4.02           $5.73          $5.45          $8.23           $7.24          $4.28       $7.99
    Property Taxes:              $1.32           $1.84          $1.14          $2.76           $2.82          $1.63       $3.45
    Insurance:                   $0.05           $0.15          $0.17          $0.19           $0.13          $0.13       $0.15
    Utilities:                   $0.65           $0.73          $1.56          $0.78           $1.08          $0.40       $1.05
    Other:                       $0.34           $0.28          $0.22          $0.38           $0.39          $0.10       $0.54
    ------                      ------          ------         ------         ------          ------         ------      -----
    TOTAL INCOME:               $22.25          $27.60         $26.22         $32.90          $36.05         $21.61      $39.42

- --------------------------
OPERATING EXPENSES
- --------------------------

    Total Maintenance**:         $3.50           $4.33          $4.65          $5.45           $5.52          $3.27       $6.11
    Real Estate Taxes:           $1.19           $2.31          $1.82          $3.32           $3.30          $2.37       $3.95
    Insurance:                   $0.26           $0.37          $0.34          $0.42           $0.43          $0.39       $0.43
    Advertising:                 $0.35           $1.18          $1.04          $1.37           $1.81          $0.77       $1.37
    Administrative***:           $0.80           $1.05          $1.02          $1.21           $1.29          $0.83       $1.51
    Management Fee:              $0.42           $0.75          $0.65          $0.91           $0.95          $0.51       $1.06
    ---------------             ------          ------         ------         ------          ------         ------      -----
    TOTAL EXPENSES:              $7.38          $11.06         $10.50         $12.65          $13.66         $10.09      $15.59

    OER:                         33.2%           40.1%          40.0%          38.4%           37.9%          46.7%       39.5%

- --------------------------
NET OPERATING INCOME            $13.28          $16.26         $14.55         $19.31          $21.19         $14.98      $24.27
- --------------------------

- --------------------------
*   Average sales include all mall shop tenants.
**  CAM expenses include repairs & maintenance, utilities, and security.
*** Management fees & bad debt allowances have been deducted from administrative costs. Management has been shown separately.

Source: Urban Land Institute "Dollars & Cents" (1995); International Council of Shopping Centers "The Score" (1996).
(Because the data are means/medians, detailed amounts do not add to totals).
====================================================================================================================================

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

REIMBURSABLE OPERATING EXPENSES

   We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period.

    COMMON AREA MAINTENANCE -- This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, landscaping, snow removal, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, gas and fuel, equipment rental, and other miscellaneous charges. In addition, ownership can pass-through a 15.0 percent administrative fee. Ownership is also able to recover certain capital expense items through CAM, along with the amortization of roof and parking lot repairs. As discussed, the standard lease agreement allows management to pass along the CAM expense to tenants on the basis of occupied area less anchor/major tenants.

    Ownership's CAM pass-through incorporates a number of expense categories at the subject property. Included among these cost items are administrative, repairs and maintenance, operating and supplies, salaries, utilities, insurance, and payroll taxes. For 1997, these costs amounted to $2,127,859 or $6.50 per square foot. This was down from $6.92 per foot in 1996 and $6.58 in 1995 and reflects the renovation of the center. For 1998, management has budgeted a CAM expense of about $2,120,000 ($6.48/SF).

    The chart on the FACING PAGE presents a summary of comparable CAM expenses at other regional shopping malls. As can be seen, common area maintenance costs generally range from roughly $3.70 to $15.26 per square foot, with an overall mean of approximately $6.88 per foot. Most urban properties show higher CAM costs. Overall, we believe that CAM expenses at the subject are reasonable. As such, we have projected a common area maintenance expense of $2,120,000 for the subject property in FY 1999.

    REAL ESTATE TAXES -- As discussed in the Real Estate Tax Section of this report, the renovation and expansion of the center will trigger a new assessment for the 1998/1999 tax year. In our analysis we have based future taxes upon estimates provided by Gouldston and Storrs which coincides with management's budget.

    MANAGEMENT -- Typical management fees for a regional shopping center range from 3.0 to 5.0 percent depending upon the size of the center, number of tenants and rental achievements. Given the characteristics of the subject property coupled with the fact that we are separately accounting for leasing commission we would be inclined to conclude a management fee at the lower end of the range or approximately 3.0 to 3.5 percent of minimum and percentage rent. Typical underwriting guidelines for securitized mortgages stipulate a management fee of 5 percent which results in a first year expense of $553,077 or $1.69 per square foot of owned GLA. This expense is above market levels and results in a higher cost of

- ------------------------------------------------------------------------------
                                     -106-

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        expense is above market levels and results in a higher cost of operation. Nevertheless we have incorporated this assumption into our analysis and have adjusted our yield rate to reflect the higher expense.


NON-REIMBURSABLE EXPENSES

        Total non-reimbursable expenses at the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year.

        GENERAL & ADMINISTRATIVE COSTS - As with most regional malls, portions of the expenses passed through with common area maintenance are not fully recovered. Expenses related to administrative aspects of the mall include costs particular to its operation, including salaries for leasing personnel, travel and entertainment, other office-related expenses, dues and subscriptions, printing and postage, telephone, professional fees and sales incentives. A provision is also typically made for professional services (legal and accounting fees and other professional consulting services). Industry benchmarks suggest that unrecovered general and administrative costs can run anywhere from $0.20 to $0.80 per square foot, depending upon how much is recoverable through CAM. At the subject property general & administrative expenses have been significantly above this level but also include the cost of specialty leasing which is often a separate expense item. In our analysis, we have reflected a FY 1999 general and administrative expense of $436,775, or $1.33 per square foot of mall shop GLA based on the historical performance of the center.

        MARKETING - These costs include ownership's contribution to the merchant association which is net of tenant contributions. Over the past several years, ownership has reflected a net marketing expense of $45,536 to $50,741. For 1998 management has reduced the marketing contribution to $33,600. In the initial year of our cash flow analysis, marketing costs are forecasted to amount to $50,000, or $0.15 per square foot of mall shop GLA.

        MISCELLANEOUS EXPENSES - This category is provided for various miscellaneous and sundry expenses that ownership typically incurs without pass-through to tenants. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain non-recurring expenses, expenses associated with maintaining vacant space, and bad debts in excess of our credit loss provision would be included here. In 1998, these miscellaneous items are forecasted to amount to approximately $33,500, or about $0.10 per square foot of mall shop GLA.

- -------------------------------------------------------------------------------

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

    ALTERATIONS -- The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. At the expiration of a lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, we have forecasted a cost of $15.00 per square foot for turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 35.0 percent. We have also given an alteration allowance of $5.00 for renewal (rollover) retail tenants. The blended rate based on our 65/35 turnover probability is therefore $8.50 per square foot. These costs are forecasted to increase at our implied expense growth rate. It is noted that these parameters are required by most underwriting criteria but appear conservative in today's market environment.

    LEASING COMMISSIONS -- A typical structure for retail leasing commissions is $3.00 to $4.00 per square foot for new tenants and $1.00 to $2.00 per square foot for renewal tenants. Weighting the leasing commissions by a 65:35 renewal/turnover probability results in an average leasing commission charge of $1.85 per square foot which is generally consistent with market levels.

    REPLACEMENT RESERVES --It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items which have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. Typical replacement reserves range anywhere from $0.10 to $0.30 per square foot depending upon the age and quality of the center. For purposes of this report, we have estimated an expense of about $0.20 per square foot applied to the total owned GLA during the first year ($65,479), thereafter increasing by our expense growth rate.

    FOOD COURT RENOVATIONS -- The subject's food court is presently under construction and will require an additional $1.7 million to complete. As part of the proposed financing these funds will be placed in an escrow account. Per the client's request we have not considered the cost to complete the food court renovation.

NET INCOME/NET CASH FLOW

   The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves, are annually deudcted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net operating income is forecasted to be equal to approximately $11,020,433 which is equivalent to 68.2 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $10,923,003.

- ------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

===============================================================================
                               OPERATING SUMMARY
          INITIAL YEAR OF INVESTMENT - FISCAL 1999 ("AS IS" ANALYSIS)
- -------------------------------------------------------------------------------
                             Aggregate Sum     Unit Rate *    Operating Ratio
- -------------------------------------------------------------------------------
Effective Gross Income        $16,153,870         $49.34          100.00%
- -------------------------------------------------------------------------------
Operating Expenses             $5,133,437         $15.68           31.78%
- -------------------------------------------------------------------------------
Net Operating Income          $11,020,433         $33.66           68.22%
- -------------------------------------------------------------------------------
Other Expenses                    $97,430          $0.30            0.60%
- -------------------------------------------------------------------------------
Cash Flow                     $10,923,003         $33.36           67.62%
- -------------------------------------------------------------------------------
*  Based on total owned GLA of 327,393+/- square feet.
===============================================================================

        The rate of change to both net income and cash flow is important from an investor's perspective. Our cash flow model has forecasted the following compound annual growth rates over the holding period FY 1999 through FY 2008 on a calendar year basis.

                   =========================================
                             INCOME GROWTH ("AS IS")
                   =========================================
                   Net Operating Income:               +2.1%
                   -----------------------------------------
                   Net Cash Flow:                      +1.4%
                   =========================================


        As calculated, growth rates in net operating income and net cash flow are forecasted to approximate to 2.1 and 1.4 percent per annum. Thus both net income and net cash flow represents a relatively moderate growth potential to an investor in the property.

=============================
INVESTMENT PARAMETERS
Discounted Cash Flow
=============================

        After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of an appropriate discount or yield rate, also referred to as the internal rate of return (IRR).


SELECTION OF CAPITALIZATION RATES

        OVERALL CAPITALIZATION RATE

        The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        For retail properties, the trend has been for rising capitalization rates. We feel that much of this has to do with the quality of product that has been selling. Sellers of better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls sold over the past 18-24 months are found in less desirable, second or third tier locations, or rep-resent turnaround situations with properties that are poised for expansion or remerchandising. With fewer buyers for the top performing assets, sales have been somewhat limited.

           ===========================================================
                          OVERALL CAPITALIZATION RATES
                              REGIONAL MALL SALES
           -----------------------------------------------------------
               Year             Range           Mean      Point Change
           ===========================================================
               1988        5.00% -   8.00%      6.19%           --
           -----------------------------------------------------------
               1989        4.57% -   7.26%      6.22%         +  3
           -----------------------------------------------------------
               1990        5.06% -   9.11%      6.29%         +  7
           -----------------------------------------------------------
               1991        5.60% -   7.82%      6.44%         + 15
           -----------------------------------------------------------
               1992        6.00% -   7.97%      7.31%         + 87
           -----------------------------------------------------------
               1993        7.00% -  10.10%      7.92%         + 61
           -----------------------------------------------------------
               1994        6.98% -  10.29%      8.37%         + 45
           -----------------------------------------------------------
               1995        7.25% -  11.10%      9.13%         + 76
           -----------------------------------------------------------
               1996        7.00% -  12.00%      9.44%         + 31
           -----------------------------------------------------------
             1997-YTD      7.40% -  12.77%      9.88%         + 44
           ===========================================================
           BASIS POINT CHANGE
           ===========================================================
             1988-1997                                      + 369 BPs
           -----------------------------------------------------------
             1992-1997                                      + 257 BPs
           ===========================================================

        The data shows that the average capitalization rate has shown a rising trend each year. Between 1988 and 1997, the average capitalization rate has risen 369 basis points. Since 1992, the rise has been 257 basis points. This change is a reflection of both rising interest rates and increasing first year returns demanded by investors in light of several fundamental changes which have occurred in the retail sector.

        As noted, much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise, as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

        The Cushman & Wakefield's Summer 1997 survey reveals that going-in cap rates for CLASS A regional shopping centers range between 7.50 and 10.0 percent, with a low average of 8.0 percent and high average of 8.5 percent, respectively; a spread of 50 basis points. On an overall basis, when Class B assets and "Value Added" opportunities are added, the low and high means are
8.4 percent and 9.1 percent, respectively. Cushman & Wakefield now surveys respondents on their criteria for both Class B and " Value Added" malls. As expected, going-in

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

capitalization and yield rates range from 100 to 300 basis points above rates for Class A assets.

        Terminal, or going-out rates for CLASS A assets are now averaging 8.5 and 9.0 percent, indicating a spread of 50 basis points over the going-in rates. Again, on an overall basis, including Class B and "value added" properties, the respective averages are 8.7 percent and 9.4 percent. Finally, our current survey also shows that investors have become more cautious in their underwriting, positioning "retail" lower on their investment rating scales in terms of preferred investments.

===========================================================================================================
                             CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES
                               NATIONAL INVESTOR SURVEY - REGIONAL MALLS (%)
- -----------------------------------------------------------------------------------------------------------
                         Spring 1996                  Autumn 1996                   Summer 1997 *
  Investment     ------------------------------------------------------------------------------------------
  Parameters          Low           High          Low           High            Low           High
===========================================================================================================
OAR/Going-In       7.5 - 9.0      7.5 - 9.5     7.0 - 9.0     7.5 - 9.5      7.5 - 10.0     7.8 - 11.0
                      8.0            8.2          7.9            8.2            8.4            9.1
- -----------------------------------------------------------------------------------------------------------
OAR/Terminal       7.0 - 9.5     7.8 - 11.0     7.0 - 9.5     7.8 - 11.0     8.0 - 10.3     8.0 - 11.0
                      8.3            8.7           8.2           8.6            8.7            9.4
- -----------------------------------------------------------------------------------------------------------
IRR               10.0 - 15.0   11.0 - 15.0   10.0 - 15.0    11.0 - 15.0    10.0 - 20.0    10.5 - 20.0
                     11.5           11.8          11.4          11.8           13.4           13.9
===========================================================================================================
* Reflects overall results which includes Class A/B properties as well as value added opportunities.
===========================================================================================================

        Cushman & Wakefield now surveys respondents on their criteria for both Class B and "Value Added" malls. As expected, going-in capitalization and yield rates range from 100 to 300 basis points above rates for Class A assets. Our current survey also shows that investors have become more cautious in their underwriting, positioning "retail" lower on their investment rating scales in terms of preferred investments.

        The Fourth Quarter 1997 Peter F. Korpacz survey concurs with these findings, citing that regional malls are near the bottom of investor preferences, but 1997 is seen by many as a turnaround year. Pricing is lower then it has been in years. As such, with pricing so low, their investors foresee some opportunities for select investing. Mall portfolios continue to be actively traded as this property type is clearly leading the consolidation of real estate ownership into fewer but substantially larger entities.

        Nonetheless, with expense growth surpassing sales increases in many markets, occupancy cost issues have also become of greater concern. Even in some malls where sales approach the lofty level of $350+/-per square foot, it is not uncommon for occupancy costs to limit the opportunity to grow rents. Thus, with limited upside growth in net income, cap rates are generally above
8.0 percent.

        The survey also cites the considerable number of malls coming on the market as compared with past years. In many cases the sellers are institutional investors who are liquidating assets in commingled funds or other finite life vehicles. Although most offerings tend to be Class "B" properties, there appears to be ample demand for this product and an active transaction market is developing. While pension funds and other institutional investors

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

continue to seek only trophy and Class "A" malls, REITs have been active in acquiring Class "B" centers. Many of the available "B" malls are being marketed for redevelopment--for example, to be de-malled into power centers. On such a property, the survey cites seller expectations of cap rates in the mid-teens--14.0 percent to 15.0 percent--because the buyer takes a substantial risk in a redevelopment deal.

============================================================================================
                               NATIONAL REGIONAL MALL MARKET
                                    FOURTH QUARTER 1997
- --------------------------------------------------------------------------------------------
                                        CURRENT            LAST
             KEY INDICATORS             QUARTER          QUARTER          YEAR AGO
============================================================================================
FREE & CLEAR EQUITY IRR
- --------------------------------------------------------------------------------------------
RANGE                                9.50%-13.00%      9.50%-13.00%     10.00%-14.00%
AVERAGE                                 11.48%            11.50%           11.69%
- --------------------------------------------------------------------------------------------
CHANGE (Basis Points)                      -               - 2               -21
- --------------------------------------------------------------------------------------------
FREE & CLEAR GOING-IN CAP RATE
- --------------------------------------------------------------------------------------------
RANGE                                7.00%-11.00%      7.00%-11.00%     7.00%-11.00%
AVERAGE                                  8.56%            8.58%             8.57%
- --------------------------------------------------------------------------------------------
CHANGE (Basis Points)                      -               - 2               - 1
- --------------------------------------------------------------------------------------------
RESIDUAL CAP RATE
- --------------------------------------------------------------------------------------------
RANGE                                7.50%-11.00%      7.50%-11.00%     7.50%-11.00%
AVERAGE                                  8.75%            8.78%             8.76%
- --------------------------------------------------------------------------------------------
CHANGE (Basis Points)                      -                -                - 1
============================================================================================
Source:  Peter Korpacz Associates, Inc. - Real Estate Investor Survey (Fourth Qtr. 1997)
============================================================================================

        As can be seen from the data, the average IRR has decreased by 2 basis point to 11.48 percent from the previous quarter (21 points below year-ago levels). It is noted that this measure has been relatively stable over the past three to six months. The quarter's average initial free and clear equity cap rate fell only 2 basis points to 8.56 percent from last quarter (and is only 1 point below year-ago levels), while the residual cap rate was virtually unchanged at 8.75 percent (1 points higher than the prior year). The survey further cites the following capitalization rate ranges by class of property:

                  =========================================
                            CAP RATES BY CLASS
                  -----------------------------------------
                  Asset          Cap Rate         Cap Rate
                  Class            Range            Mean
                  =========================================
                    A+        7.00% -  8.50%        7.75%
                  -----------------------------------------
                    A         7.00% -  9.00%        8.15%
                  -----------------------------------------
                    B+        8.25% - 11.00%        9.50%
                  -----------------------------------------
                    B         8.50% - 11.00%        9.88%
                  =========================================
                  Source: Peter Korpacz (Fourth Qtr. 1997)
                  =========================================

        Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

        Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy enters 1997 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidations. Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owners standpoint is finding that mix which works the best. Nonetheless, the cumulative effect of these changes has been a rise in rates as investors find it necessary to adjust their risk premiums in their underwriting.

        Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

===============================================================================
   CAP RATE RANGE                              CATEGORY
===============================================================================
 7.0% to 7.5% (A+)        Top 15 to 20+/-malls in the country.  Excellent
                          demographics with high sales ($400+/-/SF) and good
                          upside.
- -------------------------------------------------------------------------------
  7.5% to 8.5% (A)        Dominant Class A investment grade property, high
                          sales levels, relatively good health ratios,
                          excellent demographics (top 50 markets), and
                          considered to present a significant barrier to entry
                          within its trade area.  Sales tend to be in the $300
                          to $350 per square foot range.
- -------------------------------------------------------------------------------
8.5% to 11.0% (B+/B)      Somewhat broad characterization of investment quality
                          properties ranging from primary MSAs to second tier
                          cities.  Properties at the higher end of the scale
                          are probably somewhat vulnerable to new competition
                          in their market.
- -------------------------------------------------------------------------------
11.0% to 14.0% (B/C)      Remaining product which has limited appeal or
                          significant risk which will attract only a smaller,
                          select group of investors.
===============================================================================

        CONCLUSION - OVERALL CAPITALIZATION RATE

        Based upon this analysis, we can develop a going-in capitalization rate for the subject based upon its tenancy, investment appeal, quality, and inherent risks. As discussed, the subject performs at or above regional norms for sales productivity, and is one of the dominant malls in its region. The property appears to be fairly well positioned in its market, and appears to face little new competition in the future. To summarize, the following points present an overview of our analysis of the subject's investment appeal:

        The Mall of New Hampshire is situated in a relatively strong trade area with above average prospects for population and household growth into the foreseeable future. Furthermore the area is relatively affluent with average household income levels above both state and nationally averages.

        o Anchor and major tenants at the subject property represent a fairly typical merchandising mix.

        o The property has a strong level of average sales which have seen increasing trends over the past several years.

        o Occupancy costs are considered to be approaching the high-side for tenants in-place, however this is common for malls with average sales in excess of $300 per square foot.

        o Overall, we are inclined to group the subject property into the "A" category previously discussed, centers which show capitalization rates in the relatively broad 7.50 to 8.50 percent range.

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

        o In conjunction with the renovation and expansion of the center, the majority of the leases at the subject property were restructured. As a result the property faces minimal lease expirations over the short term. This provides the property with a fairly identifiable cash flow, but also limits the upside potential of the property. In fact net operating income increases at a rate of 2.1 percent over the holding period and only 1.2 percent subsequent to stabilized occupancy.

        Considering these factors, we have looked toward a going-in capitalization rate between 8.00 and 8.50 percent for the subject property operating on a "stabilized" basis.

        TERMINAL CAPITALIZATION RATE

        The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, the Cushman & Wakefield survey shows a 30 basis point differential, while Korpacz reports 19 basis points.

        As discussed, the subject property represents a dominant center in a strong and growing market. The property was recently renovated and expanded and as a result is considered to be in excellent overall condition. The property presently has two strong anchor tenants and a third is scheduled to open in May 1998. The property also has one vacant anchor store which was caused by the bankruptcy of Lechmeres. Management is presently negotiating with Best Buy for the majority of this space and a second retailer is being actively pursued. The property does, however, face competition form three enclosed regional centers which are each located approximately 20 to 25 miles away. These centers present a redundancy in anchor tenants and will effectively limit the size of the subject's trade area. Nevertheless the property has achieved a stabilized occupancy level and mall shop sales in excess of $350 per square foot.

        Therefore, we have added 25 basis points to the terminal capitalization rate. Thus, the projected terminal capitalization rate will range from 8.50 to
8.75 percent.


SELECTION OF DISCOUNT RATE/INTERNAL RATE OF RETURN

        The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

        Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Summer 1997 survey, investors in regional malls are currently looking at broad rates of return between 10.00 and 20.00 percent. The average low IRR for CLASS A malls is 11.10 percent, while the average high is 12.00 percent. The indicated

- -------------------------------------------------------------------------------

=========================================================================================================
                                      MALL STORE LEASE EXPIRATION SCHEDULE
=========================================================================================================
          Number                  Percent
            of       Expiring       of                      Annual      Annual     Percent
         Tenants      Square      Square                     Base         Base    of Total
         Expiring     Footage     Footage  Cummulative       Rent       Rent/SF     Rent     Cummulative
=========================================================================================================
Vacant      0          26,234       8.0%       8.0%
 1999       12         31,465       9.6%      17.6%       $1,088,002    $34.58      10.9%          10.9%
 2000       4           8,564       2.6%      20.2%       $  386,197    $45.10       3.9%          14.8%
 2001       5           8,589       2.6%      22.9%       $  471,279    $54.87       4.7%          19.6%
 2002       5          18,611       5.7%      28.5%       $  726,376    $39.03       7.3%          26.9%
 2003       4           8,555       2.6%      31.2%       $  317,267    $37.09       3.2%          30.1%
 2004       7          17,191       5.3%      36.4%       $  703,473    $40.92       7.1%          37.2%
 2005       4           6,836       2.1%      38.5%       $  375,148    $54.88       3.8%          40.9%
 2006       22         58,268      17.8%      56.3%       $1,810,261    $31.07      18.2%          59.2%
 2007       30         91,369      27.9%      84.2%       $2,718,024    $29.75      27.4%          86.5%
 2008       2          14,905       4.6%      88.8%       $  451,530    $30.29       4.5%          91.1%
 2009       1           4,800       1.5%      90.2%       $  120,000    $25.00       1.2%          92.3%
=========================================================================================================
Total       96        295,387      90.2%                   9,167,557    $31.04      92.3%
=========================================================================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

high averages for CLASS B properties are 13.40 and 13.90 percent, respectively. Peter F. Korpacz reports an average internal rate of return of 11.48 percent for the Fourth Quarter 1997, down only 2 basis points from the last quarter.

        The yield rate on a long term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities:

            ===========================================================
             MARKET RATES AND BOND YIELDS (%)            March 11, 1998
            ===========================================================
            Reserve Bank Discount Rate                          5.52%
            -----------------------------------------------------------
            Prime Rate (Monthly Average)                        8.50%
            -----------------------------------------------------------
            6-Month Treasury Bills                              5.01%
            -----------------------------------------------------------
            U.S. 10-Year Notes                                  5.63%
            -----------------------------------------------------------
            U.S. 30-Year Bonds                                  5.93%
            -----------------------------------------------------------
            Corporate Bonds Aaa                                 6.73%
            ===========================================================
            Source: Federal Reserve Statistical Release, March 12, 1998
            ===========================================================

        This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a six month treasury bill at 5.01 percent. A more risky investment, such as corporate bonds, would currently yield a much higher rate of 6.73 percent. The prime rate is currently 8.50 percent, while the discount rate is 5.52 percent. Ten year treasury notes are currently yielding around 5.63 percent, while 30-year bonds are at 5.93 percent.

        Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

        There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe" rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

        Investors have suggested that the regional mall market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. These and other "dominant" malls will have average mall shop sales above $350 per square foot and be attractive investment vehicles in the current market.

- -------------------------------------------------------------------------------

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

   It is our opinion that the subject would attract strong interest from institutional investors if offered for sale in the current marketplace. However, we must further temper our analysis due to the fact that there remains some risk that the inherent assumptions employed in our model come to full fruition.

   Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. As previously noted the majority of the leases at the subject property were restructured in connection with the expansion and renovation of the center. As such there is little tenant expriations over the short term. Reference is made to the table on the FACING PAGE. A complete expiration report is included in the ADDENDA.

   We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover probability, reserves for replacement, and vacancy provisions. As discussed within the body of this report, several assumptions appear conservative in relation to the subject property. As such we believe the overall cash flow projection is on the conservative side and would thus warrant a lower discount or yield rate.

   We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 10.50 and 11.00 percent for the mall operating on an "as is" basis. Upon stabilization the risk of leasing up the vacant space and finalizing the renovation of the food court is reduced. However, the property is operating near a stabilized level and the cost of completing the renovations are relatively minor in relation to the over value of the property. Thus we do not believe a significant adjustment to the yield rate is required.

PRESENT VALUE ANALYSIS

   Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the "As Is" cash flows anticipated over a 10-year period commencing on April 1, 1998 and the "As Stabilized" cash flows over a 10-year period commencing April 1, 1999.

   A sale or reversion is deemed to occur at the end of the 10th year based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

   The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors

- ------------------------------------------------------------------------------
                                     -117-

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

=============================
Cash Flow Assumptions
=============================

==============================================================================
            SUMMARY OF CRITICAL ASSUMPTIONS FOR DISCOUNTED CASH FLOW
==============================================================================
SUBJECT  PROPERTY                                    The Mall Of New Hampshire
- ------------------------------------------------------------------------------
LOCATION                                             Manchester, New Hampshire
- ------------------------------------------------------------------------------
SQUARE FOOTAGE RECONCILIATION
- ------------------------------------------------------------------------------
TOTAL GROSS LEASABLE AREA                                        791,013+/- SF
- ------------------------------------------------------------------------------
   ANCHOR TENANT GLA                                             463,620+/- SF
- ------------------------------------------------------------------------------
   MALL SHOP GLA                                                 317,748+/- SF
- ------------------------------------------------------------------------------
   KIOSK GLA                                                       1,890+/- SF
- ------------------------------------------------------------------------------
   FOOD COURT                                                      7,755+/- SF
- ------------------------------------------------------------------------------
   TOTAL OWNED GLA                                               327,393+/- SF
==============================================================================

==============================================================================
MARKET RENT CONCLUSIONS
- ------------------------------------------------------------------------------
MARKET RENT ESTIMATES (1998)
- ------------------------------------------------------------------------------
   TENANTS  <         1,000 SQ/FT                                  $70.00/SF
- ------------------------------------------------------------------------------
   TENANTS  1,001  -  2,000 SQ/FT                                  $50.00/SF
- ------------------------------------------------------------------------------
   TENANTS  2,001  -  3,500 SQ/FT                                  $35.00/SF
- ------------------------------------------------------------------------------
   TENANTS  3,501  -  5,000 SQ/FT                                  $30.00/SF
- ------------------------------------------------------------------------------
   TENANTS  5,001  -  7,500 SQ/FT                                  $27.50/SF
- ------------------------------------------------------------------------------
   TENANTS  >         7,501 SQ/FT                                  $25.00/SF
- ------------------------------------------------------------------------------
   KIOSK                                                          $300.00/SF
- ------------------------------------------------------------------------------
   FOOD COURT                                                     $135.00/SF
==============================================================================

==============================================================================
GROWTH RATE ASSUMPTIONS
- ------------------------------------------------------------------------------
RETAIL SALES GROWTH RATE
- ------------------------------------------------------------------------------
         YEAR: 1998-2008                                              + 3.5%
- ------------------------------------------------------------------------------
MARKET RENTAL GROWTH RATE
- ------------------------------------------------------------------------------
         YEAR: 1998-2008                                              + 3.5%
- ------------------------------------------------------------------------------
GENERAL EXPENSE GROWTH RATE
- ------------------------------------------------------------------------------
         YEAR: 1998-2008                                              + 3.5%
- ------------------------------------------------------------------------------
REAL ESTATE TAX GROWTH RATE
- ------------------------------------------------------------------------------
         YEAR: 1998-2008                                              + 4.0%
==============================================================================

- ------------------------------------------------------------------------------

=====================================================================================================
DISCOUNTED CASH FLOW ANALYSIS ("As Is" Analysis)
The Mall of New Hampshire
Cushman & Wakefield, Inc.
- -----------------------------------------------------------------------------------------------------
 YEAR             NET CASH        DISCOUNT FACTOR    PRESENT VALUE    COMPOSITION      ANNUAL CASH
  NO.   YEAR        FLOW               10.25%        OF CASH FLOWS      OF YIELD     ON CASH RETURN
=====================================================================================================
   1    1999     $11,052,925    x    0.9070295   =    $10,025,329        6.88%            7.59%
   2    2000     $12,292,679    x    0.8227025   =    $10,113,217        6.94%            8.44%
   3    2001     $12,390,717    x    0.7462154   =     $9,246,144        6.35%            8.51%
   4    2002     $12,461,889    x    0.6768394   =     $8,434,697        5.79%            8.56%
   5    2003     $12,385,861    x    0.6139133   =     $7,603,844        5.22%            8.51%
   6    2004     $12,724,825    x    0.5568374   =     $7,085,659        4.87%            8.74%
   7    2005     $12,740,763    x    0.5050680   =     $6,434,951        4.42%            8.75%
   8    2006     $13,088,308    x    0.4581115   =     $5,995,905        4.12%            8.99%
   9    2007     $12,520,335    x    0.4155207   =     $5,202,458        3.57%            8.60%
   10   2008     $13,022,953    x    0.3768895   =     $4,908,214        3.37%            8.94%
- -----------------------------------------------------------------------------------------------------
Total Present Value of Cash Flows:                    $75,050,418       51.53%            8.56%
                                                                         Total          Average
- -----------------------------------------------------------------------------------------------------


Reversion Year   NOI/Income                      /       Terminal OAR     =        Reversion
- --------------   ----------                              ------------              ---------
  11      2009   $16,245,281                     /              8.50%     =       $191,120,953
                 Less: Cost of Sale                             2.00%              ($3,822,419)
                 Less: TIs & Commissions                                                    $0
                 -----------------------                                      -----------------
                 Net Reversion                                                    $187,298,534
                  x Discount Factor                                                  0.3768895
                 ------------------                                           -----------------
                 Total Present Value of Reversion                                  $70,590,848      48.47%

Total Present Value of Cash Flows & Reversion:                                    $145,641,265     100.00%

                 ------------------------------------------------------------------------------
                 ROUNDED VALUE via
                 DISCOUNTED CASH FLOW:                                            $145,600,000
                 ------------------------------------------------------------------------------

                 ==============================================================================
                 Owned Net Rentable Area:                                              327,393
                 Value Per Square Foot (Owned GLA):                                    $444.73

                 Owned Mall Shop Area:                                                 317,748
                 Value Per Square Foot (Shop GLA):                                     $458.22

                 Year One NOI (12 months):                                         $11,837,534
                 Implicit Going-In Capitalization Rate:                                  8.13%

                 Compound Annual Growth Rate
                 Concluded Value to Net Reversion Value:                                 2.84%

                 Compound Annual Growth Rate
                 Net Cash Flow:                                                          1.84%
                 ==============================================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

===============================================================================
VACANCY & TYPICAL LEASE TERMS
- -------------------------------------------------------------------------------
AVERAGE LEASE TERM                                                   10 Years
- -------------------------------------------------------------------------------
RENEWAL PROBABILITY                                                    65.0 %
- -------------------------------------------------------------------------------
WEIGHTED AVERAGE DOWNTIME                                            2 Months
- -------------------------------------------------------------------------------
PERMANENT VACANCY                                                        None
- -------------------------------------------------------------------------------
CREDIT RISK LOSS                                                         5.0%
- -------------------------------------------------------------------------------
STABILIZED OCCUPANCY                                                   95.0 %
- -------------------------------------------------------------------------------
FORECASTED DATE OF STABILIZATION                                   April 1999
- -------------------------------------------------------------------------------
ABSORPTION PERIOD                                                   12 Months
===============================================================================

===============================================================================
OPERATING EXPENSE DATA
- -------------------------------------------------------------------------------
TENANT IMPROVEMENT ALLOWANCES
- -------------------------------------------------------------------------------
         NEW TENANTS                                               $ 15.00/SF
- -------------------------------------------------------------------------------
         RENEWAL TENANTS                                           $  5.00/SF
- -------------------------------------------------------------------------------
LEASING COMMISSIONS
- -------------------------------------------------------------------------------
         NEW TENANTS                                               $  2.50/SF
- -------------------------------------------------------------------------------
         RENEWAL TENANTS                                           $  1.50/SF
- -------------------------------------------------------------------------------
OTHER OPERATING ITEMS
- -------------------------------------------------------------------------------
         MANAGEMENT FEE (OF MIN.& % RENT)                                5.0%
- -------------------------------------------------------------------------------
         CAPITAL RESERVES (OF OWNED GLA)                           $  0.20/SF
===============================================================================

===============================================================================
RATES OF RETURN                                "AS IS"           "STABILIZED"
                                               ANALYSIS            ANALYSIS
- -------------------------------------------------------------------------------
CASH FLOW START DATE                        April 1, 1998       April 1, 1999
- -------------------------------------------------------------------------------
GOING-IN CAPITALIZATION RATE                 8.00%- 8.50%         8.00%-8.50%
- -------------------------------------------------------------------------------
TERMINAL CAPITALIZATION RATE                  8.25%-8.75%         8.25%-8.75%
- -------------------------------------------------------------------------------
DISCOUNT RATE                               10.50%-11.00%       10.00%-10.50%
- -------------------------------------------------------------------------------
REVERSIONARY SALES COSTS                            2.00%               2.00%
- -------------------------------------------------------------------------------
HOLDING PERIOD                                   10 Years            10 Years
===============================================================================

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

=============================
DISCOUNTED CASH FLOW
"As Is" Analysis
=============================

        For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 10.50 to 11.00 percent on an "As Is" operating basis. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 10.50 to 11.00 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject appears on the FACING PAGE.

        Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $136.7 to $141.0 million on an "As Is" basis Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around
10.50 percent and a terminal rate around 8.50 percent as being most representative of the subject's value in the market.

        In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates an As Is Market Value of $140,500,000 for the subject property as of February 1, 1998, our date of analysis. Based on this analysis, the following investment indices are indicated.

              Value Per SF of Owned GLA                       $424.57
              Value Per SF of Mall Shop GLA                   $437.45
              Implicit Going-In Capitalization Rate             7.93%
              Average Cash-on-Cash Return                       8.61%

        The analysis shows that the value is properly allocated with 50.95 percent coming from cash flow and 49.05 percent from the property reversion. The implicit going-in capitalization rate is 7.93 percent and the average cash-on-cash return is approximately 8.61 percent over the term.

- -------------------------------------------------------------------------------

============================================================================================================
DISCOUNTED CASH FLOW ANALYSIS ("AS STABILIZED" ANALYSIS)
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.
- ------------------------------------------------------------------------------------------------------------
 YEAR                NET CASH       DISCOUNT FACTOR        PRESENT VALUE   COMPOSITION     ANNUAL CASH
  NO.  YEAR            FLOW             10.25%             OF CASH FLOWS     OF YIELD     ON CASH RETURN
============================================================================================================
   1   2000       $12,237,733    x     0.9070295      =    $11,099,985         7.32%           8.08%
   2   2001       $12,280,126    x     0.8227025      =    $10,102,890         6.67%           8.11%
   3   2002       $12,386,575    x     0.7462154      =     $9,243,053         6.10%           8.18%
   4   2003       $12,312,641    x     0.6768394      =     $8,333,680         5.50%           8.13%
   5   2004       $12,602,288    x     0.6139133      =     $7,736,712         5.11%           8.32%
   6   2005       $12,637,584    x     0.5568374      =     $7,037,080         4.64%           8.34%
   7   2006       $13,028,551    x     0.5050680      =     $6,580,304         4.34%           8.60%
   8   2007       $12,198,352    x     0.4581115      =     $5,588,206         3.69%           8.05%
   9   2008       $12,432,338    x     0.4155207      =     $5,165,893         3.41%           8.21%
   10  2009       $15,006,346    x     0.3768895      =     $5,655,734         3.73%           9.91%
- --------------------------------------------------------------------------------------------------------------
TOTAL PRESENT VALUE OF CASH FLOWS:                         $76,543,535        50.51%           8.39%
                                                                               Total         Average
- --------------------------------------------------------------------------------------------------------------


Reversion Year               NOI/Income                      /                Terminal OAR     =       Reversion
- --------------               ----------                                       ------------             ---------
   11     2010               $17,260,268                     /                           8.50% =    $203,061,976
                             Less: Cost of Sale                                          2.00%       ($4,061,240)
                             Less: TIs & Commissions                                                          $0
                             -----------------------                                                -------------
                             Net Reversion                                                          $199,000,737
                              x Discount Factor                                                        0.3768895
                             ------------------                                                     -------------
                             TOTAL PRESENT VALUE OF REVERSION                                        $75,001,285         49.49%

TOTAL PRESENT VALUE OF CASH FLOWS & REVERSION:                                                      $151,544,820        100.00%

                             ------------------------------------------------------------------------------------
                             ROUNDED VALUE VIA
                             DISCOUNTED CASH FLOW:                                                  $151,500,000
                             ------------------------------------------------------------------------------------


                             ====================================================================================
                             OWNED NET RENTABLE AREA:                                                    327,393
                             VALUE PER SQUARE FOOT (OWNED GLA):                                          $462.75

                             OWNED MALL SHOP AREA:                                                       317,748
                             VALUE PER SQUARE FOOT (SHOP GLA):                                           $476.79

                             YEAR ONE NOI (12 MONTHS):                                               $12,430,220
                             IMPLICIT GOING-IN CAPITALIZATION RATE:                                        8.20%

                             COMPOUND ANNUAL GROWTH RATE
                             CONCLUDED VALUE TO NET REVERSION VALUE:                                       3.08%

                             COMPOUND ANNUAL GROWTH RATE
                             NET CASH FLOW:                                                                2.29%
                             ====================================================================================

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

=============================
DISCOUNTED CASH FLOW
"At Stabilization"
=============================

        As noted, our cash flows "At Stabilization" essentially utilize the same assumptions as our "As Is" analysis. Our valuation of the subject property "At Stabilization" has a holding period of 10 years beginning April 1, 1999. The assumptions remain the same as discussed previously, except for the discount rate utilized. As discussed, we believe a prudent investor would utilize a range in discount rates approximately 25 to 50 points lower than the "As Is" scenario since there would be less risk to account for projected lease-up and absorption. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 10.00 to 10.75 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A prospective valuation matrix for the subject appears on the FACING PAGE.

        Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $143.0 to $147.5 million "At Stabilization". Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around
10.25 percent and a terminal rate around 8.50 percent.

        In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a Prospective Market Value At Stabilization of $145,400,000 for the subject property as of April 1, 1999, the forecasted date of stabilization, based on conditions prevailing as of April 1, 1999, the date of analysis. Based on these value parameters, the following investment indices are indicated.

              Value Per SF of Owned GLA                         $444.11
              Value Per SF of Mall Shop GLA                     $457.60
              Implicit Going-In Capitalization Rate               8.44%
              Average Cash-on-Cash Return                         8.56%

        The analysis shows that the value is properly allocated with 51.59 percent coming from cash flow and 48.41 percent from the property reversion. The implicit going-in capitalization rate is 8.44 percent and the average cash-on-cash return is approximately 8.56 percent over the term.

        We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

- -------------------------------------------------------------------------------

                                                 INCOME CAPITALIZATION APPROACH
- -------------------------------------------------------------------------------

==================================================
DIRECT CAPITALIZATION
"At Stabilization"
==================================================

        To further support our prospective value conclusion "At Stabilization" derived via the discounted cash flow, we have also utilized the direct capitalization method. In direct capitalization, an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach, as well as those rates established in our Investor Survey.

        In view of our total analysis, we would anticipate that the subject property would trade at an overall rate of approximately 8.25 to 8.50 percent applied to first year income. Applying these rates to first stabilized year net operating income before reserves, alterations, and other expenses for the subject of $12,266,583 results in a value of approximately $144.3 to $148.7 million. From this range, we would be inclined to conclude at a Prospective Market Value At Completion of $145,000,000 via Direct Capitalization as of April 1, 1999, based on conditions prevailing as of February 16, 1998, the date of analysis. This value is indicative of an overall rate of 8.46 percent.

- -------------------------------------------------------------------------------

                                        RECONCILIATION AND FINAL VALUE ESTIMATE
- -------------------------------------------------------------------------------

        Reconciliation is the process of deriving a single point value estimate for the subject property from the indications provided by the approaches at hand. This process requires the weighing of each approach as they relate to the appraisal assignment and resolving the differences among the valuation procedures. In the end, a single estimate of market value is concluded based upon the appropriateness of each value indication. A summary of the value indications for the subject is set forth below.

================================================================================
                                "AS IS" VALUE SUMMARY    "AS STABILIZED" SUMMARY
================================================================================
Cost Approach                                     N/A                        N/A
- --------------------------------------------------------------------------------
Sales Comparison Approach                $141,100,000               $145,000,000
- --------------------------------------------------------------------------------
Income Capitalization Approach
     Direct Capitalization               $140,500,000               $145,000,000
================================================================================

        Two approaches to value have been utilized for this analysis. In general terms, the approaches included provide complimentary results, each technique supporting the other. "As Is", the range of values runs from $75 million to $78.4 million, a spread of 4.53 percent.


SALES COMPARISON APPROACH

        The Sales Comparison Approach has arrived at a value for the subject property by analyzing historical arms-length transactions, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject, and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable area sold.

        The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process.

        The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, this methodology is best suited as support for the conclusions of the Income Approach. It provides useful market extracted rates of return, such as overall rates, to simulate investor behavior in the Income Capitalization Approach.


INCOME CAPITALIZATION APPROACH

        DISCOUNTED CASH FLOW ANALYSIS

        The subject property is highly suited to analysis by the discounted cash flow method (DCF) as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital.

- -------------------------------------------------------------------------------

                                        RECONCILIATION AND FINAL VALUE ESTIMATE
- -------------------------------------------------------------------------------

        The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the DCF can analyze existing leases, probabilities of future rollovers and turnovers, and reflect the expectations of overage rents. Essentially, the DCF can model many of the dynamics of a complex shopping center. Particular emphasis is placed on the results of the discounted cash flow analysis because of the applicability of this method in accounting for the specific characteristics of the property, as well as being the tool used by many purchasers.

        CAPITALIZATION

        Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price.

        This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income steam that is over or understated, this error is compounded by the capitalization process. Nonetheless, real estate of the subject's caliber is commonly purchased on a direct capitalization basis. Overall, this methodology has been given important consideration in our total analysis of the subject property upon stabilized operations.


CONCLUSIONS

        We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodologies.

        The ranges in value exhibited by the Income Capitalization Approach are consistent with the leasing profiles. Each indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

- -------------------------------------------------------------------------------

                                        RECONCILIATION AND FINAL VALUE ESTIMATE
- -------------------------------------------------------------------------------

MARKET VALUE AS IS

        As a result of our analysis, we have formed an opinion that the AS IS MARKET VALUE of the Leased Fee Estate in the referenced real property, subject to the assumptions, limiting conditions, certifications, and definitions, as of February 16, 1998, the date of analysis, was:

                     ONE HUNDRED FORTY ONE MILLION DOLLARS
                                  $141,000,000


        Furthermore, it is our opinion that the market value of the leased fee estate in the referenced property, upon attainment of stabilized occupancy, as of April 1, 1999, the forecasted date of stabilized occupancy will be:

                     ONE HUNDRED FORTY FIVE MILLION DOLLARS
                                  $145,000,000



- -------------------------------------------------------------------------------

                                            ASSUMPTIONS AND LIMITING CONDITIONS
- -------------------------------------------------------------------------------

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

        1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

        2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

        3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

        4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

        5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

- -------------------------------------------------------------------------------

                                            ASSUMPTIONS AND LIMITING CONDITIONS
- -------------------------------------------------------------------------------

        6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

        7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

        8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

        9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

        10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

        11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

- -------------------------------------------------------------------------------

                                                     CERTIFICATION OF APPRAISAL
- -------------------------------------------------------------------------------

        We certify that, to the best of our knowledge and belief:

1. Vincent S. Maniscalco inspected the property and prepared the report. Richard W. Latella, MAI has reviewed and approved the report but did not inspect the property.

2.      The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella, MAI have completed the requirements of the continuing education program of the Appraisal Institute.


        /s/ Vincent S. Maniscalco

        Vincent S. Maniscalco
        Director
        Retail Valuation Group


        /s/ Richard W. Latella

        Richard W. Latella, MAI
        Senior Director
        Retail Valuation Group

- -------------------------------------------------------------------------------

                                                                        ADDENDA
- -------------------------------------------------------------------------------



                               LEGAL DESCRIPTION

                                INVESTOR SURVEY

                             1991 - 1994 MALL SALES

                          FOOD COURT RENT COMPARABLES

                        PRO-JECT+ LEASE ABSTRACT REPORT

                          PRO-JECT+ ASSUMPTIONS REPORT

                       PRO-JECT+ LEASE EXPIRATION REPORT

                         TENANT OCCUPANCY COST ANALYSIS

                             ENDS FULL DATA REPORT

                   INCOME & EXPENSE GROWTH ANALYSIS - "As Is"

                         SENSITIVITY ANALYSIS - "As Is"

                     CASH FLOW PRO FORMA - "As Stabilized"

               INCOME & EXPENSE GROWTH ANALYSIS - "As Stabilized"

                     SENSITIVITY ANALYSIS - "As Stabilized"

                             RETAIL MARKET OVERVIEW

                           APPRAISERS' QUALIFICATIONS



- -------------------------------------------------------------------------------
                                     -129-

                                  EXHIBIT "A"

                                    Part 6

                  LEGAL DESCRIPTION OF MALL OF NEW HAMPSHIRE
                  ------------------------------------------
                             SHOPPING CENTER SITE
                             --------------------

       A certain parcel of land situated in the City of Manchester, Hillsborough Country, New Hampshire, said parcel being shown as Parcels A through S on a survey and plan entitled "Lot Line Adjument/Consolidation Plan for Mall of New Hampshire Expansion, South Willow Street, Manchester, New Hampshire", prepared for New England Development, Scale 1" = 60 dated August, 1996, by Costello, Lomasney & deNapoli, Inc., recorded with the Hillsbrough Country Registry of Deeds as Plan No. 28254 (the "Plan"), bounds and described as follows:

       Beginning at a point on the Interstate Route 293 limited access right-of-way line (L.A.R.O.W. line) at its interstate with the easterly street line of South Willow Street (Route 28), said being the northwesterly corner of the parcel herein described;

       Thence, easterly along said L.A.R.O.W. line on the following courses:
North 81(degree) 38(feet) 31(inches) Ease, a distance of 285.20 feet; along a curve to the left with a radius of 677.00 feet, a distance of 185.33 feet; North 65(degree) 57(feet) 27(inches) East, a distance of 229.93 feet; along a curve to the right with a radius of 11,309.15 feet a distance of 1,308.12 feet to a point on the westerly street line of Huse Road;

       Thence, southerly along said street line on the following courses: South 37(degree) 38(feet) 11(inches) West, a distance of 827.38 feet to point on the division line between the parcel herein described on the north and land now or formerly of Bernard H. and Josephine Cowette (Tax 666A, Lot 5) on the south;

       Thence, westerly and southerly along said land of Cowette on the following courses: North 60(degree) 16(feet) 09(inches) West, a distance of
96.71 feet; South 37(degree) 03(feet) 16(inches) West, a distance of 52.85 feet to a point at the southwest corner of said land of Cowette and on the division line between said Cowette on the north and land now of formerly of John N. Ashkar and Ashkar Children's Limited Liability Company (Tax Map 666A, Lots 6 and 7), said parcel leaded by Manchester Mall Realty Trust and assigned to MHN Mall L.L.C., on the south;

       Thence, easterly along said leased parcel on a bearing of South 60(degree) 16(feet) 09(inches) East, a distance of 89.17 feet to a point on the westerly street line of said Huse Road;

       Thence, southerly along said street line along a curve to the left with a radius of 1,178.00 feet, a distance of 160.64 feet to a point on the division line between said leased land on the north and land now or formerly of Margaret St. Pierre and Ruth A Field (Tax Map 666s, Lor 8) on the south;

       Thence, westerly and southerly along said land of Pierre and Field, other land of Pierre and Field (Tax Map 666A, Lot 9), land now or formerly of Eward A. and Sally I. Welch (Tax Map 666A, Lot 10) and land now or formerly of Susan E. and Kathleen A. Longchamps (Tax

                            A-Part 6 - Page 1 of 3

Map 666A, Lot 11) on the following courses: North 62(degree) 43(feet) 38(inches) West, a distance of 93.51 feet: South 19(degree) 55(feet) 26(inches) West, a distance of 263.60 feet to a point at the southwesterly corner of said land of Longchamps;

       Thence, easterly along said land of Longchapms on a bearing of South 59(degree) 51(feet) 04 (inches) East, a distance of 76.33 feet to a point on the westerly street line of said Huse Road;

       Thence, southerly along said street line on the following courses: South 19(degree) 57(feet) 00(inches) West, a distance of 424.98 feet; along a curve to the right with a radius of 1,304.85 feet, a distance of 307.58 feet to a point on the division line between the parcel herein described on the north and land now or formerly of Public Service of New Hampshire (Tax Map 666A, Line 9A) on the south;

       Thence, westerly, northerly, westerly, northerly, westerly, and southerly in that order. along said land of Public Service of New Hampshire on the following course: North 60(degree 16(feet) 54(inches) West, a distance of 100.00 feet; North 24(degree) 07(feet) 46(inches) East, a distance of 100.48 feet; North 60(degree) 16(feet) 54(inches) West, a distance of 176.36 feet; along curve to the left with a radius of 35.00 feet, a distance of 55.33 feet; South 29(degree) 08(feeet) 15(inches) West, a distance of 540.06 feet to a point on the division line between the parcel herein described on the west, a land now or formerly of Carefree Associates Limited Partnership (Tax 666, Lot 9) on the east;

       Thence, southerly and westerly along said land of Carefree Associate Limited Partnership and land now or formerly of Harvey Industries
Manufacturing, Inc. (Tax Map 666, Lot 7) on the following courses: South 29(degree) 08(feet) 15(inches) West, a distance of 31,12 feet; North 76(degree) 18(feet) 14(inches) West, a distance of 212.34 feet to a point at the northwest corner of said land of Harvey Industries Manufacturing, Inc.;

       Thence, southerly and southwesterly along said land of Harvey Industries on the following courses: South 15(degree 23(feet 42(inches) West, a distance
190.27 feet; South 65(degree) 25(feet) 18(inches) West, a distance of 330.99 feet to a point at the northwest corner of the City Manchester, known as Merrill Cemetery (Tax Map 666, Lot 2B);

       Thence, westerly along said Merrill Cemetery, following a stone wall, on a bearing of North 83(degree 43(feet 19(inches) West, a distance of 199.63 feet to a point on the easterly street line of Nutt Road;

       Thence, further westerly crossing said Nutt Road on a bearing of North 76(degree 59(feet) 20(inches) West, a distance of 57.75 feet to a point on the westerly street line of said Nutt Road;

       Thence, southerly and westerly along said street line on the following courses: South 13(degree) 00(feet) 14(inches) West, a distance of 0.83 feet; South 11(degree 22(feet) 26(inches) West, a distance of 100.88 feet; North 79(degree) 14(feet) 31(inches) West, a distance of 7.27 feet to a point on the easterly street line of said South Willow Street;

                             A-Part6 - Page 2 of 3

       Thence, northerly along said street line on a bearing of North 09(degree) 04(feet) 44(inches) West, a distance of 232.90 feet to a point on the division line between the parcel herein described on the south a land now or formerly of John N. Ashkar and Ashkar Children's Limited Liability Company (Tax 666, Lot 1), said parcel being to MNH Mall L.L.C., on the north;

       Thence, further northerly, easterly, and northerly, in that order, along said street line and following the said leased parcel on the following courses:
North 79(degree 24(feet) 22(inches) West, a distance of 295.77 feet; North 79(degree) 24(feet) 22(inches) East, a distance of 35.01 feet along curve to the right with a radius of 1,045.92 feet, a distance of 467.70 feet to a point at northwesterly corner of said Ashkar leased parcel;

       Thence, further northerly along said street line on the following courses: along a curve to the right with a radius of 1,045.92 feet, a distance of 327.36 feet; North 31(degree 57(feet) 34(inches) East, a distance of 200.00 feet; along a curve to the left with radius 1,245.92 feet, a distance of 547.09 feet; North 07(degree) 48(feet) 01(inches) East, a distance of 12.77 feet to the point or place of beginning.

       Being 3,075,962 square feet (70.61 acres) more or less.

Mon Mar 2, 1998                                                       Page 1

                             CUSTOM SUMMARY REPORT
                        (POP 80-02, HH 80-02, INC 80-02)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- ------------------------------------------
DESCRIPTION                       TOTALS
- ------------------------------------------
POP_80: TOTAL                     273,122
POP_90: TOTAL                     346,578
POP_97: TOTAL (EST.)              373,944
POP_02: TOTAL (PROJ.)             398,925
HH_80: TOTAL                       94,924
HH_90: TOTAL                      126,908
HH_97: TOTAL (EST.)               144,105
HH_02: TOTAL (PROJ.)              157,139
INC_80: PER CAPITA (EST.)        $  7,257
INC_90: PER CAPITA               $ 16,823
INC_97: PER CAPITA (EST.)        $ 24,459
INC_02: PER CAPITA (PROJ.)       $ 31,301
HH_90_BY INCOME_89: MEDIAN       $ 39,951
HH_97_BY INCOME: MEDIAN          $ 49,111
HH_02_BY INCOME: MEDIAN          $ 57,694
HH_80_BY INCOME_79: AVERAGE      $ 20,881
HH_90_BY INCOME_89: AVERAGE      $ 45,376
HH_97_BY INCOME: AVERAGE         $ 62,271
HH_02_BY INCOME: AVERAGE         $ 78,047
1990 MEDIAN HOUSE VALUE          $137,608
1997 MEDIAN HOUSE VALUE          $156,969
2002 MEDIAN HOUSE VALUE          $172,907

Mon Mar 2, 1998                                                       Page 1

                             CUSTOM SUMMARY REPORT
                        (POP 80-02, HH 80-02, INC 80-02)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                TOTALS
- ----------------------------------------------------
POPULATION
   2002 PROJECTION                         398,925
   1997 ESTIMATE                           373,944
   1990 CENSUS                             346,578
   1980 CENSUS                             273,122
   GROWTH 1980 - 1990                        26.89%

HOUSEHOLDS
   2002 PROJECTION                         157,139
   1997 ESTIMATE                           144,105
   1990 CENSUS                             126,908
   1980 CENSUS                              94,924
   GROWTH 1980 - 1990                        33.70%

1997 ESTIMATED POPULATION BY RACE          373,944
   WHITE                                     97.31%
   BLACK                                      0.90%
   ASIAN & PACIFIC ISLANDER                   1.07%
   OTHER RACES                                0.71%

1997 ESTIMATED POPULATION                  373,944
   HISPANIC ORIGIN                            1.42%

OCCUPIED UNITS                             126,908
  OWNER OCCUPIED                             65.83%
  RENTER OCCUPIED                            34.17%
  1990 AVERAGE PERSONS PER HH                 2.66

1997 EST. HOUSEHOLDS BY INCOME             144,105
   $150,000 OR MORE                           3.84%
   $100,000 TO $149,999                       7.24%
   $75,000 TO $99,999                        10.86%
   $50,000 TO $74,999                        26.90%
   $35,000 TO $49,999                        19.45%
   $25,000 TO $34,999                        10.79%
   $15,000 TO $24,999                         9.97%
   $5,000 TO $15,000                          8.58%
   UNDER $5,000                               2.36%

1997 EST. AVERAGE HOUSEHOLD INCOME       $  62,271
1997 EST. MEDIAN HOUSEHOLD INCOME        $  49,111
1997 EST. PER CAPITA INCOME              $  24,459

Mon Mar 2, 1998                                                       Page 2


                             CUSTOM SUMMARY REPORT
                        (POP 80-02, HH 80-02, INC 80-02)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC


TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- ------------------------------------------------
DESCRIPTION                             TOTALS
- ------------------------------------------------
1997 ESTIMATED POPULATION BY SEX       373,944
   MALE                                  49.59%
   FEMALE                                50.41%

MARITAL STATUS                         268,919
   SINGLE MALE                           13.62%
   SINGLE FEMALE                         11.58%
   MARRIED                               58.71%
   PREVIOUSLY MARRIED MALE                5.40%
   PREVIOUSLY MARRIED FEMALE             10.69%

HOUSEHOLDS WITH CHILDREN                50,487
   MARRIED COUPLE FAMILY                 80.45%
   OTHER FAMILY-MALE HEAD                 4.18%
   OTHER FAMILY-FEMALE HEAD              14.13%
   NON FAMILY                             1.24%

1997 ESTIMATED POPULATION BY AGE       373,944
   UNDER 5 YEARS                          8.82%
   5 TO 9 YEARS                           7.03%
   10 TO 14 YEARS                         6.45%
   15 TO 17 YEARS                         3.73%
   18 TO 20 YEARS                         3.62%
   21 TO 24 YEARS                         4.55%
   25 TO 29 YEARS                         7.99%
   30 TO 34 YEARS                         9.21%
   35 TO 39 YEARS                        10.01%
   40 TO 49 YEARS                        16.37%
   50 TO 59 YEARS                         8.72%
   60 TO 64 YEARS                         3.20%
   65 TO 69 YEARS                         3.21%
   70 TO 74 YEARS                         2.26%
   75 + YEARS                             4.83%

   MEDIAN AGE                            34.24
   AVERAGE AGE                           34.75

Mon Mar 2, 1998                                                       Page 3

                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- -------------------------------------------------
DESCRIPTION                              TOTALS
- -------------------------------------------------
1997 ESTIMATED FEMALE POP. BY AGE       188,489
   UNDER 5 YEARS                           8.65%
   5 TO 9 YEARS                            6.54%
   10 TO 14 YEARS                          6.19%
   15 TO 17 YEARS                          3.49%
   18 TO 20 YEARS                          3.58%
   21 TO 24 YEARS                          4.73%
   25 TO 29 YEARS                          7.98%
   30 TO 34 YEARS                          9.11%
   35 TO 39 YEARS                          9.91%
   40 TO 49 YEARS                         15.88%
   50 TO 59 YEARS                          8.62%
   60 TO 64 YEARS                          3.25%
   65 TO 69 YEARS                          3.27%
   70 TO 74 YEARS                          2.59%
   75 + YEARS                              6.21%
   FEMALE MEDIAN AGE                      34.86
   FEMALE AVERAGE AGE                     35.81

POPULATION BY HOUSEHOLD TYPE            346,578
   FAMILY HOUSEHOLDS                      84.22%
   NON--FAMILY HOUSEHOLDS                 13.34%
   GROUP QUARTERS                          2.44%

HOUSEHOLDS BY TYPE                      126,908
   SINGLE MALE                             9.03%
   SINGLE FEMALE                          12.44%
   MARRIED COUPLE                         60.10%
   OTHER FAMILY--MALE HEAD                 3.05%
   OTHER FAMILY--FEMALE HEAD               8.69%
   NON FAMILY--MALE HEAD                   4.13%
   NON FAMILY--FEMALE HEAD                 2.55%

POPULATION BY URBAN VS. RURAL           346,535
   URBAN                                  58.64%
   RURAL                                  41.36%

Mon Mar 2, 1998                                                       Page 4

                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00


- -------------------------------------------------------------
DESCRIPTION                                          TOTALS
- -------------------------------------------------------------
FEMALES 16+ WITH CHILDREN 0 -- 17: BASE             136,357
   WORKING WITH CHILD 0 -- 5                           7.07%
   NOT WORKING WITH CHILD 0 -- 5                       0.52%
   NOT IN LABOR FORCE WITH CHILD 0 -- 5                3.01%
   WORKING WITH CHILD 6 -- 17                         14.26%
   NOT WORKING WITH CHILD 6 -- 17                      0.60%
   NOT IN LAB. FORCE WITH CHILD 6 -- 17                3.00%
   WORKING WITH CHILD 0 -- 5 & 6 -- 18                 4.00%
   NOT WORKING WITH CHILD 0 -- 5 & 6 -- 18             0.22%
   NOT IN LAB. FORCE W/CHILD 0 -- 5 & 6 -- 18          2.33%
   WORKING WITH NO CHILDREN                           37.94%
   NOT WORKING WITH NO CHILDREN                        2.35%
   NOT IN LAB. FORCE WITH NO CHILD.                   24.71%

HH BY AGE BY POVERTY STATUS                         127,152
   ABOVE POVERTY UNDER AGE 65                         79.31%
   ABOVE POVERTY AGE 65 +                             14.49%
   BELOW POVERTY UNDER AGE 65                          4.03%
   BELOW POVERTY AGE 65 +                              2.17%

POPULATION 16+ BY EMPLOYMENT STATUS                 264,487
   EMPLOYED IN ARMED FORCES                            6.53%
   EMPLOYED CIVILIANS                                 69.53%
   UNEMPLOYED CIVILIANS                                4.44%
   NOT IN LABOR FORCE                                 25.79%

POPULATION 16+ BY OCCUPATION                        183,896
   EXECUTIVE AND MANAGERIAL                           14.58%
   PROFESSIONAL SPECIALTY                             15.41%
   TECHNICAL SUPPORT                                   4.21%
   SALES                                              12.88%
   ADMINISTRATIVE SUPPORT                             16.94%
   SERVICE: PRIVATE HOUSEHOLD                          0.20%
   SERVICE: PROTECTIVE                                 1.35%
   SERVICE: OTHER                                      9.60%
   FARMING FORESTRY & FISHING                          0.89%
   PRECISION PRODUCTION & CRAFT                       11.73%
   MACHINE OPERATOR                                    5.93%
   TRANS. AND MATERIAL MOVING                          3.28%
   LABORERS                                            3.00%

Mon Mar 2, 1998                                                       Page 5

                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                 TOTALS
- ----------------------------------------------------
FAMILIES BY NUMBER OF WORKERS               92,059
   NO WORKERS                                 7.46%
   ONE WORKER                                22.11%
   TWO WORKERS                               55.04%
   THREE + WORKERS                           15.39%

HISPANIC POPULATION BY TYPE                346,578
   NOT HISPANIC                              98.84%
   MEXICAN                                    0.21%
   PUERTO RICAN                               0.38%
   CUBAN                                      0.05%
   OTHER HISPANIC                             0.52%

1997 HISPANICS BY RACE: BASE                 5,297
   WHITE                                     58.68%
   BLACK                                      6.14%
   ASIAN                                      0.96%
   OTHER                                     34.22%

POPULATION BY TRANSPORTATION TO WORK       181,080
   DRIVE ALONE                               80.16%
   CAR POOL                                  12.29%
   PUBLIC TRANSPORTATION                      0.78%
   DRIVE MOTORCYCLE                           0.10%
   WALKED ONLY                                3.03%
   OTHER MEANS                                0.64%
   WORKED AT HOME                             2.98%

POPULATION BY TRAVEL TIME TO WORK          181,080
   UNDER 10 MINUTES / WORK AT HOME           17.89%
   10 TO 29 MINUTES                          50.93%
   30 TO 59 MINUTES                          23.97%
   60 TO 89 MINUTES                           5.74%
   90+ MINUTES                                1.47%
   AVERAGE TRAVEL TIME IN MINUTES            22.60

HOUSEHOLDS BY NO. OF VEHICLES              126,886
   NO VEHICLES                                6.65%
   1 VEHICLE                                 30.72%
   2 VEHICLES                                45.12%
   3+ VEHICLES                               17.51%
   ESTIMATED TOTAL VEHICLES                224,588

Mon Mar 2, 1998                                                       Page 6

                             CUSTOM SUMMARY REPORT
                      (POP 80-02, FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- --------------------------------------------------
DESCRIPTION                              TOTALS
- --------------------------------------------------
POPULATION 25+ BY EDUCATION LEVEL        221,871
   ELEMENTARY (0--8)                        6.81%
   SOME HIGH SCHOOL (9--11)                10.53%
   HIGH SCHOOL GRADUATE (12)               30.23%
   SOME COLLEGE (13--15)                   18.76%
   ASSOCIATES DEGREE ONLY                   8.52%
   BACHELORS DEGREE ONLY                   17.01%
   GRADUATE DEGREE                          8.13%

POPULATION ENROLLED IN SCHOOL             86,072
   PUBLIC PRE- PRIMARY                      3.08%
   PRIVATE PRE- PRIMARY                     5.67%
   PUBLIC ELEM/HIGH                        59.49%
   PRIVATE ELEM/HIGH                        6.86%
   ENROLLED IN COLLEGE                     24.90%

HOUSING UNITS BY OCCUPANCY STATUS        138,196
   OCCUPIED                                91.83%
   VACANT                                   8.17%

VACANT UNITS                              11,288
   FOR RENT                                50.20%
   FOR SALE ONLY                           17.80%
   SEASONAL                                16.60%
   OTHER                                   15.40%

OWNER OCCUPIED PROPERTY VALUES            62,483
   UNDER $25,000                            0.46%
   $25,000 TO $49,999                       0.93%
   $50,000 TO $74,999                       3.25%
   $75,000 TO $99,999                      13.61%
   $100,000 TO $149,999                    47.84%
   $150,000 TO $199,999                    21.18%
   $200,000 TO $299,999                    10.32%
   $300,000 TO $399,999                     1.67%
   $400,000 TO $499,999                     0.41%
   $500,000 +                               0.35%

MEDIAN PROPERTY VALUE                   $137,608
TOTAL RENTAL UNITS                        41,645
MEDIAN RENT                             $    499

Mon Mar 2, 1998                                                       Page 7

                             CUSTOM SUMMARY REPORT
                      (POP FACTS: FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- --------------------------------------------
DESCRIPTION                         TOTALS
- --------------------------------------------
PERSONS IN UNIT                    126,908
   1 PERSON UNITS                    21.47%
   2 PERSON UNITS                    31.99%
   3 PERSON UNITS                    18.87%
   4 PERSON UNITS                    17.93%
   5 PERSON UNITS                     6.96%
   6 PERSON UNITS                     1.97%
   7 + UNITS                          0.80%

YEAR ROUND UNITS IN STRUCTURE      138,196
   SINGLE UNITS DETACHED             53.56%
   SINGLE UNITS ATTACHED              5.39%
   DOUBLE UNITS                       8.71%
   3 TO 9 UNITS                      13.86%
   10 TO 19 UNITS                     4.02%
   20 TO 49 UNITS                     7.51%
   50 + UNITS                         1.31%
   MOBILE HOME OR TRAILER             4.68%
   ALL OTHER                          0.95%

SINGLE/MULTIPLE UNIT RATIO            1.66

HOUSING UNITS BY YEAR BUILT        126,886
   BUILT 1989 TO MARCH 1990           1.74%
   BUILT 1985 TO 1988                16.59%
   BUILT 1980 TO 1984                11.55%
   BUILT 1970 TO 1979                21.26%
   BUILT 1960 TO 1969                11.46%
   BUILT 1950 TO 1959                 7.94%
   BUILT 1940 TO 1949                 4.85%
   BUILT 1939 OR EARLIER             24.61%

Mon Mar 2, 1998                                                       Page 1

                             CUSTOM SUMMARY REPORT
                        (POP 80-02, HH 80-02, INC 80-02)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- ------------------------------------------
DESCRIPTION                       TOTALS
- ------------------------------------------
POP_80: TOTAL                     273,122
POP_90: TOTAL                     346,578
POP_97: TOTAL (EST.)              373,944
POP_02: TOTAL (PROJ.)             398,925
HH_80: TOTAL                       94,924
HH_90: TOTAL                      126,908
HH_97: TOTAL (EST.)               144,105
HH_02: TOTAL (PROJ.)              157,139
INC_80: PER CAPITA (EST.)        $  7,257
INC_90: PER CAPITA               $ 16,823
INC_97: PER CAPITA (EST.)        $ 24,459
INC_02: PER CAPITA (PROJ.)       $ 31,301
HH_90_BY INCOME_89: MEDIAN       $ 39,951
HH_97_BY INCOME: MEDIAN          $ 49,111
HH_02_BY INCOME: MEDIAN          $ 57,694
HH_80_BY INCOME_79: AVERAGE      $ 20,881
HH_90_BY INCOME_89: AVERAGE      $ 45,376
HH_97_BY INCOME: AVERAGE         $ 62,271
HH_02_BY INCOME: AVERAGE         $ 78,047
1990 MEDIAN HOUSE VALUE          $137,608
1997 MEDIAN HOUSE VALUE          $156,969
2002 MEDIAN HOUSE VALUE          $172,907

Mon Mar 2, 1998                                                       Page 1

                             CUSTOM SUMMARY REPORT
         (RETAIL TRADE POTENTIAL REPORT - CURRENT SALES BY STORE TYPE)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC

TOTAL TRADE AREA
MALL OF NEW HAMPSHIRE               COORD: 00:00.00 00:00.00

- --------------------------------------------------
DESCRIPTION                                TOTALS
- --------------------------------------------------
TOTAL RETAIL SALES                        $4,708
APPAREL & ACCESSORY STORES                $  232
AUTOMOTIVE DEALERS                        $1,055
AUTOMOTIVE & HOME SUPPLY STORES           $   38
DRUG & PROPRIETARY STORES                 $  153
EATING & DRINKING PLACES                  $  353
FOOD STORES                               $  846
FURNITURE & HOME FURNISHINGS STORES       $  124
HOME APPLIANCE, RADIO, & T.V. STORES      $  149
GASOLINE SERVICE STATIONS                 $  234
GENERAL MERCHANDISE                       $  733
   DEPARTMENT STORES                      $  503
   (INCLUDING LEASED DEPTS.)
HARDWARE, LUMBER & GARDEN STORES          $  301
($'S IN MILLIONS)

REGIONAL SHOPPING CENTER SALES SUMMARY                                    1991
1991 TRANSACTIONS CHART
Cushman & Wakefield, Inc.




SALE                                  SALE     YEAR                   TOTAL GLA/   MALL SHOP
NO.            PROPERTY NAME          DATE    BUILT        PRICE       GLA SOLD       GLA
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-1    Confidential                 12/91   1988/     $ 92,500,000     928,000     360,000
        South Central MSA                      90                       360,000
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-2    Sarasota Square Mall         12/91   1977/     $ 72,000,000     903,000     310,000
        Sarasota, Florida                      89                       310,000
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-3    Confidential                 12/91   1971/     $108,923,717     990,941     314,239
        New England MSA                        83                  *    698,977
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-4    Confidential                 12/91    1965     $102,559,402   1,024,084     360,000
        Top 20 Eastern MSA                                              450,000
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-5    Eastland Mall                12/91    1975     $ 75,115,000   1,024,425     369,575
        Charlotte, North Carolina                                       369,575
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-6    Alderwood Mall               11/91    1979     $103,750,000     961,700     260,000
        Lynnwood, Washington                                            260,000
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-7    Confidential                 11/91    1957     $130,000,000     897,174     329,500
        Western MSA                   esc.                         *    329,500
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-8    The Oaks                     10/91   1978/     $115,000,000   1,084,575     359,000
        Thousand Oaks, California              83                  *    359,000
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-9    Mayfair Mall                 10/91   1958/     $125,000,000     859,000     330,000
        Wauwatosa, Wisconsin                   86                  **   649,000
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-10   Valley Fair, S.C.             7/91    1986     $197,900,000   1,064,190     356,243
        Santa Clara, California                                    *    356,243
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-11   Montclair Plaza               3/91  1968/85    $210,500,000   1,501,500     389,000
        Montclair, California                                           897,900
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-12   Paradise Valley Mall          2/91   1979/     $160,000,000   1,223,567     417,495
        Phoenix, Arizona                       91                  *    557,347         ***
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-13   Mall of Victor Valley         1/91    1986     $102,857,143     579,076     296,501
        Victorville, California                                    *    424,678
- ------- --------------------------- ------- --------- -------------- ------------ -----------
91-14   Edison Mall                   1/91    1965     $115,000,000   1,013,030     327,833
        Ft. Meyers, Florida                                             463,883
- ------- --------------------------- ------- --------- -------------- ------------ -----------
 14     SURVEY AVERAGE/MEAN:                           $122,221,804   1,003,876     341,385
                                                                        463,293
- ------- --------------------------- ------- --------- -------------- ------------ -----------





                                                CAPITALIZATION RATES                UNIT RATE COMPARISON
                                                ---------------------             ------------------------
SALE     MALL SHOP   MALL SHOP        NOI/       GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
NO.        RATIO     SALES PSF      NOI PSF         OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-1        38.8%      $ 275     $ 5,735,000        6.20%      7.50%      11.50%      $257        $257        0.93
                                 $     15.93
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-2        34.3%      $ 240     $ 5,472,000        7.60%      8.00%      12.00%      $232        $232        0.97
                                 $     17.65
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-3        31.7%      $ 300     $ 7,900,000        7.25%      8.00%      11.80%      $156        $347        1.16
                                 $     11.30
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-4        35.2%      $ 320     $ 7,425,000        7.24%      7.50%      11.10%      $228        $285        0.89
                                 $     16.50
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-5        36.1%      $ 275     $ 5,874,000        7.82%      7.50%      11.73%      $203        $203        0.74
                                 $     15.89
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-6        27.0%      $ 310     $ 6,300,000        6.07%      7.00%      11.80%      $399        $399        1.29
                                 $     24.23
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-7        36.7%      $ 300     $ 8,000,000        6.15%      n/a         n/a        $395        $395        1.32
                        est.     $     24.28
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-8        33.1%      $ 295     $ 7,000,000        6.09%      7.50%      11.25%      $320        $320        1.09
                                 $     19.50
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-9        38.4%      $ 287     $ 8,000,000        6.40%      n/a        13.00%      $193        $379        1.32
                                 $     12.33
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-10       33.5%      $ 437     $11,478,000        5.80%      6.50%      11.20%      $556        $556        1.27
                                 $     32.22
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-11       25.9%      $ 363     $12,000,000        5.70%      n/a        11.00%      $234        $541        1.49
                                 $     13.36
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-12       34.1%      $ 250     $ 9,936,000        6.21%      6.25%      10.75%      $287        $383        1.53
                                 $     17.83
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-13       51.2%      $ 290     $ 5,760,000        5.60%      n/a         n/a        $242        $347        1.20
                                 $     13.56
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
91-14       32.4%      $ 310     $ 6,900,000        6.00%      7.50%      11.10%      $248        $351        1.13
                                 $     14.87
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------
 14         34.9%      $ 304     $ 7,698,571        6.44%      7.33%      11.52%      $282        $357        1.17
                                 $     17.82
- ------- ----------- ----------- --------------- ---------- ---------- ----------- ----------- ------------ ---------

*     Adjusted to reflect 100% interest.

**    Alocated Price.

***   As expanded.

REGIONAL SHOPPING CENTER SALES SUMMARY                                    1992
1992 TRANSACTIONS CHART
Cushman & Wakefield, Inc.




SALE                                   SALE    YEAR                   TOTAL GLA/   MALL SHOP
NO.             PROPERTY NAME          DATE   BUILT       PRICE        GLA SOLD       GLA
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-1    The Avenues                   12/92   1990    $124,000,000      987,500     359,645
        Jacksonville, Florida                                     *     480,853
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-2    Confidential                  12/92   1985    $115,000,000      898,000     330,000
        Southern California                                             330,000
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-3    West Oaks Mall                 9/92  1984/    $ 77,500,000    1,018,900     318,900
        Houston, Texas                         90                 *     393,900
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-4    Confidential                   7/92  1990/    $140,000,000      951,985     328,423
        New England MSA                        92                       363,985
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-5    Oakview Mall                   6/92   1991    $ 73,000,000      732,116     252,900
        Omaha, Nebraska                                                 400,900
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-6    Altamonte Mall                 6/92  1973/    $112,345,000    1,072,600     392,221
        Altamonte Springs, Florida             74                 *     552,708
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-7    Monroeville Mall               5/92   1969    $150,000,000    1,302,237     476,928
        Monroeville, Pennsylvania                                       827,173
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-8    Northshore S.C.                5/92   1958    $102,875,000    1,240,000     455,000
        Peabody, Massachusetts                                          755,000
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-9    T.C. at Boca Raton             4/92  1980/    $202,500,000    1,326,400     396,000
        Boca Raton, Florida                    86                       396,000
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-10   University Square Mall         2/92   1974    $ 85,000,000    1,155,940     347,312
        Tampa, Florida                                                  528,312
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
92-11   Clackamas Town Ctr.            1/92  1979/    $122,400,000    1,208,824     433,000
        Portland, Oregon                       81                 *     433,000
- ------- ---------------------------- ------- ------- --------------- ------------ -----------
11      SURVEY AVERAGE/MEAN:                          $118,601,818    1,081,137     371,848
                                                                        496,530
- ------- ---------------------------- ------- ------- --------------- ------------ -----------






                                              CAPITALIZATION RATES             UNIT RATE COMPARISON
                                              ---------------------          ------------------------
SALE     MALL SHOP   MALL SHOP       NOI/      GOING-IN   TERMINAL            PRICE/GLA   PRICE/MALL    SALES
NO.        RATIO     SALES PSF     NOI PSF        OAR        OAR       IRR    PURCHASED    SHOP GLA    MULTIPLE
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-1      36.4%        $ 215    $ 9,734,000     7.85%       n/a     11.50%       $258        $345       1.60
                                $     20.24
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-2      36.7%        $ 310    $ 8,337,500     7.25%       n/a     11.50-       $348        $348       1.12
                                $     25.27                         12.00%
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-3      3.13%        $ 270    $ 5,580,000     7.20%       n/a     12.00%       $197        $243       0.90
                                $     14.17
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-4      34.5%        $ 352    $10,710,300     7.65%      8.00%    11.50-       $385        $426       1.21
                                $     29.43                         12.00%
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-5      34.5%        $ 275    $ 5,700,000     7.81%       n/a     11.25%       $182        $289       1.05
                        est.    $     14.22
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-6      36.6%        $ 300    $ 8,950,000     7.97%      8.50%    12.00%       $203        $286       0.95
                                $     16.19
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-7      36.6%        $ 300    $ 11,250,00     7.50%       n/a     11.50%       $181        $315       1.05
                                $     13.60
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-8      36.7%        $ 270    $ 6,173,000     6.00%       n/a       n/a        $136        $226       0.84
                                $      8.18
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-9      29.9%        $ 400    $13,450,000     6.64%      7.00%    10.75%       $511        $511       1.28
                                $     33.96
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-10     30.0%        $ 280    $ 6,375,000     7.50%      7.50%    11.50%       $161        $245       0.87
                                $     12.07
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
92-11     35.9%        $ 302    $ 8,568,000     7.00%       n/a     11.60%       $283        $283       0.94
                                $     19.79
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------
11        34.5%        $ 298    $ 8,620,709     7.31%      7.75%    11.56%       $259        $320       1.07
                                $     18.83
- ------- ----------- ----------- ------------- ---------- ---------- -------- ----------- ------------ ---------

*     Adjusted to reflect 100% interest.

REGIONAL MALL SALES                                                       1993
1993 TRANSACTIONS CHART
Cushman & Wakefield, Inc.




SALE                                    SALE      YEAR                      TOTAL        SOLD       SHOP     SHOP
NO.            PROPERTY/LOCATION        DATE     BUILT      SALE PRICE       GLA         GLA        GLA     RATIO
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-1      THE GALLERIA @              Dec-93    1964/     $125,800,000   1,088,317     401,362   354,396   32.6%
(1)       Ft. Lauderdale, Florida               80/83
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-2      KENWOOD TOWNE CTR.          Dec-93    1958/     $194,000,000   1,076,337     862,936   424,045   39.4%
          Cincinnati, Ohio                        88
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-3      WESTGATE MALL               Dec-93     1982     $ 71,000,000     895,000     526,000   321,000   35.9%
          Amarillo, Texas
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-4      ARDEN FAIR MALL             Dec-93   1957/81    $192,400,000   1,065,000     408,700   408,700   38.4%
(2)       Sacramento, California                90/93
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-5      FIESTA MALL                 Dec-93    1979/     $124,000,000   1,036,743     313,187   313,187   30.2%
          Mesa, Arizona                         89/90
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-6      CORONADO CENTER             Sep-93    1964/     $115,000,000   1,140,570     512,284   394,012   34.5%
          Albuquerque, New Mexico                 84
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-7      MONTGOMERY MALL             Sep-93    1970/     $ 44,500,000     726,703     613,703   256,783   35.3%
          Montgomery, Alabama                     88
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-8      CLACKAMAS TOWN CTR.         Jul-93    1979/     $114,827,000   1,206,824     433,000   433,000   35.9%
(2)       Portland, Oregon                      81/93
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-9      GARDEN STATE PLAZA          Jul-93   1957/82    $380,000,000   1,361,000   1,361,000   587,400   43.2%
          Paramus, New Jersey                   84/92
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-10     STROUD MALL                 Jul-93   1979/80    $ 43,500,000     449,167     449,167   160,178   35.7%
(3)       Stroudsburg, Pennsylvania             88/94
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-11     LAKEWOOD CENTER             Jun-93     1975     $172,000,000   1,875,953     596,021   348,645   18.6%
(4)       Lakewood, California
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-12     CAROLINA PLACE              Jun-93     1991     $116,000,000   1,097,826     598,920   318,528   29.0%
(2)       Charlotte, North Carolina
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-13     RIVERCENTER                 May-93     1988     $100,000,000   1,060,271     922,656   225,000   21.2%
          San Antonio, Texas
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-14     THE FLORIDA MALL            Mar-93     1986     $163,000,000   1,107,864     506,232   368,018   33.2%
          Orlando, Florida
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-15     NORTH RIVERSIDE PARK        Jan-93    1975/     $100,000,000   1,097,974     467,813   397,085   36.2%
(2)       Riverside, Illinois                     89
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
93-16     SARASOTA SQUARE MALL        Jan-93    1977/     $ 84,000,000     894,061     313,511   313,511   35.1%
          Sarasota, Florida                       89
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
          Survey Low:                                     $ 43,500,000     449,167     313,187   160,178   18.6%
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
          Survey High:                                    $380,000,000   1,875,953   1,361,000   587,400   43.2%
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------
          SURVEY MEAN:                                    $133,751,688   1,073,726     580,406   351,468   33.4%
- --------- --------------------------- -------- --------- --------------- ----------- ----------- --------- -------






                                                    CAPITALIZATION RATES                UNIT RATE COMPARISON
                                                    ---------------------             ------------------------
SALE       OCCU-     SHOP                            GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
NO.        PANCY   SALES/SF       NOI       NOI/SF      OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-1      90.0%      $384     $ 9,400,000   $23.42      7.47%        --       11.50%      $313        $355       0.92
(1)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-2      97.0%      $413     $14,800,000   $17.15      7.63%      7.50%      11.00%      $225        $457       1.11
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-3      89.0%      $230     $ 5,857,500   $11.14      8.25%      8.50%      12.00%      $135        $221       0.96
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-4      90.0%      $405     $13,468,000   $32.95      7.00%        --          --       $471        $471       1.16
(2)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-5      98.4%      $341     $ 9,045,200   $28.88      7.29%      7.50%      11.50%      $396        $396       1.16
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-6      99.7%      $250     $ 8,395,000   $16.39      7.30%      7.25%      10.75%      $224        $292       1.17
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-7      86.5%      $265     $ 4,493,350   $ 7.32     10.10%        --          --       $ 73        $173       0.65
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-8      95.0%      $302     $ 8,899,100   $20.55      7.75%      8.00%      11.50%      $265        $265       0.88
(2)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-9      98.0%      $434     $28,120,000   $20.66      7.40%      8.25%      11.50%      $279        $647       1.49
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-10     90.0%      $260     $ 4,100,000   $ 9.13      9.43%      9.00%      12.00%      $ 97        $272       1.04
(3)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-11     96.4%      $300     $14,687,800   $24.64      8.54%        --          --       $289        $493       1.64
(4)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-12     75.0%      $200     $ 8,248,000   $13.77      7.11%      7.00%      12.00%      $194        $364       1.82
(2)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-13     92.0%      $350     $ 9,000,000   $ 9.75      9.00%        --       12.50%      $108        $444       1.27
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-14     98.0%      $447     $12,200,000   $24.10      7.48%        --       11.00%      $322        $443       0.99
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-15     92.4%      $240     $ 7,750,000   $16.57      7.75%        --       11.10%      $214        $252       1.05
(2)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
93-16     95.0%      $245     $ 6,012,000   $19.18      7.16%        --          --       $268        $268       1.09
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
          75.0%      $200     $ 4,100,000   $ 7.32      7.00%      7.00%      10.75%      $ 73        $172       0.65
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
          99.7%      $447     $28,120,000   $32.95     10.10%      9.00%      12.50%      $471        $647       1.82
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
          92.7%      $317     $10,279,747   $18.48      7.92%      7.88%      11.63%      $242        $363       1.15
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------

- -------
(1)   Includes 47,000 square feet of outparcel GLA.
(2)   Adjusted to reflect 100% interest.
(3)   Price includes $13 million for expansion.
(4) Adjusted to reflect 100% interest; price includes strip center & outparcels.

REGIONAL MALL SALES                                                       1994
1994 TRANSACTIONS CHART
Cushman & Wakefield, Inc.



SALE                                   SALE     YEAR                    TOTAL        SOLD       SHOP     SHOP
NO.            PROPERTY/LOCATION       DATE    BUILT    SALE PRICE       GLA         GLA        GLA     RATIO
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-1      INDEPENDENCE CENTER        Dec-94   1974/    $ 53,400,000    863,986     392,524   392,524   45.4%
(1)       Independence, MO                      88
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-2      BILTMORE FASHION PARK      Dec-94   1963/    $110,000,000    554,503     372,000   219,000   39.5%
(2)       Phoenix, Arizona                      92
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-3      CONFIDENTIAL               Dec-94   1981/    $ 108,00,000  1,123,580     333,468   333,468   29.7%
          Major Southwest MSA                   93
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-4      CPI PORTFOLIO              Dec-94            $151,500,000  2,110,051   1,142,386   750,436   35.6%
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
(3)       1) Orange Park Mall                 1975/
          Orange Park, Florida                  91
          2) University Mall                  1974/
          Pensacola, Florida                    90
          3) Broadway Square Mall             1975/
          Tyler, Texas                          89
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-5      FASHION VALLEY CENTER      Nov-94   1969/    $128,500,000  1,370,262     518,900   373,725   27.3%
          San Diego, California               81/84
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-6      MALL OF THE AMERICAS       Oct-94   1970/    $ 76,200,000    678,000     678,000   225,000   33.2%
          Miami, Florida                       93+
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-7      CORTE MADERA T.C.          Sep-94   1958/    $ 70,500,000    425,572     425,572   237,453   55.8%
(4)       Marin County, California              85
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-8      LAYTON HILLS MALL          Sep-94   1980/    $ 51,375,000    710,030     620,030   399,001   56.2%
          Layton, Utah                          91
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-9      NORTH SHORE SQUARE         Jul-94    1985    $ 34,150,000    624,000     358,709   178,326   28.6%
          Slidell, Louisiana
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-10     CHESTERFIELD T.C.          Jun-94   1986/    $ 93,600,000    605,161     605,161   291,744   48.2%
(5)       Richmond, Virginia                  87/89
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-11     WATERSIDE SHOPS            Jun-94    1992    $  65,500,00    250,000     250,000   173,930   69.6%
          Naples, Florida
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-12     CROSSROADS MALL            Apr-94    1974    $ 51,500,000  1,114,720     378,704   378,704   34.0%
          Oklahoma City, Oklahoma
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-13     RIVERCHASE GALLERIA        Feb-94    1986    $175,000,000  1,251,142     462,612   350,504   28.0%
          Hoover, Alabama
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
94-14     STRATFORD SQUARE MALL      Jan-94   1981/    $ 119,000,00  1,294,682     493,404   493,404   38.1%
          Bloomingdale, Illinois              88/91
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
          Survey Low:                                  $ 34,150,000    250,000     250,000   173,930   27.3%
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
          Survey High:                                 $175,000,000  2,110,051   1,142,386   750,436   69.6%
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------
          SURVEY MEAN:                                 $ 92,016,071    926,835     502,248   342,659   40.6%
- --------- -------------------------- -------- ------- -------------- ----------- ----------- --------- -------






                                                    CAPITALIZATION RATES                UNIT RATE COMPARISON
                                                    ---------------------             ------------------------
SALE       OCCU-     SHOP                            GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
NO.        PANCY   SALES/SF       NOI       NOI/SF      OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-1      84.0%      $200     $ 4,592,000   $11.70      8.60%        --          --       $136        $136       0.68
(1)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-2      97.0%      $380     $ 8,600,000   $23.12      7.82%        --          --       $296        $502       1.32
(2)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-3      95.0%      $300     $ 7,538,400   $22.61      6.98%      7.25%      10.70%      $324        $324       1.08
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-4      90.0%      $250     $13,350,000   $11.69      8.81%        --          --       $133        $202       0.81
(3)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-5      91.0%      $325     $ 9,637,500   $18.57      7.50%      8.00%      11.00%      $248        $344       1.06
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-6      98.5%      $325     $ 6,706,000   $ 9.89      8.80%        --       11.80%      $112        $339       1.04
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-7      93.5%      $325     $ 5,900,000   $13.86      8.37%      9.00%      11.00%      $166        $297       0.91
(4)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-8      94.0%      $226     $ 4,730,000   $ 7.63      9.21%        --          --       $ 83        $129       0.57
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-9      94.0%      $218     $ 3,073,000   $ 8.57      9.00%        --          --       $ 95        $192       0.88
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-10     95.0%      $290     $ 8,424,000   $13.92      9.00%        --          --       $155        $321       1.11
(5)
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-11     99.0%      $400     $ 5,043,500   $20.17      7.70%        --          --       $262        $377       0.94
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-12     95.0%      $189     $ 5,300,000   $14.00     10.29%        --          --       $136        $136       0.72
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-13     95.0%      $350     $13,295,000   $28.74      7.60%        --       11.50%      $378        $499       1.43
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
94-14     98.5%      $260     $ 8,962,500   $18.16      7.53%      8.25%      11.00%      $241        $241       0.93
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
          84.0%      $189     $ 3,073,000   $ 7.63      6.98%      7.25%      10.70%      $ 83        $129       0.57
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
          99.0%      $400     $13,350,000   $28.74     10.29%      9.00%      11.80%      $378        $502       1.43
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------
          94.3%      $288     $ 7,510,850   $15.90      8.37%      8.13%      11.17%      $197        $288       0.96
- --------- ------- ---------- ------------- -------- ---------- ---------- ----------- ----------- ------------ ---------

- -------
(1)   Inclusive of $2.4 million held back for deferred maintenance.
(2)   Inclusive of partnership units.
(3)   Net of allocation to excess land.
(4)   Sale includes 75,712 square foot professional building.
(5)   Adjusted to reflect 100% interest.

========================================================================================================================
COMPARABLE FOOD COURT RENTS (AND SALES PRODUCTIVITY)*
Cushman & Wakefield, Inc.
- ------------------------------------------------------------------------------------------------------------------------
                                                                                                    TOTAL       TOTAL
                                            MALL        FOOD        AVG.      AVG.   RENT/SALES   OCCUPANCY   OCCUPANCY
                PROPERTY                  SHOP GLA   COURT GLA   BASE RENT   SALES      RATIO       COST**    COST RATIO
========================================================================================================================
The Score - 1995                            N/A         8,591    $  39.77    $472        8.4%     $  65.75       13.9%
All US Enclosed Malls
- ------------------------------------------------------------------------------------------------------------------------
The Score - 1995                            N/A        10,337    $  59.42    $599       10.3%     $  91.86       15.3%
Malls  (greater than)  1,000,000 Sq. Ft
- ------------------------------------------------------------------------------------------------------------------------
Natick Mall                               436,700       7,299    $ 136.39    $779       17.5%     $ 176.00       22.7%
Natick, MA
- ------------------------------------------------------------------------------------------------------------------------
Galleria at Crystal Run                   360,735       8,085    $ 109.13    $667       16.4%     $ 147.00       22.0%
Middletown, NY
- ------------------------------------------------------------------------------------------------------------------------
Smith Haven Mall                          505,200       6,047    $  85.67    $815       10.5%     $ 157.50       19.3%
Lake Grove, NY
- ------------------------------------------------------------------------------------------------------------------------
Carousel Center                           652,700      10,154    $ 134.34    $800       16.8%     $ 187.00       23.4%
Syracuse, NY
- ------------------------------------------------------------------------------------------------------------------------
Alderwood Mall                            311,000       8,252    $  73.24    $600       12.2%     $  88.00       14.6%
Lynnwood, WA
- ------------------------------------------------------------------------------------------------------------------------
Towson Town Center                        532,892       8,941    $ 105.00    $810       13.0%     $ 152.00       18.2%
Towson, Maryland
- ------------------------------------------------------------------------------------------------------------------------
Silver City Galleria                      349,107       9,412    $ 106.44    $616       17.3%     $ 139.00       22.5%
Taunton, MA
- ------------------------------------------------------------------------------------------------------------------------
Galleria at White Plains                  326,800       9,693    $  67.19    $773        8.9%     $ 136.00       17.6%
White Plains, NY
- ------------------------------------------------------------------------------------------------------------------------
Wilton Mall                               256,700       7,303    $  46.33    $515        9.0%     $  75.00       14.5%
Saratoga NY
- ------------------------------------------------------------------------------------------------------------------------
Manassas Mall                             260,360       6,231    $  46.97    $489        9.6%     $  79.11       16.2%
Manassas, VA
- ------------------------------------------------------------------------------------------------------------------------
University Mall                           185,400       5,502    $  60.10    $489       12.3%     $  69.50       14.0%
South Burlington, VT
- ------------------------------------------------------------------------------------------------------------------------
Mall at Fairfield Commons                 327,200       9,080    $  90.09    $661       13.6%     $ 100.50       15.2%
Beavercreek, OH
- ------------------------------------------------------------------------------------------------------------------------
Brandon Town Center                       359,600       7,337    $  65.56    $500       13.1%     $  95.25       19.1%
Brandon, FL
- ------------------------------------------------------------------------------------------------------------------------
Boulevard Mall                            260,749       8,945    $  60,84    $496       12.3%     $  94.04       18.1%
Amherst, NY
- ------------------------------------------------------------------------------------------------------------------------
HI:                                       652,700      10,337    $ 136.39    $815       17.5%     $ 187.00       23.4%
LOW:                                      185,400       5,502    $  39.77    $472        8.4%     $  65.75       13.9%

MEAN:                                     366,082       8,201    $  80.41    $630       12.6%     $ 115.84       17.9%
========================================================================================================================
*     All values are reported per square foot unless otherwise noted.
**    Inclusive of all operating expenses including food court charges.
========================================================================================================================

                      THE MALL OF NEW HAMPSHIRE - (2/98)
                            PROJECT DESIGNATOR: 8130
                             LEASE ABSTRACT REPORT
                                FOR ALL TENANTS
                                7/14/98 @ 13:40




                       PRIMARY/                                                        ANNUAL
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM       MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS       RENT/SF         RENT
- -------------------- ----------- -------- ------- ------- -------- ----------------- ---------
# 1-SUITE E153           1        1,494    4/97    1/07     --                35.00    52,290
AEROSOLES                2                                         2/00       40.00    59,760
                                                                   2/04       45.00    67,230
# 2-SUITE N125           1        1,305    5/98    1/08     --                45.98    60,004
AFTERTHOUGHTS            2
# 3-SUITE W153           1        1,575    7/97    1/08     --                34.92    54,999
ALDO                     2                                         2/03       38.09    59,992
# 4-SUITE E121           1        4,524    2/92    1/02     --                36.28   164,131
AMERICAN EAGLE           4
# 5-SUITE S119           1        1,536    2/97    1/07     --                39.06    59,996
ATHLETE'S FOOT           2
# 6-SUITE F115           2          825    2/94    1/04     --                92.12    75,999
AU BON PAIN              8                                         2/98       94.89    78,284
                                                                   7/98       96.96    79,992
# 7-SUITE N109           2          418    8/93    1/99     --               116.31    48,618
AUNTIE ANNE'S            8                                         2/98      122.13    51,050
# 8-SUITE N133           1        8,038    7/94    1/05     --                39.00   313,482
B. DALTON                6
# 9-SUITE S147           1        2,000    2/96    1/06     --                40.00    80,000
B. DALTON SOFTWARE       2                                         2/98       45.00    90,000
                                                                   2/99       49.99    99,980
                                                                   2/00       64.99   129,980
# 10-SUITE E113          1        2,723    6/96    1/07     --                30.00    81,690
BATH & BODY WORKS        3
# 11-SUITE N121          1        1,547    6/89    1/99     --                96.96   149,997
BELDEN/SHAW'S JWLS       2

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      OVERAGE    CEILING       BREAKPOINT                            PRO RATA     % OF RENT
       TENANT            %       (000'S)        (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ------------------ -------------------- ------------ ------------
# 1-SUITE E153       6.00      UNLIMITED                872   CAM-15% FULL DEDUC      ZERO
AEROSOLES                                  1/00         996   REAL ESTATE TAXES       ZERO
                                           1/04       1,121
# 2-SUITE N125       8.00      UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
AFTERTHOUGHTS                                                 REAL ESTATE TAXES       ZERO
# 3-SUITE W153       6.00      UNLIMITED                917   CAM-15% FULL DEDUC      ZERO
ALDO                                       1/03       1,000   REAL ESTATE TAXES       ZERO
# 4-SUITE E121       6.00      UNLIMITED              2,218   CAM-15% FULL DEDUC      ZERO
AMERICAN EAGLE                             1/93       2,514   REAL ESTATE TAXES       ZERO
                                           1/97       2,736
# 5-SUITE S119       7.00      UNLIMITED                857   CAM-15% FULL DEDUC      ZERO
ATHLETE'S FOOT                                                REAL ESTATE TAXES       ZERO
# 6-SUITE F115       8.00      UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
AU BON PAIN                                                   REAL ESTATE TAXES       ZERO
# 7-SUITE N109       8.00      UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
AUNTIE ANNE'S                                                 REAL ESTATE TAXES       ZERO
# 8-SUITE N133       7.00      UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
B. DALTON                                                     REAL ESTATE TAXES       ZERO
# 9-SUITE S147       5.00      UNLIMITED              1,333   CAM-15% FULL DEDUC      ZERO
B. DALTON SOFTWARE                                            REAL ESTATE TAXES       ZERO
# 10-SUITE E113      5.00      UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
BATH & BODY WORKS                                             REAL ESTATE TAXES       ZERO
# 11-SUITE N121      7.00      UNLIMITED            NATURAL   CAM-18% FULL DEDUC      ZERO
BELDEN/SHAW'S JWLS                                            REAL ESTATE TAXES       ZERO

                       PRIMARY/                                                         ANNUAL
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM        MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS       RENT/SF          RENT
- -------------------- ----------- -------- ------- ------- -------- ------------------ ---------
# 12-SUITE W145          1        4,800    11/97   1/13     --                 25.00   120,000
BERTUCCI'S               4                                           2/08      30.00   144,000
# 13-SUITE N141          1        1,245     8/97   1/04     --                 40.16    49,999
BLAZING T'S              2                                           2/00      44.17    54,992
                                                                     2/02      48.19    59,997
# 14-SUITE S131          1        1,239     2/96   1/05     --                 48.42    59,992
BODY SHOP, THE           2
# 15-SUITE W125          1        8,741     2/93   1/03     --                 30.00   262,230
BOSTON TRADING CO        6
# 16-SUITE E140          1        4,501     5/97   1/07     --                  0.00         0
BRITCHES                 4                                          10/97      24.99   112,480
                                                                     2/00      26.49   119,231
                                                                     2/04      27.99   125,983
# 17-SUITE N129          1        3,840     2/89   1/99     --                 29.29   112,474
BROOKSTONE               4
# 18-SUITE N135          1        2,500     9/95   1/06     --                 35.00    87,500
CAMBRIDGE SOUNDWRK       3
# 19-SUITE W111          1        1,057     8/97   1/05     --                 56.76    59,995
CANDY EXPRESS            2
# 20-SUITE S111          1        5,250     1/90   1/99     --                 35.00   183,750
CASUAL CORNER            5
# 21-SUITE N131          1        3,825    11/96   1/07     --                 30.00   114,750
CHILDREN'S PLACE         4
# 22-SUITE E127          1          821     8/97   1/08     --                 73.08    59,999
CINNABON                 1                                           2/01      79.17    64,999
                                                                     2/04      85.26    69,998
# 23-SUITE E131          1        2,171     8/97   1/08     --                 46.06    99,996
CITIZEN'S BANK           3
# 24-SUITE S123          1          722     2/92   1/98     --                 72.02    51,998
CLAIRE'S BOUTIQUE        1

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      OVERAGE    CEILING         BREAKPOINT                              PRO RATA     % OF RENT
       TENANT            %       (000'S)          (000'S)              RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ---------------------- -------------------- ------------ ------------
# 12-SUITE W145          5.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
BERTUCCI'S                                                        REAL ESTATE TAXES       ZERO
# 13-SUITE N141         10.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
BLAZING T'S                                                       REAL ESTATE TAXES       ZERO
# 14-SUITE S131          6.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
BODY SHOP, THE                                                    REAL ESTATE TAXES       ZERO
# 15-SUITE W125           --   --                            --   CAM-15% FULL DEDUC      ZERO
BOSTON TRADING CO                                                 REAL ESTATE TAXES       ZERO
# 16-SUITE E140          5.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
BRITCHES                                                          REAL ESTATE TAXES       ZERO
# 17-SUITE N129          6.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
BROOKSTONE                                                        REAL ESTATE TAXES       ZERO
# 18-SUITE N135          5.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
CAMBRIDGE SOUNDWRK                                                REAL ESTATE TAXES       ZERO
# 19-SUITE W111          8.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
CANDY EXPRESS                                                     REAL ESTATE TAXES       ZERO
# 20-SUITE S111          4.00  919                      NATURAL   CAM-15% FULL DEDUC      ZERO
CASUAL CORNER            5.50  2,864                              REAL ESTATE TAXES       ZERO
                         5.50  UNLIMITED
# 21-SUITE N131          5.00  UNLIMITED                NATURAL   CAM-15% EXT. ONLY       ZERO
CHILDREN'S PLACE                                                  REAL ESTATE TAXES       ZERO
# 22-SUITE E127          8.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
CINNABON                                                          REAL ESTATE TAXES       ZERO
# 23-SUITE E131                                         NATURAL   CAM-15% EXT. ONLY       ZERO
CITIZEN'S BANK                                                    REAL ESTATE TAXES       ZERO
# 24-SUITE S123          8.00  UNLIMITED                NATURAL   CAM-15% FULL DEDUC      ZERO
CLAIRE'S BOUTIQUE                                                 REAL ESTATE TAXES       ZERO

                       PRIMARY/                                                             ANNUAL
                      SECONDARY    SQUARE    LEASE   LEASE   OPTION        MINIMUM         MINIMUM
       TENANT           CODES       FEET     BEGIN    END     #/MOS        RENT/SF           RENT
- -------------------- ----------- ---------- ------- ------- -------- -------------------- ---------
# 25-SUITE N117          1          4,103     5/98    1/08    --                   25.00   102,575
CONTEMPO CASUALS         4
# 26-SUITE S101          1          3,837     2/98    1/03    --                   39.09   149,988
COOKIN                   4                                              2/99       30.00   115,110
# 27-SUITE S149          1          3,864    11/89    1/99    --                   27.95   107,999
COUNTY SEAT              4
# 28-SUITE N101          1          5,335     6/93    1/04    --                   23.00   122,705
CVS                      5
# 29-SUITE F101          2            540     8/98    1/08    --                   92.59    49,999
DAIRY TREATS             8
# 30-SUITE N123          1          5,246     7/96    1/07    --                   27.00   141,642
DISNEY STORE, THE        5
# 31-SUITE S165          1          2,329     3/98    1/07    --                   30.06    70,010
DRIVN' STYLE             3                                              2/01       31.99    74,505
# 32-SUITE W150          1          1,411     5/97    1/08    --                   30.00    42,330
EASY SPIRIT              2                                              2/03       32.00    45,152
# 33-SUITE W147          1          6,722     5/97    1/08    --                    0.00         0
EDDIE BAUER              5                                              6/97       24.00   161,328
# 34-SUITE N103          1          1,150     5/97    1/07    --                   43.47    49,991
ELECTNC'S BOUTIQUE       2                                              2/02       47.82    54,993
# 35-SUITE W155          1          6,945     4/97    1/07    --         0.00       0.00         0
ESTN MTN SPORTS          5                                              6/97       30.00   208,350
# 36-SUITE S105          1          4,480     1/97    1/03    --                   41.29   184,979
EYE WORLD
# 37-SUITE ANCH          4        165,000    11/96   11/62    --                    0.00         0
# 38-SUITE S159          1          9,581     9/97    1/08    --                   18.00   172,458
FINISH LINE              6

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                      OVERAGE    CEILING       BREAKPOINT                            PRO RATA     % OF RENT
       TENANT            %       (000'S)        (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ------------------ -------------------- ------------ ------------
# 25-SUITE N117          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
CONTEMPO CASUALS                                              REAL ESTATE TAXES       ZERO
# 26-SUITE S101          4.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
COOKIN                                                        REAL ESTATE TAXES       ZERO
# 27-SUITE S149          6.00  UNLIMITED              2,576   CAM-15% FULL DEDUC      ZERO
COUNTY SEAT                                5/95       2,576   REAL ESTATE TAXES       ZERO
# 28-SUITE N101          3.50  UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
CVS                                                           REAL ESTATE TAXES       ZERO
# 29-SUITE F101         10.00  UNLIMITED            NATURAL   NONE
DAIRY TREATS
# 30-SUITE N123          4.00  UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
DISNEY STORE, THE                                             REAL ESTATE TAXES       ZERO
# 31-SUITE S165          8.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
DRIVN' STYLE                                                  REAL ESTATE TAXES       ZERO
# 32-SUITE W150          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
EASY SPIRIT                                                   REAL ESTATE TAXES       ZERO
# 33-SUITE W147          5.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
EDDIE BAUER                                                   REAL ESTATE TAXES       ZERO
# 34-SUITE N103          6.00  UNLIMITED                833   CAM-15% FULL DEDUC      ZERO
ELECTNC'S BOUTIQUE                         1/02         917   REAL ESTATE TAXES       ZERO
# 35-SUITE W155          5.00  UNLIMITED              4,167   CAM-18% FULL DEDUC      ZERO
ESTN MTN SPORTS                            5/97       4,167   REAL ESTATE TAXES       ZERO
# 36-SUITE S105          8.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
EYE WORLD                                                     REAL ESTATE TAXES       ZERO
# 37-SUITE ANCH           --   --                        --   FILENE'S CAM-EXT
# 38-SUITE S159          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
FINISH LINE                                                   REAL ESTATE TAXES       ZERO

                       PRIMARY/                                                        ANNUAL
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM       MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS       RENT/SF         RENT
- -------------------- ----------- -------- ------- ------- -------- ----------------- ---------
# 39-SUITE N151          1        1,545    11/97   1/08     --                28.00    43,260
FIVE-SEVEN-NINE          2                                         2/03       30.00    46,350
# 40-SUITE W119          1        2,692     2/98   1/08     --                37.15   100,008
FOOTLOCKER               3
# 41-SUITE N149          1        1,993     4/97   1/08     --                 0.00         0
G&G/RAVE                 2                                         8/97       30.00    59,790
                                                                   2/01       32.00    63,776
                                                                   2/05       33.99    67,742
# 42-SUITE S157          1        1,799     4/98   1/08     --                36.00    64,764
GADZOOKS                 2                                         2/03       40.00    71,960
#43-SUITE S115           1        9,913    10/97   1/10     --                33.00   327,129
GAP/GAPKIDS              5                                         2/04       33.99   336,943
# 44-SUITE E139          1        1,629     5/97   1/08     --                38.00    61,902
GARDEN BOTANIKA          2                                         2/01       40.00    65,160
                                                                   2/05       42.00    68,418
# 45-SUITE W117          1        2,670     2/98   1/08     --                45.00   120,150
GNC LIVE WELL            3
# 46-SUITE W135          1          750    12/97   1/03     --                60.00    45,000
GOLDEN NAILS             1
# 47-SUITE N105          1        1,150     5/97   1/04     --                56.52    64,998
GREAT EXPECTATIONS       2
# 48-SUITE S145          1          920     6/95   1/05     --                54.34    49,993
GRIA JN'S COFFEE         1                                         2/98       59.78    54,998
                                                                   2/02       65.21    59,993
# 49-SUITE W101          1        6,329     7/92   1/07     --                17.38   109,998
GROUND ROUND             5                                         2/02       20.54   129,998
# 50-SUITE N127          1        1,256     7/95   1/06     --                36.62    45,995
GYMBOREE                 2

                   (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      OVERAGE    CEILING       BREAKPOINT                            PRO RATA     % OF RENT
       TENANT            %       (000'S)        (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ------------------ -------------------- ------------ ------------
# 39-SUITE N151          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
FIVE-SEVEN-NINE                                               REAL ESTATE TAXES       ZERO
# 40-SUITE W119          7.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
FOOTLOCKER                                                    REAL ESTATE TAXES       ZERO
# 41-SUITE N149          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
G&G/RAVE                                                      REAL ESTATE TAXES       ZERO
# 42-SUITE S157          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
GADZOOKS                                                      REAL ESTATE TAXES       ZERO
#43-SUITE S115           6.00  UNLIMITED              5,452   CAM-15% FULL DEDUC      ZERO
GAP/GAPKIDS                                1/04       5,617   REAL ESTATE TAXES       ZERO
# 44-SUITE E139          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
GARDEN BOTANIKA                                               REAL ESTATE TAXES       ZERO
# 45-SUITE W117          7.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
GNC LIVE WELL                                                 REAL ESTATE TAXES       ZERO
# 46-SUITE W135         10.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
GOLDEN NAILS                                                  REAL ESTATE TAXES       ZERO
# 47-SUITE N105         10.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
GREAT EXPECTATIONS                                            REAL ESTATE TAXES       ZERO
# 48-SUITE S145          8.00  UNLIMITED                714   CAM-15% EXT. ONLY       ZERO
GRIA JN'S COFFEE                           1/98         786   REAL ESTATE TAXES       ZERO
                                           1/02         857
# 49-SUITE W101          5.00  UNLIMITED              2,000   CAM-15% FULL DEDUC      ZERO
GROUND ROUND                               6/92       2,000   REAL ESTATE TAXES       ZERO
                                           1/02       2,400
# 50-SUITE N127          5.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
GYMBOREE                                                      REAL ESTAET TAXES       ZERO

                       PRIMARY/                                                          ANNUAL
                      SECONDARY    SQUARE    LEASE   LEASE   OPTION       MINIMUM       MINIMUM
       TENANT           CODES       FEET     BEGIN    END     #/MOS       RENT/SF         RENT
- -------------------- ----------- ---------- ------- ------- -------- ----------------- ---------
# 51-SUITE E149            1        3,708     5/97    1/08    --                 0.00         0
HALLMARK/JOHN'S            4                                          10/97     35.00   129,780
# 52-SUITE W115            1        2,696     4/97    1/05    --                27.00    72,792
HAMMET'S LEARN WLD         3                                           2/00     28.00    75,488
# 53-SUITE W137            1        1,250     5/97    1/08    --                45.00    56,250
HOT TOPIC                  2                                           2/03     46.50    58,125
# 54-SUITE W151            1        1,373     5/97    1/07    --                38.60    52,998
ICING, THE                 2
# 55-SUITE N147            1        2,972     9/97    1/07    --                27.00    80,244
INNOVATION LUGGAGE         3                                           2/00     28.99    86,158
                                                                       2/04     31.99    95,074
# 56-SUITE K-2             3          150     5/97    4/00    --               350.00    52,500
INSTANT JEWEL REPR         9
# 57-SUITE ANCH            4      101,388     1/97   11/62    --                 0.00         0
J.C. PENNEY               10
# 58-SUITE S127            1          803     2/93    1/03    --               112.07    89,992
KAY JEWELERS               1
# 59-SUITE S103            1        3,772     9/88    1/99    --                39.76   149,975
KAY-BEE TOYS               4
# 60-SUITE S113            1        2,050     5/98    1/08    --                30.00    61,500
KIDS FOOTLOCKER            3                                           1/03     35.00    71,750
# 61-SUITE N115            1        1,430     3/92    1/01    --                41.95    59,989
LADY FOOTLOCKER            2
# 62-SUITE N119            1        3,627     5/98    1/09    --                33.00   119,691
LEARNING SMITH             4
# 63-SUITE ANCHOR          4       60,768    10/98    9/18    --                 0.00         0
NEW ANCHOR                10

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      OVERAGE    CEILING       BREAKPOINT                            PRO RATA     % OF RENT
       TENANT            %       (000'S)        (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ------------------ -------------------- ------------ ------------
# 51-SUITE E149          8.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
HALLMARK/JOHN'S                                               REAL ESTATE TAXES       ZERO
# 52-SUITE W115          7.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
HAMMET'S LEARN WLD                                            REAL ESTATE TAXES       ZERO
# 53-SUITE W137          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
HOT TOPIC                                                     REAL ESTATE TAXES       ZERO
# 54-SUITE W151          7.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
ICING, THE                                                    REAL ESTATE TAXES       ZERO
# 55-SUITE N147          7.00  UNLIMITED              1,146   CAM-15% FULL DEDUC      ZERO
INNOVATION LUGGAGE                         1/00       1,231   REAL ESTATE TAXES       ZERO
                                           1/04       1,359
# 56-SUITE K-2          10.00  UNLIMITED            NATURAL   NONE
INSTANT JEWEL REPR
# 57-SUITE ANCH           --   --                        --   JC PENNY CAM-EXT
J.C. PENNEY                                                   JC PENNYCAM-INT
# 58-SUITE S127          7.00  UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
KAY JEWELERS                                                  REAL ESTATE TAXES       ZERO
# 59-SUITE S103          6.00  UNLIITED             NATURAL   CAM-15% FULL DEDUC      ZERO
KAY-BEE TOYS                                                  REAL ESTATE TAXES       ZERO
# 60-SUITE S113          6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
KIDS FOOTLOCKER                                               REAL ESTATE TAXES       ZERO
# 61-SUITE N115          7.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LADY FOOTLOCKER                                               REAL ESTATE TAXES       ZERO
# 62-SUITE N119          5.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LEARNING SMITH                                                REAL ESTATE TAXES       ZERO
# 63-SUITE ANCHOR                                   NATURAL   NEW CAM-EXT
NEW ANCHOR                                                    NEW CAM-INT

                      PRIMARY/                                                        ANNUAL
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM       MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS       RENT/SF         RENT
- ------------------- ----------- -------- ------- ------- -------- ----------------- ---------
# 64-SUITE S149A        1        2,365     5/88   4/98      --               30.00    70,950
LECHTERS                3
# 65-SUITE W141         1        2,950     3/98   1/08      --               27.00    79,650
LECHTERS                3                                         2/03       32.00    94,400
# 66-SUITE S164         1        3,709     8/97   1/07      --               30.00   111,270
LENSCRAFTERS            4
# 67-SUITE S141         1          600     3/95   1/02      --               70.00    42,000
LIDS                    1
# 68-SUITE E141         1        6,172    10/97   1/08      --               30.00   185,160
LIMITED EXPRESS         5
# 69-SUITE W123         1        3,633     2/90   2/99      --               30.00   108,990
LIMITED, THE            4
# 70-SUITE F113         2          750     6/98   1/09      --              160.00   120,000
MASTER WOK              8
# 71-SUITE F111         2          750     6/98   1/08      --              120.00    90,000
MCDONALD'S              8
# 72-SUITE W133         1        1,000    11/97   1/07       -               39.99    39,990
MOTHERTIME              1                                         2/03       45.00    45,000
# 73-SUITE N111         2          600     2/93   1/99      --              116.66    69,996
MRS FIELD COOKIES       8
# 74-SUITE E109         1        1,193     6/94   1/99      --               83.82    99,997
NASER JEWELERS          2
# 75-SUITE N107         1        1,150     2/98   1/08      --               60.87    70,001
NEWS SHOP               2                                         2/03       65.22    75,003
# 76-SUITE W149         1        1,313    11/97   1/08      --               30.00    39,390
NINE WEST               2                                         2/03       31.99    42,003
# 77-SUITE N145         1        1,477     8/97   1/07      --               42.00    62,034
NOAH'S                  2                                         2/02       45.00    66,465

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     OVERAGE    CEILING       BREAKPOINT                            PRO RATA     % OF RENT
       TENANT           %       (000'S)        (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
- ------------------- --------- ----------- ------------------ -------------------- ------------ ------------
# 64-SUITE S149A        7.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LECHTERS                                                     REAL ESTATE TAXES       ZERO
# 65-SUITE W141         7.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LECHTERS                                                     REAL ESTATE TAXES       ZERO
# 66-SUITE S164         4.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LENSCRAFTERS                                                 REAL ESTATE TAXES       ZERO
# 67-SUITE S141         8.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LIDS                                                         REAL ESTATE TAXES       ZERO
# 68-SUITE E141         5.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LIMITED EXPRESS                                              REAL ESTATE TAXES       ZERO
# 69-SUITE W123         5.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
LIMITED, THE                                                 REAL ESTATE TAXES       ZERO
# 70-SUITE F113        10.00  UNLIMITED            NATURAL   NONE
MASTER WOK
# 71-SUITE F111         6.00  UNLIMITED            NATURAL   CAM-15 FULL DEDUC       ZERO
MCDONALD'S                                                   REAL ESTATE TAXES       ZERO
# 72-SUITE W133         6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
MOTHERTIME                                                   REAL ESTATE TAXES       ZERO
# 73-SUITE N111        10.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
MRS FIELD COOKIES                                            REAL ESTATE TAXES       ZERO
# 74-SUITE E109         7.00  UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
NASER JEWELERS                                               REAL ESTATE TAXES       ZERO
# 75-SUITE N107          --   --                        --   CAM-18% FULL DEDUC      ZERO
NEWS SHOP                                                    REAL ESTATE TAXES       ZERO
# 76-SUITE W149         6.00  UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
NINE WEST                                                    REAL ESTATE TAXES       ZERO
# 77-SUITE N145         8.00  UNLIMITED                620   CAM-15% FULL DEDUC      ZERO
NOAH'S                                    1/02         665   REAL ESTATE TAXES       ZERO

                      THE MALL OF NEW HAMPSHIRE - (2/98)
                            PROJECT DESIGNATOR: 8130
                             LEASE ABSTRACT REPORT
                                FOR ALL TENANTS
                                7/14/98 @ 13:40


                       PRIMARY/                                                        ANNUAL
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM       MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS       RENT/SF         RENT
- -------------------- ----------- -------- ------- ------- -------- ----------------- ---------
# 78-SUITE S121          1         1,232    9/93   1/99     --               48.70     59,998
NORDIC TRACK             2
# 79-SUITE S167          1         8,000    5/98   1/08     --               25.00    200,000
NORTHERN EXPERIENC       6
# 80-SUITE N139          1        15,000   11/97   1/08     --                0.00          0
OLYMPIA SPORT CTR        6                                         1/98       15.0    225,000
# 81-SUITE E137          1         3,000    6/97   1/08     --               30.00     90,000
PACIFIC SUNWEAR          3
# 82-SUITE E119          1         3,117    5/98   1/08     --               29.00     90,393
PARADE OF SHOES          3
# 83-SUITE N137          1         5,000    4/98   1/08     --               28.00    140,000
PAUL HARRIS              4                                         1/03      30.00    150,000
# 84-SUITE E133          1         1,200    4/98   1/08     --               37.50     45,000
PERFUMANIA               2                                         2/01      41.67     50,004
                                                                   2/05      45.83     54,996
# 85-SUITE E111          1         2,879    6/90   1/00     --               43.99    126,647
PETITE SOPHISTICAT       3
# 86-SUITE K-11          3           160    5/97   4/00     --              286.25     45,800
PIERCING PAGODA          9
# 87-SUITE K-3           3           160    9/97   8/01     --              262.50     42,000
PLUMB GOLD               9
# 88-SUITE W113          1         2,193    4/96   1/05     --               37.49     82,216
PRINTS PLUS              3
# 89-SUITE W121          1         2,230    7/97   1/07     --               31.38     69,977
RADIO SHACK              3
# 90-SUITE S109          1         6,926    5/97   1/08     --               30.75    212,975
RECORD TOWN              5
# 91-SUITE N113          1         1,100    4/91   1/99     --               45.45     49,995
RITZ CAMERA 1 HR         2

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                      OVERAGE    CEILING       BREAKPOINT                            PRO RATA     % OF RENT
       TENANT            %       (000'S)        (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ------------------ -------------------- ------------ ------------
# 78-SUITE S121         5.00   UNLIMITED              1,500   CAM-15% EXT. ONLY       ZERO
NORDIC TRACK                                                  REAL ESTATE TAXES       ZERO
# 79-SUITE S167         5.00   UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
NORTHERN EXPERIENC                                            REAL ESTATE TAXES       ZERO
# 80-SUITE N139         6.00   UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
OLYMPIA SPORT CTR                                             REAL ESTATE TAXES       ZERO
# 81-SUITE E137         6.00   UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
PACIFIC SUNWEAR                                               REAL ESTATE TAXES       ZERO
# 82-SUITE E119         6.00   UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
PARADE OF SHOES                                               REAL ESTATE TAXES       ZERO
# 83-SUITE N137         5.00   UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
PAUL HARRIS                                                   REAL ESTATE TAXES       ZERO
# 84-SUITE E133         5.00   UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
PERFUMANIA                                                    REAL ESTATE TAXES       ZERO
# 85-SUITE E111         6.00   UNLIMITED              1,919   CAM-15% FULL DEDUC      ZERO
PETITE SOPHISTICAT                          1/95      2,111   REAL ESTATE TAXES       ZERO
# 86-SUITE K-11        10.00   UNLIMITED            NATURAL   NONE
PIERCING PAGODA
# 87-SUITE K-3         10.00   UNLIMITED            NATURAL   NONE
PLUMB GOLD
# 88-SUITE W113         6.00   UNLIMITED              1,371   CAM-15% EXT. ONLY       ZERO
PRINTS PLUS                                                   REAL ESTATE TAXES       ZERO
# 89-SUITE W121         3.00   UNLIMITED              1,750   CAM-15% FULL DEDUC      ZERO
RADIO SHACK                                                   REAL ESTATE TAXES       ZERO
# 90-SUITE S109         7.00   UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
RECORD TOWN                                                   REAL ESTATE TAXES       ZERO
# 91-SUITE N113                                     NATURAL   CAM-15% FULL DEDUC      ZERO
RITZ CAMERA 1 HR                                              REAL ESTATE TAXES       ZERO

                       PRIMARY/                                                        ANNUAL
                      SECONDARY    SQUARE    LEASE   LEASE   OPTION      MINIMUM      MINIMUM
       TENANT           CODES       FEET     BEGIN    END     #/MOS      RENT/SF        RENT
- -------------------- ----------- ---------- ------- ------- -------- --------------- ---------
# 92-SUITE W157            1        4,992    11/97    1/10    --              24.92   124,401
RUBY TUESDAY               4                                         2/04     26.92   134,385
# 93-SUITE S129            1        1,048     9/94    1/05    --              57.25    59,998
SAN FRAN MUSIC BOX         2
# 94-SUITE F107            2          896     7/98    1/09    --             195.31   174,998
SBARO                      8
# 95-SUITE ANCHOR          4      136,464    11/96   11/62    --               0.00         0
SEARS                     10
# 96-SUITE E125            1          800     8/97    1/07    --              56.25    45,000
SELECT COMFORT             1
# 97-SUITE F109            1        2,361     6/98    1/07    --              59.30   140,007
SPACE CENTER               3
# 98-SUITE E138            1        1,977     1/98    1/08    --              40.00    79,080
SPENCER GIFTS              2
# 99-SUITE E117            1        1,875    11/90    1/01    --              82.19   154,106
SUNCOAST MOTION            2                                         2/98     86.30   161,813
                                                                     2/99     90.61   169,894
                                                                     2/00     95.14   178,388
# 100-SUITE S125           1          489    11/96    1/07    --             122.69    59,995
SUNGLASS HUT               1
# 101-SUITE N155           1          735     5/97    1/08    --              74.82    54,993
SUNGLASS HUT SPORT         1
# 102-SUITE W139           1        2,250     4/97    1/07    --              35.00    78,750
THINGS REMEMBERED          3                                         2/02     40.00    90,000
# 103-SUITE W143           1        1,870     6/97    1/07    --              35.00    65,450
TRACK N' TRAIL             2
# 104-SUITE N143           1        1,245     8/97    1/08    --              40.16    49,999
TRADE SECRET               2

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                      OVERAGE    CEILING      BREAKPOINT                            PRO RATA     % OF RENT
       TENANT            %       (000'S)        (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ----------------- -------------------- ------------ ------------
# 92-SUITE W157         5.50   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
RUBY TUESDAY                                                 REAL ESTATE TAXES       ZERO
# 93-SUITE S129         7.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
SAN FRAN MUSIC BOX                                           REAL ESTATE TAXES       ZERO
# 94-SUITE F107        10.00   UNLIMITED           NATURAL   NONE
SBARO
# 95-SUITE ANCHOR                                  NATURAL   SEARS CAM - EXT
SEARS                                                        SEARS CAM - INT.
# 96-SUITE E125         5.00   UNLIMITED               750   CAM-15% FULL DEDUC      ZERO
SELECT COMFORT                                               REAL ESTATE TAXES       ZERO
# 97-SUITE F109        20.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
SPACE CENTER                                                 REAL ESTATE TAXES       ZERO
# 98-SUITE E138         6.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
                               REAL
                               ESTATE
SPENCER GIFTS                  TAXES       ZERO
# 99-SUITE E117         6.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
SUNCOAST MOTION                                              REAL ESTATE TAXES       ZERO
# 100-SUITE S125       10.00   UNLIMITED           NATURAL   CAM-15% EXT. ONLY       ZERO
SUNGLASS HUT                                                 REAL ESTATE TAXES       ZERO
# 101-SUITE N155       10.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
SUNGLASS HUT SPORT                                           REAL ESTATE TAXES       ZERO
# 102-SUITE W139        8.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
THINGS REMEMBERED                                            REAL ESTATE TAXES       ZERO
# 103-SUITE W143        6.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
TRACK N' TRAIL                                               REAL ESTATE TAXES       ZERO
# 104-SUITE N143        6.00   UNLIMITED           NATURAL   CAM-15% FULL DEDUC      ZERO
TRADE SECRET                                                 REAL ESTATE TAXES       ZERO

                       PRIMARY/                                                       ANNUAL
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION      MINIMUM       MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS      RENT/SF         RENT
- -------------------- ----------- -------- ------- ------- -------- ---------------- ---------
# 105-SUITE E130         1        1,198     9/97   1/08     --               27.12    32,490
TRI TRAVEL               2                                           2/99    29.21    34,994
                                                                     2/02    31.30    37,497
# 106-SUITE E123         1        5,375     2/90   4/00     --               30.00   161,250
VICTORIA'S SECRET        5
# 107-SUITE N153         1          699    11/97   1/08     --               57.22    39,997
WATCH WORLD              1                                           2/03    64.37    44,995
# 108-SUITE E115         1        5,016     2/93   1/99     --               30.00   150,480
WEATHERVANE              5
# 109-SUITE E157         1          675     2/97   1/08     --                0.00         0
WHITEHALL CO. JWLS       1                                           8/97   103.70    69,998
# 110-SUITE S133         1        2,420     2/96   1/07     --               34.99    84,676
WILSONS SUEDE            3                                           2/99    40.00    96,800
# 111-SUITE S135         1        2,562     6/97   1/08     --               30.00    76,860
WORLD OF SCIENCE         3                                           2/03    35.00    89,670
# 112-SUITE E135         1        1,600     3/97   1/07     --               34.37    54,992
YANKEE CANDLE CO.        2                                           2/99    40.62    64,992
                                                                     2/05    46.87    74,992
# 113-SUITE S143         1        1,080     2/98   1/06     --              138.88   149,990
ZALES                    2
# 114-SUITE S137         1        1,000     4/99   3/09     --               72.45    72,450
VACANT IN-LINE           1                                           4/04    73.15    73,150
# 115-SUITE S139         1          600     4/99   3/09     --               72.45    43,470
VACANT IN-LINE           1                                           4/04    73.15    43,890
#116-SUITE E155          1          832     4/99   3/09     --               72.45    60,278
VACANT IN-LINE           1                                           4/04    73.15    60,861
#117-SUITE E129          1          532    10/98   9/08     --               70.00    37,240
VACANT IN-LINE           1                                          10/03    73.15    38,916

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                      OVERAGE    CEILING       BREAKPOINT                            PRO RATA     % OF RENT
       TENANT            %       (000'S)        (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
- -------------------- --------- ----------- ------------------ -------------------- ------------ ------------
# 105-SUITE E130       5.00    UNLIMITED            NATURAL   CAM-18% EXT. ONLY       ZERO
TRI TRAVEL                                                    REAL ESTATE TAXES       ZERO
# 106-SUITE E123       5.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
VICTORIA'S SECRET                                             REAL ESTATE TAXES       ZERO
# 107-SUITE N153       8.00    UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
WATCH WORLD                                                   REAL ESTATE TAXES       ZERO
# 108-SUITE E115       7.00    UNLIMITED            NATURAL   CAM-15% EXT. ONLY       ZERO
WEATHERVANE                                                   REAL ESTATE TAXES       ZERO
# 109-SUITE E157       6.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
WHITEHALL CO. JWLS                                            REAL ESTATE TAXES       ZERO
# 110-SUITE S133       6.00    UNLIMITED              1,412   CAM-15% FULL DEDUC      ZERO
WILSONS SUEDE                              2/97       1,412   REAL ESTATE TAXES       ZERO
                                           1/99       1,613
# 111-SUITE S135       6.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
WORLD OF SCIENCE                                              REAL ESTATE TAXES       ZERO
# 112-SUITE E135       6.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
YANKEE CANDLE CO.                                             REAL ESTATE TAXES       ZERO
# 113-SUITE S143                                    NATURAL   CAM-15% FULL DEDUC      ZER0
ZALES                                                         REAL ESTATE TAXES       ZERO
# 114-SUITE S137       6.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
# 115-SUITE S139       6.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
#116-SUITE E155        6.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
#117-SUITE E129        6.00    UNLIMITED            NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO

                     PRIMARY/                                                         ANNUAL
                    SECONDARY    SQUARE    LEASE   LEASE   OPTION      MINIMUM       MINIMUM
      TENANT          CODES       FEET     BEGIN    END     #/MOS      RENT/SF         RENT
- ------------------ ----------- ---------- ------- ------- -------- ---------------- ---------
# 118-SUITE E126       1            664     4/99    3/09    --               72.45    48,107
VACANT IN-LINE         1                                             4/04    73.15    48,572
# 119-SUITE E151       1          2,431     4/99    3/09    --               36.22    88,063
VACANT IN-LINE         3                                             4/04    36.58    88,926
# 120-SUITE S162       1          6,024     7/98    6/08    --               27.50   165,660
VACANT IN-LINE         5                                             7/03    28.74   173,130
# 121-SUITE W127       1          4,590    10/98    9/08    --               30.00   137,700
VACANT IN-LINE         4                                            10/03    31.35   143,897
# 122-SUITE W124       1          3,125     1/99   12/08    --               36.22   113,203
VACANT IN-LINE         3                                             1/04    36.58   114,313
# 123-SUITE S163       1          3,460     1/99   12/08    --               36.22   125,338
VACANT IN-LINE         3                                             1/04    36.58   126,567
# 124-SUITE F100       2            468    10/98    9/08    --              135.00    63,180
FOOD COURT             8                                            10/03   141.08    66,025
# 125-SUITE F103       2            928    10/98    9/08    --              135.00   125,280
FOOD COURT             8                                            10/03   141.08   130,922
# 126-SUITE F105       2            855     4/99    3/09    --              139.73   119,465
FOOD COURT             8                                             4/04   141.08   120,625
# 127-SUITE F115       2            725     4/99    3/09    --              139.73   101,301
FOOD COURT             8                                             4/04   141.08   102,283
                                789,593
                                =======

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                    OVERAGE    CEILING        BREAKPOINT                             PRO RATA     % OF RENT
      TENANT           %       (000'S)         (000'S)             RECOVERIES       SHARE BASE   SUBJ TO CPI
- ------------------ --------- ----------- -------------------- -------------------- ------------ ------------
# 118-SUITE E126      6.00   UNLIMITED              NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
# 119-SUITE E151      6.00   UNLIMITED              NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
# 120-SUITE S162      6.00   UNLIMITED              NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
# 121-SUITE W127      6.00   UNLIMITED              NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
# 122-SUITE W124      6.00   UNLIMITED              NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
# 123-SUITE S163      6.00   UNLIMITED              NATURAL   CAM-15% FULL DEDUC      ZERO
VACANT IN-LINE                                                REAL ESTATE TAXES       ZERO
# 124-SUITE F100     10.00   UNLIMITED              NATURAL   NONE
FOOD COURT
# 125-SUITE F103     10.00   UNLIMITED              NATURAL   NONE
FOOD COURT
# 126-SUITE F105     10.00   UNLIMITED              NATURAL   NONE
FOOD COURT
# 127-SUITE F115     10.00   UNLIMITED              NATURAL   NONE
FOOD COURT

                      THE MALL OF NEW HAMPSHIRE - (2/98)
                           PROJECT DESIGNATOR: 8130
                           PROJECT ASSUPTIONS REPORT
                               EXCLUDING TENANTS
                                3/23/98 @ 16:42


BUILDING PROLOGUE
- ----------------

LEASEHOLD ANALYSIS OF THE MALL OF NEW HAMPSHIRE - (2/98) BEGINNING 4-/1997 FOR 20 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
- -------------

MGLA
DESCRIBED AS GROSS LEASABLE AREA; MALL SHOP TENANTS
1997 VALUE -  317,748
THEREAFTER - CONSTANT

AGLS
DESCRIBED AS GROSS LEASABLE AREA; ACHOR TENANTS
1997 VALUE -  463,620
THEREAFTER - CONSTANT

KGLA
DESCRIBED AS GROSS LEASABLE AREA; KIOSK
1997 VALUE -    1,890
THEREAFTER - CONSTANT

TGLA
DESCRIBED AS TOTAL MALL AREA
+100.0% OF MGLA+100.0% OF AGLA
+100.0% OF KGLA+100.0% OF FGLA

OGLA
DESCRIBED AS GROSS LEASABLE AREA; OWNED MALL AREA
+100.0% OF TGLA-100.0% OF AGLA
FGLA
1997 VALUE -    7,755
THEREAFTER -  CONSTANT

MOLA
DESCRIBED AS LEASED OCCUPPIED AREA; MALL SHOPS (CALCULATED USING PRIMARY CODE 1) 1997 VALUE - 170,081
1998 VALUE -  286,052
1999 VALUE -  311,292

                                                                         PAGE 2
2000 VALUE -  216,372
2001 VALUE -  317,197
2002 VALUE -  316,894
2003 VALUE -  314,646
2004 VALUE -  316,460
2005 VALUE -  314,883
2006 VALUE -  316,609
2007 VALUE -  307,643
2008 VALUE -  297,052
2009 VALUE -  310,050
2010 VALUE -  313,888
2011 VALUE -  317,197
2012 VALUE -  316,894
2013 VALUE -  313,846
2014 VALUE -  316,460
2015 VALUE -  314,883
2016 VALUE -  316,609
THEREAFTER - CONSTANT

090%
DESCRIBED AS LEASED OCCUPPIED AREA; MALL SHOPS WITH 90% FLOOR
+100% OF MLOA

095%
DESCRIBED AS LEASED OCCUPPIED AREA; MALL SHOPS WITH 95% FLOOR
1997 VALUE -  170,081
1998 VALUE -  286,052
1999 VALUE -  311,292
2000 VALUE -  316,372
2001 VALUE -  317,197
2002 VALUE -  316,894
2003 VALUE -  314,646
2004 VALUE -  316,460
2005 VALUE -  314,883
2006 VALUE -  316,609
2007 VALUE -  307,643
2008 VALUE -  301,861
2009 VALUE -  310,050
2010 VALUE -  313,888
2011 VALUE -  317,197
2012 VALUE -  316,894
2013 VALUE -  313,846
2014 VALUE -  316,460
2015 VALUE -  314,883
2016 VALUE -   316,609
THEREAFTER - CONSTANT

GROWTH RATES
- ------------

SALG
DESCRIBED AS GROWTH RATE FACTOR; SALES GORWTH
1997 VALUE -   3.50
THEREAFTER - CONSTANT

RENG
DESCRIBED AS GROWTH RATE FACTOR; MARKET RENT GROWTH
1997 VALUE -   0.00
1998 VALUE -   3.50
THEREAFTER - CONSTANT

EXPG
DESCRIBED AS GROWTH RATE FACTOR; GENERAL EXPENSES GROWTH
1997 VALUE -   0.00
1998 VALUE -   3.50
THEREAFTER - CONSTANT

TAXG
DESCRIBED AS GROWTH RATE FACTOR; TAX EXPENSES GROWTH
1997 VALUE -   0.00
1998 VALUE -   4.00
THEREAFTER - CONSTANT

MISG
DESCRIBED GROWTH RATE FACTOR; MISSCELLANEOUS INCOME GROWTH
1997 VALUE -   0.00
1998 VALUE -   3.50
THEREAFTER - CONSTANT

STD%
1997 VALUE -   6.00
THEREAFTER - CONSTANT

MARKET RATES
- ------------

MKT1
DESCRIBED AS MARKET RENTAL; MALLS SHOP IS LESS THAN 1,000 SF
1997 VALUE -  70.00
THEREAFTER GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS MARKET RENTAL; MALL SHOP 1,001-2,000 SF
1997 VALUE -  50.00

THEREAFTER - GROWING AT GROWTH RATE RENG

MKT3
DESCRIBED AS MARKET RENTAL; MALL SHOPS 2,001-3,500 SF
1997 VALUE -  35.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT4
DESCRIBED AS MARKET RENTAL; MALL SHOPS 2,501-5,500 SF
1997 VALUE -  30.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT5
DESCRIBED AS MARKET RENTAL; MALL SHOPS 5,001-7,500 SF
1997 VALUE -  27.50
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT6
DESCRIBED AS MARKET RENTAL; MALL SHOPS GREATER THAN 7.501 SF
1997 VALUE -  25.00
THEREAFTER - GROWING AT GROWTH RATE RENG

KISK
DESCRIBED AS MARKET RENTAL; LIOSKS
1997 VALUE -   300
THEREAFTER - GROWING AT GROWTH RATE RENG

FOOD
DESCRIBED AS MARKET RENTAL RATE; FOOD COURT
1997 VALUE -   135
THEREAFTER - GROWING AT GROWTH RATE RENG

SLAM
DESCRIBED AS AVERAGE SALES; MALL SHOP TENANTS
1997 VALUE -   268
THEREAFTER - GROWING AT GROWTH RATE SALG

SAL2
1997 VALUE -   200
THEREAFTER - GROWING AT GROWTH RATE SALG

ALTN
DESCRIBED AS ALTERATION RATE; NEW TENANTS
1997 VALUE -    15.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTR
DESCRIBED AS ALTERATION RATE; RENEWAL TENANTS

1997 VALUE -   5.00
THEREAFTER - GROWING AT GROWTH EXPG

ALTB
DESCRIBED AS ALTERATION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +35.0% OF ALTN +65.0% OF ALTR

COMN
DESCRIBED AS COMMISSION RATEL; NEW TENANTS
1997 VALUE -   2.50
THEREAFTER - GROWING AT GROWTH RATE RENG

COMR
DESCRIBED AAD COMMISSION RATE; RENEWAL RENANTS
1997 VALUE -   1.50
THEREAFTER - GROWING AT GROWTH RATE RENG

COMB
DESCRIBED AS COMMISSION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +35.0% OC DOMN _65.0% OF COMR

RESX
DESCRIBED AS EXPENSES RATE; RESERVES FOR REPLEACNMENT
1997 VALUE -   0.20
1998 VALUE -   0.20
THEREAFTER- GROWING AT GROWTH RATE EXPG


MISSCELLANEOUS INCOMES
- ----------------------

THEMPORARY INCOME
1997 VALUE -  450,000
1998 VALUE -  450,000
1999 VALUE -  163,500
2000 VALUE -  477,405
2001 VALUE -  491,727
2002 VALUE -  506,479
2003 VALUE -  521,673
2004 VALUE -  537,324
2005 VALUE -  553,443
2006 VALUE -  570,047
2007 VALUE -  587,148
2008 VALUE -  604,762
2009 VALUE -  622,905
2010 VALUE -  641,592
2011 VALUE -  660,840
2012 VALUE -  680,665

2013 VALUE -  701,085
2014 VALUE -  722,118
2015 VALUE -  743,781
THEREAFTER - 5.00% OF GROSS RENTAL INCOME

MISCELLANEOUS
1997 VALUE -   80,000
1998 VALUE -   80,000
1999 VALUE -   82,400
2000 VALUE -   84,872
2001 VALUE -   87,418
2002 VALUE -   90,041
2003 VALUE -   92,742
2004 VALUE -   95,524
2005 VALUE -   98,390
2006 VALUE -  101,342
2007 VALUE -  104,382
2008 VALUE -  107,513
2009 VALUE -  110,739
2010 VALUE -  114,061
2011 VALUE -  117,483
2012 VALUE -  121,007
2013 VALUE -  124,637
2014 VALUE -  128,377
2015 VALUE -  132,228


EXPENSES
- --------

CAM-COMMON AREA  , REFERRED TO AS CAMX
DESCRIBED AS COMMON AREA MAINTENANCE; GENERAL EXPENSES
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -  2,120,085
1998 VALUE -  2,120,085
1999 VALUE -  2,194,288
2000 VALUE -  2,271,088
2001 VALUE -  2,350,576
2002 VALUE -  2,432,846
2003 VALUE -  2,517,996
2004 VALUE -  2,606,126
2005 VALUE -  2,697,340
2006 VALUE -  2,791,747
2007 VALUE -  2,889,458
2008 VALUE -  2,990,589
2009 VALUE -  3,095,589
2010 VALUE -  2,203,594

2011 VALUE - 3,315,720
2012 VALUE - 3,431,770
2013 VALUE - 3,551,882
2014 VALUE - 3,676,198
2015 VALUE - 3,804,865
THEREAFTER - 5.00% OF GROSS RENTAL INCOME

MANAGEMENT FEE  , REFERRED TO AS CMGT
DESCRIBED AS COMMON AREA MAINTENANCE; MANAGEMENT FEE
CHARGED AGAINST NET OPERATING INCOME
+100.0% OF %MIN_100 OF %OVR

CAM - ANCHOR EXT., REFERRED TO AS CANE
DESCRIBED AS COMMON AREA MAINTENANCE; ANCHOR CONTRIBUTION - EXTERIOR AN INFORMATION EXPENSES
1997 VALUE - %-89063.00
1998 VALUE - %-89063.00
1999 VALUE - %-89063.00
2000 VALUE - %-89063.00
2001 VALUE - %-89063.00
2002 VALUE - %-89063.00
2003 VALUE - %-89063.00
2004 VALUE - %-89063.00
2005 VALUE - %-89063.00
2006 VALUE - %-89063.00
2007 VALUE - %-89063.00
2008 VALUE - %-89063.00
2009 VALUE - %-89063.00
2010 VALUE - %-89063.00
2011 VALUE - %-89063.00
2012 VALUE - %-89063.00
2013 VALUE - %-89063.00
2014 VALUE - %-89063.00
2015 VALUE - %-89063.00
THEREAFTER - 5.00% OF GROSS RENTAL INCOME

CAM - ANCHOR - INT, REFERRED TO AS CANI
DESCRIBED AS COMMON AREA MAINTENANCE ANCHOR CONTRIBUTION - INTERIOR AN INFORMATION EXPENSES
1997 VALUE - %-19454.00
1998 VALUE - %-19454.00
1999 VALUE - %-19454.00
2000 VALUE - %-19454.00
2001 VALUE - %-19454.00
2002 VALUE - %-19454.00
2003 VALUE - %-19454.00
2004 VALUE - %-19454.00
2005 VALUE - %-19454.00

2006 VALUE - %-19454.00
2007 VALUE - %-19454.00
2008 VALUE - %-19454.00
2009 VALUE - %-19454.00
2010 VALUE - %-19454.00
2011 VALUE - %-19454.00
2012 VALUE - %-19454.00
2013 VALUE - %-19454.00
2014 VALUE - %-19454.00
2015 VALUE - %-19454.00
THEREAFTER - 5.00% OF GROSS RENTAL INCOME

CAM - MALL + 15%, REFERRED TO AS CM15
DESCRIBED AS COMMON AREA MAINTENANCE WITH 15% SURCHARGED
AN INFORMATION EXPENSES
+155.0% OF CAMX+100.0% OF CMGT
+155.0% OF DEPR

CAM - MALL +18%, REFERRED TO AS CM18
DESCRIBED AS COMMON AREA MAINTENANCE WITH 18% SURCHARGED
+118.0% OF CAMX+100.0% OF CMGT
+188.0% OF DEPR

CAM - KIOSK/FOOD, REFERRED TO AS CMKF
DESCRIBED AS COMMON AREA MAINTENANCE; FOOD COURT & KISOK CONTRIBUTION AN INFORMATION EXPENSES
1997 VALUE - %-24122.00
1998 VALUE - %-24122.00
1999 VALUE - %-24122.00
2000 VALUE - %-24122.00
2001 VALUE - %-24122.00
2002 VALUE - %-24122.00
2003 VALUE - %-24122.00
2004 VALUE - %-24122.00
2005 VALUE - %-24122.00
2006 VALUE - %-24122.00
2007 VALUE - %-24122.00
2008 VALUE - %-24122.00
2009 VALUE - %-24122.00
2010 VALUE - %-24122.00
2011 VALUE - %-24122.00
2012 VALUE - %-24122.00
2013 VALUE - %-24122.00
2014 VALUE - %-24122.00
2015 VALUE - %-24122.00
THEREAFTER- 5.00% OF GROSS RENTAL INCOME

CAM-15% FULL DEDUC, REFERRED TO AS CAM1
DESCRIBED AS CAM - 15% WITH FULL DEDUCTION AS ANCHOR TENANT CONTRIBUTION AN INFORMATION EXPENSES
+100.0% OF CM15+100.0% OF CANE
+100.0% OF CAN1+100.0% OF CMKF

CAM-15% EXT. ONLY, REFERRED TO AS CAM2
DESCRIBED AS CAM - 15% WITH EXTERIOR DEDUCTION OF ANCHOR TENANT CONTRIBUTION AN INFORMATION EXPENSES
+100.0% OF AM15+100.0% OF CANE
+100.0% OF AMKF

CAM-15% NO DUDUCT, REFERRED TO AS CAM3
DESCRIBED AS CAM - 15% WITH NO DEDUCTION OF ANCHOR TENANT CONTRIBUTION AN INFORMATION EXPENSES
+100.0% OF CM15+100.0% OF CMKF

CAM-18% FULL DEDUC, REFERRED TO AS CAM4
DESCRIBED AS CAM - 18% WITH FULL DEDUCTION OF ANCHOR TENANT CONTRIBUTION AN INFORMATION EXPENSES
+100.0% OF AM18+100.0% OF CANE
+100.0% OF CANI+100.0% OF AMKF

CAM-18% EXT ONLY, REFERRED TO AS CAM5
DESCRIBED AS CAM - 18 WITH EXTERIOR DEDUCTION OF ANCHOR CONTRIBUTION AN INFORMATION EXPENSES
+100.0% OF AM18+100.0% OF CANE
+100.0% CMKF

CAM - DEPRECIATION, REFERRED TO AS DEPR
DESCRIBED AS COMMON MAINTENANCE; DEPRECIATION (FOR PASS THRU ONLY) AN INFORMATION EXPENSES
1997 VALUE - 706,128
1998 VALUE - 600,000
1999 VALUE - 500,000
2000 VALUE - 500,000
2001 VALUE - 500,000
2002 VALUE - 500,000
2003 VALUE - 500,000
2004 VALUE - 500,000
2005 VALUE - 500,000
2006 VALUE - 500,000
2007 VALUE - 500,000
2008 VALUE - 500,000
2009 VALUE - 500,000
2010 VALUE - 500,000
2011 VALUE - 500,000
2012 VALUE - 500,000

2013 VALUE - 500,000
2014 VALUE - 500,000
2015 VALUE - 500,000
THEREAFTER - 5.00 OF GROSS RENTAL INCOME

REAL ESTATA TAXES, REFERRED TO AS PTAX
DESCRIBED AS PROPERTY TAXES
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE - 1,940,000
1998 VALUE - 1,940,000
1999 VALUE - 2,017,600
2000 VALUE - 3,098,304
2001 VALUE - 2,182,236
2002 VALUE - 2,269,526
2003 VALUE - 2,360,307
2004 VALUE - 2,454,719
2005 VALUE - 2,552,908
2006 VALUE - 2,655,024
2007 VALUE - 2,761,225
2008 VALUE - 2,871,674
2009 VALUE - 2,986,541
2010 VALUE - 3,106,003
2011 VALUE - 3,230,243
2012 VALUE - 3,359,453
2013 VALUE - 3,193,831
2014 VALUE - 3,633,584
2015 VALUE - 3,778,927
THEREAFTER - 5.00% OF GROSS RENTAL INCOME

GENERAL & ADMIN, REFERRED TO AS g&a
DESCRIBED AS NON-RECOVERABLE EXPENSES; GENERAL * ADMIN.
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE - 436,775
1998 VALUE - 436,775
1999 VALUE - 452,062
2000 VALUE - 467,884
2001 VALUE - 484,260
2002 VALUE - 501,209
2003 VALUE - 518,752
2004 VALUE - 536,908
2005 VALUE - 555,700
2006 VALUE - 575,149
2007 VALUE - 595,279
2008 VALUE - 616,114
2009 VALUE - 637,678
2010 VALUE - 659,997
2011 VALUE - 683,097
2012 VALUE - 707,005

2013 VALUE - 731,750
2014 VALUE - 757,362
2015 VALUE - 783,869
THEREAFTER - 5.00% OF GROSS RENTAL INCOME

MARKETING & PROMO, REFERRED TO AS MKTG
DESCRIBED AS NON-RECOVERABLE EXPENSES; MARKING FUND
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE - 50,000
1998 VALUE - 50,000
1999 VALUE - 51,750
2000 VALUE - 53,561
2001 VALUE - 55,436
2002 VALUE - 57,376
2003 VALUE - 59,284
2004 VALUE - 61,463
2005 VALUE - 63,614
2006 VALUE - 65,840
2007 VALUE - 68,840
2008 VALUE - 70,530
2009 VALUE - 72,998
2010 VALUE - 75,533
2011 VALUE - 78,198
2012 VALUE - 80,935
2013 VALUE - 83,767
2014 VALUE - 86,699
2015 VALUE - 89,734
THEREAFTER - 5.00 % OF GROSS RENTAL INCOME

MGT FEE % OF MIN, REFERRED TO AS %MIN
AN INFORMTAION EXPENSES
5.00% OF OVERAGE RENT

MSC-MISCELLANEOUS, REFERRED TO AS MISX
DESCRINBED AS NON-RECOVERABLE EXPENSES; MISSCELLANEOUS
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE - 33,500
1998 VALUE - 33,500
1999 VALUE - 34,505
2000 VALUE - 35,540
2001 VALUE - 36,606
2002 VALUE - 37,705
2003 VALUE - 38,836
2004 VALUE - 40,001

2005 VALUE - 41,201
2006 VALUE - 42,437
2007 VALUE - 43,710
2008 VALUE - 45,021
2009 VALUE - 46,372
2010 VALUE - 47,763
2011 VALUE - 49,196
2012 VALUE - 50,672
2013 VALUE - 52,192
2014 VALUE - 53,758
2015 VALUE - 55,370
THEREAFTER - 5.00% OF GROSS RENTAL INCOME

VACANCY ALLOWANCE
- -----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -  5.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
- --------------

NONE

COMMISSION CALCULATIONS
- -----------------------

STANDARD METHOD #1 - 5.000% OF TOTAL RENT

STANDARD METHOD #2 - 2.500% OF TOTAL RENT

STANDARD METHOD #3 - 3.250% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
- ------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
- ----------------------

NONE

ALTERATION PAYOUTS
- ------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL
- ----------------------------

NONE


CAPITAL EXPENDITURES
- --------------------
REPL'MENT RESERVE
MARKET RATE RESX MULTIPLIED BY AREA MEASURE OGLA

FOOD COURT CAP.
6/1998 -  1,701,309

PRIMARY CLASSIFICATION CODES
- ----------------------------

 1 - MALL SHOP TENANTS
 2 - FOOD COURT TENANTS
 3 - KIOSK TENANTS
 4 - ANCHOR TENANTS
 5 - THEATRE
 6 - MAJOR TENANTS


SECONDARY CLASSIFICATION CODES
- ------------------------------

 1 - TENANTS LESS THAN 1000
 2 - TENANTS 1001-2000
 3 - TENANTS 2001-3500
 4 - TENANTS 2501-5000
 5 - TENANTS 5001-7500
 6 - TENANTS GREATER THAN 7500
 7 - NOT USED
 8 - FOOD COURT TENANTS
 9 - KIOSK TENANTS
10 - ANCHOR TENANTS
11 - NOT USED
12 - NOT USED


COST CENTERS
- ------------

 1 - CAM-MALL SHOPS
 2 - CAM-ANCHOR EXT.
 3 - CAM-ANCHOR INT.
 4 - TAX-MALL SHOPS
 5 - TAX-ANCHOR CONTR.
 6 - W/S-WATER & SEWER
 7 - HVC-HVAC INCOME
 8 - FCT-FOOD COURT


SALES VOLUME PROFILE
- --------------------

          PERCENT OF       RELATIVE
MONTH     ANNUAL SALES     VOLUME
- -----     ------------     --------
JAN          8.33%           1.00
FED          8.33%           1.00
MAR          8.33            1.00
APR          8.33%           1.00

MAY          8.33%           1.00
JUN          8.33%           1.00
JUL          8.33%           1.00
AUG          8.33%           1.00
SEP          8.33%           1.00
OCT          8.33%           1.00
NOV          8.33%           1.00
DEC          8.33%           1.00
          ---------       ----------
TOTALS     100.00%          12.00


GLOBAL RECOVERIES
- -----------------

CAM-15% FULL DEDUC, REFERRED TO AS CAM1
DESCRIBED AS CAM - 15% FULL DEDUCTION OVER LOA (USED FOR MGT'S CODES A, B, H, N)
ASSIGNED TO COST CENTER   1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSES CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSES
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM-15% EXT. ONLY, REFERRED TO AS CAM2
DESCRIBED AS CAM - 15% EXTERIOR DEDUCT OVER LOA (USED FOR CODES C & J)
ASSIGNED TO COST CENTER   1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSES CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSES
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM-15% NO DUCT, REFERRED TO AS CAM3
DESCRIBED AS CAM - 15% NO DEDUCT OVER LOA (USED FOR MGT'S CODE F)
ASSIGNED TO COST CENTER   1 - CALL-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSES CAM3
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSES
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM-18% FULL DEDUC, REFERRED TO AS CAM4
DESCRIBED AS CAM - 18% FULL DEDUCT OVER LOA (USED FOR MGT'S CODES D & O)
ASSIGNED TO COST CENTER    1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSES CAM4
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSES

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CA-18% EXT. ONLY, REFERRED TO AS CAM5
DESCRIBED AS CAM - 18% EXTERIOR DEDUCT OVER LOA (USED FOR MGT'S CODES E & P)
ASSIGNED TO COST CENTER   1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM5
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHOUGHT

CAM-15% FULL DEDUC, REFERRED TO AS CAM6
DESCRIBED AS CAM - 15% DULL DEDUCT OVER LOA (USED FOR MGT'S CODES Q & R)
ASSIGNED TO COST CENTER   1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM6
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHOUGHT

CAM-15% FULL DEDUC, REFERRED TO AS CAM 7
DESCRIBED AS CAM - 15% DULL DEDUCT WITH 90% FLOOR (USED FOR MGT'S CODE K)
ASSIGNED TO COST CENTER   1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 90%
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHOUGHT

CAM-15% FULL DEDUC, REFERRED TO AS CAM8
DESCRIBED AS CAM -15 % DULL DEDUCT WITH 95% FLOOR (USED FOR MGT'S CODE M)
ASSIGNED TO COST CENTER   1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 095%
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHOUGHT

CAM-15% EXT. ONLY, REFERRED TO AS CAM9
DESCRIBED AS CAM - 15% EXTERIOR DEDUCT WITH 90% FLOOR (USED FOR MGT'S CODE L)
ASSIGNED TO COST CENTER   1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHOUGHT

REAL ESTATE TAXES, REFERRED TO AS TAX1
ASSIGNED TO COST CENTER    4 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE PTAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MLOA
CALCULATED ON AN ACCRUAL BASIS WITH CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES, REFERRED TO AS TAX2
ASSIGNED TO COST CENTER    4 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE PTAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 090%
CALCULATED ON AN ACCRUAL BASIS WITH CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES, REFERRED TO AS TAX3
ASSIGNED TO COST CENTER    4 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE PTAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 095%
CALCULATED ON AN ACCRUAL BASIS WITH CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES, REFERRED TO AS TAX4
ASSIGNED TO COST CENTER    4 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE PTAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MGLA
CALCULATED ON AN ACCRUAL BASIS WITH CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

STD
GLOBAL GROUPING
GLOBAL RECOVERY CAM1
GLOBAL RECOVERY TAX1

TENANT PROLOGUE
- ---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNT/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNT/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNT INTERPRETED AS AMOUNT/YEAR
MARKET RATES INTERPRETED AS AMOUNT/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
- ------------------

THERE ARE A TOTAL OF 8 REFERENCE TENANT(S):

- --------------------------------------------------------

# 1 - MKT1
BASE LEASE DATES : 1/1996 TO 12/2005
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:           1
PRIMARY CODE:             1 - MALL SHOP TENANTS
SECONDARY CODE:           1 - TENANTS LESS THAN 1000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT1

PERCENTAGE RENT:
INITIAL DALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 STD% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

COMMISSIONS : NONE

ALTERNATIONS : NONE

SPECULATIVE RENEWALS:

       LENGTH          VACANT   SQ FT       MONTHS OF
TERM   YEARS.MONTHS    MONTHS   INCREASE    FREE RENT   COMMISSIONS   ALTERATION
- ----   ------------    ------   --------    ----------  -----------   ----------
 1      10.00             2       NONE        NONE          YES          YES
 2      10.00             2       NONE        NONE          YES          YES

RENEWAL MINIMUM RENT:

100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
4.50 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALE AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM LEASE

RENEWAL RECOVERY STD

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTN
RENEWAL PAYOUT:      CASHED OUT

- ---------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:  1/1996 TO 12/2005
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           1 - MALL SHOP TENANTS
SECONDARY CODE:         2 - TENANT 1001-2000

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT2

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 STD% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

COMMISSION: NONE

ALTERNATIONS: NONE

SPECULATIVE RENEWAL:

       LENGTH        VACANT  SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
 4.50 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT :     CASHED OUT

RENEWAL ALTERNATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

- --------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:  1/1996 TO 12/2005
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           1 - MALL SHOP TENANTS
SECONDARY CODE:         3 - TENANT 2001-3500

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT3

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG

WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 STD% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

COMMISSION: NONE

ALTERNATIONS: NONE

SPECULATIVE RENEWAL:

       LENGTH        VACANT  SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
 4.50 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT :     CASHED OUT

RENEWAL ALTERNATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

- ---------------------------------------------------

 #4 - MKT4
BASE LEASE DATES: 1/1996 TO 12/2005

TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           1 - MALL SHOP TENANTS
SECONDARY CODE:         4 - TENANT 3501-5000

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT4

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 STD% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

COMMISSION: NONE

ALTERNATIONS: NONE

SPECULATIVE RENEWAL:

       LENGTH        VACANT  SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
 4.50 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING

GLOBAL RECOVERY STD

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT :     CASHED OUT

RENEWAL ALTERNATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

- ---------------------------------------------------------

# 5 - MKT5
BASE LEASE DATES:  1/1996 TO 12/2005
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           1 - MALL SHOP TENANTS
SECONDARY CODE:         5 - TENANT 5001-7500

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT5

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 STD% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

COMMISSION: NONE

ALTERNATIONS: NONE

SPECULATIVE RENEWAL:

       LENGTH        VACANT  SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% FINAL EFFECTIVE RENT, MARKET RATE MKT5

MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
 4.50 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT :     CASHED OUT

RENEWAL ALTERNATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

- -------------------------------------------------------------

# 6 - MKT6
BASE LEASE DATES:  1/1996 TO 12/2005
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           1 - MALL SHOP TENANTS
SECONDARY CODE:         6 - TENANT tENANTS GREATER THAN 7500

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT6

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 STD% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

COMMISSION: NONE

ALTERNATIONS: NONE

SPECULATIVE RENEWAL:

       LENGTH        VACANT  SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% FINAL EFFECTIVE RENT, MARKET RATE MKT6 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
 4.50 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY STD

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT :     CASHED OUT

RENEWAL ALTERNATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

- --------------------------------------------------

# 7 - MKT7
BASE LEASE DATES:  1/1996 TO 12/2005
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           1 - KIOSK TENANTS
SECONDARY CODE:         9 - KIOSK TENANTS

MINIMUM RENT:
INITIAL RENT - MARKET RATE KISK

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG

WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 10.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES: NONE

COMMISSION: NONE

ALTERNATIONS: NONE

SPECULATIVE RENEWAL:

       LENGTH        VACANT   SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        3.00          2      NONE       NONE         YES            YES
 2        3.00          2      NONE       NONE         YES            YES
 3        3.00          2      NONE       NONE         YES            YES
 4        3.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% FINAL EFFECTIVE RENT, MARKET RATE KISK MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT :     CASHED OUT

RENEWAL ALTERNATIONS: NONE

- ------------------------------------------------

# 8 - FOOD COURT
BASE LEASE DATES:   1/1996 TO 12/2005
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            2 - FOOD COURT TENANTS
SECONDARY                8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE FOOD

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALM
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 10.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE FOOD MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
 4.50 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYPOUT:     CASHED OUT

RENEWAL ALTERATIONS : MARKET RATE ALTB
RENEWAL PAYOUT:    CASHED OUT

                      THE MALL OF NEW HAMPSHIRE -- (2/98)
                            PROJECT DESIGNATOR: 8130
                               EXPIRATION REPORT
                        YEARS 1999 TO 2009, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                     BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                3/23/98 @ 16:47




                                      TERM/        BASE                   TOTAL       MARKET
      TENANT          SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ------------------   -----------   ----------   ---------   ---------   ---------   ----------
# 64-SUITE S149A                    INITIAL
LECHTERS                2,365        4/1998        30.00       19.13       49.13        35.00
# 17-SUITE N129                     INITIAL
BROOKSTONE              3,840        1/1999        29.29       17.95       47.24        31.05
# 20-SUITE S111                     INITIAL
CASUAL CORNER           5,250        1/1999        35.00       17.95       52.95        28.46
# 7-SUITE N109                      INITIAL
AUNITE ANNE'S             418        1/1999       122.12       18.03      140.15       139.73
# 27-SUITE S149                     INITIAL
COUNTY SEAT             3,864        1/1999        27.95       17.95       45.90        31.05
# 59-SUITE S103                     INITIAL
KAY-BEE TOYS            3,772        1/1999        39.76       17.82       57.58        31.05
# 11-SUITE N121
BELDEN/SHAW'S                       INITIAL
JWLS                    1,547        1/1999        96.96       18.21      115.18        51.75
# 73-SUITE N111
MRS FIELD                           INITIAL
COOKIES                   600        1/1999       116.66       17.94      134.60       139.73
# 74-SUITE E109                     INITIAL
NASER JEWLERS           1,193        1/1999        83.82       18.01      101.82        51.75
# 78-SUITE S121                     INITIAL
NORDIC TRACK            1,232        1/1999        48.70       18.01       66.71        51.75
# 91-SUITE N113                     INITIAL
RITZ CAMERA 1 HR        1,100        1/1999        45.45       17.95       63.39        51.75
#108-SUITE E115                     INITIAL
WEATHERVANE             5,016        1/1999        30.00       18.01       48.01        28.46

                                          TERM/        BASE                   TOTAL       MARKET
        TENANT            SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ----------------------   -----------   ----------   ---------   ---------   ---------   ----------
# 69-SUITE W123                         INITIAL
LIMITED, THE                 3,633       2/1999        30.00       17.95       47.95        31.05
                             -----                    ------       -----      ------       ------
13 FY 99 EXPIRATIONS        33,830                     40.37       18.04       58.41        36.91
# 85-SUITE E111                         INITIAL
PETITE SOPHISTICAT           2,879       1/2000        43.99       18.20       62.19        37.49
                            ------                    ------       -----      ------       ------
1 FY100 EXPIRATIONS          2,879                     43.99       18.20       62.19        37.49
                            ------                    ------       -----      ------       ------
14 CUMULATIVE EXPS          36,709                     40.65       18.06       58.71        36.96
# 56-SUITE K-2                          INITIAL
INSTANT JEWEL REPR             150       4/2000       350.00        0.00      350.00       321.37
#106-SUITE E123                         INITIAL
VICTORIA'S SECRET            5,375       4/2000        30.00       18.20       48.20        29.46
# 86-SUITE K-11                         INITIAL
PIERCING PAGODA                160       4/2000       286.27        0.00      286.27       321.37
# 61-SUITE N115                         INITIAL
LADY FOOTLOCKER              1,430       1/2001        41.95       18.72       60.67        55.44
# 99-SUITE E117                         INITIAL
SUNCOAST MOTION              1,875        1/200        95.14       18.72      113.86        55.44
                            ------                    ------       -----      ------       ------
5 FY101 EXPIRATIONS          8,990                     55.39       17.76       73.15        49.07
                            ------                    ------       -----      ------       ------
19 CUMULATIVE EXPS          45,699                     43.55       18.00       61.55        39.34
# 87-SUITE K-3                          INITIAL
PLUMB GOLD                     160       8/2001       262.50        0.00      262.50       332.62
# 67-SUITE S141                         INITIAL
LIDS                           600       1/2002        70.00       19.32       89.32        80.33

                                       TERM/        BASE                   TOTAL       MARKET
      TENANT         SQUARE FT      END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- -----------------   -----------   ----------   ---------   ---------   ---------   ----------
# 4-SUITE E121                      INITIAL
AMERICAN EAGLE          4,524        1/2002       36.28       19.31       55.59        34.43
                        -----                    ------       -----      ------       ------
3 FY102
EXPIRATIONS              5284                     46.96       18.73       65.69        48.67
                        -----                    ------       -----      ------       ------
22 CUMULATIVE
EXPS                   50,983                     43.90       18.07       61.98        40.31
# 15-SUITE W125
BOSTON TRADING                      INITIAL
CO                      8,741        1/2003       30.00       20.08       50.08        29.69
# 36-SUITE S105                     INITIAL
EYE WORLD               4,480        1/2003       41.29       20.08       61.37        35.63
# 46-SUITE W135                     INITIAL
GOLDEN NAILS              750        1/2003       60.00       20.43       80.43        83.14
# 26-SUITE S101                     INITIAL
COOKIN                  3,837        1/2003       30.00       20.08       50.09        35.63
# 58-SUITE S127                     INITIAL
KAY JEWELERS              803        1/2003      147.08       20.14      167.22        83.14
                       ------                    ------       -----      ------       ------
5 FY103
EXPIRATIONS            18,611                     38.98       20.10       59.08        36.81
                       ------                    ------       -----      ------       ------
27 CUMULATIVE
EXPS                   69,594                     42.59       18.62       61.20        39.37
# 86-SUITE K-11                   RENEWAL 1
PIERCING PAGODA           160        6/2003      321.38        0.00      321.38       356.31
# 56-SUITE K-2
INSTANT JEWEL                     RENEWAL 1
REPR                      150        6/2003      350.00        0.00      350.00       356.31
# 47-SUITE N105
GREAT                               INITIAL
EXPECTATIONS            1,150        1/2004       56.53       20.62       77.14        61.46
# 28-SUITE N101                     INITIAL
CVS                     5,335        1/2004       23.00       20.65       43.65        33.80
# 6-SUITE F115                      INITIAL
AU BON PAIN               825        1/2004       96.96       20.68      117.64       165.95

                                       TERM/          BASE                   TOTAL       MARKET
      TENANT          SQUARE FT       END DATE      RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ------------------   -----------   -------------   ---------   ---------   ---------   ----------
# 13-SUITE N141                      INITIAL
BLAZING T'S              1,245     1/2004             48.19       20.63       68.82        61.66
6 FY104
EXPIRATIONS              8,865                        48.69       19.93       68.61        64.85
                         -----                       ------       -----      ------       ------
33 CUMULATIVE
EXPS                    78,459                        43.28       18.76       62.04        42.25
# 87-SUITE K-3                     RENEWAL 1
PLUMB GOLD                 160     10/2004           332.63        0.00      332.63       368.78
# 19-SUITE W111                      INITIAL
CANDY EXPRESS            1,057     1/2005             56.76       21.40       78.16        63.61
# 88-SUITE W113                      INITIAL
PRINTS PLUS              2,193      1.2005            37.49       21.47       58.96        44.53
# 8-SUITE N133                       INITIAL
B. DALTON                8,038     1/2005             39.00       21.41       60.41        31.81
# 93-SUITE S129
SAN FRAN MUSIC                       INITIAL
BOX                      1,048     1/2005             57.25       21.40       78.65        63.61
# 14-SUITE S131                      INITIAL
BODY SHOP, THE           1,239     1/2005             48.42       21.40       69.82        63.61
# 48-SUITE S145                      INITIAL
GRIA JN'S COFFEE           920     1/2005             65.20       21.47       86.67        89.06
# 52-SUITE W115
HAMMET'S LEARN                       INITIAL
WLD                      2,696     1/2005             33.00       21.41       54.41        44.53
                        ------                       ------       -----      ------       ------
8 FY105
EXPIRATIONS             17,351                        44.83       21.22       66.05        47.66
                        ------                       ------       -----      ------       ------
41 CUMULATIVE
EXPS                    95,810                        43.56       19.21       62.77        43.23
# 50-SUITE N127                      INITIAL
GYMBOREE                 1,256     1/2006             36.62       21.93       58.55        65.84
# 9-SUITE S147
B. DALTON                            INITIAL
SOFTWARE                 2,000     1/2006             64.99       21.93       86.92        65.84

                                      TERM/        BASE                   TOTAL       MARKET
      TENANT          SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ------------------   -----------   ----------   ---------   ---------   ---------   ----------
# 18-SUITE N135
CAMBRDIGE                            INITIAL
SOUNDWRK                 2,500        1/2006       35.00       21.93       56.93        46.09
#113-SUITE S143                      INITIAL
ZALES                    1,080        1/2006      138.88       21.93      160.81        65.84
                         -----                    ------       -----      ------       ------
4 FY106
EXPIRATIONS              6,836                     60.48       21.93       82.41        58.62
                         -----                    ------       -----      ------       ------
45 CUMULATIVE
EXPS                   102,646                     44.69       19.39       64.08        44.26
# 86-SUITE K-11                    RENEWAL 2
PIERCING PAGODA            160        8/2006      356.33        0.00      356.33       395.04
# 56-SUITE K-2
INSTANT JEWEL                      RENEWAL 2
REPR                       150        8/2006      356.32        0.00      356.32       395.04
# 77-SUITE N145                      INITIAL
NOAH'S                   1,477        1/2007       49.41       23.39       72.80        68.14
# 55-SUITE N147
INNOVATION                           INITIAL
LUGGAGE                  2,972        1/2007       35.34       23.39       58.73        47.70
# 31-SUITE S165                      INITIAL
DRIVN'S STYLE            2,329        1/2007       40.40       23.39       63.79        47.70
# 34-SUITE N103
ELECTNC'S                            INITIAL
BOUTIQUE                 1,150        1/2007       47.82       23.38       71.21        68.14
# 35-SUITE W155                      INITIAL
ESTN MTN SPORTS          6,945        1/2007       30.00       23.72       53.72        37.48
# 21-SUITE N131                      INITIAL
CHILDREN'S PLACE         3,825        1/2007       30.00       23.45       53.46        40.89
# S-SUITE S119                       INITIAL
ATHLETE'S FOOT           1,536        1/2007       39.06       23.39       62.45        68.14
# 10-SUITE E113
BATH & BODY                          INITIAL
WORKS                    2,723        1/2007       30.00       23.39       53.39        47.70
# 1-SUITE E153                       INITIAL
AEROSOLES                1,494        1/2007       45.00       23.39       68.39        68.14

                                       TERM/        BASE                   TOTAL       MARKET
       TENANT          SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- -------------------   -----------   ----------   ---------   ---------   ---------   ----------
# 89-SUITE W121                      INITIAL
RADIO SHACK             2,2230        1/2007        31.38       23.39       54.77        47.70
# 66-SUITE S164                      INITIAL
LENSCRAFTERS             3,709        1/2007        30.00       23.39       53.39        40.89
# 49-SUITE W101                      INITIAL
GROUND ROUND             6,329        1/2007        20.54       23.39       43.93        37.48
# 96-SUITE E125                      INITIAL
SELECT COMFORT             800        1/2007        56.25       23.39       79.64        95.40
# 97-SUITE F109                      INITIAL
SPACE CENTER             2,361        1/2007        59.30       23.39       82.69        47.70
# 16-SUITE E140                      INITIAL
BRITCHES                 4,501        1/2007        27.99       23.39       51.38        40.89
#100-SUITE S125                      INITIAL
SUNLGASS HUT               489        1/2007       122.70       23.46      146.16        95.40
#102-SUITE W139
THINGS                               INITIAL
REMEMBERED               2,250        1/2007        40.40       23.39       63.79        47.70
#103-SUITE W143                      INITIAL
TRACK N' TRAIL           1,870        1/2007        35.00       23.39       58.39        68.14
# 72-SUITE W133                      INITIAL
MOTHERTIME               1,000        1/2007        45.00       22.93       67.93        95.40
# 30-SUITE N123                      INITIAL
DISNEY STORE, THE        5,246        1/2007        27.00       23.45       50.45        37.48
#110-SUITE S133                      INITIAL
WILSONS SUEDE            2,420        1/2007        23.10       63.10       47.70
#112-SUITE E135
YANKEE CANDLE                        INITIAL
CO.                      1,600        1/2007        46.87       23.39       70.26        68.14
# 54-SUITE W151                      INITIAL
ICING, THE               1,373        1/2007        38.60       23.39       61.98        68.14
                        ------                     ------       -----      ------        -----

                                          TERM/        BASE                       TOTAL       MARKET
        TENANT            SQUARE FT     END DATE     RENT/SF       RECV/SF       RENT/SF      RENT/SF
- ----------------------   -----------   ----------   ---------   -------------   ---------   ----------
25 FY107 EXPIRATIONS                                   36.42    23.30              39.72        50.33
70 CUMULATIVE EXPS         163,585                     41.61    20.85              62.45        46.52
# 87-SUITE K-3                         RENEWAL 2
PLUMB GOLD                     160       12/2007      381.67     0.00             381.67       423.18
# 53-SUITE W137                          INITIAL
HOT TOPIC                    1,250        1/2008       46.50    25.40              71.90        70.53
# 79-SUITE S167                          INITIAL
NORTHERN EXPERIENC            8,00        1/2008       26.13    25.40              51.54        35.26
# 80-SUITE N139                          INITIAL
OLYMPIA SPORT CTR            15,00        1/2008       17.52    25.40              42.92        35.26
# 81-SUITE E137                          INITIAL
PACIFIC SUNWEEAR             3,000        1/2008       31.36    25.40              56.76        49.37
# 82-SUITE E119                          INITIAL
PARADE OF SHOES              3,117        1/2008       31.36    25.40              56.76        49.37
# 83-SUITE N137                          INITIAL
PAUL HARRIS                  5,000        1/2008       30.00    25.40              55.40        42.32
# 84-SUITE E133                          INITIAL
PERFUMANIA                   1,200        1/2008       45.83    25.41              71.24        70.53
# 22-SUITE E127                          INITIAL
CINNABON                       821        1/2008       85.26    25.40             110.66        98.74
# 23-SUITE E131                          INITIAL
CITIZEN'S BANK               2,171        1/2008       46.06    25.47              71.53        49.37
# 38-SUITE S159                          INITIAL
FINISH LINE                  9,581        1/2008       18.00    25.40              43.40        35.26
# 39-SUITE N151                          INITIAL
FIVE-SEVEN-NINE              1,545        1/2008       31.36    25.41              56.77        70.53
# 40-SUITE W119                          INITIAL
FOOTLOCKER                   2,692        1/2008       37.15    25.40              62.55        49.37

                                        TERM/        BASE                   TOTAL       MARKET
       TENANT           SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- --------------------   -----------   ----------   ---------   ---------   ---------   ----------
# 41-SUITE N149                       INITIAL
G&GRAVE                   1,993        1/2008        33.99       25.40       59.39       70.53
# 42-SUITE S157                       INITIAL
GADZOOKS                  1,799        1/2008        40.00       25.40       65.40       70.53
# 60-SUITE S113                       INITIAL
KIDS FOOTLOCKER           2,050        1/2008        35.00       25.40       60.40       49.37
# 44-SUITE E139                       INITIAL
GARDEN BOTANIKA           1,629        1/2008        42.00       25.40       67.40       70.53
# 90-SUITE S109                       INITIAL
RECORD TOWN               6,926        1/2008        36.59       25.40       61.99       38.79
# 45-SUITE W117                       INITIAL
GNC LIVE WELL             2,670        1/2008        45.00       25.40       70.40       49.37
# 65-SUITE W141                       INITIAL
LECHTERS                  2,950        1/2008        36.59       25.40       61.99       49.37
# 29-SUITE F101                       INITIAL
DAIRY TREATS                540        1/2008        92.60        0.00       92.60      190.43
# 3-SUITE W153                        INITIAL
ALDO                      1,575        1/2008        38.09       25.40       63.49       70.53
# 98-SUITE E138                       INITIAL
SPENCER GIFTS             1,977        1/2008        40.00       25.40       65.40       70.53
# 68-SUITE E141                       INITIAL
LIMITED EXPRESS           6,172        1/2008        30.00       25.00       55.00       38.79
# 25-SUITE N117                       INITIAL
CONTEMPO CASUALS          4,103        1/2008        31.36       25.40       56.76       42.32
#101-SUITE N155                       INITIAL
SUNGLASS NUT SPORT          735        1/2008        74.82       25.40      100.23        98.7%
# 71-SUITE F111                       INITIAL
MCDONALD'S                  750        1/2008       130.43       23.74      154.18      190.43
# 32-SUITE W150                       INITIAL
EASY SPIRIT               1,411        1/2008        32.00       25.25      57..25       70.53

                                           TERM/         BASE                    TOTAL        MARKET
        TENANT            SQUARE FT      END DATE      RENT/SF     RECV/SF      RENT/SF       RENT/SF
- ----------------------   -----------   ------------   ---------   ---------   -----------   ----------
#104-SUITE N143                          INITIAL
TRADE SECRET                 1,245     1/2008            40.16       25.41         65.57        70.53
#105-SUITE E130                          INITIAL
TRI TRAVEL                   1,198     1/2008            31.30       25.82         57.13        70.53
# 33-SUITE W147                          INITIAL
EDDIE BAUER                  6,722     1/2008            24.00       25.40         49.40        38.79
#107-SUITE N153                          INITIAL
WATCH WORLD                    699     1/2008            64.38       25.46         89.84        98.74
# 51-SUITE E149                          INITIAL
HALLMARK/JOHN'S              3,708     1/2008            40.00       25.00         65.00        42.32
#109-SUITE E157                          INITIAL
WHITEHALL CO. JWLS             675     1/2008           103.70       25.40       1129.10        98.74
# 75-SUITE N107                          INITIAL
NEWS SHOP                    1,150     1/2008            65.22       25.75         90.97        70.53
#111-SUITE S135                          INITIAL
WORLD OF SCIENCE             2,562     1/2008            35.00       25.40         60.40        49.37
# 76-SUITE W149                          INITIAL
NINE WEST                    1,313     1/2008            31.99       25.25         57.24        70.53
# 2-SUITE N125                           INITIAL
AFTERTHOUGHTS                1,305      1.2008           45.98       25.40         71.37        70.53
# 24-SUITE S123                        RENEWAL 1
CLAIRE'S BOUTIQUE              722     3/2008            75.26       25.41        100.67        98.74
                             -----                      ------       -----       -------        -----
39 FY108 EXPIRATIONS      112,1166                       33.66       25.20         58.87        5025
                          --------                      ------       -----       -------        -----
109 CUMULATIVE
EXPS                       275,701                       38.38       22.62         61.00        48.03
# 64-SUITE S149A                       RENEWAL 1
LECHTERS                     2,365     6/2008            36.57       25.40         61.97        49.37
#120-SUITE S162                          INITIAL
VACANT IN-LINE               6,024     6/2008            31.36       25.40         56.76        38.79

                                        TERM/        BASE                   TOTAL       MARKET
       TENANT           SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- --------------------   -----------   ----------   ---------   ---------   ---------   ----------
#117-SUITE E129                        INITIAL
VACANT IN-LINE              532         9/2008       73.15       25.42       98.57        98.74
#121-suite W127                        INITIAL
VACANT IN-LINE            4,590         9/2008       31.36       25.40       56.76        42.32
#124-SUITE F100                        INITIAL
FOOD COURT                  468         9/2008      141.08        0.00      141.08       190.43
#125-SUITE F103                        INITIAL
FOOD COURT                  928         9/2008      141.08        0.00      141.08       190.43
#122-SUITE W124                        INITIAL
VACANT IN-LINE            3,125        12/2008       36.58       25.41       61.99        51.10
#123-SUITE S163                        INITIAL
VACANT IN-LINE            3,460        12/2008       36.58       25.40       61.98        51.10
# 70 SUITE F113                        INITIAL
MASTER WOK                  750         1/2009      160.00        0.00      160.00       197.10
# 94-SUITE F107                        INITIAL
SBARO                       896         1/2009      195.31        0.00      195.31       197.10
# 62-SUITE N119                        INITIAL
LEARNING SMITH            3,627         1/2009       33.00       25.18       58.18        43.80
# 11-SUITE N121                      RENEWAL 1
BELDEN/SHAW'S JWLS        1,547         3/2009      101.32       25.19      126.51        73.00
# 59-SUITE S103                      RENEWAL 1
KAY-BEE TOYS              3,772         3/2009       41.55       25.18       66.73        43.80
# 7-SUITE N109                       RENEWAL 1
AUNTIE ANN'S                418         3/2009      146.01        0.00      146.01       197.10
# 91-SUITE N113                      RENEWAL 1
RITZ CAMERA 1 HR          1,100         3/2009       54.08       25.18       79.25        73.00
#114-SUITE S139                        INITIAL
VACANT IN-LINE            1,000         3/2009       73.15       25.19       98.34       102.20
#115-SUITE S139                        INITIAL
VACANT IN-LINE              600         3/2009       73.16       25.20       98.36       102.20

                                          TERM/        BASE                   TOTAL        MARKET
        TENANT            SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      7RENT/SF
- ----------------------   -----------   ----------   ---------   ---------   ---------   -----------
#116-SUITE E155                          INITIAL
VACANT IN-LINE                 832        3/2009       73.15       25.18       98.34        102.20
# 78-SUITE S121                        RENEWAL 1
NORDIC TRACK                 1,232        3/2009       54.08       25.18       79.26         73.00
#118-SUITE E126                          INITIAL
VACANT IN-LINE                 664        3/2009       73.16       25.17       98.33        102.20
#119-SUITE E151                          INITIAL
VACANT IN-LINE               2,431        3/2009       36.58       25.18       61.76         51.10
# 17-SUITE N129                        RENEWAL 1
BROOKSTONE                   3,840        3/2009       32.45       25.18       57.63         43.80
# 73-SUITE N111                        RENEWAL 1
MRS FIELD COOKIES              600        3/2009      146.02        0.00      146.02        197.10
# 20-SUITE S111                        RENEWAL 1
CASUAL CORNER                5,250        3/2009       36.58       25.18       61.76         40.15
# 74-SUITE E109                        RENEWAL 1
NASER JEWELERS               1,195        3/2009       87.59       25.19      112.78         73.00
#108-SUITE E115                        RENEWAL 1
WEATHERVANE                  5,016        3/2009       31.35       25.18       56.53         40.15
# 27-SUITE S149                        RENEWAL 1
COUNTY SEAT                  3,864        3/2009       32.45       25.18       57.63         43.80
#126-SUITE F105                          INITIAL
FOOD COURT                     855        3/2009      141.08        0.00      141.09        197.10
#1127-SUITE F115                         INITIAL
FOOD COURT                     725        3/2009      141.09        0.00      141.09        197.10
                             -----                    ------       -----      ------        ------
29 FY109 EXPIRATIONS        61,704                     50.90       22.95       73.86        63,54
                            ------                    ------       -----      ------        ------
138 CUMULATIVE EXPS        337,405                     40.67       22.68       63.35         50.87



================================================================================================================
TENANT BY TENANT OCCUPANCY COST ANALYSIS
- ----------------------------------------------------------------------------------------------------------------
                                                                                                        OCCUP.
                   SQUARE      MINIMUM        OVERAGE                                      TOTAL         COST
TENANT              FEET         RENT          RENT           SALES       RECOVERIES        COST        RATIO
================================================================================================================
AEROSOLES          1,494      $  35.00        $   --      $   373.77       $  18.83      $  53.83       14.4%
ALDO               1,575      $  34.92        $   --      $   373.77       $  18.83      $  53.75       14.4%
AMERICAN EAG       4,524         36.28        $   --      $   367.40       $  18.83      $  55.11       15.0%
ATHLETE'S FO       1,536      $  39.06        $   --      $   480.78       $  18.83      $  57.89       12.0%
AUNTIE ANNE'         418      $ 101.78        $   --      $   731.95       $  15.90      $ 117.67       16.1%
B. DALTON          8,038      $  39.00        $   --      $   259.51       $  18.83      $  57.83       22.3%
B. DALTON SO       2,000      $  45.83        $   --      $   561.97       $  18.83      $  64.67       11.5%
BATH & BODY        2,723      $  30.00        $   --      $   373.77       $  18.83      $  48.83       13.1%
BELDEN/SHAW'       1,547      $  80.80        $   --      $   901.91       $  16.08      $  96.88       10.7%
BERTUCCI'S         4,800      $  25.00        $   --      $   373.77       $  18.83      $  43.83       11.7%
BLAZING T'S        1,245      $  40.16        $   --      $   373.77       $  18.83      $  58.99       15.8%
BODY SHOP, T       1,239      $  48.42        $   --      $   442.47       $  18.83      $  67.25       15.2%
BRITCHES           4,501      $  24.99        $   --      $   208.81       $  18.83      $  43.82       21.0%
BROOKSTONE         3,840      $  24.41        $   --      $   222.54       $  15.84      $  40.25       18.1%
CAMBRIDGE SO       2,500      $  35.00        $   --      $   495.84       $  18.83      $  53.83       10.9%
CANDY EXPRES       1,057      $  56.76        $   --      $   266.53       $  18.83      $  75.59       28.4%
CASUAL CORNE       5,250      $  29.17        $   --      $    94.99       $  15.84      $  45.01       47.4%
CHILDREN'S P       3,825      $  30.00        $   --      $   373.77       $  18.90      $  48.90       13.1%
CINNABON             821      $  73.08        $   --      $   373.77       $  18.83      $  91.91       24.6%
CITIZEN'S BA       2,171      $  46.06        $   --      $   373.77       $  18.90      $  64.96       17.4%
CLAIRE'S BOU         722      $  72.02        $   --      $   664.77       $  18.83      $  90.85       13.7%
COOKIN             3,837      $  37.57        $   --      $   667.26       $  18.83      $  56.41        8.5%
COUNTY SEAT        3,864      $  23.29        $   --      $   142.76       $  15.84      $  39.13       27.4%
CVS                5,335      $  23.00        $   --      $   313.11       $  18.36      $  41.36       13.2%
DISNEY STORE       5,246      $  27.00        $   --      $   373.77       $  18.90      $  45.90       12.3%
DRIVN'S STYLE      2,329      $  30.06        $ 0.16      $   373.77       $  18.83      $  49.05       13.1%
EASY SPIRIT        1,411      $  30.00        $   --      $   373.77       $  18.83      $  48.83       13.1%
EDDIE BAUER        6,722      $  24.00        $   --      $   208.81       $  18.83      $  42.83       20.5%
ELECTNC'S BO       1,150      $  43.47        $   --      $   373.77       $  18.83      $  62.30       16.7%
ESTN MTN SPO       6,945      $  30.00        $   --      $   373.77       $  19.11      $  49.11       13.1%
EYE WORLD          4,480      $  41.29        $   --      $   226.19       $  18.83      $  60.12       26.6%
FINISH LINE        9,581      $  18.00        $   --      $   208.81       $  18.83      $  36.83       17.6%
FIVE-SEVEN-N       1,545      $  28.00        $   --      $   373.77       $  18.83      $  46.83       12.5%
FOOTLOCKER         2,692      $  37.15        $   --      $   373.77       $  18.83      $  55.98       15.0%
G&G/RAVE           1,993      $  30.00        $   --      $   208.81       $  18.83      $  48.83       23.4%
GADZOOKS           1,799      $  36.00        $   --      $   373.77       $  18.83      $  54.83       14.7%
GAP/GAPKIDS        9,913      $  33.00        $   --      $   373.77       $  17.31      $  50.31       13.5%
GARDEN BOTAN       1,629      $  38.00        $   --      $   373.77       $  18.83      $  56.83       15.2%
GNC LIVE WEL       2,670      $  45.00        $   --      $   187.44       $  18.83      $  63.83       34.1%
GOLDEN NAILS         750      $  60.00        $   --      $   373.77       $  19.18      $  79.18       21.2%
GREAT EXPECT       1,150      $  56.52        $   --      $   373.77       $  18.83      $  75.35       20.2%
GRIA JN'S CO         920      $  59.78        $   --      $   604.78       $  18.90      $  78.68       13.0%
GROUND ROUND       6,329      $  17.38        $   --      $   259.27       $  18.83      $  36.21       14.0%
GYMBOREE           1,256      $  36.62        $   --      $   504.52       $  18.83      $  55.45       11.0%
HALLMARK/JOH       3,708      $  35.00        $   --      $   208.81       $  18.83      $  53.83       25.8%
HAMMET'S LEA       2,696      $  27.00        $   --      $   373.77       $  18.83      $  45.83       12.3%
HOT TOPIC          1,250      $  45.00        $   --      $   373.77       $  18.83      $  63.83       17.1%
ICING, THE         1,373      $  38.60        $   --      $   373.77       $  18.83      $  57.43       15.4%
INNOVATION L       2,972      $  27.00        $   --      $   373.77       $  18.83      $  45.83       12.3%
KAY JEWELERS         803      $ 112.07        $35.01      $ 2,101.16       $  18.90      $ 165.98        7.9%
KAY-BEE TOYS       3,772      $  33.13        $   --      $   311.72       $  15.32      $  48.46       15.5%
================================================================================================================

==================================================================================================
TENANT BY TENANT OCCUPANCY COST ANALYSIS
- --------------------------------------------------------------------------------------------------
                                                                                           Occup.
                  Square     Minimum      Overage                               Total      Cost
Tenant             Feet        Rent         Rent        Sales     Recoveries     Cost      Ratio
==================================================================================================
LADY FOOTLOC       1,430     $ 41.95       $    -      $401.12      $18.83     $ 60.78     15.2%
LECHTERS           2,950     $ 27.00       $    -      $373.77      $18.83     $ 45.83     12.3%
LENSCRAFTERS       3,709     $ 30.00       $    -      $373.77      $18.83     $ 48.83     13.1%
LIDS                 600     $ 70.00       $    -      $628.25      $18.83     $ 88.83     14.1%
LIMITED EXPR       6,172     $ 30.00       $    -      $118.61      $18.83     $ 48.83     41.2%
LIMITED, THE       3,633     $ 27.50       $    -      $341.81      $17.34     $ 44.84     13.1%
MOTHERTIME         1,000     $ 39.99       $    -      $331.04      $17.85     $ 57.84     17.5%
MRS FIELD CO         600     $ 97.22       $    -      $338.35      $15.84     $113.06     33.4%
NASER JEWELE       1,193     $ 69.85       $    -      $949.46      $15.90     $ 85.75      9.0%
NINE WEST          1,313     $ 30.00       $    -      $373.77      $18.83     $ 48.83     13.1%
NOAH'S             1,477     $ 42.00       $    -      $373.77      $18.83     $ 60.83     16.3%
NORDIC TRACK       1,232     $ 40.58       $    -      $517.28      $15.90     $ 56.48     10.9%
OLYMPIA SPOR      15,000     $ 15.00       $    -      $208.81      $18.83     $ 33.83     16.2%
PACIFIC SUNW       3,000     $ 30.00       $    -      $373.77      $18.83     $ 48.83     13.1%
PAUL HARRIS        5,000     $ 28.00       $    -      $373.77      $18.83     $ 46.83     12.5%
PERFUMANIA         1,200     $ 37.50       $    -      $373.77      $18.83     $ 56.33     15.1%
PETITE SOPHI       2,879     $ 43.99       $    -      $196.83      $18.83     $ 62.82     31.9%
PRINTS PLUS        2,193     $ 37.49       $    -      $373.77      $18.90     $ 56.39     15.1%
RADIO SHACK        2,230     $ 31.38       $    -      $373.77      $18.83     $ 50.21     13.4%
RECORD TOWN        6,926     $ 30.75       $    -      $373.77      $18.83     $ 49.58     13.3%
RITZ CAMERA        1,100     $ 37.88       $    -      $814.05      $15.84     $ 53.72      6.6%
RUBY TUESDAY       4,992     $ 24.92       $    -      $373.77      $18.83     $ 43.75     11.7%
SAN FRAN MUS       1,048     $ 57.25       $    -      $340.48      $18.83     $ 76.08     22.3%
SELECT COMFO         800     $ 56.25       $    -      $373.77      $18.83     $ 75.08     20.1%
SPENCER GIFT       1,977     $ 40.00       $    -      $373.77      $18.83     $ 58.83     15.7%
SUNCOAST MOT       1,875     $ 87.02       $    -      $521.11      $18.83     $105.85     20.3%
SUNGLASS HUT         489     $122.69       $    -      $373.77      $18.90     $141.59     37.9%
SUNGLASS HUT         735     $ 74.82       $    -      $373.77      $18.83     $ 93.65     25.1%
THINGS REMEM       2,250     $ 35.00       $    -      $373.77      $18.83     $ 53.83     14.4%
TRACK N' TRA        1870     $ 35.00       $    -      $373.77      $18.83     $ 53.83     14.4%
TRADE SECRET        1245     $ 40.16       $    -      $373.77      $18.83     $ 58.99     15.8%
TRI TRAVEL         1,198     $ 27.47       $    -      $373.77      $19.18     $ 46.65     12.5%
VICTORIA'S S       5,375     $ 30.00       $    -      $336.67      $18.83     $ 48.83     14.5%
WATCH WORLD          699     $ 57.22       $    -      $373.77      $18.90     $ 76.12     20.4%
WEATHERVANE        5,016     $ 25.00       $    -      $169.55      $15.90     $ 40.90     24.1%
WHITEHALL CO         675     $103.70       $    -      $208.81      $18.83     $122.53     58.7%
WILSONS SUED       2,420     $ 35.83       $    -      $392.88      $18.29     $ 54.12     13.8%
WORLD OF SCI       2,562     $ 30.00       $    -      $373.77      $18.83     $ 48.83     13.1%
YANKEE CANDL       1,600     $ 35.41       $    -      $373.77      $18.83     $ 54.24     14.5%
ZALES              1,080     $138.88       $    -      $373.77      $18.83     $157.71     42.2%
==================================================================================================
Note: Projected Average Mall Sales were utilized for tenant without a historical sales performance
==================================================================================================

==================================================================================================================================
INCOME & EXPENSE GROWTH CHART
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.              1999          2000          2001          2002          2003          2004           2005
                                       ----          ----          ----          ----          ----          ----           ----
==================================================================================================================================
   Minimum Rent:                $10,690,699   $12,060,845   $12,071,468   $12,165,448   $12,167,104   $12,396,924    $12,604,310
   Effective Gross Income:      $16,153,870   $17,621,441   $17,737,508   $18,022,074   $18,202,815   $18,675,617    $19,040,138
   Operating Expenses:             $520,275      $538,317      $556,985      $576,302      $596,290      $616,972       $638,372
   Net Operating Income:        $11,020,433   $12,266,583   $12,204,773   $12,302,917   $12,291,278   $12,556,763    $12,706,151
==================================================================================================================================

==========================================================================================================
INCOME & EXPENSE GROWTH CHART
THE MALL OF NEW HAMPSHIRE                                                                  CAGR      CAGR
Cushman & Wakefield, Inc.              2006          2007          2008          2009   1999-08   2001-08
                                       ----          ----          ----          ----   -------   -------
==========================================================================================================
   Minimum Rent:                $12,811,222   $12,600,899   $13,303,699   $15,841,159      2.5%      1.4%
   Effective Gross Income:      $19,526,455   $19,403,013   $20,333,813   $23,439,865      2.6%      2.0%
   Operating Expenses:             $660,515      $683,426      $707,134      $731,665      3.5%      3.5%
   Net Operating Income:        $12,974,583   $12,629,658   $13,275,724   $16,046,640      2.1%      1.2%
==========================================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

               [LINE CHART DEPICTING INCOME AND EXPENSE GROWTH]

==================================================================================================================================
SENSITIVITY ANALYSIS  ("As Is" Analysis)
The Mall of New Hampshire                       1              2               3              4               5              6
Cushman & Wakefield, Inc.                    1999           2000            2001           2002            2003           2004
==================================================================================================================================
Effective Gross Income:                  $17,007,119    $17,802,614     $18,029,078    $18,311,124     $18,558,540    $19,032,130
Operating Expenses:                         $520,275       $538,317        $556,985       $576,302        $596,290       $616,972
Net Operating Income:                    $11,837,534    $12,452,601     $12,498,809    $12,595,697     $12,643,319    $12,911,463
Net Cash Flow:                           $11,052,925    $12,292,679     $12,390,717    $12,461,889     $12,385,861    $12,724,825
PROPERTY VALUE:                         $145,600,000





Net Sales Price:                        $143,571,164   $144,103,916    $145,220,977   $145,770,031    $148,861,573   $150,436,122
Net Cash Flow:                           $11,052,925    $12,292,679     $12,390,717    $12,461,889     $12,385,861    $12,724,825

   - NOI Return:                               8.13%          8.55%           8.58%          8.65%           8.68%          8.87%
   - Cash-On-Cash Return:                      7.59%          8.44%           8.51%          8.56%           8.51%          8.74%


DISCOUNTED INCOME STREAM

Discounted Sales Price:                 $130,223,278   $118,554,648    $108,366,129    $98,662,895     $91,388,093    $83,768,462
Discounted Cash Flow:                    $10,025,329    $10,113,217      $9,246,144     $8,434,697      $7,603,844     $7,085,659

Net Present Value:                      $140,248,607   $138,693,194    $137,750,819   $136,482,282    $136,811,324   $136,277,352





===================================================================================================================================
SENSITIVITY ANALYSIS ("As Is" Analysis)
The Mall of New Hampshire                       7             8             9            10           11         CAGR        CAGR
Cushman & Wakefield, Inc.                    2005          2006          2007          2008         2009        1999-08     2001-08
===================================================================================================================================
Effective Gross Income:                  $19,381,755   $19,822,101   $20,290,353   $21,808,446  $23,672,959       2.8%        2.8%
Operating Expenses:                         $638,372      $660,515      $683,426      $707,134     $731,665       3.5%        3.5%
Net Operating Income:                    $13,048,031   $13,264,811   $13,462,561   $14,678,867  $16,245,281       2.4%        2.3%
Net Cash Flow:                           $12,740,763   $13,088,308   $12,520,335   $13,022,953                    1.8%        0.7%
PROPERTY VALUE:                                                                   $187,298,534                    2.8%

                                                                                                             ----------------------
NET SALES PRICE:                        $152,935,468  $155,215,409  $169,238,702  $187,298,534               AVERAGE RETURNS
NET CASH FLOW:                           $12,740,763   $13,088,308   $12,520,335   $13,022,953               OVER HOLDING PERIOD
                                                                                                             ----------------------
   - NOI Return:                               8.96%         9.11%         9.25%        10.08%               NOI              8.9%
   - Cash-On-Cash Return:                      8.75%         8.99%         8.60%         8.94%               Cash             8.6%


DISCOUNTED INCOME STREAM                                                                                     YIELD COMPOSITION
                                                                                                             ----------------------
Discounted Sales Price:                  $77,242,804   $71,105,967   $70,322,176   $70,590,848               Reversion       48.5%
Discounted Cash Flow:                     $6,434,951    $5,995,905    $5,202,458    $4,908,214               Cash Flow       51.5%
                                                                                                             ---------      -----
Net Present Value:                      $136,186,645  $136,045,713  $140,464,380  $145,641,265               Total Value    100.0%
                                                                                                             ----------------------


===============================================================================================
ASSUMPTIONS & CONCLUSIONS
- -----------------------------------------------------------------------------------------------
VALUE RANGE:                                          LOW            HIGH        CONCLUSION
DISCOUNT RATE:                                       10.75%         10.00%         10.25%
TERMINAL CAP RATE:                                   8.75%          8.00%           8.50%
===============================================================================================
Value Range/Conclusion:                            $138,979,882   $152,601,295    $145,600,000
- -----------------------------------------------------------------------------------------------
   - Going-In Cap Rate:                                   8.52%          7.76%           8.13%
- -----------------------------------------------------------------------------------------------
   - Price/sf Owned GLA:                                $424.50        $466.11         $444.73
- -----------------------------------------------------------------------------------------------
   - Price/sf Mall Shop GLA:                            $437.39        $480.26         $458.22
===============================================================================================


                               NOI VS. CASH FLOW

          [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                          THE PURPOSE OF EDGAR FILING.]

- --------------------------------------------------------------------------------
                    1999         2000         2001         2002         2003
- --------------------------------------------------------------------------------
NOI             $11,837,534  $12,452,601  $12,498,809  $12,595,697  $12,643,319
Cash Flow       $11,052,925  $12,292,679  $12,390,717  $12,461,889  $12,385,861
- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                    2004         2005         2006         2007         2008
- -------------------------------------------------------------------------------
NOI             $12,911,463  $13,048,031  $13,264,811  $13,462,561  $14,678,867
Cash Flow       $12,724,825  $12,740,763  $13,088,308  $12,520,335  $13,022,953
- -------------------------------------------------------------------------------



==============================================================================================
SALE-YIELD MATRIX
- ----------------------------------------------------------------------------------------------
 NET REVERSION      TERMINAL                           DISCOUNT RATE (IRR)
 COST OF SALE:   CAPITALIZATION   ------------------------------------------------------------
     2.00%            RATE             10.00%          10.25%        10.50%          10.75%
==============================================================================================
   $199,004,692       8.00%        $152,601,295    $150,053,193   $147,561,329    $145,124,278
- ----------------------------------------------------------------------------------------------
   $192,974,247       8.25%        $150,276,297    $147,780,382   $145,339,419    $142,952,017
- ----------------------------------------------------------------------------------------------
   $187,298,534       8.50%        $148,088,064    $145,641,265   $143,248,209    $140,907,536
- ----------------------------------------------------------------------------------------------
   $181,947,147       8.75%        $146,024,873    $143,624,384   $141,276,496    $138,979,882
==============================================================================================



                          NPV VS. SALES PRICE BY YEAR

          [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                          THE PURPOSE OF EDGAR FILING.]

- ----------------------------------------------------------------------------------------
                         1999          2000          2001          2002          2003
- ----------------------------------------------------------------------------------------
Net Sales Price     $143,571,164  $144,103,916  $145,220,977  $145,770,031  $148,861,573
Net Present Value   $140,248,607  $138,693,194  $137,750,819  $136,482,282  $136,811,324
- ----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
                          2004          2005          2006          2007         2008
- -----------------------------------------------------------------------------------------
Net Sales Price      $150,436,122  $152,935,468  $155,215,409  $169,238,702  $187,298,534
Net Present Value    $136,277,352  $136,186,645  $136,045,713  $140,464,380  $145,641,265
- -----------------------------------------------------------------------------------------

=============================================================================================================================
ANNUAL CASH FLOW REPORT ("AS STABILIZED" ANALYSIS)
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.              2000                    2001                   2002                   2003
=============================================================================================================================
OPERATING INCOME
- -------------------------
     MINIMUM RENT
     Mall Shop Tenants             $10,850,613             $10,893,932            $10,949,618            $10,980,634
     Food Court Tenants               $928,827                $928,827               $932,999               $940,924
     Kiosk Tenants                    $123,917                $145,919               $146,398               $157,137
                                      ---------               ---------              ---------              ---------
     Subtotal:                     $11,903,357             $11,968,678            $12,029,015            $12,078,695

     RECOVERIES
     CAM Recoveries                 $3,841,300              $3,894,740             $3,989,482             $4,089,377
     TAX Recoveries                 $2,103,051              $2,163,553             $2,246,248             $2,330,800
                                    -----------             -----------            -----------            -----------
     SUBTOTAL:                      $5,944,351              $6,058,293             $6,235,730             $6,420,177

     Overage Rent                      $32,334                 $36,247                $43,791                $40,496

     GROSS RENTAL INCOME:          $17,880,042             $18,063,218            $18,308,536            $18,539,368
     --------------------          ------------            ------------           ------------           ------------
     Specialty Leasing                $710,500                $731,815               $753,769               $776,383
     Miscellaneous                     $82,400                 $84,872                $87,418                $90,041
     Vacancy/Credit Loss             ($894,002)              ($903,159)             ($915,426)             ($926,967)
     -------------------             ----------              ----------             ----------             ----------
     TOTAL INCOME:                 $17,778,940             $17,976,746            $18,234,297            $18,478,825


OPERATING EXPENSES
- -------------------------
     RECOVERABLE EXPENSES
     Common Area Maintenance        $2,194,288              $2,271,088             $2,350,576             $2,432,846
     Real Estate Taxes              $2,017,600              $2,098,304             $2,182,236             $2,269,526
     Management Fee                   $598,515                $601,943               $604,800               $610,746
                                      ---------               ---------              ---------              ---------
     Subtotal-Recoverable:          $4,810,403              $4,971,335             $5,137,612             $5,313,118

     NON-RECOVERABLE
     General & Administrative         $452,062                $467,884               $484,260               $501,209
     Marketing Expense                 $51,750                 $53,561                $55,436                $57,376
     Miscellaneous Expenses            $34,505                 $35,540                $36,606                $37,705
                                       --------                --------               --------               --------
     Subtotal-Nonrecoverable:         $538,317                $556,985               $576,302               $596,290

     TOTAL OPERATING EXPENSES:      $5,348,720              $5,528,320             $5,713,914             $5,909,408
     Operating Expense Ratio             30.1%                   30.8%                  31.3%                  32.0%


NET OPERATING INCOME               $12,430,220             $12,448,426            $12,520,383            $12,569,417

     Alterations                      $105,733                 $80,088                $49,979               $149,149
     Commissions                       $18,960                 $18,045                $11,206                $32,462
     Replacement Reserve               $67,794                 $70,167                $72,623                $75,165
     -------------------               --------                --------               --------               --------
     Subtotal:                        $192,487                $168,300               $133,808               $256,776

NET CASH FLOW                      $12,237,733             $12,280,126            $12,386,575            $12,312,641
=============================================================================================================================

==========================================================================================================================
ANNUAL CASH FLOW REPORT ("AS STABILIZED" ANALYSIS)
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.             2004                   2005                   2006                    2007
==========================================================================================================================
OPERATING INCOME
- -------------------------
     MINIMUM RENT
     Mall Shop Tenants            $11,185,986            $11,281,232            $11,459,212             $11,471,762
     Food Court Tenants              $946,584             $1,008,141             $1,008,141              $1,008,141
     Kiosk Tenants                   $145,263               $158,729               $171,524                $161,120
                                     ---------              ---------              ---------               ---------
     Subtotal:                    $12,277,833            $12,448,102            $12,638,877             $12,641,023

     RECOVERIES
     CAM Recoveries                $4,218,140             $4,306,308             $4,447,131              $4,521,450
     TAX Recoveries                $2,431,989             $2,514,605             $2,628,944              $2,685,576
                                   -----------            -----------            -----------             -----------
     SUBTOTAL:                     $6,650,129             $6,820,913             $7,076,075              $7,207,026

     Overage Rent                     $32,823                $52,437                $80,577                $107,530

     GROSS RENTAL INCOME:         $18,960,785            $19,321,452            $19,795,529             $19,955,579
     --------------------         ------------           ------------           ------------            ------------
     Specialty Leasing               $799,674               $823,664               $848,374                $873,825
     Miscellaneous                    $92,742                $95,524                $98,390                $101,342
     Vacancy/Credit Loss            ($948,038)             ($966,071)             ($989,776)              ($997,778)
     -------------------            ----------             ----------             ----------              ----------
     TOTAL INCOME:                $18,905,163            $19,274,569            $19,752,517             $19,932,968


OPERATING EXPENSES
- -------------------------
     RECOVERABLE EXPENSES
     Common Area Maintenance       $2,517,996             $2,606,126             $2,697,340              $2,791,747
     Real Estate Taxes             $2,360,307             $2,454,719             $2,552,908              $2,655,024
     Management Fee                  $620,280               $630,500               $636,700                $662,193
                                     ---------              ---------              ---------               ---------
     Subtotal-Recoverable:         $5,498,583             $5,691,345             $5,886,948              $6,108,964

     NON-RECOVERABLE
     General & Administrative        $518,752               $536,908               $555,700                $575,149
     Marketing Expense                $59,384                $61,463                $63,614                 $65,840
     Miscellaneous Expenses           $38,836                $40,001                $41,201                 $42,437
                                      --------               --------               --------                --------
     Subtotal-Nonrecoverable:        $616,972               $638,372               $660,515                $683,426

     TOTAL OPERATING EXPENSES:     $6,115,555             $6,329,717             $6,547,463              $6,792,390
     Operating Expense Ratio            32.3%                  32.8%                  33.1%                   34.1%


NET OPERATING INCOME              $12,789,608            $12,944,852            $13,205,054             $13,140,578

     Alterations                      $89,389               $185,910                $76,514                $702,351
     Commissions                      $20,136                $40,840                $16,653                $153,622
     Replacement Reserve              $77,795                $80,518                $83,336                 $86,253
     -------------------              --------               --------               --------                --------
     Subtotal:                       $187,320               $307,268               $176,503                $942,226

NET CASH FLOW                     $12,602,288            $12,637,584            $13,028,551             $12,198,352
==========================================================================================================================

===================================================================================================================================
ANNUAL CASH FLOW REPORT ("AS STABILIZED" ANALYSIS)
THE MALL OF NEW HAMPSHIRE                                                                                CAGR            CAGR
Cushman & Wakefield, Inc.            2008                   2009                   2010               2000-09            2000-09
===================================================================================================================================
OPERATING INCOME
- -------------------------
     MINIMUM RENT
     Mall Shop Tenants           $12,425,042            $14,109,382            $15,162,512                  3.0%            3.7%
     Food Court Tenants           $1,044,579             $1,270,094             $1,514,282                  3.5%            4.5%
     Kiosk Tenants                  $175,567               $190,172               $178,795                  4.9%            3.8%
                                    ---------              ---------              ---------                 ----            ----
     Subtotal:                   $13,645,188            $15,569,648            $16,855,589                  3.0%            3.8%

     RECOVERIES
     CAM Recoveries               $4,707,349             $5,012,361             $5,176,815                  3.0%            3.3%
     TAX Recoveries               $2,790,842             $2,973,550             $3,094,689                  3.9%            4.1%
                                  -----------            -----------            -----------                 ----            ----
     SUBTOTAL:                    $7,498,191             $7,985,911             $8,271,504                  3.3%            3.6%

     Overage Rent                    $93,977                $44,935                $15,268                  3.7%            0.4%

     GROSS RENTAL INCOME:        $21,237,356            $23,600,494            $25,142,361                  3.1%            3.7%
     --------------------        ------------           ------------           ------------                 ----            ----
     Specialty Leasing              $900,040               $927,041               $954,853                  3.0%            3.0%
     Miscellaneous                  $104,382               $107,513               $110,739                    --              --
     Vacancy/Credit Loss         ($1,061,865)           ($1,180,023)           ($1,257,117)                 3.1%            3.7%
     -------------------         ------------           ------------           ------------                 ----            ----
     TOTAL INCOME:               $21,179,913            $23,455,025            $24,950,836                  3.1%            3.7%


OPERATING EXPENSES
- -------------------------
     RECOVERABLE EXPENSES
     Common Area Maintenance      $2,889,458             $2,990,589             $3,095,260                  3.5%            3.5%
     Real Estate Taxes            $2,761,225             $2,871,674             $2,986,541                  4.0%            4.0%
     Management Fee                 $733,844               $812,136               $851,719                  3.4%            4.3%
                                    ---------              ---------              ---------                 ----            ----
     Subtotal-Recoverable:        $6,384,527             $6,674,399             $6,933,520                  3.7%            3.8%

     NON-RECOVERABLE
     General & Administrative       $595,279               $616,114               $637,678                  3.5%            3.5%
     Marketing Expense               $68,145                $70,530                $72,998                  3.5%            3.5%
     Miscellaneous Expenses          $43,710                $45,021                $46,372                  3.0%            3.0%
                                     --------               --------               --------                 ----            ----
     Subtotal-Nonrecoverable:       $707,134               $731,665               $757,048                  3.5%            3.5%

     TOTAL OPERATING EXPENSES:    $7,091,661             $7,406,064             $7,690,568                  3.7%            3.8%
     Operating Expense Ratio           33.5%                  31.6%                  30.8%


NET OPERATING INCOME             $14,088,252            $16,048,961            $17,260,268                  2.9%            3.6%

     Alterations                  $1,286,272               $780,373
     Commissions                    $280,370               $169,846
     Replacement Reserve             $89,272                $92,396
     -------------------             --------               -------
     Subtotal:                    $1,655,914             $1,042,615

NET CASH FLOW                    $12,432,338            $15,006,346                                         2.3%            2.8%
===================================================================================================================================

- --------------------------------------------------------------------------------

                           CUSHMAN & WAKEFIELD, INC.
                            NATIONAL RETAIL OVERVIEW

- --------------------------------------------------------------------------------






























                             RETAIL VALUATION GROUP
                            Richard W. Latella, MAI
                                Senior Director
                                 August 4, 1998

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

INTRODUCTION

     Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

     The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns. We shall first provide a brief overview of broad economic measures that are important in terms of long range retail sales forecasting and general investment underwriting. This is followed by a discussion of retail sales trends along with selected statistics of the shopping center industry. Also included is a discussion of contemporary industry trends, valuation issues and a brief overview of the REIT market.

PERSONAL INCOME AND CONSUMER SPENDING

     Americans' PERSONAL INCOME (total income from wages, salaries, interest, rents and all other sources) advanced by four-tenths of a percent in December, which helped raise income for all of 1997 by 5.8 percent. This was less than 1995 but it far outpaced the 2.5 percent growth in 1994. Data for June 1998 shows that income rose two-tenths of a percent, half of the previous month's rise due to the GM strike.




- ----------------------------------------
  PERSONAL INCOME      CONSUMER SPENDING
- --------------------   -----------------
  YEAR      %CHANGE     YEAR     %CHANGE
- --------   ---------   ------   --------
  1993         4.7     1993         5.8
  1994         2.5     1994         5.5
  1995         6.1     1995         4.8
  1996         5.6     1996         5.0
  1997         5.8     1997         5.4
- ----------------------------------------
Source:    Commerce Dept.
- ----------------------------------------


     CONSUMER SPENDING is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 5.4 percent in 1997, in line with the long term trend. Spending rose six-tenths of a percent in June 1998, after increasing at an annual rate of 6 percent for the first quarter, the most in six years.

EMPLOYMENT TRENDS

     The country's economic situation continues to generate a record number of new jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:

- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------
                              SELECTED EMPLOYMENT STATISTICS
- ------------------------------------------------------------------------------------------
           CIVILIAN LABOR FORCE                         EMPLOYED
- -------------------------------------------   ----------------------------
                 TOTAL WORKERS                 TOTAL WORKERS                  UNEMPLOYMENT
    YEAR1            (000)        % CHANGE         (000)         % CHANGE         RATE
- -------------   --------------   ----------   ---------------   ----------   -------------
     1990          125,840            --          118,793            --            5.6
     1991          126,346            .4          117,718            -.9           6.8
     1992          128,105           1.4          118,492            .7            7.5
     1993          129,200            .9          120,259           1.5            6.9
     1994          131,056           2.4          123,060           2.3            6.1
     1995          132,304           1.0          124,900           1.5            5.6
     1996          133,943           1.2          126,708           1.4            5.4
     1997               --            --               --            --            4.9
     CAGR
  1990-1997             --          +1.05              --          +1.08           --
- ------------------------------------------------------------------------------------------
1 Year ending December 31
- ------------------------------------------------------------------------------------------
Source: Bureau of Labor Statistics U.S. Department of Labor
- ------------------------------------------------------------------------------------------

     During 1996, the labor force increased by 1,639,000 or approximately 1.2 percent. Correspondingly, the level of employment increased by 1,808,000 or
1.4 percent. As such, the year end unemployment rate dropped by two-tenths of a percent to 5.4 percent. For 1996, monthly job growth averaged 224,000. On balance, over 10.0 million jobs have been created since the recovery began. Preliminary data for December 1997 shows that the unemployment rate rose slightly to 4.7 percent from 4.6 percent following job growth of 370,000. For the year, 1997's average unemployment rate of 4.9 percent matched the lows set in 1970 and 1973. A record 64.1 percent of the population held jobs at the end of the year. U.S. payrolls ended the year at 123.9 million, up by 3.2 million or 2.6 percent over 1996. For the year job growth averaged nearly 267,000 per month. For the final quarter, job growth averaged 333,000 per month. Most analysts are forecasting monthly job growth in the 250,000 to 275,000 range in early 1998. A Bank of America survey of 18 leading Wall Street economists forecast unemployment rates of 4.8 and 5.0 percent in 1998 and 1999, respectively.

     In May 1998, the economy created 296,000 jobs. Nationally, the unemployment rate remained unchanged at 4.3 percent.

HOUSING TRENDS

     Housing trends are an important economic measure due to the substantial economic activity generated when a home changes hands (i.e. spending on repairs by sellers, redecorating by buyers, fees, commissions and taxes).

     For all of 1997, a total of 1.476 million new homes and apartments were started, barely down one-tenth of a percent from a total of 1.477 million in 1996 which was the fastest pace in eight years.

- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

     Approximately 800,000 new homes were sold in 1997, up 5.7 percent from 756,000 in 1996. It was the highest total since 817,000 in 1978. The median home price of new homes sold in 1996 was $140,000, up 4.6 percent from 1995. April 1998 data shows that new home sales rose by 5.2 percent to an annual rate of 888,000 units, a new record. This followed a revised 3 percent increase in February. A record low interest rates and warm weather were cited as reasons for the increase. Builders are currently reporting a 3.8 month inventory of unsold homes, a record low. The median price of all homes sold in 1997 (new and existing) rose 6.2 percent over 1996 to $124,800.

     Sales of existing single family homes rose 3.1 percent for 1997 to a record 4.22 million units from 4.09 million in 1996, a previous record. Resales are an important measure of the housing industry's health as they account for about 85 percent of all single family sales. Data for May 1998 shows that sales rose by 1.0 percent to an annual rate of 4.82 million units. The median price rose to $127,000.

     The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1996, the share of households that own their homes was
65.4 percent, compared to 64.7 percent for a year earlier. Lower mortgage rates are cited as a factor.

GROSS DOMESTIC PRODUCT

     The Commerce Department reports that the gross domestic product increased by 3.8 percent in 1997, the largest growth in that measure since an identical rate in 1988 when the Federal Reserve stimulated the economy to cushion the impact of the 1987 stock market crash. For the year, Americans produced an inflation adjusted $7.19 trillion in goods and services. The fourth quarter 1997 growth rate was a brisk 4.3 percent. The annual growth was viewed as remarkable in view of its coming in the seventh year of an economic expansion that was also characterized by low inflation. The Fed foresees a moderation of this trend and expects the U.S. economy will expand at a 2.0 to 2.50 percent pace during 1998 which is in-line with White House forecasts and a pace which is viewed as the economy's non-inflationary growth limit.

     The following chart cites the annual change in real GDP since 1990.

- -----------------------------------------------------------------
                            REAL GDP
- -----------------------------------------------------------------
                          YEAR                           % CHANGE
- ------------------------------------------------------- ---------
   1990                                                    1.2
   1991                                                    -.6
   1992                                                    2.3
   1993                                                    3.1
   1994                                                    4.1
   1995*                                                   2.0
   1996                                                    2.4
   1997                                                    3.8
- -----------------------------------------------------------------
  *  Reflects new chain weighted system of measurement.
     Comparable 1994 measure would be 3.5%
- -----------------------------------------------------------------
  Source: Bureau of Economic Analysis
- -----------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     First quarter 1998 growth was reported at a robust 5.4 percent versus 3.7 percent in the final three months of 1997. This was a surprisingly powerful performance and above most analysts' opinions.

WHOLESALE PRICES

     Soaring energy prices in December drove wholesale costs to a twelve month high. For the year, the Producer Price Index (PPI) gained 2.8 percent. However, excluding energy, the PPI rose just 1.4 percent in all of 1996. In 1995, the index rose 2.3 percent. For November 1997, wholesale prices fell two-tenths of a percent. For the twelve months ending November 1997, the index was -1.2 percent. Projections for 1997 show that most economists expect a 2.5 percent rise and a core increase of 1.5 percent.

CONSUMER PRICES

     The Bureau of Labor Statistics has reported that consumer prices rose by only 1.7 percent in 1997, the lowest rate since 1986 when oil prices fell sharply.

     The following chart tracks the annual change in the CPI since 1990.

      CONSUMER PRICE INDEX1
- ---------------------------------
  YEAR         CPI       % CHANGE
- --------   ----------   ---------
  1990         133.8        6.1
  1991         137.9        3.0
  1992         141.9        2.9
  1993         145.8        2.7
  1994         149.7        2.7
  1995         153.5        2.5
  1996         158.6        3.3
  1997         162.3        1.7
  1 All Urban Workers
  Source: Dept. of Labor, Bureau of Labor Statistics

     Over the past eight years, inflation has exceeded 3 percent only two times (1996 - 3.3 percent and 1990 -6.1 percent). Excluding food and energy, the 77 percent of the index known as the core index, the index rose 2.2 percent during 1997, the lowest annual figure since 1965. The corresponding rate for 1996 was
2.6 percent. Recently, a special advisory panel of prominent economists have contended that the current method of calculating the Consumer Price Index overstates inflation by 1.1 percentage points annually. The government is currently reviewing the far ranging implications a change in procedure may have.

     Based upon year end trends, most notably the economic turmoil in Asia, some economists have begun debating the possibility of delation. For example, the price of imported goods dropped by 4.9 percent for all of 1997; the largest decline since the government began










- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
collecting such data in 1983. The Bank of America survey of 17 leading Wall
Street economists have forecasted inflation for 1998 of 2.2 percent. Data for June 1998 shows that the inflation index increased at a less than expected one-tenth of a percent as energy prices fell for the eighth time in nine months.

OTHER INDICATORS

     The government's main economic forecasting guage, the INDEX OF LEADING ECONOMIC INDICATORS is intended to project economic growth over the next six to nine months. The Conference Board, an independent business group, reported that the index was unchanged in December (1997) ending five straight months of gains. For all of 1997, the index rose at twice its historic pace. The April 1998 rate rose one-tenth of a percent.

     The Conference Board also reported that CONSUMER CONFIDENCE rose in June 1998 to 137.6 from 136.3 in May. This was the highest level in three decades. Consumers attitudes about the economy remain upbeat. Measures of consumer confidence are watched closely for indications of future consumer spending.

     The EMPLOYMENT COST INDEX is a measure of overall compensation including wages, salaries and benefits. For 1997, the index rose at an annual amount of
3.3 percent, up form 2.9 percent for both 1995 and 1996. Wages and salaries were up 1.1 percent, the largest increase in seven and one-half years while the cost of benefits rose nine-tenths of a percent. For the first quarter (1998) the index was up seven-tenths of a percent.

     PRODUCTIVITY is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices. Through the first 70 years of this century, non-farm productivity rose at an annual rate of 2.2 percent. During the post war period 1947 to 1973, it was 2.8 percent. Between 1973 and 1995, a marked slowdown has been in evidence with only a 1 percent annual rate and during the period marked by the start of the current economic expansion in 1991, growth has averaged 1.2 percent. The Labor Department reports that the productivity of American workers grew by 1.7 percent in 1997. This compares with 1.9 percent in 1996 and three-tenths of a percent in 1995. Data for the first quarter of 1998 shows that productivity slipped to an annual rate of 1.1 percent, in part because employers hired more workers to handle an expanding workload.

     CONSUMER CREDIT The Federal Reserve said consumer credit unexpectedly declined by $4.2 billion to a $1.231 trillion annual rate in November, the first drop in four years. All major categories of borrowing registered declines including credit cards, auto loans, and personal loans. Nonetheless, credit card delinquencies and personal bankruptcies remain near record levels indicating that consumers may be reaching a point of saturation with respect to new debt. A record 1.34 million Americans filed for bankruptcy in 1997 despite growing prosperity for nearly seven years of economic growth. Visa USA reports that filings were up 19.6 percent nationwide from 1.12 million in 1996.

     Borrowing was up 6.9 percent in February 1998 to an annual rate of $1.244 trillion. The biggest component was credit card debt which rose to $3.9 billion.





- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     SAVINGS RATE The U.S. Savings Rate is measured as that portion of disposable income that goes into bank accounts, investments, and other forms of savings. Americans are continuing a trend of spending faster than their after-tax incomes grow. As a result of carrying more debt, consumers decreased their savings to just 3.8 percent of after-tax income, the lowest rate since
1939. The savings rate was 4.3 percent in 1996. Data through June 1998 shows that strong spending has pushed the rate to a new low.

     NEW CONSTRUCTION activity rose one-tenth of a percent in December to an annual rate of $611.8 billion. The report showed that spending on residential construction, which makes up nearly half the total, rose nine-tenths of a percent. Commercial spending also increased 1.2 percent, while public spending rose eight-tenths of a percent. For all of 1997, construction spending rose 5.6 percent versus 6.5 percent in 1996. Data through June 1998 shows spending rose to an annual rate of $644 billion, the second highest on record.

ECONOMIC OUTLOOK

     The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will track at about 2.5 percent through 1998. Over the longer term, inflation is expected to average 2.7 percent. This will have a direct influence on consumption (consumer expenditures).

     Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate of 2.3 percent over the next decade, and slow to about 2.1 percent by 2019.

     Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1993 at 68.0 percent after averaging about
63.0 percent over much of the post-war period. WEFA estimates that real consumption expenditure growth will average 2.2 percent per year through 2005 and slows to 2.1 percent thereafter.

RETAIL SALES

     During the period 1980 through 1996, total retail sales in the United States increased at a compound annual rate of 6.1 percent. Data for the period 1990 through 1996 shows that sales growth has slowed to an annual average of
5.0 percent. This information is summarized on the following chart.






- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

- -------------------------------------------------------------------
                     TOTAL U.S. RETAIL SALES(1)
- -------------------------------------------------------------------
            YEAR                AMOUNT (BILLIONS)     ANNUAL CHANGE
- ----------------------------   -------------------   --------------
1980                                $  957,400              N/A
1985                                $1,375,027              N/A
1990                                $1,844,611              N/A
1991                                $1,855,937             .61%
1992                                $1,951,589             5.2%
1993                                $2,074,499             6.3%
1994                                $2,236,966             7.8%
1995                                $2,340,817             4.6%
1996                                $2,465,835             5.3%
1997(2)                             $2,569,400             4.2%
===================================================================
Compound Annual Growth Rate
 1980-1997                                                +6.0%
- -------------------------------------------------------------------
CAGR: 1990 - 1997                                         +4.8%
===================================================================

- --------
(1)  1985 - 1995 data reflects recent revisions by the U.S. Department of
     Commerce: Combined Annual and Revised Monthly Retail Trade.

(2)  Preliminary advance estimates.

- -------------------------------------------------------------------------------
Source: Monthly Retail Trade Reports Business Division, Current Business
     Reports, Bureau of the Census, U.S. Department of Commerce.
- -------------------------------------------------------------------------------

     Retail sales rose seven-tenths of a percent during the month of December 1997. The Census Bureau of the Department of Commerce reports that advance estimates for U.S. retail sales for 1997 were $2.569 trillion, an increase of $103.6 billion, or 4.2 percent from 1996. This was below last year's gain and the worst showing since 1991.

     Nationally, retail sales rose one-tenth of a percent in June 1998 following a revised 1.2 percent rise in May.

     Provided on the chart below is a summary of overall and same store sales growth for selected national merchants for the most recent period.


















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

- -------------------------------------------------------------
         SAME STORE SALES FOR THE MONTH OF JUNE 1998
- -------------------------------------------------------------
                                 % CHANGE FROM PREVIOUS YEAR
                                -----------------------------
       NAME OF RETAILER          OVERALL     SAME STORE BASIS
- -----------------------------   ---------   -----------------
Wal-Mart                          +17.3%           +9.0%
Kmart                              +1.7%           +1.5%
Sears, Roebuck & Company           +2.1%            +.3%
J.C. Penney                        -2.6%           -2.1%
Dayton Hudson Corporation         +10.4%           +4.6%
May Department Stores              +6.1%           +4.5%
Federated Department Stores        +2.3%           +3.4%
The Limited Inc.                     --            +1.0%
Gap Inc.                          +36.0%          +15.0%
Ann Taylor                        +19.4%           +9.0%
TJX                                +8.0%           +5.0%
Lowe's                            +21.2%           +4.9%
Circuit City                      +16.0%           +6.0%
- --------------------------------------------------------------

- --------
Source: New York Times/Wall Street Journal

- -------------------------------------------------------------------------------
     Retailers reported preplexing results in June sales, following two months of stellar sales for the entire industry.

     The Goldman Sachs same store sales index was up 4.4 percent in June compared with 4.0 percent last year. Same store sales growth was led by Wal-Mart (+9.0%), Circuit City (+6.0%), and The Gap (+15.0%). Discounters again did very well such as TJX, Dollar General and Ross Stores. Department stores which cater to lower income shoppers also did well such as Kohl's and Target which paced Dayton Hudson to a 4.6 percent gain.

     The International Council of Shopping Centers (ICSC) publishes a MONTHLY MALL MERCHANDISE INDEX which tracks sales by store type for more than 400 regional shopping centers. The index shows that total sales per square foot rose by 2.9 percent to $278 per square foot in 1996. This compares to a .5 percent increase for the period 1994-1995. The following chart identifies the most recent year-end results. The winners were shown to be Apparel and Accessories (+4.8%) led by Men's Apparel and Shoes, while Furniture and Furnishings suffered (-2.8%). The Home Improvement category rose an outstanding
100.0 percent to $302 per square foot.

     Retailers reported a better than expected increase in January sales, largely as a result of major post-holiday sales and clearance promotions. Data for December 1997 shows that consumers were enticed to the stores with strong promotional markdowns by the nation's retailers. The selling season seemed to come two days before Christmas and continued for the week following.












- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------



- ----------------------------------------------------------------------------------------
                           1997 YEAR END PERFORMANCE

                     NON-ANCHOR TENANT SALES IN U.S. MALLS
- ----------------------------------------------------------------------------------------

              STORE TYPE                 1997 (SF*)     ICSC INDEX % CHANGE FROM YE 1996
- -------------------------------------   ------------   ---------------------------------
GAFO CATEGORIES:
APPAREL AND ACCESSORIES
Women's Accessories and Specialties         $317                       4.3%
Women's Ready-To-Wear                        195                      -2.7%
Men's Apparel                                268                      -1.9%
Children's Apparel                           382                       5.2%
Family Apparel                               324                       2.1%
Women's Shoes                                342                        .2%
Men's Shoes                                  399                       3.4%
Family Shoes                                 291                       -.3%
Shoes Miscellaneous                          303                      -3.2%
Apparel and Accessories - Misc.             $276                      -6.5
- ----------------------------------------------------------------------------------------
SUBTOTAL                                    $265                        .8%
- ----------------------------------------------------------------------------------------
FURNITURE AND FURNISHINGS:
Home Furniture & Furnishings                $273                       -.3%
Home Entertainment & Electronics             329                       5.0%
Home Furnishings - Misc.                     275                       -.8%
- ----------------------------------------------------------------------------------------
SUBTOTAL                                    $307                       2.6%
- ----------------------------------------------------------------------------------------
OTHER GAFO:
Jewelry                                     $701                       3.8%
Stationery/Cards/Gifts/Novelty               287                       1.8%
Books                                        242                      -3.7%
Sporting Goods/Bicycles                      240                      -2.8%
Other GAFO - Misc.                           325                       1.2%
- ----------------------------------------------------------------------------------------
SUBTOTAL                                    $356                       1.3%
- ----------------------------------------------------------------------------------------
TOTAL GAFO                                  $295                       1.3%
- ----------------------------------------------------------------------------------------
NON GAFO CATEGORIES:
FOOD SERVICES
Fast Food                                   $449                       2.6%
Restaurants                                  289                        .8%
Food Services - Misc.                        416                      -7.1%
- ----------------------------------------------------------------------------------------
SUBTOTAL                                    $362                       1.7%
- ----------------------------------------------------------------------------------------
OTHER NON-GAFO CATEGORIES:
Specialty Food Stores                       $375                       4.0%
Supermarkets                                 465                       4.4%
Drug/HBA                                     317                       3.3%
Personal Services                            299                       2.8%
Automotive                                   121                      10.8%
Home Improvement                             356                      14.9%
Mall Entertainment                            76                      -2.3%
Other Non-GAFO - Misc.                       397                       3.2%
- ----------------------------------------------------------------------------------------
SUBTOTAL                                    $230                       1.8%
- ----------------------------------------------------------------------------------------
TOTAL NON-GAFO                              $278                       1.7%
- ----------------------------------------------------------------------------------------
OTHER CATEGORIES-MISCELLANEOUS              $243                       8.7%
- ----------------------------------------------------------------------------------------
Memo: GAFO & Food Service Total             $301                       1.3%
- ----------------------------------------------------------------------------------------
GRAND TOTAL                                 $291                       1.5%
- ----------------------------------------------------------------------------------------

- --------
* SALES PER SQUARE FOOT DERIVED AS TOTAL NON-ANCHOR MALL SALES DIVIDED BY TOTAL OCCUPIED SQUARE FOOTAGE.

SOURCE: ICSC - RESEARCH QUARTERLY
- --------------------------------------------------------------------------------





- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     The ICSC has reported the following results:



  MALL TENANT SALES

     Data through the fourth quarter of 1997 shows that sales per square foot for non-anchor tenants rose 1.5 percent over the comparable 12 month 1996 period. Year to date GAFO sales were up 1.3 percent led by the Furniture and Furnishings category.


  DEPARTMENT STORE SALES

     Sales in U.S. Department Stores increased by 6.4 percent in 1997 according to the Department of Commerce. The increase was largely fueled by the strong performance of discount department stores such as Wal-Mart, Kmart and Target. This compares with an overall increase of 4.6 percent in 1996.

     Comparable sales for the latest 12 month period (YE 12/97) are shown below:




   DEPARTMENT STORE TYPE      YEAR OVER YEAR CHANGE
==========================   ======================
          Discount                     5.8%
- --------------------------             ---
       National Chains                 2.1%
- --------------------------             ---
   Conventional/Full Line              4.3%
==========================             ===

  FACTORY OUTLET

     The ICSC FACTORY OUTLET INDEX increased by 4.0 percent in 1997 to $220 per square foot from $212 per square foot in 1996. The fourth quarter gain of 2.8 percent was the highest quarterly gain during the year. Data for the fourth quarter of 1997 shows that sales rose by 3.7 percent. This increase was fueled by a 11.3 percent sales volume growth and a 7.3 percent square footage expansion at centers open at least one year.




 PERIOD     SALES/SF      CHANGE
========   ==========   =========
  1996        $210           --
- ------        ----           --
  1996        $212          1.0%
- ------        ----          ---
  1997        $220          4.0%
======        ====          ===

     The ICSC is now reporting comp or same store sales for outlet centers. From their reporting data base, they report comp store growth of 2.8 percent for all of 1997.


GAFO AND SHOPPING CENTER INCLINED SALES

     In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. GAFO goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:










- --------------------------------------------------------------------------------

     o  General merchandise stores including department and other stores;

     o  Apparel and accessory stores;

     o  Furniture and home furnishing stores; and

     o  Other miscellaneous shoppers goods stores.


     Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores. The store types that comprise shopping centers comprised approximately 53 percent of total retail sales in 1995. The balance were generated by auto dealers, gas stations, food service facilities and other miscellaneous establishments.

     Total retail sales grew by 4.6 percent in the United States in 1995 to $2.341 trillion, an increase of $104 billion over 1994. This followed an increase of 7.8 percent or $162 billion over 1993. Automobile dealers captured $34 plus or minus billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 50.0 percent of the increase ($50 billion). GAFO sales increased by $32.5 billion. This group was led by department stores which posted a $14.4 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.

                                  RETAIL SALES BY MAJOR STORE TYPE
                                          1994-1995 ($MIL.)
- -----------------------------------------------------------------------------------------------------
                                                                             PERCENT OF     1994-1995
              STORE TYPE                      1994              1995          INCOME(1)     % CHANGE
- -------------------------------------   ---------------   ---------------   ------------   ----------
GAFO:
General Merchandise                       $   282,541       $   296,904                        5.1%
Apparel & Accessories                         109,603           109,962                         .3%
Furniture & Furnishings                       119,626           129,923                        8.6%
Other GAFO                                     80,533            88,029                        9.3%
- -------------------------------------     -----------       -----------                        ---
GAFO SUBTOTAL                             $   592,303       $   624,818         14.4%          5.5%
- -------------------------------------     -----------       -----------         ----           ---
CONVENIENCE STORES:
Grocery                                   $   376,330       $   389,134                        3.4%
Other Food                                     21,470            21,378                        (.4)%
- -------------------------------------     -----------       -----------                        ---
SUBTOTAL                                  $   397,800       $   410,512          9.5%          3.2%
Drug                                           81,538            84,240          2.0%          3.3%
- -------------------------------------     -----------       -----------         ----           ---
CONVENIENCE SUBTOTAL                      $   479,338       $   494,752                        3.2%
- -------------------------------------     -----------       -----------                        ---
OTHER:
Home Improvement & Building Supplies
 Stores                                   $   122,533       $   124,626          2.9%          1.7%
SHOPPING CENTER-INCLINED
SUBTOTAL                                  $ 1,194,174       $ 1,244,196         28.8%          4.2%
Automobile Dealers                            526,319           560,624                        6.5%
Gas Stations                                  142,193           148,192                        4.2%
Eating and Drinking Places                    228,351           233,606                        2.3%
All Other                                     145,929*          154,199*                       5.7%
- -------------------------------------     -----------       -----------                        ---
TOTAL RETAIL SALES                        $ 2,236,966       $ 2,340,817                        4.6%
- -------------------------------------     -----------       -----------                        ---

*  ESTIMATED SALES

1 CURRENT POPULATION REPORT, PAGE 60. ESTIMATED AT 96.8 MILLION HOUSEHOLDS @ $44,100 = 4.3 TRILLION.
===============================================================================
SOURCE: U.S. DEPARTMENT OF COMMERCE, BUREAU OF THE CENSUS AND DOUGAL M. CASEY:
VARIOUS ICSC WHITE PAPERS.
- --------------------------------------------------------------------------------


     GAFO sales grew by 5.5 percent in 1995 to $624.8 billion. From the above it can be calculated that GAFO sales accounted for 26.7 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales. GAFO sales have also risen relative to household income. In 1990 these sales represented
13.9 percent of average household income. By 1994/1995 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------


  DETERMINANTS OF RETAIL SALES GROWTH AND U.S. RETAIL SALES BY KEY STORE TYPE


                                                1990               1994              2000(P)
                                          ----------------   ----------------   ----------------
DETERMINANTS
Population                                   248,700,000        260,000,000        276,200,000
Households                                    91,900,000         95,700,000        103,700,000
Average Household Income                   $      37,400      $      42,600      $      51,600
Total Census Money Income                     $3.4 Tril.         $4.1 Tril.         $5.4 Tril.
- ------------------------------------------------------------------------------------------------
% ALLOCATIONS OF INCOME TO SALES
GAFO Stores                                         13.9%              14.4%              14.7%
Convenience Stores                                  12.9%              11.7%              10.7%
Home Improvement Stores                              2.8%               3.0%               3.3%
Total Shopping Center-Inclined Stores               29.6%              29.1%              28.8%
Total Retail Stores                                 54.3%              54.6%              52.8%
- ------------------------------------------------------------------------------------------------
SALES ($BILLION)
GAFO Stores                                $         472      $         592      $         795
Convenience Stores                                   439                479                580
Home Improvement Stores                               95                123                180
Total Shopping Center-Inclined Stores      $       1,005      $       1,194      $       1,555
TOTAL RETAIL SALES                         $       1,845      $       2,237      $       2,850
- ------------------------------------------------------------------------------------------------

- --------
Note: Sales and income figures are for the full year; population and household figures are as of April 1 in each respective year. P=Projected.

Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current
        Population Reports: Consumer Income P6-168, 174, 180, 184 and 188; Berna Miller with Linda Jacobsen, "Household Futures", American Demographics, March 1995; Retail Trade sources already cited; and Dougal M. Casey: ICSC White Paper

     GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

  1990/91     2.9%
  1991/92     7.0%
  1992/93     6.6%
  1993/94     7.0%
  1994/95     5.5%

     According to a recent study by the ICSC, GAFO sales are expected to grow by 5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.





- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

        RETAIL SALES FORECASTS IN THE UNITED STATES, BY MAJOR STORE TYPE

                                           1994           2000(P)        PERCENT CHANGE
                                      --------------   -------------   -------------------
                                                                                  COMPOUND
             STORE TYPE                ($ BILLIONS)     ($BILLIONS)     TOTAL      ANNUAL
- -----------------------------------   --------------   -------------   -------   ---------
GAFO:
General Merchandise                       $  283           $  370      30.7%       4.6%
Apparel & Accessories                        110              135      22.7%       3.5%
Furniture/Home Furnishings                   120              180      50.0%       7.0%
Other Shoppers Goods                          81              110      35.8%       5.2%
- ------------------------------------------------------------------------------------------
GAFO SUBTOTAL                             $  592           $  795      34.3%       5.0%
- ------------------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                               $  398           $  480      20.6%       3.2%
Drugstores                                    82              100      22.0%       3.4%
- ------------------------------------------------------------------------------------------
CONVENIENCE SUBTOTAL                      $  479           $  580      21.1%       3.2%
- ------------------------------------------------------------------------------------------
Home Improvement                             123              180      46.3%       6.6%
- ------------------------------------------------------------------------------------------
SHOPPING CENTER-INCLINED SUBTOTAL         $1,194           $1,555      30.2%       4.5%
- ------------------------------------------------------------------------------------------
All Other                                  1,043            1,295      24.2%       3.7%
- ------------------------------------------------------------------------------------------
TOTAL                                     $2,237           $2,850      27.4%       4.1%
- ------------------------------------------------------------------------------------------

- --------
Note:   P = Projected. Some figures rounded.

Source: U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey.

     Changes in consumer spending patterns has resulted in noticeable trends in the way malls are merchandised. Apparel still accounts for the majority of all mall space at 46 percent, however, it has slipped from 48.3 percent in 1990. The largest percentage decline was in Women's Ready to Wear with a 14.8 percent drop to 18.4 percent. The table below summarizes these trends.





- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

           SHARE OF TOTAL MALL SPACE BY MERCHANDISE CATEGORY, 1990-97

         MERCHANDISE CATEGORY              1990         1997
- -------------------------------------   ----------   ----------
Women's Ready to Wear                       21.6%        18.4%
Women's Accessories and Specialties          2.7%         3.3%
Men's Apparel                                5.3%         3.3%
Children's Apparel                           0.7%         1.5%
Family Apparel                               7.3%        10.4%
Women's Shoes                                2.0%         1.3%
Men's Shoes                                  0.7%         0.4%
Family/Miscellaneous Shoes                   6.8%         7.3%
Apparel and Accessories - Misc.              1.2%         0.2%
APPAREL AND ACCESSORIES TOTAL               48.3%        46.0%
Home Furniture & Furnishings                 3.4%         4.0%
Home Entertainment & Electronics             4.2%         5.5%
HOME FURNISHINGS TOTAL                       7.6%         9.5%
Stationery/Cards/Gifts/Novelty                 *          6.2%
Books                                          *          2.5%
Sporting Goods/Bicycles                        *          2.8%
Jewelry                                      3.5%         3.4%
Other GAFO - Misc.                          15.4%         5.5%
OTHER GAFO TOTAL                            18.9%        20.3%
TOTAL GAFO                                  74.7%        75.9%
Fast Food                                    4.1%         3.8%
Restaurants                                  5.3%         4.6%
Food Services - Misc.                        0.3%         0.1%
Food Services Total                          9.6%         8.5%
Specialty Food Stores                          **         1.8%
Supermarkets                                 0.5%         0.3%
Drug/HBA                                     2.9%         1.6%
Personal Services                            3.7%         4.8%
Automotive                                   0.1%         0.1%
Home Improvement                             0.1%         0.1%
Mall Entertainment                           4.9%         5.6%
Other Non-GAFO - Misc.                         **         0.5%
OTHER NON-GAFO TOTAL                        12.3%        14.9%
Total Non-GAFO                              21.9%        23.4%
Other Miscellaneous                          3.3%         0.7%
GRAND TOTAL                                100.0%       100.0%

- --------
* Data for Stationery/Cards/Gifts/Novelty, Books, and Sporting Goods/Bicycles are combined into Other GAFO - Miscellaneous until 1994.

**    Not available.

     According to the ICSC White Paper: Overstoring - A Look at Retail Space and Sales Performance; Shopping Center Inclined Sales have grown from $257 billion in 1972 to $1.244 trillion in 1995, a 7.1 percent annual growth rate. Historical data is shown below.


- --------------------------------------------------------------------------------

                                                 NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
                      SHOPPING CENTER INCLINED STORE SALES

                              1972-1995 (BILLIONS)



                               1972       1980       1990        1995
  Sales                       $257       $532     $1,000      $1,244
  Compound Annual Growth
   1972-1995                   7.1%
   1972-1980                   9.5%
   1980-1990                   6.6%
   1990-1995                   4.3%

Source: U.S. Bureau of The Census and ICSC White Paper: Overstoring-A Look at
        Retail Space and Sales Performance.


     From the above, we see that the most recent annual rate of growth (1990-1995) in Shopping Center Inclined Sales of 4.3 percent has decreased to less than half of what it was during the 1970s (9.5 percent). Projections through December 2000 are for a compound growth rate of 4.5 percent.


     Shopping centers have stabilized their share of shopping center inclined sales. In 1972 this share was estimated at 48 percent. Since the early 1980s, this share has stabilized in the 72 and to 73 percent range. For example, the estimated sales total of $894 billion of shopping center sales in 1995 was equal to 72 percent of total inclined sales.


NON-STORE RETAILING


     In 1995, non-store retailing accounted for $69.7 billion, or 3.92 percent of total non-automotive retail sales. Of this total, $49.7 billion was attributed to mail/telephone order catalog retailers. The balance is comprised of coin-operated vending machines, house-to-house canvassing, party plan (i.e., tupperware parties) telemarketing and other non-store venues such as home shopping networks and electronic commerce.


                        NON-STORE AND TOTAL RETAIL SALES



  YEAR      TOTAL MAIL ORDER       NON-STORE      TOTAL NON-AUTO SALES     % OF TOTAL
  1985     $15,848 mil.         $28,275 mil.     $1,071,828               2.64%
  1990     $26,577 mil.         $45,632 mil.     $1,457,006               3.13%
  1995     $49,710 mil.         $69,667 mil      $1,778,915               3.92%

Source: Department of Commerce


     Mail order sales, currently at only 2.8 percent of total retail sales, continue to grow. Estimates currently place on-line sales at $518.0 million or
1 percent of the mail order tally. Estimates place total on-line sales as high as $6.6 billion by the year 2000. Since 1990, mail order sales have grown at an annual rate of 9.9 percent which is double the average growth of non-automotive retail sales and 1.7 times the average growth of GAFO store sales. One measure of this growing trend is the November/December ratio of mail order to GAF store sales. In 1990, the ratio was 5.4 percent. By 1992 it had grown to 6.9 percent and by 1995 it was 7.6 percent.
- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

INDUSTRY TRENDS


     According to the NATIONAL RESEARCH BUREAU, there were a total of 42,953 shopping centers in the United States at the end of 1997. During this year, 823 new centers opened, a 1.9 percent increase over 1996 but less than the 895 that opened in 1996. The greatest growth came in the small center category (less than 100,000 square feet) where 431 centers were constructed. In terms of GLA added, new construction in 1997 was up 2.5 percent resulting in an addition of 128.9 million square feet of GLA from approximately 5.1 billion to 5.23 billion square feet.


                         CENSUS DATA: HISTORICAL TRENDS



                                                                TOTAL
                              NO. OF         TOTAL              SALES
           YEAR              CENTERS          GLA             (BILLION)
  1987                        30,641     3,722,957,095     $  602,294,426
  1988                        32,563     3,947,025,194     $  641,096,793
  1989                        34,683     4,213,931,734     $  682,752,628
  1990                        36,515     4,390,371,537     $  706,380,618
  1991                        37,975     4,563,791,215     $  716,913,157
  1992                        38,966     4,678,527,428     $  768,220,248
  1993                        39,633     4,770,760,559     $  806,645,004
  1994                        40,368     4,860,920,056     $  851,282,088
  1995                        41,235     4,967,160,331     $  893,814,776
  1996                        42,130     5,100,605,534     $  933,918,275
  1997                        42,953     5,229,490,942     $  980,026,364
  Compound Annual Growth       +3.44%            +3.46%             +4.99%



                            AVERAGE    AVERAGE     % CHANGE              %INCREASE
                            GLA PER   SALES PER    IN SALES      NEW     IN TOTAL
           YEAR              CENTER    SQ. FT.    PER SQ. FT   CENTERS    CENTERS
  1987                     121,502    $ 161.78        2.41%     2,145       7.53%
  1988                     121,212    $ 162,43        0.40%     1,922       6.27%
  1989                     121,498    $ 162.02       -0.25%     2,120       6.51%
  1990                     120,235    $ 160.89       -0.70%     1,832       5.28%
  1991                     120,179    $ 157.09       -2.37%     1,460       4.00%
  1992                     120,067    $ 164.20        4.53%       911       2.61%
  1993                     120,373    $ 169.08        2.97%       667       1.71%
  1994                     120,415    $ 175.13        3.58%       735       1.85%
  1995                     120,460    $ 179.94        2.75%       867       2.15%
  1996                     121,068    $ 183.10        1.75%       895       2.17%
  1997                     121,749    $ 187.40        2.35%       823       1.95%
  Compound Annual Growth       N/A       +1.48%         N/A       N/A         N/A

Source: National Research Bureau Shopping Center Database and Statistical Model


     From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.5 percent since 1987.
New construction was up 2.5 percent in 1996, a slight decrease over 1996 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 109 new centers opening, followed by New Jersey (55), Georgia (49) and New York (42).
- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

     Among the 42,953 centers in 1997, the following breakdown by size is in evidence.


                U.S. SHOPPING CENTER INVENTORY, YE DECEMBER 1997



                         NUMBER OF CENTERS      SQUARE FEET (MILLIONS)
   SIZE RANGE (SF)       AMOUNT     PERCENT       AMOUNT        PERCENT
  Under 100,000          26,928       62.7%        1,318.1        25.2%
  100,001-200,000        10,400       24.2%        1,430.9        27.4%
  200,001-400,000         3,595        8.4%          959.5        18.3%
  400,001-800,000         1,324        3.0%          736.4        14.1%
  800,001-1,000,000         316         .7%          284.8         5.4%
  over 1,000,000            390         .9%          499.7         9.6%
  TOTAL                  42,953      100.0%        5,229.5       100.0%

Source: National Research Bureau (some numbers slightly rounded).


     Empirical data shows that the average GLA per capita is increasing. In 1997, the average for the nation was 19.57. This was up nearly 3.5 square feet or 21.6 percent from 16.1 in 1988. Among states, Delaware surpassed Florida and now has the highest GLA per capita with 29.12 square feet. South Dakota has the lowest at 9.12 square feet. Per capital GLA for regional malls (loosely defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.7 in 1997. This information is presented on the following chart.


                                 GLA PER CAPITA



  YEAR      ALL CENTERS     REGIONAL MALLS*
  1988           16.1              5.0
  1989           17.0              5.2
  1990           17.7              5.3
  1991           18.1              5.3
  1992           18.3              5.5
  1993           18.5              5.5
  1994           18.7              5.4
  1995           18.9              5.5
  1996           19.2              5.6
  1997           19.6              5.7

Source: International Council of Shopping Center: The Scope of The Shopping
        Center Industry and National Research Bureau

*       Centers in excess of 400,000 square feet.


     While per capital GLA has continued to increase, a key issue is that the rate of increase has slowed. Per capita space has increased by only slightly under 2.0 square feet during the period 1990 through 1997. This trend is manifested in the pace of inventory increases from 165 million square feet per year between 1972 and 1980, to 143 million square feet per year (1980-1990), and 120 million square feet per year (1990-1997).
- --------------------------------------------------------------------------------
                                      18

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
     Construction data also indicates that while the overall pace of shopping center openings has eased, the pace of large store (50,000 to 200,000 square feet) construction has more than doubled. During the more recent five year period, big boxes have accounted for 41 percent of inventory additions.

===============================================================================================
                          TRENDS IN INVENTORY GROWTH*
                                   1972-1995
- -----------------------------------------------------------------------------------------------
                                                          1972-1980     1980-1990     1990-1995
===============================================================================================
       Shopping Center Space Added                           164           143           115
       Free-Standing Stores                                   36            34            79
         (50,000 - 200,000 SF)
       Total                                                 200           177           194
       Big Box Allocation of Inventory Growth                 18%           19%           41%
       * Average Annual Increase (Million Square Feet)
===============================================================================================
       Source: NRB and F.W. Dodge
 ===============================================================================================

     FW Dodge reports that total construction starts increased by 20 percent in 1997 to 11,167 projects. In terms of square footage, the increase was approximately 7.0 percent as detailed below:

===============================================================================
                     NATIONWIDE RETAIL CONSTRUCTION STARTS
- -------------------------------------------------------------------------------
                                           1996                    1997
                                    STARTS     SF (000)     STARTS     SF (000)
===============================================================================
       Malls                           12       14,274          10       9,266
       Shopping Centers             1,158       43,259       1,199      38,673
       Free-standing Stores         2,981      120,799       3,331     127,962
       Restaurants/Convenience      2,817       15,370       2,759      17,592
       Other Retail                 2,331       29,399       3,868      45,149
       Total                        9,299      223,101      11,167     238,142
===============================================================================

     The National Research Bureau reports that growth in the power center component continues to slow. The number of centers reporting to be positioned as power centers grew by 61 percent between 1994 and 1995. However, this rate slowed to 31 percent in 1996 and 18 percent in 1997. During 1997, 69 "new" power centers opened with 63 percent representing actual first time openings and 37 percent coming from renovation, expansion or repositionings.

     In their publication, NRB/Shopping Centers Today 1997 Shopping Center Census, the National Research Bureau reports that overall retail conditions were good in 1997. Total shopping center sales increased 4.9 percent to $980.02 billion in 1997, up from $933.81 billion in 1996.

- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

=======================================================================================================
                                     SELECTED SHOPPING CENTER STATISTICS
                                                  1990-1997
- -------------------------------------------------------------------------------------------------------
                                                                                               COMPOUND
                                                                                                ANNUAL
                                           1990          1995          1996          1997       GROWTH
=======================================================================================================
       Retail Sales in Shopping Centers*$  706.40     $  893.81     $  933.92     $  980.03       4.8%
       Total Leasable Area**                 4.39          4.97          5.10          5.23       2.5%
       Unit Rate                        $  160.89     $  179.94     $  183.10     $  187.40       2.2%
=======================================================================================================
       *  Billions of Dollars
       ** Billions of Square Feet
=======================================================================================================
       Source: National Research Bureau
=======================================================================================================

     According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.0 percent since 1987. As described, aggregate sales were up 4.9 percent nationwide from $933.9 billion (1996) to $980.0 billion (1997). In 1997, average sales were $187.40 per square foot, up
2.3 percent over 1996 and 2.2 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 3.6 percent to $214.90 per square foot. Nonetheless, with compound sales growth lagging the growth in GLA, there is an indication of overbuilding by this broad measure.

     The following chart tracks the change in average sales per square foot by size category.

=================================================================================================================
                                        SALES TRENDS BY SIZE CATEGORY
                                                  1993-1997
- -----------------------------------------------------------------------------------------------------------------
                                                  AVERAGE SALES PER SQUARE FOOT
                             ========================================================================
                                                                                                         COMPOUND
                                                                                                          ANNUAL
         CATEGORY                1993           1994           1995           1996           1997         GROWTH
=================================================================================================================
 Less than 100,000 SF          $ 193.10       $ 199.70       $ 204.94       $ 209.74       $ 215.90        +2.8%
 100,001 to 200,000 SF         $ 156.18       $ 161.52       $ 166.00       $ 169.56       $ 173.98        +2.7%
 200,001 to 400,000 SF         $ 147.57       $ 151.27       $ 153.96       $ 154.07       $ 155.99        +1.4%
 400,001 to 800,000 SF         $ 157.04       $ 163.43       $ 168.21       $ 170.14       $ 172.39        +2.4%
 800,001 to 1,000,000 SF       $ 194.06       $ 203.20       $ 210.40       $ 213.93       $ 219.38        +3.1%
 More than 1,000,000 SF        $ 183.90       $ 193.13       $ 201.05       $ 207.44       $ 214.90        +4.0%
    TOTAL                      $ 169.08       $ 175.13       $ 179.94       $ 183.10       $ 187.40        +2.6%
=================================================================================================================
 Source: National Research Bureau
=================================================================================================================

     Per capita retail sales were $3,667 in the United States in 1997, up 4.1 percent over $3,521 in 1996. The highest per capita sales were in Florida ($6,039) while the lowest were found in South Dakota ($1,665).

- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
     Consumers demand for value and selection have led to an unprecedented growth of the category killer, superstore and warehouse club concepts. In its annual industry report, Discount Store News has identified the nation's top 200 merchants. Overall, these merchants posted sales of $336.6 billion, up 7.5 percent over 1995. The chart below highlights the year-to-year performance along with 1997 projections.

=================================================================================================================
                                       SALES BY SEGMENT (IN BILLIONS $)
- -----------------------------------------------------------------------------------------------------------------
                                              1995        1996     MARKET SHARE    % CHANGE       1997 (PROJ.)
 Full-Line Discount Stores(1)              $  150.9    $  162.3          48%           7.6%        $  178.5
 Specialty Discounters(2)                      67.5        76.3          23%          13.1%            87.5
 Warehouse Clubs                               41.1        43.5          13%           5.8%            45.9
 Other Discount Mass
  Merchants(3)                                 30.8        31.8           9%           5.0%            33.4
 Off-Price Apparel Chains                      15.8        16.9           5%           6.2%            17.9
 Jewelry/Hard Lines Retailers                   6.9         5.9           2%         (15.0%)            5.1
 Total Market                              $  313.0    $  336.6         100%           7.5%        $  368.5
- -----------------------------------------------------------------------------------------------------------------
 (1) Includes full-line discount department stores, supercenters, closeouters and single-price retailers.
 (2) Includes home, automotive, crafts, toys, office supplies, book, computer superstores, baby superstores, pet supplies, consumer electronics and sporting goods specialty stores.
 (3) Includes Sears, Ward, QVC, HSN and variety stores.
=================================================================================================================
 Source: DSN Research
=================================================================================================================

     As can be seen, the largest segment is comprised of full line discount stores which was up 7.6 percent to $162.3 billion, or 48 percent of all sales. Excluding Wal-Mart, by far the industry leader, 75 retailers in the DSN top 200 posted double digit sales gains. The biggest winners were baby superstores (+47.2%), book superstores (+35.9%), and home furnishing superstores (33.1%). Among the supercenter categories, Wal-Mart Supercenter's $19.3 billion in sales, up 67.7 percent over 1995, accounted for more than half of the segment's $36.2 billion in sales.

     The Urban Land Institute, in the 1997 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.

MARKET SHIFTS -- CONTEMPORARY TRENDS IN THE RETAIL INDUSTRY

     The mid 1990s have continued the trend of profound changes in the retail industry. Department stores have emerged from the troubles of late 1980s and early 1990s to be stronger than ever. Continued consolidations in this industry segment should continue. Specialty retailers continue to experience a shakeout of weaker, out of favor formats while discounters gain market share. Power centers, the growth vehicle of the last several years have reached a point of saturation that has undermined investor's interest in this product. Outlet centers are still struggling, however, the super-regional mega-center appears poised to be the hot concept for the next few years.

     Some of the important recent developments in the industry can be summarized as follows:

- -------------------------------------------------------------------------------
                                     -21-

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
DEPARTMENT STORES


     Consolidation in the department store industry segment continued, albeit at a slower pace than seen over the last few years.

     o SAKS FIFTH AVENUE announced (7/98) it would be acquired by Proffitt's Inc. for $2.1 billion. Proffitt's, based in Birmingham, Alabama, operates 230 department stores under the names Proffitt's, McRae's, Younkers, Parisian, Carson Pirie Scott, Boston Store and Bergners. The company had 1997 sales of $3.6 billion versus $2.3 billion for Saks.

     o DILLARD'S INC. announced (5/98) their intent to acquire Mercantile Stores Company Inc. for $2.9 billion. Mercantile operates 103 predominantly fashion apparel stores and 16 home fashion stores in 17 states primarily south and midwest.

     o LIBERTY HOUSE, a Honolulu based department chain, filed for bankruptcy in early 1998. The company operates 11 department stores and 25 specialty stores in Hawaii and Guam.

     o JC PENNEY announced (1/98) they would close 75 poorly performing stores and dismiss 4,900 employees or 2 percent of its workforce. Investors and analysts praised the move.

     o VENTURE STORES, which operates 93 discount stores in nine midwestern states filed Chapter 11 (1/98). However, their interest to shift from a general merchandise discount format to an expanded assortment of home, family and leisure merchandise has apparently failed. In May 1998 they announced they will sell off their remaining 89 units to Kimco. In August 1997 Kimco structured a sale leaseback with Venture for 49 stores. Kmart is expected to take up to 50 of these remaining leaseholds from Kimco.

     o ROSE'S STORES -- Announced (11/97) their pending acquisition by Variety Wholesalers. Rose's is a North Carolina based 106 stores junior department store chain. The privately held Variety Wholesalers operates 500 units in the southeast.

     o PROFFITT'S -- Announced (11/97) they will buy CARSON PIRIE SCOTT, a midwest based retailer with 56 units and $1.1 billion in annual sales. Proffitt's acquired 38 unit PARISIAN chain for $221 million. Company now controls 141 stores in 19 states. They have also announced an agreement to acquire G.R. HERBERGER'S, a 40-unit department store chain based in St. Cloud, Minnesota for $153 million.

     o BARNEYS INC. -- Remains in bankruptcy through the first half of 1998 with no clear plan to emerge.




















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

     o MONTGOMERY WARD & CO. -- With 400 stores in 43 states filed Chapter 11 in July 1997. They have announced the closure of 48 units which are being acquired by Klaff Realty LP in partnership with the Lubert-Adler Real Estate Opportunity Fund. Ward's reported a loss of $1.17 billion in 1997, nearly five times the $237 million it lost in 1996.

     o STRAWBRIDGE & CLOTHIER -- 128 year old Philadelphia based institution sold 13 unit department store division to May Company. Its 27 unit discount CLOVER division went to Kimco which is putting Kohl's in several of the units, their initial foray into the East.

     o  RICH'S -- 26 unit New England based regional chain closes.

     o Discounters are being attacked from two sides. Big Box category killers have rapidly expanded on one side. Alternatively, full service department stores have become more promotional, closing the price advantage gap discounters have traditionally enjoyed. For example, BRADLEES and CALDOR remain in bankruptcy and AMES continues to look for the right strategy to compete against Wal-Mart, Kmart, Target and now Kohl's, the latter two of which are aggressively expanding in the Mid-Atlantic and northeast regions. Bradlees and Caldor expect to emerge from Chapter 11 in 1998 and there has been some talk of a merger.


SPECIALTY RETAILERS

     Troubles continues for several specialty retailers as the protracted shake-out continued with several Chapter 11 filings, downsizings, and some cases, out-right liquidations. Among the more notable:

     o STRAUSS DISCOUNT AUTO filed (6/98) Chapter 11 less than one month after a private investment group bought the chain from Merrill Lynch. Founded in 1919, the New Jersey based company operates 111 units in the mid-Atlantic region.

     o LECHTERS announced (3/98) that it will close 60 to 70 mall based stores in 1998 but open 25 new units in strip centers.

     o THE LIMITED INC. announced (2/98) that it will close all but one of its Henri Bendel stores, spin-off Abercrombie & Fitch to shareholders and close 200 of its underperforming stores in its various apparel divisions. This is in addition to the 200 stores it began closing in December. In the largest revamping since 1969, Limited expects to close about 10 percent of its stores.

     o EGGHEAD SOFTWARE announced (1/98) it will close all 80 of its stores in the first quarter of 1998 and sell its products exclusively over the internet. Egghead thus becomes the first chain retailer to give up its store base for cyberspace sales.

















- --------------------------------------------------------------------------------

                                                 NATIOAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

     o YES CLOTHING COMPANY filed for bankruptcy (1/98) under Chapter 11. The company had recapitalized in 1996 when the designer and co-founder of Guess Inc., George Marciano, acquired 80 percent of the company.

     o WINKLEMAN'S, a division of Petrie Retail, annouonced (1/98) that they will liquidate the 49 store chain. Petrie has been operating under Chapter 11 since 10/95 and has been trying to sell the chain for some time. A letter of intent to purchase with Crowley, Milner & Co. was recently withdrawn.

     o ONE PRICE CLOTHING STORES, announced (1/98) they will close 75 performing stores and eliminate 6 percent of its workforce as part of a restructuring plan. The company has 688 units in the United States, Puerto Rico, and U.S. Virgin Islands.

     o Cleveland based HOMEPLACE, a 98-unit, privately held chain, filed for Chapter 11 (1/98) putting their expansion plans on hold until they can sort out their financial situation.

     o THE WIZ INC., the New York area based electronics retailer filed for bankruptcy (12/97) saying it close 17 of its 50 Nobody Beats The Wiz stores.

     o BERNARD CHAUS INC., the struggling maker of Chaus women's clothing and Nautica Sportswear, announced (11/97) it would close 20 of its 21 outlet stores.

     o HOME EXPRESS will liquidate its 12 remaining housewares and linens stores by October 1997. The chain, which at one time had 33 units, had filed Chapter 11 in February 1996.

     o LEVITZ FURNITURE INC. filed for Chapter 11 on September 5, 1997. The company operates 68 showrooms and 61 smaller stores in 26 states. It will initially close 18 stores.

     o KMART will shed BUILDERS SQUARE for $10.0 million to Leonard Green & Partners who will merge it with HECHINGERS.

     o PAYLESS CASHWAYS filed Chapter 11 in July 1997, but emerged on December 2, 1997.

     o  WAL-MART announces closure of 7 year old BUD'S chain in July 1997.

     o WOOLWORTH announces closure of all remaining (400) variety stores in July 1997.

     o SERVICE MERCHANDISE announces (4/97) it would close 60 of its 400 stores.

     o CONSOLIDATED STORES announced (3/97) it is scrapping its ALL FOR ONE DOLLAR chain (175 units).

     o GROSSMANS INC., a home improvement retail chain, filed Chapter 11 in March 1997.



















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
           o OSHMANS SPORTING GOODS announces closure (2/97) of 50 of its 84 conventional stores to concentrate on its superstore concept.

           o  LINEN SUPERMARKET (80 units) liquidated in June 1997.

           o ROSES AUTO STORES filed Chapter 11 in June 1997 and immediately closed all 62 stores. It then reopened 6.

           o LURIA'S, the 99-year old apparel and hard goods chain filed Chapter 11 in August 1997 and is closing 11 of its 17 stores. The chain at one time had 50 locations throughout Florida.

           o ALL ABOUT SPORTS filed Chapter 11 in May 1997 and immediately announced plans to liquidate.

           o MCCRORY CORP. is seeking court approval to close 307 of its 461 remaining stores and liquidate. At one time it ran 820 stores in 1992 when it filed for protection.

           o  LIMITED will close 200 of its 4,500 units during 1997.

           o HANDY ANDY - Regional home improvement chain closed remaining 54 stores.

           o HERMAN'S liquidated all of its sporting goods stores in the northeast (5/96).

           o BARNEY'S - High profile New York based upscale retailer filed Chapter 11.

           o MERRY-GO-ROUND liquidated and closed its remaining 560 units including Chess King, Dejaiz and Cignal units.

           o JAMESWAY - Regional discount department store chain in the northeast liquidated.

           o INCREDIBLE UNIVERSE - After aggressive foray into this mega store format (185,000 (plus or minus) square feet), TANDY closes division down. Tandy will also close the remaining 53 units of its struggling MCDUFF ELECTRONICS chain and 19 of its 108 COMPUTER CITY units.

           o  ERNST HOME CENTERS - Board approved liquidation of 53-unit chain.

           o KIDS MART - 144-unit childrens' apparel chain rumored to be close to filed Chapter 11 in January 1997 and liquidated in April 1997.

           o SUN TELEVISION AND APPLIANCE is considering closing 9 of its 50 stores citing losses.

           o BEST having sold its remaining units to Shottenstein Corp. in November 1996, the new owner initiated a liquidation of the former catalog showroom.

           o AUTOWORKS (129 units) - Less than one month after filing Chapter 11 in July 1997, Hahn Automotive Warehouse got bankruptcy court permission to liquidate the inventory of its 83 unit subsidiary.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
           o  RICKEL HOME CENTERS - 86 unit home improvement chain filed
              Chapter 11 and announced (10/97) they will close its remaining 49 units in New York, New Jersey, Pennsylvania, and Delaware, laying off 2,000 people.

           o  HOUSE OF FABRICS filed Chapter 11 and closes 86 of its 361 units.

           o DISCOVERY ZONE - Fast expanding childrens' entertainment and recreation oriented concept filed Chapter 11.

           o BEN FRANKLIN - Arts and crafts retailer filed Chapter 11 and subsequently ordered to liquidate.

           o KUPPENHEIMER - Apparel retailer files Chapter 11 and plans to close half of its 87 units in New Jersey, New York, Pennsylvania, and Delaware, laying off 2,000 people.

           o COUNTY SEAT - 740-unit apparel retailer has filed Chapter 11 and will close 200 units. THE WET SEAL has made a proposal to acquire 508 of the stores.

           o  ALL FOR A DOLLAR - 111-unit close-out chain has filed Chapter 11.


SPECIALITY RETAILERS - MERGERS/ACQUISITIONS

     Mergers and consolidations among specialty retailers, drug, supermarket and apparel categories continue. Evidence of changes among the movie business is also a recognized trend.

           o COMPUSA, INC. (6/98) has agreed to buy COMPUTER CITY from Tandy Corp. for $275 million in cash and notes. CompUSA, the nation's largest PC chain, operates 160 stores. Computer City has 100 units and had sales of $1.9 billion.

           o WOOLWORTH announced (5/98) their intention to acquire THE SPORTS AUTHORITY for $570 million in stock and the assumption of $179 million in debt. Sports Authority operates 203 stores with annual revenues of $1.4 billion.


           o ROYAL AHOLD N.V. announced (5/98) their intent to acquire Giant Foods Inc. in a $2.6 billion deal. Giant Foods operates 177 units in the Mid-Atlantic states and had 1997 revenues of $4.2 billion.

           o CLAIRE'S STORES announced (3/98) they will buy Lux Corporation, a specialty unisex apparel chain for teenagers which operates 56 units under the name Mr. Rags.

           o STAPLES agreed (4/09) to acquire Quill Corp., a privately held office supplies company for $685 million in stock. Quill sells through mail order catalogs, the Internet, and telemarketing.

           o CVS CORP. announced (2/98) they plan to merge with ARBOR DRUGS in a $1.48 billion stock-swap to create the nation's largest drug store company with $15 billion in revenues and 4,100 stores in 25 states.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

           o CAMELOT MUSIC emerged from bankruptcy (1/98) with a plan to become the nation's third largest music retailer with 305 stores in 34 states and annual revenue in excess of $550 million. It has proposed an acquisition of the 153 unit THE WALL MUSIC, INC.

           o Philadelphia based TODAY'S MAN emerged from 23 months in Chapter 11 (12/97) with 25 stores and plans to expand their presence in New York, New Jersey, Maryland and Virginia.

           o THE WIZ, having filed for bankruptcy protection in 12/97, announced (1/98) they will be acquired by Cablevision Systems for approximately $100 million.

           o HICKS, MUSE, TATE, AND FURST INC. and KOHLBERG, KRAVIS ROBERTS & CO., normally rivals, teamed up (1/98) to purchase Regal Cinemas. In October, KKR acquired ACT III CINEMAS and in November, Hicks, Muse had planned to acquire United Artists, the nation's third largest chain for $850.0 million and combine it with the others but the deal collapsed in late February.

           o AUTO ZONE has signed (5/98) a definitive agreement to acquire Dallas based CHIEF AUTO PARTS which owns 556 units mostly in California and Texas. The price tag is $280 million including the assumption of $205 million in debt. In January 1998, Auto Zone completed its acquisition of Auto Palace (112 units) for $55 million.

           o RITZ CAMERA CENTERS has acquired (1/98) Seattle based Kits Camera Inc., the third largest independent in the country. Ritz's total store count grows from 670 to 810.

           o SONY CORP. AND CINEPLEX ODEON CORP. agreed (10/97) to combine their theaters in a $1.0 billion transaction that will create a 2,600 screen chain, second in North America to the 2,700 screen Carmike Cinemas.

           o GART SPORTS, a Denver based privately held chain, has agreed to acquire (10/97) Sportmart Inc., forming the second largest sporting goods chain with 120 stores in 13 states and sales of $700 million.

           o FRED MEYER, INC., announced (11/97) they will merge with Quality Food Centers and Ralph's Grocery Company in two separate transactions that will create a $15.0 billion company with 800 stores in 14 states. In early 1997 they merged with Smiths Food and Drug creating a 265 unit chain with $7.0 billion in sales.

           o CONSOLIDATED STORES, operator of Odd Lots, Big Lots, and Kay Bee Toys (1,940 units) announced (11/97) they will acquire MacFrugal's Bargain Close-outs (325 units in 18 states) for nearly $1.0 billion.

           o DISCOUNT AUTO PARTS, a 411 unit Florida based automotive after market chain, announced (11/97) its merger with Hi-Lo Automotive, forming a 598 unit company with combined revenues of $700 million.

- -------------------------------------------------------------------------------
                                      -27-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
           o PETCO has announced (9/97) their intended acquisition of PetCare, an 81 store privately held chain based in Chicago.

           o JITNEY JUNGLE STORES OF AMERICA (105 units) will acquire Delchamps (118 units).

           o CVC DRUG acquired Revco in February 1997 with combined total of 4,000 stores and $10 billion in sales.

           o STAPLES proposed merger with OFFICE DEPOT in a $3.4 billion deal nixed by FTC.

           o  TOYS R US acquired BABY SUPERSTORE in $407 million deal (2/97).

           o MELVILLE sold KAY BEE TOYS to CONSOLIDATED STORES adding to its Toy Liquidators, Toys Unlimited and Amazing Toys close-out units for $315 million. Melville has officially changed its name to CVS Corp.

           o SAFEWAY to acquire VON'S in a $1.65 billion deal, creating an operation with 1,400 stores, 139,000 employees and $22.0 billion in revenues. They will still trail the industry leader, KROGER, in size.

           o JC PENNEY, parent of THRIFT DRUG, announced they will acquire FAY'S INC., operator of 272 units, making Thrift the nation's eight largest chain. Penney's acquisition of ECKERD DRUG has been cleared by the FTC.

           o CVS CORP. sold BOB'S STORES in late 1997 to a group led by Bob's management and Citicorp Venture Capital Ltd.

           o SEARS & ROEBUCK acquired the 61 unit ORCHARD SUPPLY HARDWARE chain for $415 million.

           o WABAN, INC. - to spin off BJ'S WHOLESALE CLUB and change its name to its other wholesale club division, HomeBase.

           o FOOD LION - announced its pending acquisition of KASH N KARRY in a $341.0 million deal.

           o PETSMART - Announced plans to acquire PET CITY HOLDINGS, the largest pet superstore chain in the UK.

           o TJX COMPANIES - announced intent to sell its CHADWICK'S OF BOSTON catalog to Brylane LP.

           o  REVCO - completed its tender offer for BIG B drug store chain.

           o QUALITY FOOD CENTERS - Bellevue, WA based supermarket chain to acquire 56-unit HUGHES FAMILY MARKETS for $360 million.

     o REITs continued their aggressive acquisition posture during the year being the most active buyer of product. Between 1994 and 1997, REITs increased their ownership from 2.5 percent to 6.6 percent of all shopping centers. Among regional malls, they own 23 percent of all centers.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
     o Simon DeBartolo has acquired DeBartolo Realty Corp. and derailed the Wells Park JVJ/J.W. O'Connor REIT merger with the acquisition of Retail Property Trust. Simon then teamed up with Macerich to acquire 12 malls from ERE Yarmouth on behalf of IBM in December 1997. In February 1998 they announced a $5.781 billion merger with Corporate Property
        Investors.

     o Kimco and The Price REIT have merged (6/98) to form one of the nation's largest shopping center REITs with nearly 51.0 million square feet in 390 centers in 40 states and a market capitalization of $3.4 billion.

     o Trizec Hahn is selling 20 of their top performing malls to Westfield and The Rouse Co. in a $2.55 billion transaction. The properties contain 12.5 million square feet.

     o Newport Beach, CA based Donahue Schriber has merged with Diversified Shopping Centers which has created a combinded company with assets of $500 million.

     o  Regency Realty has been growing through large acquisitions. On March
        7, 1997 it acquired all of the assets of Branch Properties for $232.4 million. On March 11, 1998 it acquired the real estate assets of the Midland Group consisting of 21 centers and a development pipeline of 11 centers.

     o Mark Centers Trust announced (April 16, 1998) a definitive agreement to merge the company with RD Capital, creating a combined company with 51 retail properties and 5 multi-family apartments in 16 states.

     o Kimco Realty Corp. announced (April 27, 1998) that it reached an agreement with Venture Stores to purchase their leasehold position at 89 locations including 30 properties pursuant to a master lease with Metropolitan Life.

     o  Excel Realty Trust and New Plan Realty Trust have agreed to merge (May
        1998) in a $1.36 billion stock swap that would create the nation's largest strip center REIT. The combined company is to be known as New Plan Excel Realty Trust Inc. and would own 332 properties with a market capitalization of $3.5 billion.

     o Consolidation in the Outlet Industry has been predicted for some time. After announcing their intent to merge in November 1997, Prime Retail completed its merger with Horizon Group Inc. in June 1998. As a result of the deal, Prime has integrated 22 of Horizon's top performing outlet centers.

     o Mergers and acquisitions in the outlet industry are expected to continue. It is estimated that 130 developers own some 335 outlet centers; the industry's five REITs collectively own 165, leaving 125 owners with the remaining 170 centers. Value Retail News reports that over the period 1992 through 1997, twelve buyers have acquired 103 centers from 25 owners (inclusive of Prime's pending first quarter 1998 purchase of 20 centers from Horizon).

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
     o Despite trends towards consolidation and downsizing, retailers say they will continue aggressive expansions over the next four years.
        These results were tabulated from Shopping Center World's 16th Annual Retailer's Expansion Plans Survey. Retailers say they will open 28,000 stores between 1997 and the end of 2000. Among the 148 responding retailers, 83 percent planned their expansions in shopping centers led by regional malls.

           o    Regional Malls            72%
           o    Power Centers             50%
           o    Neighborhood Centers      46%
           o    Community Centers         34%
           o    Outlet Centers            20%
           o    Off-Price Centers         17%

        37 percent cited the southeastern part of the country as the hottest growth area.

     o According to Value Retail News, seven outlet projects were completed in 1997 totaling 1.26 million square feet. The average size of the Phase I projects were 179,714 square feet. For 1998, developers are planning 25 projects totaling 5.19 million square feet.

     o Category Killers and discount retailers have continued to drive the demand for additional space. However, power centers have continued to fall out of favor among many institutional investors. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in other superstores categories such as in the office products and electronics segments which will result in increased vacancies.

     o One of the more interesting mergers in recent history occurred in June 1997 when Lend Lease Corp. acquired Equitable Real Estate Investment Management (ERE) and merged it with The Yarmouth Group. The combined ERE Yarmouth has over 100 shopping centers with more than 100 million square feet under management worldwide.

     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task. Many of the nation's largest media and entertainment companies are getting into the retail business in some fashion. AMC Entertainment has formed a separate subsidiary, Centertainment, Inc., to work with developers to create entertainment based retail projects.

- -------------------------------------------------------------------------------
                                      -30-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
     o Super-regional value-oriented megamalls such as The Mills concept are expected to be one area of growth over the next several years. This hybrid concept incorporates the diverse mix of super-regional malls with the value-oriented aspects of factory outlets, category killers, off-price merchants and retailer clearance outlets under one roof. In addition, they add an entertainment component that is designed to extend the stay of the patron from approximately one to one and one-half hours in a traditional mall format to three to five hours.
        These malls are at least 1.0 million square feet although the Mills design averages 1.5 million square feet. They can contain between 7 and 20 anchors and have trade areas stretching upwards to 100 miles. According to Value Retail News, at the end of 1997 there were 13 megamalls open with a total of 16.7 million square feet. Through 2001, there are an additional 16 megamalls planned totaling 20.3 million square feet.


INVESTMENT CRITERIA AND INSTITUTIONAL INVESTMENT PERFORMANCE

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their EMERGING TRENDS IN REAL ESTATE -- 1998 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1997 and the general overbuilding which has had a fundamental change on the industry. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 34 percent of the respondents recommended buying malls. This was up from 20 percent in 1997.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
     The following chart summarizes the results of their current survey.

======================================================================================================
                                RETAIL PROPERTY RANKINGS AND FORECASTS
- ------------------------------------------------------------------------------------------------------
                         INVESTMENT POTENTIAL                           PREDICTED VALUE GAINS
                        ----------------------       1998       --------------------------------------
    PROPERTY TYPE        RATING1     RANKING2     RENT CHANGE      1 YR.        5 YRS.       10 YRS.
======================================================================================================
     Regional Malls         4.6        7th            +0.6%         +2.2%        +11.9%        +22.9%
      Power Centers         3.9        8th            -0.2%         -0.4%          8.5%         17.1%
   Community Centers        5.4        5th             1.8%          3.4%         12.7%         23.9%
======================================================================================================
1 Scale of 1 to 10
2 Based on 9 property types

Source: Emerging Trends in Real Estate -- 1998
======================================================================================================

 REGIONAL MALLS

     It is felt that price declines in malls as an investment have bottomed out and are slowly recovering. Thirty-four percent of all respondents recommend buying up from 20 percent last year. However, interviewees regard malls as more of a hold than a buy and generally counsel against selling at this time. Malls now rank 7th overall in investment appeal, 9th in development potential, and 8th in overbuilding risk. Value gains of 2.2 percent are forecasted this year, their 22.9 percent over ten years does not stack up well against other investment choices. While dominant malls in strong growth markets continue to be prime investments, older malls are clearly at risk as they are vulnerable to new competition and have high maintenance costs which cannot compete with newer open air centers that operate much more cost effectively.


 POWER CENTERS

     This ten year old phenomenon has pushed itself into a lowly 3.9 investment ranking (last) and a high overbuilding risk (second). Anticipated rent and value changes will be essentially flat (-.2 percent and -.4 percent, respectively). Long term appreciation lacks any real appeal and interviewees overwhelmingly recommend selling the centers and show little interest in buying at this time.


 COMMUNITY CENTERS

     Emerging Trends cites that with larger retail formats struggling, certain neighborhood and community centers may be well positioned to excel over the next few years. Investment and development potential rank 5th and 6th, respectively. Value gains of 3.4 percent are forecastedfor 1998 along with rent increases of 1.8 percent (1 year). Over the long term, a 23.9 percent value gain is forecasted. Centers with "super" grocery stores provide a convenient alternative for time pressed shoppers which adds to their appeal.

     The NCREIF PROPERTY INDEX represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the fourth quarter of 1997 shows that the retail sub-index posted a total return of 8.40 percent for the year versus a
13.74 percent return for the Index Aggregate. The fourth quarter appreciation return of .83 percent was not enough to offset the negative return for the year. On

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
balance, positive trends are in evidence by the fact that restructuring in the retail industry is better positioning the centers to meet growing consumer demands influenced by the strong economy and growing consumer confidence.
Retail sales continue to uutpace inflation and there are signs that construction is slowly subsiding.

           ========================================================
                           RETAIL PROPERTY RETURNS
                               NCREIF INDEX (%)
           --------------------------------------------------------
                PERIOD         INCOME     APPRECIATION      TOTAL
           ========================================================
              4th Qtr.1997       2.13          .83            2.96
                One Year         8.53          -.12           8.40
               Three Years       8.29         -2.41           5.73
               Five Years        7.95         -2.21           5.61
                Ten Years        7.21         -1.51           5.62
           ========================================================
           Source: Real Estate Performance Report National Council
                   of Real Estate Investment Fiduciaries
           ========================================================

     Retail's total return of 8.40 percent for year ending 12/31/97 was substantially behind the other investment categories including Apartment (12.75%), Office (17.35%), R&D (26.01%), and Warehouse (13.77%). For the year, retail property performance was negatively impacted by size with neighborhood centers posting the best total performance, while regional malls were laggards.

        ==================================================================
                            RETAIL SEGMENT PERFORMANCE
        ------------------------------------------------------------------
                CATEGORY            INCOME     APPRECIATION       TOTAL
        ==================================================================
          Neighborhood               N/A           N/A             10.54%
          Community                  N/A           N/A              9.73%
          Regional Malls             N/A           N/A              9.09%
          Super Regional Malls       N/A           N/A              6.31%
        ==================================================================

     Private investor underwriting has become more conservative with respect to vacancy allowances, growth rates (rent, sales) and occupancy cost tolerance levels. The reduced spread between cash returns and internal rate of returns is evidence that buyers seek a higher proportion of their expected return from income rather than from appreciation.

     The Cushman & Wakefield Investor Survey also confirms trends that capitalization rates for most retail categories have risen. Regional malls have been the most affected. This is partly due to the fact that a large number of malls are currently available for sale.

     The Urban Land Institute, in their 1997 REAL ESTATE FORECAST -- MID YEAR OUTLOOK, projects very small increases in effective rents through mid-1998 for both regional malls and strip shopping centers. Even though rent increases will likely be higher than 1996, they will likely not keep pace with inflation. In fact, retail garnered the bottom two spots in ULI's ranking

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
of 10 property types in measuring their expected performance change. The downward pressure on rents has been attributed to the expansion of big-box retailers, which has resulted in a changing tenant base that requires a different type of space then exists in much of the older retail stock.


REAL ESTATE INVESTMENT TRUST MARKET (REITS)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.

     Currently, there are in excess of 300 REITs in the United States, more than three-quarters of which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REITs which can either be "open-ended," or Finite-life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o EQUITY REITS center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o MORTGAGE REITS invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o HYBRID REITS combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

     The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. In 1997 REITs became the largest equity owner of commercial real estate, surpassing pension funds for the first time. The total value of U.S. commercial real estate is $3.47 trillion of which $1.99 trillion is non-institutional grade property and $1.48 trillion is institutional grade.

     Publicly traded REITs increased their total market capitalization from $56 billion as of December 31, 1991, to $159.18 billion as of April 1998.

- -------------------------------------------------------------------------------
                                     -34-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         REITs continued their impressive growth in 1997 with total activity (property acquisitions and IPOs totaling $64.6 billion according to research provided by Alliance Capital and CB Commercial. However, it is noted that the $65 billion represents only 2 percent of the total value of all U.S. real estate. Total acquisitions for the year reached $47 billion, including $18 billion in the 4th quarter alone, a 40 percent increase over the previous record. Office was the most active sector accounting for 38 percent of the value of all property assets acquired.

RETAIL REITS

         As of December 31, 1997, there were a total of 47 REITs specializing in retail, making up sizable percentage of the securities in the REIT market. Forty six of these REIT companies are EQUITY REITs. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REIT performance indices chart, shown as TABLE A, displays a summary performance of the three composite categories. TABLE B identifies the number of companies and market capitalization for year end 1996 as well as through the fourth quarter 1997.

===============================================================================
                       TABLE A - RETAIL REIT PERFORMANCE
                          12/31/96                     12/31/97
                         Y-T-D TOTAL    DIVIDEND        Y-T-D        DIVIDEND
                           RETURN         YIELD      TOTAL RETURN      YIELD
===============================================================================
All Retail REITs           39.96%         6.59%         16.99%         6.17%

Strip Centers              32.88%         6.50%         21.44%         5.81%
Regional Malls             44.63%         6.60%         12.69%         6.68%
Outlet Centers              3.78%         9.22%           .88%         7.91%
- -------------------------------------------------------------------------------

Source: Realty Stock Review

===============================================================================




- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------


===============================================================================

                         TABLE B MARKET CAPITALIZATION

- ------------------------------------------------------------------------------
                            12/31/96                       12/31/97
                   ---------------------------    ----------------------------
                     NO. OF         MARKET          NO. OF          MARKET
                   SECURITIES   CAPITALIZATION*   SECURITIES    CAPITALIZATION
==============================================================================
All Retail REITs       43          $20,190.7          47          $28,730.1
Strip Centers          26          $11,145.8          27          $15,772.2
Regional Malls         10           $7,349.0          12          $10,418.7
Outlet Centers          6           $1,300.2           6           $1,585.3
- ------------------------------------------------------------------------------
* Number reported in thousands.
Source: Realty Stock Review
- ------------------------------------------------------------------------------

         As can be seen, the 47 REIT securities at year end 1997 had a market capitalization of approximately $28.7 billion which was up from $20.2 billion at year end 1996. Total returns of nearly 17.0 percent lagged the stock market as a whole and also lagged the 18.9 percent return for all REITs. This is in contrast to the nearly 40 percent total return in 1996 when retail REITs outperformed the market. The strip center segment led the way this year with total returns of 21.4 percent, followed by regional malls 13.7 percent. Outlet centers, which were posting negative returns through the third quarter, recovered to a very modest .88 percent return for the year. Accordingly, dividend yields for this group were 7.91 percent, some 174 basis points above the composite average return.

         While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

         REITs have been the most aggressive buyer of centers by virtue of their need to grow FFO. TABLE C highlights the change in ownership between 1994 and 1997.

               =================================================
                                    TABLE C
                           PERCENTAGE OF U.S. CENTERS
                         OWNED BY REITS BY CENTER SIZE
               -------------------------------------------------
               CENTER SIZE (SF)      % IN 1994    % IN 1997
               =================================================
                       <   100,000       1.1%        3.9%
               -------------------------------------------------
               100,001 -   200,000       3.0%        7.9%
               -------------------------------------------------
               200,001 -   400,000       6.1%       13.8%
               -------------------------------------------------
               400,001 -   800,000      11.7%       20.3%
               -------------------------------------------------
               800,001 - 1,000,000      13.9%       30.6%
               -------------------------------------------------
                       > 1,000,000      12.6%       27.8%
               -------------------------------------------------
               All Centers               2.5%        6.6%
               -------------------------------------------------
               Source:       ICSC Research Quarterly - Fall 1997
               =================================================

- -------------------------------------------------------------------------------
                                     -36-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         From the above it is shown that REITs now own 6.6 percent of all shopping centers. Further analysis shows they own 23 percent of all regional malls and 6 percent of all strip centers.

OUTLOOK

         A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power centers tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

         With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

         o The gradual obsolescence of some existing retail locations and retail facilities;

         o The evolution of the locational needs and format preferences of various anchor tenants; and

         o Rising retail sales generated by increasing population and household levels.

         By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion; shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1994 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

         On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer. There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nations' existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening or investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.



- -------------------------------------------------------------------------------
                                     -37-

=========================================================================================================================
INCOME & EXPENSE GROWTH CHART - AS STABILIZED
THE MALL OF NEW HAMPSHIRE
Cushman & Wakefield, Inc.          2000         2001         2002         2003         2004         2005         2006
=========================================================================================================================
Minimum Rent:                  $11,903,357  $11,968,678  $12,029,015  $12,078,695  $12,277,833  $12,448,102  $12,638,877
Effective Gross Income:        $17,778,940  $17,976,746  $18,234,297  $18,478,825  $18,905,163  $19,274,569  $19,752,517
Operating Expenses:               $538,317     $556,985     $576,302     $596,290     $616,972     $638,372     $660,515
Net Operating Income:          $12,430,220  $12,448,426  $12,520,383  $12,569,417  $12,789,608  $12,944,852  $13,205,054

====================================================================================================
INCOME & EXPENSE GROWTH CHART - AS STABILIZED
THE MALL OF NEW HAMPSHIRE                                                            CAGR     CAGR
Cushman & Wakefield, Inc.          2007         2008         2009         2010     2000-09  2000-09
====================================================================================================
Minimum Rent:                  $12,641,023  $13,645,188  $15,569,648  $16,855,589    3.0%     3.8%
Effective Gross Income:        $19,932,968  $21,179,913  $23,455,025  $24,950,836    3.1%     3.7%
Operating Expenses:               $683,426     $707,134     $731,665     $757,048    3.5%     3.5%
Net Operating Income:          $13,140,578  $14,088,252  $16,048,961  $17,260,268    2.9%     3.6%



                             INCOME & EXPENSE GROWTH

          [THE NARRATIVE AND/OR TABULAR INFORMATION ABOVE IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                          THE PURPOSE OF EDGAR FILING.]

================================================================================================================================
SENSITIVITY ANALYSIS ("AS STABILIZED" ANALYSIS)
THE MALL OF NEW HAMPSHIRE              1             2             3             4             5             6             7
Cushman & Wakefield, Inc.           2000          2001          2002          2003          2004          2005          2006
================================================================================================================================
Effective Gross Income:         $17,778,940   $17,976,746   $18,234,297   $18,478,825   $18,905,163   $19,274,569   $19,752,517
Operating Expenses:                $538,317      $556,985      $576,302      $596,290      $616,972      $638,372      $660,515
Net Operating Income:           $12,430,220   $12,448,426   $12,520,383   $12,569,417   $12,789,608   $12,944,852   $13,205,054
Net Cash Flow:                  $12,237,733   $12,280,126   $12,386,575   $12,312,641   $12,602,288   $12,637,584   $13,028,551
PROPERTY VALUE:                $151,500,000

Net Sales Price:               $143,523,029  $144,352,651  $144,917,984  $147,456,657  $149,246,529  $152,246,505  $151,503,135
Net Cash Flow:                  $12,237,733   $12,280,126   $12,386,575   $12,312,641   $12,602,288   $12,637,584   $13,028,551

   - NOI Return:                      8.20%         8.22%         8.26%         8.30%         8.44%         8.54%         8.72%
   - Cash-On-Cash Return:             8.08%         8.11%         8.18%         8.13%         8.32%         8.34%         8.60%

DISCOUNTED INCOME STREAM

Discounted Sales Price:        $130,179,618  $118,759,283  $108,140,031   $99,804,470   $91,624,422   $84,776,551   $76,519,378
Discounted Cash Flow:           $11,099,985   $10,102,890    $9,243,053    $8,333,680    $7,736,712    $7,037,080    $6,580,304

Net Present Value:             $141,279,603  $139,962,158  $138,585,959  $138,584,077  $138,140,741  $138,329,950  $136,653,081



===============================================================================================================
SENSITIVITY ANALYSIS ("AS STABILIZED" ANALYSIS)
THE MALL OF NEW HAMPSHIRE           8             9            10           11         CAGR            CAGR
Cushman & Wakefield, Inc.        2007          2008          2009         2010        2000-09         2000-09
===============================================================================================================
Effective Gross Income:      $19,932,968   $21,179,913   $23,455,025  $24,950,836       3.1%            3.7%
Operating Expenses:             $683,426      $707,134      $731,665     $757,048       3.5%            3.5%
Net Operating Income:        $13,140,578   $14,088,252   $16,048,961  $17,260,268       2.9%            3.6%
Net Cash Flow:               $12,198,352   $12,432,338   $15,006,346                    2.3%            2.8%
PROPERTY VALUE:                                         $199,000,737                    3.1%

                                                                                     --------------------------
Net Sales Price:            $162,429,258  $185,035,080  $199,000,737                 AVERAGE RETURNS
Net Cash Flow:               $12,198,352   $12,432,338   $15,006,346                 OVER HOLDING PERIOD
                                                                                     -------------------
   - NOI Return:                   8.67%         9.30%        10.59%                 NOI                8.7%
   - Cash-On-Cash Return:          8.05%         8.21%         9.91%                 Cash               8.4%

DISCOUNTED INCOME STREAM                                                             YIELD COMPOSITION
                                                                                     -----------------
Discounted Sales Price:      $74,410,715   $76,885,898   $75,001,285                 Reversion         49.5%
Discounted Cash Flow:         $5,588,206    $5,165,893    $5,655,734                 Cash Flow         50.5%
                                                                                     ---------        -----
Net Present Value:          $140,132,623  $147,773,699  $151,544,820                 Total Value      100.0%
                                                                                     --------------------------



==========================================================================================
ASSUMPTIONS & CONCLUSIONS
- ------------------------------------------------------------------------------------------
VALUE RANGE:                         LOW                  HIGH                CONCLUSION
DISCOUNT RATE:                     10.75%                10.00%                 10.25%
TERMINAL CAP RATE:                  8.75%                 8.00%                  8.50%
==========================================================================================
VALUE RANGE/CONCLUSION:        $144,541,655           $158,901,669           $151,500,000
- ------------------------------------------------------------------------------------------
   - Going-In Cap Rate:               8.60%                  7.82%                  8.20%
- ------------------------------------------------------------------------------------------
   - Price/sf Owned GLA:            $441.49                $485.35                $462.75
- ------------------------------------------------------------------------------------------
   - Price/sf Mall Shop GLA:        $454.89                $500.09                $476.79
==========================================================================================


                                NOI VS. CASH FLOW

          [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                          THE PURPOSE OF EDGAR FILING.]


- -------------------------------------------------------------------------------
                   2000         2001         2002         2003         2004
- -------------------------------------------------------------------------------
NOI            $12,430,220  $12,448,426  $12,520,383  $12,569,417  $12,789,608
Cash Flow      $12,237,733  $12,280,126  $12,386,575  $12,312,641  $12,602,288
- -------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                   2005         2006         2007         2008         2009
- ------------------------------------------------------------------------------
NOI            $12,944,852  $13,205,054  $13,140,578  $14,088,252  $16,048,961
Cash Flow      $12,637,584  $13,028,551  $12,198,352  $12,432,338  $15,006,346
- ------------------------------------------------------------------------------

 ================================================================================================
 SALE-YIELD MATRIX
 ------------------------------------------------------------------------------------------------
 NET REVERSION     TERMINAL                             DISCOUNT RATE (IRR)
 COST OF SALE:  CAPITALIZATION   ----------------------------------------------------------------
     2.00%           RATE            10.00%           10.25%           10.50%           10.75%
 ================================================================================================
 $211,438,283       8.00%        $158,901,669     $156,232,400     $153,622,328     $151,069,945
 ------------------------------------------------------------------------------------------------
 $205,031,062       8.25%        $156,431,408     $153,817,586     $151,261,595     $148,761,964
 ------------------------------------------------------------------------------------------------
 $199,000,737       8.50%        $154,106,457     $151,544,820     $149,039,728     $146,589,746
 ------------------------------------------------------------------------------------------------
 $193,315,002       8.75%        $151,914,359     $149,401,926     $146,944,825     $144,541,655
 ================================================================================================

                           NPV VS. SALES PRICE BY YEAR

          [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                          THE PURPOSE OF EDGAR FILING.]

- ----------------------------------------------------------------------------------------
                       2000          2001          2002          2003          2004
- ----------------------------------------------------------------------------------------
Net Sales Price    $143,523,029  $144,352,651  $144,917,984  $147,456,657  $149,246,529
Net Present Value  $141,279,603  $139,962,158  $138,585,959  $138,584,077  $138,140,741
- ----------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------
                       2005          2006          2007          2008          2009
- ---------------------------------------------------------------------------------------
Net Sales Price    $152,246,505  $151,503,135  $162,429,258  $185,035,080  $199,000,737
Net Present Value  $138,329,950  $136,653,081  $140,132,623  $147,773,699  $151,544,820
- ---------------------------------------------------------------------------------------

                                                                 QUALIFICATIONS
- -------------------------------------------------------------------------------
                                                        RICHARD W. LATELLA, MAI


PROFESSIONAL AFFILIATIONS:

        Member, Appraisal Institute (MAI Designation #8346)
        Affiliate Member, International Council of Shopping Centers, ICSC
        New Hampshire State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001053-R State of Maryland Certified General Real Estate Appraiser #10796 Minnesota Certified General Real Estate Appraiser #20026517
        Commonwealth of Virginia Certified General Appraiser #4001-003348
        State of Michigan Certified General Real Estate Appraiser #1201005216 New Jersey Real Estate Salesperson (License #NS-130101-A)
        Certified Tax Assessor, State of New Jersey

GENERAL EXPERIENCE:

        Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services, a national full-service real estate organization. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus appraisal and counseling for major retail properties and specialty centers on a national basis. As Senior Director, his responsibilities include coordination of the firm's national group of appraisers who specialize in regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 300 malls and specialty centers across the country.

        Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients (July 1980-April 1983).

        Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state (June 1977-July 1980).

        Associate, Warren W. Orpen & Associates, Trenton, New Jersey, assisting in the preparation of residential property appraisals and condemnation analyses (July 1975-April 1977).

EDUCATION:

        Trenton State College, Trenton, New Jersey
        Bachelor of Science, Business Administration - 1977

        As of the date of this report, Richard W. Latella, MAI, has completed all of the requirements under the continuing education program of the Appraisal Institute.

                                        QUALIFICATIONS OF VINCENT S. MANISCALCO
- -------------------------------------------------------------------------------

PROFESSIONAL AFFILIATIONS:

        Associate Member of The Appraisal Institute

        Certified General Appraiser - State of Connecticut
        (License No. 0000390)

        Certified General Appraiser - State of Michigan
        (License No. 1201005365)

        Certified General Appraiser - State of Maine (License No. CG1261)

REAL ESTATE EXPERIENCE:

        CUSHMAN & WAKEFIELD, INC.,               New York, New York
                                                 November 1997- Present

        Associate Director involved in appraisal of income producing properties with a primary focus on major national retail properties including regional malls, department stores, specialty centers and other formats.

        CUSHMAN & WAKEFIELD OF CT, INC.,         Stamford, CT
                                                 April 1988- November 1997

        Associate Director involved in appraisal of income producing properties throughout the northeastern United States. Work scope also includes, feasibility studies, market surveys and investment analysis.

        L. W. ELLWOOD AND COMPANY,               Ridgewood, NJ
                                                 June 1986 - April 1988

        Associate involved with the preparation of appraisals of a wide range of investment quality income producing properties throughout the continental United States.

EDUCATION:

        UNIVERSITY OF CONNECTICUT

        Bachelor of Science, Real Estate and Urban Economics
        May 1986

        THE APPRAISAL INSTITUTE

        Course 1A-1 - Real Estate Appraisal Principles
        Course 1A-2 - Basic Valuation Procedures
        Course 1B-A - Capitalization Theory & Techniques Part A Course 1B-B - Capitalization Theory & Techniques Part B Course 2-1 - Case Studies in Real Estate Valuation Course 2-2 - Report Writing and Valuation Analysis Course SPP - Standards of Professional Practice

        THE SOCIETY OF REAL ESTATE APPRAISERS
        Course 202  - Applied Income Property Valuation